EXECUTION VERSION

REYNOLDS GROUP ISSUER LLC,
REYNOLDS GROUP ISSUER INC.,
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.,
as Issuers,

and the Senior Secured Note Guarantors
from time to time party hereto
5.125% Senior Secured Notes due 2023
Senior Secured Floating Rate Notes due 2021
________________________

SENIOR SECURED NOTES INDENTURE
Dated as of June 27, 2016

________________________

THE BANK OF NEW YORK MELLON,
as Trustee, Principal Paying Agent, Transfer Agent, Collateral Agent, Calculation Agent and Registrar
WILMINGTON TRUST (LONDON) LIMITED,
as Additional Collateral Agent

Page
ARTICLE I

Definitions and Incorporation by Reference
SECTION 1.01. Definitions 1
SECTION 1.02. Other Definitions. 65
SECTION 1.03. Rules of Construction 67
SECTION 1.04. Limited Condition Acquisition 68

i

ARTICLE II

The Senior Secured Notes
SECTION 2.01. Amount of Notes 69
SECTION 2.02. Form and Dating 70
SECTION 2.03. Execution and Authentication 71
SECTION 2.04. Registrar, Transfer Agent, Calculation Agent and Paying Agent 71
SECTION 2.05. Paying Agent to Hold Money 72
SECTION 2.06. Holder Lists 73
SECTION 2.07. Transfer and Exchange 73
SECTION 2.08. Replacement Senior Secured Notes 74
SECTION 2.09. Outstanding Senior Secured Notes 74
SECTION 2.10. Temporary Senior Secured Notes 75
SECTION 2.11. Cancellation 75
SECTION 2.12. Defaulted Interest 75
SECTION 2.13. CUSIPs, ISINs, etc 75
SECTION 2.14. Calculation of Principal Amount of Senior Secured Notes 76
SECTION 2.15. Currency 76
ARTICLE III

Redemption
SECTION 3.01. Redemption 77
SECTION 3.02. Applicability of Article 77
SECTION 3.03. Notices to Trustee 77
SECTION 3.04. Selection of Senior Secured Notes to Be Redeemed 78
SECTION 3.05. Notice of Optional Redemption 78
SECTION 3.06. Effect of Notice of Redemption 79
SECTION 3.07. Deposit of Redemption Price 79
SECTION 3.08. Senior Secured Notes Redeemed in Part 80
ARTICLE IV

Covenants
SECTION 4.01. Payment of Senior Secured Notes 80
SECTION 4.02. Reports and Other Information 81
SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock 82
SECTION 4.04. Limitation on Restricted Payments 91
SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries 98
SECTION 4.06. Asset Sales 101
SECTION 4.07. Transactions with Affiliates 105
SECTION 4.08. Change of Control 109
SECTION 4.09. Compliance Certificate 111
SECTION 4.10. Further Instruments and Acts 111
SECTION 4.11. Future Senior Secured Note Guarantors 111

SECTION 4.12. Liens	113
SECTION 4.13. [Reserved.] 113
SECTION 4.14. Maintenance of Office or Agency 113
SECTION 4.15. Withholding Taxes 114
SECTION 4.16. Future Collateral 117
SECTION 4.17. Impairment of Security Interest 117
SECTION 4.18. [Reserved] 118
SECTION 4.19. Suspension/Fall-Away of Covenants on Achievement of Investment Grade Status 118
SECTION 4.20. Intercreditor Agreements 119
SECTION 4.21. [Reserved.] 120
SECTION 4.22. [Reserved.] 120
SECTION 4.23. [Reserved.] 120
SECTION 4.24. Designation of Senior Secured Notes 120
SECTION 4.25. Certain Country Limitations 120
SECTION 4.26. Limitation on Restricted Subsidiaries 120
SECTION 4.27. Fiscal Year 121

ARTICLE V

Successor Company
SECTION 5.01. When the Issuers, BP I or BP II May Merge or Transfer Assets 121
ARTICLE VI

Defaults and Remedies
SECTION 6.01. Events of Default 124
SECTION 6.02. Acceleration 127
SECTION 6.03. Other Remedies 128
SECTION 6.04. Waiver of Past Defaults 128
SECTION 6.05. Control by Majority 128
SECTION 6.06. Limitation on Suits 128
SECTION 6.07. Rights of the Holders to Receive Payment 129
SECTION 6.08. Collection Suit by Trustee 129
SECTION 6.09. Trustee May File Proofs of Claim 129

SECTION 6.10. Priorities	130
SECTION 6.11. Undertaking for Costs 130
SECTION 6.12. Waiver of Stay or Extension Laws 131
SECTION 6.13. Direction to Agents 131
ARTICLE VII

Trustee
SECTION 7.01. Duties of Trustee 131
SECTION 7.02. Rights of Trustee 132
SECTION 7.03. Individual Rights of Trustee 135
SECTION 7.04. Trustee’s Disclaimer 135
SECTION 7.05. Notice of Defaults 135
SECTION 7.06. [Reserved.] 135
SECTION 7.07. Compensation and Indemnity 135
SECTION 7.08. Replacement of Trustee or Agent 137
SECTION 7.09. Successor Trustee by Merger 138
SECTION 7.10. Eligibility; Disqualification 138
ARTICLE VIII

Discharge of Senior Secured Notes Indenture; Defeasance
SECTION 8.01. Discharge of Liability on Senior Secured Notes; Defeasance 138
SECTION 8.02. Conditions to Defeasance 140
SECTION 8.03. Application of Trust Money 141
SECTION 8.04. Repayment to Issuers 141
SECTION 8.05. [Reserved.] 142
SECTION 8.06. Reinstatement 142
ARTICLE IX

Amendments and Waivers
SECTION 9.01. Without Consent of the Holders 142
SECTION 9.02. With Consent of the Holders 144
SECTION 9.03. [Reserved.] 145
SECTION 9.04. Revocation and Effect of Consents and Waivers 145
SECTION 9.05. Notation on or Exchange of Senior Secured Notes 146
SECTION 9.06. Trustee to Sign Amendments 146
SECTION 9.07. Payment for Consent 146

ARTICLE X

Guarantees
SECTION 10.01. Guarantees 147
SECTION 10.02. Limitation on Liability 149
SECTION 10.03. Successors and Assigns 149
SECTION 10.04. No Waiver 149
SECTION 10.05. Modification 149
SECTION 10.06. Release of Senior Secured Note Guarantor 149
SECTION 10.07. [Reserved.] 150
SECTION 10.08. Limitation on Guarantees in the Netherlands and Luxembourg 150
ARTICLE XI

Intercreditor Agreement
ARTICLE XII

Collateral and Security Documents
SECTION 12.01. Collateral and Security Documents 152
SECTION 12.02. Recording; Certificates and Opinions 153
SECTION 12.03. Suits To Protect the Collateral 153
SECTION 12.04. Other Agreements 154
SECTION 12.05. Determinations Relating to Collateral 154
SECTION 12.06. Release of Collateral154

SECTION 12.07. Notices	156
SECTION 12.08. Collateral Agent 156
SECTION 12.09. Quebec Collateral Agent 156
ARTICLE XIII

Miscellaneous
SECTION 13.01. [Reserved.] 157

SECTION 13.02. Notices	157
SECTION 13.03. Certificate and Opinion as to Conditions Precedent 159
SECTION 13.04. Statements Required in Certificate or Opinion 159
SECTION 13.05. When Senior Secured Notes Disregarded 159
SECTION 13.06. Rules by Trustee, Paying Agent and Registrar 160
SECTION 13.07. [Reserved.] 160
SECTION 13.08. Governing Law 160
SECTION 13.09. Consent to Jurisdiction and Service 160
SECTION 13.10. No Recourse Against Others 160
SECTION 13.11. Successors 161
SECTION 13.12. Multiple Originals 161
SECTION 13.13. Table of Contents; Headings 161
SECTION 13.14. Senior Secured Notes Indenture Controls 161
SECTION 13.15. Severability 161
SECTION 13.16. Agreed Tax Treatment 161

Appendix A    –    Provisions Relating to Senior Secured Notes
EXHIBIT INDEX
Exhibit A-1    –    Form of Fixed Rate Senior Secured Note
Exhibit A-2    –    Form of Floating Rate Senior Secured Note
Exhibit B        –    Form of Junior Intercreditor Agreement

INDENTURE dated as of June 27, 2016 (as amended, supplemented or otherwise modified from time to time, this “Senior Secured Notes Indenture”), among REYNOLDS GROUP ISSUER LLC, a Delaware limited liability company having its registered office at CT Corporation, 1209 Orange Street, Wilmington, DE 19801 (the “US Issuer I”), REYNOLDS GROUP ISSUER INC., a Delaware corporation having its registered office at CT Corporation, 1209 Orange Street, Wilmington, DE 19801 (the “US Issuer II” and, together with the US Issuer I, the “US Issuers”), REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A., a company incorporated as a Luxembourg société anonyme (a public limited liability company) having its registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuers, the “Issuers”), the Senior Secured Note Guarantors (as defined herein) from time to time party hereto and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”), principal paying agent, transfer agent, collateral agent, registrar and calculation agent, and WILMINGTON TRUST (LONDON) LIMITED, as additional collateral agent (the “Additional Collateral Agent”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) (a) $1,350,000,000 aggregate principal amount of the 5.125% Senior Secured Notes due 2023 (the “Original Fixed Rate Senior Secured Notes”) issued on the date hereof and (b) any Additional Fixed Rate Senior Secured Notes (as defined herein) that may be issued after the date hereof (all such securities in clauses (i)(a) and (i)(b) being referred to collectively as the “Fixed Rate Senior Secured Notes”) and (ii) (a) $750,000,000 aggregate principal amount of the Senior Secured Floating Rate Notes due 2021 (the “Original Floating Rate Senior Secured Notes” and, together with the Original Fixed Rate Senior Secured Notes, the “Original Senior Secured Notes”) issued on the date hereof and (b) any Additional Floating Rate Senior Secured Notes (as defined herein) that may be issued after the date hereof (all such securities in clauses (ii)(a) and (ii)(b) being referred to collectively as the “Floating Rate Senior Secured Notes” and, together with the Fixed Rate Senior Secured Notes, the “Senior Secured Notes”). Subject to the conditions and compliance with the covenants set forth herein, the Issuers may issue an unlimited aggregate principal amount of Additional Senior Secured Notes.
ARTICLE I

Definitions and Incorporation by Reference
SECTION 1.01.
    Definitions.
“2007 Credit Agreement” means the senior facilities agreement dated May 11, 2007, among, among others, BP I and Credit Suisse as mandated lead arranger, agent, issuing bank and security trustee, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder (subject to compliance with Section 4.03 and Section 4.12) or altering the maturity thereof.
“2007 UK Intercreditor Agreement” means the intercreditor agreement dated May 11, 2007, among RGHL, BP I, the senior lenders identified therein, Credit Suisse, as senior agent thereunder, the senior issuing banks as identified therein, the subordinated bridging lenders, Credit Suisse, as subordinated bridging agent, Credit Suisse, as security trustee, and the other parties identified therein, as amended on November 5, 2009, and as amended, supplemented or modified from time to time thereafter.
“2009 Indenture” means the indenture dated as of November 5, 2009, among Reynolds Group DL Escrow Inc., Reynolds Group Escrow LLC and The Bank of New York Mellon as Trustee, Principal Paying Agent, Transfer Agent, Registrar and Collateral Agent, as supplemented, amended and modified from time to time thereafter.
“2013 Intercreditor Agreement” means the intercreditor agreement dated November 15, 2013, among RGHL, BP I, the lenders identified therein, Credit Suisse, as administrative agent thereunder, The Bank of New York Mellon, as high yield noteholders trustee, and the other parties identified therein, as amended, supplemented or modified from time to time thereafter.
“2013 Notes” means the 2013 Senior Notes and the 2013 Senior Subordinated Notes.
“2013 Senior Note Indenture” means the indenture dated as of November 15, 2013, among BP II, BP Issuer, the Senior Note Guarantors (as defined therein) from time to time party thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, and The Bank of New York Mellon, London Branch, as paying agent.
“2013 Senior Notes” means the 5.625% Senior Notes due 2016 issued pursuant to the 2013 Senior Note Indenture.

“2013 Senior Subordinated Note Indenture” means the indenture dated as of December 10, 2013, among BP II, BP Issuer, the Subordinated Guarantors (as defined therein) from time to time party thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, and The Bank of New York Mellon, London Branch, as paying agent.
“2013 Senior Subordinated Notes” means the 6.000% Senior Subordinated Notes due 2017 issued pursuant to the 2013 Senior Subordinated Note Indenture.
“Acquired Indebtedness” means, with respect to any specified Person:
(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person (including, for the avoidance of doubt, Indebtedness Incurred by such other Person in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person); and
(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Acquisition” means the acquisition by BP III of the Target, by way of purchase of all the Target Shares (i) from RGHL prior to the Reference Date, (ii) under the Offer and Squeeze Out, (iii) by way of market purchases and (iv) by way of over the counter purchases.
“Acquisition Documents” means the Offer Prospectus, the Pre-Announcement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Senior Secured Notes in any material respect than the Acquisition Documents as in effect on the Issue Date).
“Additional Fixed Rate Senior Secured Notes” means any Fixed Rate Senior Secured Notes issued under the terms of this Senior Secured Notes Indenture subsequent to the Issue Date, it being understood that any Fixed Rate Senior Secured Notes issued in exchange for or replacement of any Original Fixed Rate Senior Secured Note issued on the Issue Date shall not be an Additional Fixed Rate Senior Secured Note.
“Additional Floating Rate Senior Secured Notes” means any Floating Rate Senior Secured Notes issued under the terms of this Senior Secured Notes Indenture subsequent to the Issue Date, it being understood that any Floating Rate Senior Secured Notes issued in exchange for or replacement of any Original Floating Rate Senior Secured Note issued on the Issue Date shall not be an Additional Floating Rate Senior Secured Note.
“Additional Intercreditor Agreement” has the meaning specified under Section 4.20.
“Additional Senior Secured Notes” means Additional Fixed Rate Senior Secured Notes and Additional Floating Rate Senior Secured Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“After-Acquired Collateral” means any property of any Issuer or any Senior Secured Note Guarantor that secures any First Lien Obligations, subject to the Reference Agreement Security Principles.
“Agent” means any Registrar, Paying Agent, Calculation Agent, Transfer Agent or Collateral Agent.
“Applicable Representative” has the meaning given to such term in the First Lien Intercreditor Agreement.
“Asset Sale” means:
(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of BP I, BP II or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to BP I, BP II or a Restricted Subsidiary and other than the issuance of Preferred Stock of a Restricted Subsidiary issued in compliance with Section 4.03) (whether in a single transaction or a series of related transactions), in each case other than:
(a) a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete, surplus, damaged or worn-out property or equipment in the ordinary course of business;
(b) transactions permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;
(c) any Restricted Payment that is permitted to be made, and is made, under Section 4.04 or any Permitted Investment;
(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than $30.0 million;
(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to RGHL or by BP I, BP II or a Restricted Subsidiary to BP I, BP II or a Restricted Subsidiary;
(f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater Fair Market Value or, as determined in good faith by senior management or the Board of Directors of BP I or BP II, to be of comparable or greater usefulness to the business of BP I, BP II and the Restricted Subsidiaries as a whole;
(g) foreclosure, exercise of termination rights or any similar action with respect to any property or any other asset of BP I, BP II or any Restricted Subsidiaries;
(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(j) any sale of inventory, trading stock or other assets in the ordinary course of business;
(k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;
(l) an issuance of Capital Stock pursuant to an equity incentive or compensation plan approved by the Board of Directors;
(m) dispositions consisting of the granting of Permitted Liens;
(n) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(o) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than BP I, BP II or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(p) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
(q) a Financing Disposition or a transfer (including by capital contribution) of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary or any Restricted Subsidiary (x) in a Qualified Receivables Financing or (y) pursuant to any other factoring on arm’s length terms or (z) in the ordinary course of business;
(r) the sale of any property in a Sale/Leaseback Transaction not prohibited by this Senior Secured Notes Indenture with respect to any assets built or acquired by BP I, BP II or any Restricted Subsidiary after the Reference Date;
(s) in the ordinary course of business, any lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater Fair Market Value or, as determined in good faith by senior management or the Board of Directors of BP I or BP II, to be of comparable or greater usefulness to the business of BP I, BP II and the Restricted Subsidiaries as a whole; provided, however, that any cash or Cash Equivalents received must be applied in accordance with Section 4.06; and
(t) sales or other dispositions of Equity Interests in joint ventures in existence on the Issue Date.
“August 2011 Note Documents” means (a) the August 2011 Senior Secured Notes, the guarantees with respect to the August 2011 Senior Secured Notes, the August 2011 Senior Secured Indenture, the August 2011 Security Documents, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and (b) any other related document or instrument executed and delivered pursuant to any August 2011 Note Document described in clause (a) evidencing or governing any secured obligations thereunder.
“August 2011 Security Documents” means those agreements or other instruments entered into pursuant to which security interests in the Collateral (as defined in the August 2011 Senior Secured Indenture) are granted to secure the August 2011 Senior Secured Notes and the guarantees thereof.
“August 2011 Senior Indenture” means the senior notes indenture dated as of August 9, 2011, among US Issuer I (as successor to the US LLC Escrow Issuer), US Issuer II (as successor to the US Corporate Escrow Issuer), the Luxembourg Issuer, the guarantors from time to time parties thereto, The Bank of New York Mellon, as Trustee, Principal Paying Agent, Registrar and Transfer Agent, and The Bank of New York Mellon, London Branch, as Paying Agent, as supplemented, amended and modified from time to time thereafter.
“August 2011 Senior Note Guarantee” means any guarantee of the obligations of the Issuers under the August 2011 Senior Indenture and the August 2011 Senior Notes by any Person in accordance with the provisions of the August 2011 Senior Indenture.
“August 2011 Senior Notes” means the 9.875% Senior Notes due 2019 issued pursuant to the August 2011 Senior Indenture.
“August 2011 Senior Secured Indenture” means the senior secured notes indenture dated as of August 9, 2011, among US Issuer I (as successor to the US LLC Escrow Issuer), US Issuer II (as successor to the US Corporate Escrow Issuer), the Luxembourg Issuer, the guarantors from time to time parties thereto, The Bank of New York Mellon, as Trustee, Principal Paying Agent, Collateral Agent, Registrar and Transfer Agent, Wilmington Trust (London) Limited, as Additional Collateral Agent, and The Bank of New York Mellon, London Branch, as Paying Agent, as supplemented, amended and modified from time to time thereafter.
“August 2011 Senior Secured Note Guarantee” means any guarantee of the obligations of the Issuers under the August 2011 Senior Secured Indenture and the August 2011 Senior Secured Notes by any Person in accordance with the provisions of the August 2011 Senior Secured Indenture.
“August 2011 Senior Secured Note Guarantors” means (x) RGHL, BP I and the Restricted Subsidiaries that entered into the August 2011 Senior Secured Indenture (other than the Issuers) on September 8, 2011 and (y) any Person that subsequently becomes an August 2011 Senior Secured Note Guarantor in accordance with the terms of the August 2011 Senior Secured Indenture; provided, however, that upon the release or discharge of such Person from its August 2011 Senior Secured Note Guarantee in accordance with the August 2011 Senior Secured Indenture, such Person shall cease to be an August 2011 Senior Secured Note Guarantor.
“August 2011 Senior Secured Notes” means the 7.875% Senior Secured Notes due 2019 issued pursuant to the August 2011 Senior Secured Indenture.
“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement (which may include First Lien Obligations, including Additional Senior Secured Notes), the other Credit Agreement Documents and any Local Facility Agreement, in each case as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of such Credit Agreement or Local Facility Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to RGHL, BP I or BP II whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.
“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
“BP Factoring” means Beverage Packaging Factoring (Luxembourg) S.à r.l., a company incorporated as a société à responsabilité limitée under the laws of Luxembourg with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg (or any successor in interest thereto).
“BP I” means Beverage Packaging Holdings (Luxembourg) I S.A., a company incorporated as a société anonyme under the laws of Luxembourg with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg (or any successor in interest thereto).
“BP II” means Beverage Packaging Holdings (Luxembourg) II S.A., a company incorporated as a société anonyme under the laws of Luxembourg with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg (or any successor in interest thereto).
“BP III” means Beverage Packaging Holdings (Luxembourg) III S.à r.l., a company incorporated as a société à responsabilité limitée under the laws of Luxembourg with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg (or any successor in interest thereto).
“BP Issuer” means Beverage Packaging Holdings II Issuer Inc., a Delaware corporation.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, Luxembourg or London.
“Calculation Agent” means a financial institution appointed by the Issuers to calculate the interest rate payable on the Floating Rate Senior Secured Notes in respect of each interest period, which shall initially be The Bank of New York Mellon.
“Capital Stock” means:
(1) in the case of a corporation, corporate stock or shares;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP. For the avoidance of doubt, “Capitalized Lease Obligations” shall not include obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligation would be required to be classified and accounted for as an operating lease under GAAP as existing on the Issue Date.
“Captive Insurance Subsidiary” means any Subsidiary of the Issuers that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Equivalents” means:
(1) US dollars, pounds sterling, euro, the national currency of any member state in the European Union or, in the case of any Restricted Subsidiary that is not organized or existing under the laws of the United States, or any member state of the European Union or any state or territory thereof, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the US, U.K., Canadian, Swiss or Japanese government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;
(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);
(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5) commercial paper issued by a corporation (other than an Affiliate of any Issuer) rated at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;
(6) readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Monetary Union, the United Kingdom, Switzerland or Norway or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency), in each case with maturities not exceeding two years from the date of acquisition;
(7) Indebtedness issued by Persons (other than any Issuer or any of its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, in each case with maturities not exceeding two years from the date of acquisition;
(8) for the purpose of paragraph (a) of the definition of “Asset Sale,” any marketable securities of third parties owned by BP I, BP II or the Restricted Subsidiaries on the Issue Date;
(9) interest in investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above;
(10) instruments equivalent to those referred to in clauses (1) through (8) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and
(11) solely with respect to any Captive Insurance Subsidiary, any investment that person is permitted to make in accordance with applicable law; provided, however, such investment will not be treated as a Cash Equivalent for purposes of the Senior Secured First Lien Leverage Ratio or the Total Net Leverage Ratio.
“Change of Control” means the occurrence of any of the following events:
(1) the sale, lease or transfer, in one or a series of transactions, of all or Substantially All the assets of BP I and its Subsidiaries, taken as a whole, to a Person other than, directly or indirectly, any of the Permitted Holders;
(2) BP I becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the US Issuer I, the US Issuer II, the Luxembourg Issuer, BP I or any direct or indirect parent of BP I; or
(3) RGHL ceases to own, directly or indirectly, 100% of the Capital Stock of BP I or any of the Issuers, other than directors’ qualifying shares or other de minimis shareholdings required by law.
“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the assets of any Obligor subject to Liens created pursuant to any Security Documents.

“Collateral Agent” means The Bank of New York Mellon in its capacity as collateral agent under the First Lien Intercreditor Agreement, any successor thereto under the First Lien Intercreditor Agreement, Wilmington Trust (London) Limited, as additional collateral agent under the First Lien Intercreditor Agreement and any other collateral agent that accedes to the First Lien Intercreditor Agreement as co-collateral agent or additional or separate collateral agent with respect to all or any portion of the Collateral, and any successor to any such other collateral agent.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Profit (including amortization of original issue discount and bond premium, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations (provided, however, that if Hedging Obligations result in net benefits received by such Person, such benefits shall be credited to reduce Consolidated Interest Expense to the extent paid in cash unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Profit) and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge commitment and any “additional interest” with respect to securities under registration rights agreements or other financing fees); plus
(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (but excluding any capitalizing interest on Subordinated Shareholder Funding); plus
(3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than BP I, BP II and the Restricted Subsidiaries; minus
(4) interest income for such period.
“Consolidated Net Profit” means, with respect to any Person for any period, the aggregate of the Net Profit of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication:
(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto) including severance expenses, relocation costs and expenses and expenses or charges related to any Equity Offering, Permitted Investment, acquisition (including integration costs) or Indebtedness permitted to be Incurred by this Senior Secured Notes Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments made under the Acquisition Documents, the Reynolds Acquisition Documents, the Evergreen Acquisition Documents, the Pactiv Acquisition Document, the Reynolds Foodservice Acquisition Document, the Dopaco Acquisition Document, the Graham Packaging Acquisition Document or otherwise related to the Transactions, in each case, shall be excluded;
(2) any increase in amortization or depreciation or any one-time non-cash charges or increases or reductions in Net Profit, in each case resulting from purchase accounting in connection with the Transactions or any acquisition that is consummated after the Issue Date shall be excluded;
(3) the Net Profit for such period shall not include the cumulative effect of a change in accounting principles during such period;
(4) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of);
(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of BP I or BP II) shall be excluded;
(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness or Hedging Obligations or other derivative instruments shall be excluded;
(7) the Net Profit for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit, the Net Profit for such period of any Restricted Subsidiary (other than any Issuer or any Senior Secured Note Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Profit is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived or are permitted under Section 4.05; provided, however, that the Consolidated Net Profit of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;
(9) an amount equal to the amount of Tax Distributions actually made to any parent of such Person in respect of such period in accordance with Section 4.04(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;
(10) any non-cash impairment charges or asset write-offs, and the amortization of intangibles arising in each case pursuant to GAAP or the pronouncements of the IASB shall be excluded;
(11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants and sales of stock, stock appreciation or similar rights, stock options or other rights to officers, directors and employees shall be excluded;
(12) any (a) one-time non-cash compensation charges, (b) the costs and expenses after the Issue Date related to employment of terminated employees, (c) costs or expenses realized in connection with, resulting from or in anticipation of the Transactions or (d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;
(13) accruals and reserves that are established or adjusted as a result of the Transactions (including as a result of the adoption or modification of accounting policies in connection with the Transactions) within 12 months after the Issue Date and that are so required to be established in accordance with GAAP shall be excluded;
(14) solely for purposes of calculating EBITDA, (a) the Net Profit of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;
(15) (a) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP shall be excluded;
(16) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of the applicable standard under GAAP shall be excluded; and
(17) solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of BP I and BP II calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by BP I and BP II during any Reference Period shall be included.
Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Profit any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of BP I or BP II or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clauses (5) and (6) of the definition of Cumulative Credit.
“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Profit of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” means with respect to any Person for any period, provision for taxes based on income, profits or capital, including, without limitation, national, state, franchise and similar taxes and any Tax Distributions taken into account in calculating Consolidated Net Profit.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2) to advance or supply funds:
(a) for the purchase or payment of any such primary obligation, or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office” means the principal corporate trust office of the Trustee, which on the date hereof is located at 101 Barclay Street, 4-E, New York, N.Y. 10286, with a copy to 500 Ross Street, 12th Floor, Pittsburgh, PA 15262.
“Credit Agreement” means (i) the Senior Secured Credit Facilities and (ii) whether or not the instruments referred to in clause (i) remain outstanding, if designated by the Issuers to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
“Credit Agreement Documents” means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the guarantees thereof and any security or collateral documents entered into in relation thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.
“Cumulative Credit” means the sum of (without duplication):
(1) 50% of the Consolidated Net Profit of BP I and BP II for the period (taken as one accounting period, the “Reference Period”) from the beginning of the fiscal quarter during which the RP Reference Date occurred to the end of the most recently ended fiscal quarter for which combined internal financial statements of BP I and BP II are available at the time of such Restricted Payment (or, in the case such Consolidated Net Profit for such period is a deficit, minus 100% of such deficit); plus
(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash received by BP I or BP II after the RP Reference Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xxii)) from the issue or sale of Equity Interests of BP I or BP II or Subordinated Shareholder Funding to BP I or BP II (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary); plus
(3) 100% of the aggregate amount of contributions to the capital of BP I or BP II received in cash and the Fair Market Value of property other than cash received after the RP Reference Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xxii)); plus
(4) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of BP I, BP II or any Restricted Subsidiary thereof issued after the RP Reference Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in or Subordinated Shareholder Funding of BP I or BP II (other than Disqualified Stock) or any direct or indirect parent of BP I or

BP II; provided, however, in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished; plus
(5) 100% of the aggregate amount received after the RP Reference Date by BP I, BP II or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by BP I, BP II or any Restricted Subsidiary:
(A) from the sale or other disposition (other than to BP I, BP II or a Restricted Subsidiary) of Restricted Investments made after the RP Reference Date by BP I, BP II or the Restricted Subsidiaries and from repurchases and redemptions after the RP Reference Date of such Restricted Investments from BP I, BP II or the Restricted Subsidiaries by any Person (other than BP I, BP II or any Restricted Subsidiaries) and from repayments of loans or advances and releases of guarantees, which constituted Restricted Investments made after the RP Reference Date (other than in each case to the extent that the Restricted Investment was made pursuant to Section 4.04(b)(vii) or 4.04(b)(x)),
(B) from the sale (other than to BP I, BP II or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or
(C) from a distribution or dividend from an Unrestricted Subsidiary; plus
(6) in the event any Unrestricted Subsidiary of BP I or BP II has been redesignated as a Restricted Subsidiary after the RP Reference Date or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, BP I, BP II or a Restricted Subsidiary after the RP Reference Date, the Fair Market Value (and, if such Fair Market Value exceeds $50.0 million, such Fair Market Value shall be set forth in a written resolution of a majority of the Board of Directors of BP I) of the Investment of BP I or BP II in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 4.04(b)(vii) or 4.04(b)(x) or constituted a Permitted Investment).
“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, currency derivative or other similar agreement to which such Person is a party or beneficiary.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by BP I, BP II or one of the Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.
“Designated Preferred Stock” means Preferred Stock of BP I or BP II or any direct or indirect parent of BP I or BP II (other than Disqualified Stock), that is issued for cash (other than to BP I, BP II or any of their respective Subsidiaries or an employee stock ownership plan or trust established by BP I, BP II or any of their respective Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.
“Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of BP I, BP II or any parent company of BP I or BP II having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding of Equity Interests of BP I, BP II or any parent company of BP I or BP II or any options, warrants or other rights in respect of such Equity Interests.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided, however, that the relevant asset sale or change of control provisions, taken as a whole, are not materially more disadvantageous to the holders of the Senior Secured Notes than is customary in comparable transactions (as determined in good faith by the Issuers));
(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person; or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the maturity date of the Senior Secured Notes or the date the Senior Secured Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of BP I, BP II or their respective Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by BP I or BP II in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is incorporated or organized under the laws of the United States of America or any state thereof or the District of Columbia.
“Dopaco Acquisition Document” means the Purchase and Sale Agreement, dated as of March 3, 2011, among Cascades USA Inc., RGHL and Cascades Inc.
“Dopaco Transactions” means (i) the acquisition by RGHL, through its Wholly Owned Subsidiaries Pactiv and Pactiv Canada Inc., of all of the outstanding stock of Dopaco Inc. and Dopaco Canada Inc. pursuant to the Dopaco Acquisition Document, (ii) the other transactions related to the foregoing and (iii) the payment of fees and expenses related to the foregoing.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Profit of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Profit:
(1) Consolidated Taxes; plus
(2) Consolidated Interest Expense; plus
(3) Consolidated Non-cash Charges; plus
(4) business optimization expenses and other restructuring charges, expenses or reserves; provided, however, that, with respect to each business optimization expense or other restructuring charge, expense or reserve, the Issuers shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such expense, charge or reserve and stating that such expense, charge or reserve is a business optimization expense or other restructuring charge or reserve, as the case may be; plus
(5) the amount of management, monitoring, consulting and advisory fees and related expenses paid to Rank (or any accruals relating to such fees and related expenses) during such period; plus
(6) all add backs reflected in the financial presentation of “Pro Forma Adjusted EBITDA” in the section called “Summary — Summary Historical Financial Information” of the Offering Circular in the amounts set forth in and as further described in that section of the Offering Circular, but only to the extent such add backs occurred in the consecutive four quarter period used in the calculations of Fixed Charge Coverage Ratio, Total Net Leverage Ratio and Senior Secured First Lien Leverage Ratio, as the case may be; less, without duplication,
(1) non-cash items increasing Consolidated Net Profit for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period); less
(2) all deductions reflected in the financial presentation of “Pro Forma Adjusted EBITDA” in the section called “Summary — Summary Historical Financial Information” of the Offering Circular in the amounts set forth in and as further described in that section of the Offering Circular, but only to the extent such deductions occurred in the consecutive four quarter period used in the calculations of Fixed Charge Coverage Ratio, Total Net Leverage Ratio and Senior Secured First Lien Leverage Ratio, as the case may be; plus
(7) the amount of operating expense reductions and other operating improvements or synergies that are expected (in good faith) to be realized as a result of actions taken or expected to be taken within 24 months after the date of any acquisition, disposition, divestiture, restructuring or the implementation of a cost savings or other similar initiative, as applicable (calculated on a pro forma basis as though such operating expense reductions and other operating improvements or synergies had been realized on the first day of such period as if such operating expense reductions and other operating improvements or synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, however, that (A) such actions are expected to be taken within 24 months after the consummation of the acquisition, disposition, restructuring or the implementation of an initiative, as applicable, which is expected to result in operating expense reductions and other operating improvements or synergies, and (B) no operating expense reductions and other operating improvements or synergies shall be added pursuant to this clause (7) to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraphs of the definitions of “Fixed Charge Coverage Ratio,” “Senior Secured First Lien Leverage Ratio” and “Total Net Leverage Ratio”).
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any public or private sale after the Issue Date of ordinary shares or Preferred Stock of BP I or any direct or indirect parent of BP I or BP II, as applicable (other than Disqualified Stock), other than:
(1) public offerings with respect to BP I’s or such direct or indirect parent’s ordinary shares registered on Form S-8;
(2) issuances to any Subsidiary of BP I or BP II; and
(3) any such public or private sale that constitutes an Excluded Contribution.
“Euro Equivalent” means, with respect to any monetary amount in a currency other than euro, at any time of determination thereof by BP I, BP II or the Trustee, the amount of euro obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by BP I or BP II) on the date of such determination.
“Evergreen Acquisition” means collectively (a) the acquisition by Reynolds Group Holdings Inc., a direct Wholly Owned Subsidiary of BP III, of all the Equity Interests of Evergreen Packaging Inc., (b) the acquisition by SIG Combibloc Holding GmbH, an indirect Wholly Owned Subsidiary of BP III, of all the Equity Interests of Evergreen Packaging (Luxembourg) S.à r.l and (c) the acquisition by Whakatane Mill Limited, an indirect Wholly Owned Subsidiary of BP III, from Carter Holt Harvey Limited of the assets and liabilities of the Whakatane Paper Mill.
“Evergreen Acquisition Documents” means the (i) the Reorganization Agreement, dated as of April 25, 2010, between Carter Holt Harvey Limited, BP III, Reynolds Group Holdings, Inc., Evergreen Packaging United States Limited and Evergreen Packaging New Zealand Limited and (ii) the Asset Purchase Agreement, dated as of April 25, 2010, between Carter Holt Harvey Limited and Whakatane Mill Limited, and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date.
“Evergreen Transactions” means the Evergreen Acquisition and the transactions related thereto (including the transactions contemplated in that certain Project Echo Structure dated April 23, 2010, prepared by RGHL), including the incremental term loan borrowing of $800 million under the Senior Secured Credit Facilities, the issuance and guarantee of the May 2010 Notes.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of BP I or BP II) received by BP I or BP II, as applicable, after the Issue Date from:
(1) contributions to its common equity capital; or
(2) the sale (other than to a Subsidiary of BP I or BP II or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of BP I or BP II,
in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of BP I or BP II on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by BP I or BP II except as otherwise provided in this Senior Secured Notes Indenture).
“FATCA” means Section 1471 through 1474 of the Code, as of the Issue Date (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.
“February 2011 Note Documents” means (a) the February 2011 Senior Secured Notes, the guarantees with respect to the February 2011 Senior Secured Notes, the February 2011 Senior Secured Indenture, the February 2011 Security Documents, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and (b) any other related document or instrument executed and delivered pursuant to any February 2011 Note Document described in clause (a) evidencing or governing any secured obligations thereunder.
“February 2011 Security Documents” means those agreements or other instruments entered into pursuant to which security interests in the Collateral (as defined in the February 2011 Senior Secured Indenture) are granted to secure the February 2011 Senior Secured Notes and the guarantees thereof.
“February 2011 Senior Indenture” means the senior notes indenture dated as of February 1, 2011, among the Issuers, the guarantors from time to time party thereto, The Bank of New York Mellon, as Trustee, Principal Paying Agent, Registrar and Transfer Agent and The Bank of New York Mellon, London Branch, as Paying Agent, as supplemented, amended and modified from time to time thereafter.
“February 2011 Senior Notes” means the 8.250% Senior Notes due 2021 issued pursuant to the February 2011 Senior Indenture.
“February 2011 Senior Secured Indenture” means the senior secured notes indenture dated as of February 1, 2011, among the Issuers, the guarantors from time to time party thereto, The Bank of New York Mellon, as Trustee, Principal Paying Agent, Registrar, Transfer Agent and Collateral Agent and The Bank of New York Mellon, London Branch, as Paying Agent, and Wilmington Trust (London) Limited, as additional Collateral Agent, as supplemented, amended and modified from time to time thereafter.
“February 2011 Senior Secured Notes” means the 6.875% Senior Secured Notes due 2021 issued pursuant to the February 2011 Senior Secured Indenture.
“February 2012 Senior Indenture” means the senior notes indenture dated as of February 15, 2012, among the Issuers, the guarantors from time to time party thereto, The Bank of New York Mellon, as Trustee, Principal Paying Agent, Registrar and Transfer Agent and The Bank of New York Mellon, London Branch, as Paying Agent, as supplemented, amended and modified from time to time thereafter.
“February 2012 Senior Notes” means the 9.875% Senior Notes due 2019 issued pursuant to the February 2012 Senior Indenture.
“Financial Assistance Restricted Subsidiary” means any Restricted Subsidiary that is prevented from being a Senior Secured Note Guarantor due to applicable financial assistance laws; provided, however, that such Restricted Subsidiary shall become a Senior Secured Note Guarantor upon or as soon as reasonably practical after (but not later than 90 days after (subject to the expiration of applicable waiting periods and compliance with applicable laws)) such financial assistance laws no longer prevent such Restricted Subsidiary from being a Senior Secured Note Guarantor if it would otherwise be required to be a Senior Secured Note Guarantor pursuant to Section 4.11.
“Financing Disposition” means any sale, transfer, conveyance or other disposition of inventory that is equipment used in the product filling process by BP I or any Restricted Subsidiary thereof to a Person that is not a Subsidiary of BP I or BP II that meets the following conditions:
(1) the Board of Directors of BP I shall have determined in good faith that such sale, transfer, conveyance or other disposition is in the aggregate economically fair and reasonable to BP I or, as the case may be, the Restricted Subsidiary in question;
(2) all sales of such inventory are made at Fair Market Value;
(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by BP I);

(4) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such Person (i) is guaranteed by BP I, BP II or any Restricted Subsidiary, (ii) is with recourse to or obligates BP I, BP II or any Subsidiary of BP I or BP II in any way or (iii) subjects any property or asset of BP I, BP II or any other Subsidiary of BP I or BP II, directly or indirectly, contingently or otherwise, to the satisfaction thereof;
(5) neither BP I, BP II nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding with such Person other than on terms which BP I or BP II reasonably believes to be no less favorable to BP I, BP II or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of any Issuer; and
(6) neither BP I, BP II nor any other Restricted Subsidiary has any obligation to maintain or preserve such Person’s financial condition or cause such entity to achieve certain levels of operating results.
“First Lien Intercreditor Agreement” means the intercreditor agreement dated as of November 5, 2009, among The Bank of New York Mellon, as Collateral Agent, Credit Suisse, as Representative under the Credit Agreement, The Bank of New York Mellon, as Representative under the 2009 Indenture, each additional Representative from time to time party thereto and the grantors party thereto, as from time to time amended, supplemented or modified.
“First Lien Obligations” means (i) all Secured Indebtedness secured by a Lien that has equal priority with, ranks pari passu with, or is otherwise on parity with, or ranks prior to, ahead of, or otherwise senior to, the Lien in favor of the Senior Secured Notes, (ii) all other Obligations (not constituting Indebtedness) of BP I, BP II and the Restricted Subsidiaries under the agreements governing such Secured Indebtedness described in clause (i) to this definition and (iii) all other Obligations of BP I, BP II or any Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services, in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.
“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that BP I, BP II or any Restricted Subsidiaries Incurs, repays, repurchases, redeems, defeases or otherwise acquires, retires or discharges any Indebtedness (other than in the case of revolving credit borrowings or revolving advances in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Consolidated Interest Expense shall not give effect to (a) any Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued on the date of determination pursuant to Section 4.03(b) and (b) the repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of any Indebtedness, Disqualified Stock or Preferred Stock to the extent such repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge results from the proceeds of Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued pursuant to Section 4.03(b), which is omitted from the pro forma calculation pursuant to the foregoing clause (a).
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (in each case including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that BP I, BP II or any of the Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (in each case including the Transactions), discontinued operations and operational changes (and the change of any associated Fixed Charges (calculated in accordance with the proviso in the prior paragraph) and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into BP I or BP II or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of BP I or BP II. Any such pro forma calculation may include, without duplication, adjustments appropriate, in the reasonable good faith determination of BP I or BP II as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event to the extent set forth in the definition of “EBITDA” (including, to the extent applicable, from the Transactions).

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of BP I or BP II to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate.
“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
(1) Consolidated Interest Expense of such Person for such period and
(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.
“Fixed Rate Applicable Premium” (as determined by the Issuers) means, with respect to any Fixed Rate Senior Secured Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Fixed Rate Senior Secured Note and (ii) the excess, if any, of (A) the present value at such redemption date of (1) the redemption price of such Fixed Rate Senior Secured Note on July 15, 2019 (such redemption price being described in Section 5 of the Form of Fixed Rate Senior Secured Note, exclusive of any accrued interest, if any) plus (2) all required remaining scheduled interest payments due on such Fixed Rate Senior Secured Note through July 15, 2019 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate at the redemption date plus 50 basis points over (B) the principal amount of such Fixed Rate Senior Secured Note on such redemption date.
“Floating Rate Applicable Premium” (as determined by the Issuers) means, with respect to any Floating Rate Senior Secured Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Floating Rate Senior Secured Note and (ii) the excess, if any, of (A) the present value at such redemption date of (1) the redemption price of such Floating Rate Senior Secured Note on July 15, 2017 (such redemption price being described in Section 5 of the Form of Floating Rate Senior Secured Note, exclusive of any accrued interest, if any) plus (2) all required remaining scheduled interest payments due on such Floating Rate Senior Secured Note through July 15, 2017 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate at the redemption date plus 50 basis points and assuming that the rate of interest on the Floating Rate Senior Secured Notes for the period from the redemption date through July 15, 2017 will equal the rate of interest on the Floating Rate Senior Secured Notes in effect on the date on which the applicable notice of redemption is given; over (B) the principal amount of such Floating Rate Senior Secured Note on such redemption date.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.
“GAAP” means the International Financial Reporting Standards (“IFRS”) as in effect (except as otherwise provided in this Senior Secured Notes Indenture in relation to financial reports and other information to be delivered to Holders) on the GAAP Date. Except as otherwise expressly provided in this Senior Secured Notes Indenture, all ratios and calculations based on GAAP contained in this Senior Secured Notes Indenture shall be computed in conformity with GAAP. At any time after the Issue Date, BP I, BP II and the Issuers may elect to apply generally accepted accounting principles in the United States (“US GAAP”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean US GAAP as in effect (except as otherwise provided in this Senior Secured Notes Indenture) on the GAAP Date; provided, however, that any such election, once made, shall be irrevocable and that, upon first reporting its fiscal year results under US GAAP each of BP I, BP II and each of the Issuers shall restate its financial statements on the basis of US GAAP for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of US GAAP; provided further, however, that in the event BP I, BP II and the Issuers have made such an election and are thereafter required by applicable law to apply IFRS in lieu of US GAAP (or IFRS is a successor to US GAAP) (any such change, a “Required Change”), they shall be entitled to apply IFRS, and that upon subsequently reporting its fiscal year results on the basis of IFRS in lieu of US GAAP each of BP I, BP II and each of the Issuers shall restate its financial statements on the basis of IFRS for the fiscal year ending immediately prior to the fiscal year after such Required Change. In the event that BP I, BP II and the Issuers are required to make the Required Change, references herein to GAAP shall be construed to mean IFRS as in effect on the GAAP Date. The Issuers shall give notice of election to apply US GAAP or requirement to apply IFRS to the Trustee and the Holders.
“GAAP Date” means the Reference Date or, if BP I, BP II or the Issuers make an election to apply US GAAP, the date of such election or, in the event of a Required Change, the date of such Required Change; provided, however, that, at such time as BP I is able to treat all indentures to which it is a party alike with respect to the GAAP Date, BP I may by written notice to the Trustee change the GAAP Date to be the date specified in such notice, and upon such notice, the GAAP Date shall be such date for all periods beginning on and after the date specified in such notice. At such time as BP I delivers to the Trustee a notice pursuant to the preceding sentence, BP I shall, substantially concurrently therewith, change the GAAP Date under all other indentures to which it is a party to be the GAAP Date specified in such notice, pursuant to the terms of, and in the manner set forth in, each such indenture.
“Graham Packaging” means Graham Packaging Company Inc. and, unless the context otherwise requires, its subsidiaries.
“Graham Packaging 2014 Notes” means the 9.875% senior subordinated notes due 2014 issued by Graham Packaging Company, L.P. and GPC Capital Corp. I, which are Wholly Owned Subsidiaries of Graham Packaging.
“Graham Packaging 2017 Notes” means the 8.25% senior notes due 2017 issued by Graham Packaging Company, L.P. and GPC Capital Corp. I, which are Wholly Owned Subsidiaries of Graham Packaging.
“Graham Packaging 2018 Notes” means the 8.25% senior notes due 2018 issued by Graham Packaging Company, L.P. and GPC Capital Corp. I, which are Wholly Owned Subsidiaries of Graham Packaging.
“Graham Packaging Acquisition” means the acquisition by RGHL of all of the outstanding stock of Graham Packaging pursuant to the Graham Packaging Acquisition Document.
“Graham Packaging Acquisition Document” means the Agreement and Plan of Merger, dated as of June 17, 2011, among RGHL, Bucephalas Acquisition Corp. and Graham Packaging, as amended as of June 17, 2011.
“Graham Packaging Change of Control Offers” means Graham Packaging’s offer to purchase each of the Graham Packaging 2014 Notes, the Graham Packaging 2017 Notes and the Graham Packaging 2018 Notes, as required by the applicable indenture.
“Graham Packaging Tender Offers” means Graham Packaging’s offer to purchase and consent solicitations with respect to each of the Graham Packaging 2014 Notes, the Graham Packaging 2017 Notes and the Graham Packaging 2018 Notes in connection with the Graham Packaging Acquisition.
“Graham Packaging Transactions” means: (i) the offering of the August 2011 Senior Secured Notes and the August 2011 Senior Notes, (ii) the incremental term loan borrowings under the Senior Secured Credit Facilities in connection with the Graham Packaging Acquisition, (iii) the repayment of certain Graham Packaging Indebtedness, including in connection with the Graham Packaging Tender Offers and the Graham Packaging Change of Control Offers, (iv) the Graham Packaging Acquisition, (v) the Graham Packaging ITR Payment (as defined in the offering circular dated July 26, 2011, relating to the August 2011 Senior Secured Notes and the August 2011 Senior Notes), (vi) the other transactions related to the foregoing and (vii) the payment of fees and expenses related to the foregoing.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
“holder”, “Holder”, “noteholder” or “secured noteholder” means the Person in whose name a Senior Secured Note is registered on the Registrar’s books.
“IASB” means the International Accounting Standards Board and any other organization or agency that shall issue pronouncements regarding the application of GAAP.
“including” means including without limitation.
“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
“Indebtedness” means, with respect to any Person (without duplication):

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) in respect of Capitalized Lease Obligations or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);
(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person; and
(4) to the extent not otherwise included, with respect to BP I, BP II and the Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, BP I, BP II or any Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of BP I, BP II or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing) to the extent there is recourse to BP I, BP II or the Restricted Subsidiaries (as that term is understood in the context of recourse and non-recourse receivable financings);
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues or marketing fees; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financings; (5) obligations under the Acquisition Documents, the Reynolds Acquisition Documents, the Evergreen Acquisition Documents, the Pactiv Acquisition Document, the Dopaco Acquisition Document or the Graham Packaging Acquisition Document; or (6) Subordinated Shareholder Funding.
Notwithstanding anything in this Senior Secured Notes Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 or the IFRS equivalent thereof and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Senior Secured Notes Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Senior Secured Notes Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Senior Secured Notes Indenture.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuers, qualified to perform the task for which it has been engaged.
“Initial Purchasers” means Credit Suisse Securities (USA) LLC and HSBC Securities (USA) Inc.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investment Grade Securities” means:
(1) securities issued or directly and fully guaranteed or insured by the US, U.K., Canadian, Swiss or Japanese government or any member state of the European Monetary Union or any agency or instrumentality thereof (other than Cash Equivalents);
(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among BP I, BP II and their respective Subsidiaries;
(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers in the ordinary course of business and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of BP I or BP II in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:
(1) “Investments” shall include the portion (proportionate to BP I’s or BP II’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, BP I or BP II, as applicable, shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:
(a) BP I’s or BP II’s “Investment” in such Subsidiary at the time of such redesignation; less
(b) the portion (proportionate to BP I’s or BP II’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of each Issuer.
“Issue Date” means June 27, 2016, the date on which the Original Senior Secured Notes are issued.
“Issuers’ Existing Indentures” means the Issuers’ Senior Secured Indentures and the Issuers’ Senior Indentures.
“Issuers’ Existing Secured Debt” means amounts outstanding under the Senior Secured Credit Facilities and Indebtedness represented by the September 2012 Senior Secured Notes (including the guarantees with respect thereto), the August 2011 Senior Secured Notes (including the guarantees with respect thereto), the February 2011 Senior Secured Notes (including the guarantees with respect thereto) and the October 2010 Senior Secured Notes (including the guarantees with respect thereto).
“Issuers’ Senior Indentures” means the May 2010 Indenture, the October 2010 Senior Indenture, the February 2011 Senior Indenture, the August 2011 Senior Indenture and the February 2012 Senior Indenture.
“Issuers’ Senior Secured Indentures” means the October 2010 Senior Secured Indenture, the February 2011 Senior Secured Indenture, the August 2011 Senior Secured Indenture and the September 2012 Senior Secured Indenture.
“June 2007 Transactions” means the Acquisition and the transactions related thereto (including the transactions contemplated in that certain Memorandum on Structure dated as of May 11, 2007, prepared by Deloitte & Touche), including borrowings under the 2007 Credit Agreement then in effect, the borrowings under a senior subordinated bridge loan and the refinancing of such senior subordinated bridge loan and partial prepayment of the 2007 Credit Agreement with the proceeds of the issuance of the 2007 Senior Notes and the 2007 Senior Subordinated Notes, and the contribution (through holding companies of RGHL) by Rank and certain other investors arranged by Rank of common equity, preferred equity or Subordinated Shareholder Funding to BP I and BP II.
“Junior Intercreditor Agreement” means an intercreditor agreement to be entered into with representative of Indebtedness secured by a Lien having Junior Lien Priority substantially in the form attached to this Senior Secured Notes Indenture as Exhibit B or in such other form satisfactory to the Applicable Representative.
“Junior Lien Priority” means with respect to specified Indebtedness, secured by a Lien on specified Collateral ranking junior to the Lien on such Collateral securing the Senior Secured Notes or any Senior Secured Note Guarantee, as applicable, either pursuant to the Junior Intercreditor Agreement or one or more other intercreditor agreements having terms no less favorable to the Holders in relation to the holders of such specified Indebtedness with respect to such Collateral than the terms of the Junior Intercreditor Agreement, as determined in good faith by the Issuers.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition by way of merger, amalgamation or consolidation, by BP I, BP II or one or more of their Restricted Subsidiaries, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“Local Facility” means a working capital facility provided to a Subsidiary of RGHL by a lender or other bank or financial institution and which constitutes a “Local Facility” as defined in the Credit Agreement Documents.
“Local Facility Agreement” means the agreement under which a Local Facility is made available.
“Luxembourg Issuer” means Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (public limited liability company) organized under the laws of Luxembourg, having its registered office at 6C, rue Gabriel Lippmann, L-5364 Munsbach, Grand Duchy of Luxembourg.
“Management Group” means the group consisting of the directors, executive officers and other management personnel of BP I, BP II or any direct or indirect parent of BP I or BP II, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of BP I, BP II or any direct or indirect parent of BP I or BP II, as applicable, was approved by a vote of a majority of the directors of BP I, BP II or any direct or indirect parent of BP I or BP II, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of BP I, BP II or any direct or indirect parent of BP I or BP II, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of BP I, BP II or any direct or indirect parent of BP I or BP II, as applicable.
“May 2010 Indenture” means the indenture dated as of May 4, 2010, among the Issuers, the guarantors from time to time party thereto, The Bank of New York Mellon as Trustee, Principal Paying Agent, Transfer Agent and Registrar and The Bank of New York Mellon, London Branch as Paying Agent, as supplemented, amended and modified from time to time thereafter.
“May 2010 Notes” means the 8.5% Senior Notes due 2018 issued pursuant to the May 2010 Indenture.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Net Proceeds” means the aggregate cash proceeds received by BP I, BP II or any Restricted Subsidiaries in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and (i) specifically excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form, (ii) less, in the case of the sale by BP I, BP II or any Restricted Subsidiary of an Equity Interest in another Person, an amount equal to the amount of cash and Cash Equivalents remaining on the balance sheet of such Person immediately after the closing of the sale (or if the Equity Interest sold by BP I, BP II or any Restricted Subsidiary represents less than all of the Equity Interests in such Person, only the pro rata portion of such cash and Cash Equivalents attributable to the Equity Interest sold by BP I, BP II or any Restricted Subsidiary), and (iii) net of the costs and expenses relating to and in respect of such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including legal, accounting and investment banking fees, brokerage and sales commissions and foreign currency hedging expenses), any relocation expenses Incurred as a result thereof, all U.S. federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, in each case as a consequence of, or in respect of, such Asset Sale (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 4.06) and determined without taking into account any available tax credits, losses or deductions or any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction by the terms of such indebtedness or in order to obtain a necessary consent to the relevant Asset Sale or by applicable law, any deduction of appropriate amounts to be provided by BP I or BP II as a reserve in accordance with GAAP against any liabilities associated with the asset disposed in such transaction and retained by BP I or BP II after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and, in the case of an Asset Sale by a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the cash proceeds thereof attributable to minority interests and not available for distribution to or for the account of BP I, BP II or a Wholly Owned Restricted Subsidiary as a result thereof.
“Net Profit” means, with respect to any Person, the Net Profit (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Note Documents” means the Senior Secured Note Documents.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided, however, that Obligations with respect to the Senior Secured Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Senior Secured Notes.
“Obligor” means any Issuer or a Senior Secured Note Guarantor.
“October 2010 Security Documents” means those agreements or other instruments entered into pursuant to which security interests in the Collateral (as defined in the October 2010 Senior Secured Indenture) are granted to secure the October 2010 Senior Secured Notes and the guarantees thereof.
“October 2010 Senior Indenture” means the senior notes indenture dated as of October 15, 2010, among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon as Trustee, Principal Paying Agent, Transfer Agent and Registrar and The Bank of New York Mellon, London Branch as Paying Agent, as supplemented, amended and modified from time to time thereafter.
“October 2010 Senior Notes” means the 9.000% Senior Notes due 2019 issued pursuant to the October 2010 Senior Indenture.
“October 2010 Senior Secured Indenture” means the senior secured notes indenture dated as of October 15, 2010, among RGHL US Escrow I LLC, RGHL US Escrow I Inc., RGHL Escrow Issuer (Luxembourg) I S.A., The Bank of New York Mellon as Trustee, Principal Paying Agent, Transfer Agent, Collateral Agent and Registrar, Wilmington Trust (London) Limited as Additional Collateral Agent and The Bank of New York Mellon, London Branch as Paying Agent, as supplemented, amended and modified from time to time thereafter.
“October 2010 Senior Secured Notes” means the 7.125% Senior Secured Notes due 2019 issued pursuant to the October 2010 Senior Secured Indenture.
“Offer” means the public tender offer by RGHL for all publicly held Target Shares.
“Offer Prospectus” means the prospectus dated December 22, 2006 and the amendments to the prospectus dated February 2, 2007 and March 13, 2007 as published in the Swiss national press.
“Offering Circular” means the offering circular dated June 13, 2016, with respect to the Senior Notes and the Senior Secured Notes.
“Officer” of any Person means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person or any other person that the board of directors of such person shall designate for such purpose.
“Officers’ Certificate” means a certificate signed on behalf of BP I or, if otherwise specified, an Issuer, by two Officers of BP I or an Issuer, as applicable, or of a Subsidiary or parent of BP I or an Issuer, as applicable, that is designated by BP I or an Issuer, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or similar position of BP I or the Issuers, as applicable, or such Subsidiary or parent that meets the requirements set forth in this Senior Secured Notes Indenture and is in form and substance satisfactory to the Trustee.
“Opinion of Counsel” means a written opinion addressed to the Trustee from legal counsel in form and substance satisfactory to the Trustee. The counsel may be an employee of or counsel to BP I, BP II or any of the Issuers.
“Pactiv” means Pactiv LLC, a Delaware limited liability company.
“Pactiv 2012 Notes” means Pactiv’s 5.875% Notes due 2012.
“Pactiv 2018 Notes” means Pactiv’s 6.400% Notes due 2018.
“Pactiv Acquisition” means the acquisition by RGHL, through its Wholly Owned Subsidiary Reynolds Acquisition Corporation, of all of the outstanding stock of Pactiv pursuant to the Pactiv Acquisition Document.
“Pactiv Acquisition Document” means the Agreement and Plan of Merger dated as of August 16, 2010, among Rank Group Limited, RGHL, Reynolds Acquisition Corporation and Pactiv.
“Pactiv Base Indenture” means the indenture dated as of September 29, 1999, between Tenneco Packaging Inc. and The Bank of New York Mellon, N.A. (as successor in interest to The Chase Manhattan Bank), as Trustee, as supplemented, amended and modified from time to time thereafter.

“Pactiv Change of Control Offer” means Pactiv’s offer to purchase the Pactiv 2012 Notes, as required by the applicable indenture. The Pactiv Change of Control Offer commenced on October 20, 2010 and expired on December 7, 2010.
“Pactiv Equity Contribution” means the cash contributed by Rank Group Limited to RGHL as part of the Pactiv Acquisition.
“Pactiv Tender Offer” means Pactiv’s offer to purchase and consent solicitations with respect to the Pactiv 2018 Notes in connection with the Pactiv Acquisition.
“Pactiv Transactions” means: (i) the offering of the October 2010 Senior Secured Notes and the October 2010 Senior Notes, (ii) the incremental term loan borrowings under the Senior Secured Credit Facilities in connection with the Pactiv Acquisition, (iii) the repayment of certain Pactiv Indebtedness including the partial repayment of the Pactiv 2012 Notes and Pactiv 2018 Notes in connection with the Pactiv Tender Offer and Pactiv Change of Control Offer, (iv) the Pactiv Acquisition, (v) the Pactiv Equity Contribution, (vi)  the other transactions related to the foregoing and (vii) the payment of fees and expenses related to the foregoing.
“Permitted Holders” means, at any time, each of (i) Rank, (ii) the Management Group and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of BP I or BP II or any of their Affiliates. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Senior Secured Notes Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Permitted Investments” means:
(1) any Investment in BP I, BP II or any Restricted Subsidiary;
(2) any Investment in Cash Equivalents or Investment Grade Securities;
(3) any Investment by BP I, BP II or any Restricted Subsidiary in a Person, including in the Equity Interests of such Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or Substantially All of its assets to, or is liquidated into, BP I, BP II or a Restricted Subsidiary;
(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;
(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided, however, that the amount of any such Investment only may be increased as required by the terms of such Investment as in existence on the Issue Date;
(6) loans and advances to officers, directors, employees or consultants, taken together with all other advances made pursuant to this clause (6), not to exceed at any one time outstanding the greater of (x) $45.0 million and (y) 0.25% of Total Assets at the time of such advance;
(7) any Investment acquired by BP I, BP II or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by BP I, BP II or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by BP I, BP II or any Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates or (d) in settlement of debts created in the ordinary course of business;
(8) Hedging Obligations permitted under Section 4.03(b)(x);
(9) any Investment by BP I, BP II or any Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $585.0 million and (y) 3.25% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by BP I, BP II or any Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding (after giving effect to the sale or other transfer of an Unrestricted Subsidiary to the extent the proceeds of such sale received by BP I, BP II and the Restricted Subsidiaries consists of cash and Cash Equivalents), not to exceed the greater of (x) $180.0 million and (y) 1.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;
(11) loans and advances to officers, directors or employees for business‑related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of BP I, BP II or any direct or indirect parent of BP I or BP II;
(12) Investments the payment for which consists of Equity Interests or Subordinated Shareholder Funding of BP I or BP II (other than Disqualified Stock) or any direct or indirect parent of BP I or BP II, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clauses (2) and (3) of the definition of Cumulative Credit;
(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(c) (except transactions described in clauses (ii), (vi), (vii) and (xi)(B) of Section 4.07(c));
(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(15) guarantees issued in accordance with Section 4.03 and Section 4.11;
(16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;
(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;
(18) any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;
(19) any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivables Financing;
(20) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with BP I, BP II or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(21) guarantees by BP I, BP II or any Restricted Subsidiaries of operating leases (other than Capitalized Lease Obligations), trademarks, licenses, purchase agreements or of other obligations that do not constitute Indebtedness, in each case entered into by BP I, BP II or any Restricted Subsidiary in the ordinary course of business consistent with past practice;
(22) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) that are otherwise a Permitted Lien or made in connection with a Permitted Lien;
(23) any Indebtedness permitted under Section 4.03(b)(xxv); and

(24) any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to the Issuers or any of its Subsidiaries, which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable.
“Permitted Liens” means, with respect to any Person:
(1) pledges, deposits or other Liens by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits or other Liens in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits or other Liens to secure public or statutory obligations of such Person or deposits of cash or US government bonds or other Liens to secure surety or appeal bonds to which such Person is a party, or deposits or other Liens as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2) Liens with respect to carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s and other like Liens, in each case for sums not yet overdue by more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non‑payment or which are being contested in good faith by appropriate proceedings and for which there are adequate reserves set aside in accordance with GAAP or the non-payment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Issuers, RGHL and the Restricted Subsidiaries taken as a whole;
(4) Liens (i) required by any regulatory or government authority or (ii) in favor of issuers of performance and surety bonds or bid bonds or letters of credit or completion guarantees issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties Incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and which do not in the aggregate materially impair the operation of the business of such Person;
(6) (i) Liens securing an aggregate principal amount of First Lien Obligations not to exceed the maximum principal amount of First Lien Obligations that, as of the date such First Lien Obligations were Incurred, and after giving effect to the Incurrence of such First Lien Obligations and the application of proceeds therefrom on such date, would not cause the Senior Secured First Lien Leverage Ratio of BP I and BP II on a combined basis to exceed 4.50 to 1.00, (ii) Liens securing an aggregate principal amount of First Lien Obligations not to exceed the greater of (x) $540.0 million and (y) 3.0% of Total Assets at the time of such Incurrence, (iii) Liens securing Indebtedness Incurred pursuant to Section 4.03(b)(i), (iv) Liens securing the Original Senior Secured Notes (or any guarantees thereof), (v) Liens securing the October 2010 Senior Secured Notes outstanding on the Issue Date (or any guarantees thereof), (vi) Liens securing the February 2011 Senior Secured Notes outstanding on the Issue Date (or any guarantees thereof), (vii) Liens securing the August 2011 Senior Secured Notes outstanding on the Issue Date (or any guarantees thereof), (viii) Liens securing the Senior Secured Notes outstanding on the Issue Date (or any guarantees thereof), (ix) Liens securing Indebtedness Incurred pursuant to Section 4.03(b)(iv), (x) Liens securing the September 2012 Senior Secured Notes outstanding on the Issue Date (or any guarantees thereof), (xi) Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(xxvi) and (xxix); provided, however, that such Lien shall not apply to assets of any Senior Secured Note Guarantors and shall not apply to any Collateral and (xii) Liens securing Indebtedness permitted to be Incurred pursuant to Section 4.03; provided, however, that such Lien has Junior Lien Priority on the Collateral relative to the Senior Secured Notes;
(7) Liens existing on the Issue Date (other than Liens described in clause (6));
(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by BP I, BP II or any Restricted Subsidiary (except for after acquired assets, property or shares of stock required to be pledged under the instruments governing such Lien);

(9) Liens on assets or property at the time BP I, BP II or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into BP I, BP II or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by BP I, BP II or any Restricted Subsidiary;
(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to BP I, BP II or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;
(11) Liens securing Hedging Obligations not Incurred in violation of this Senior Secured Notes Indenture;
(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13) leases, subleases, licenses and sublicenses of real property which do not materially interfere with the ordinary conduct of the business of BP I, BP II or any Restricted Subsidiaries;
(14) Liens on assets or property of BP I, BP II or any Restricted Subsidiary securing the Senior Secured Notes or any Senior Secured Note Guarantees;
(15) Liens in favor of BP I, BP II or any Senior Secured Note Guarantor;
(16) Liens (i) on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing (including, for purposes hereof, the Securitization Facility) and (ii) on inventory that is equipment used in the product filling process Incurred in connection with a Financing Disposition;
(17) deposits made in the ordinary course of business to secure liability to insurance carriers;
(18) Liens on the Equity Interests of Unrestricted Subsidiaries and on the Equity Interests of joint ventures securing obligations of such joint ventures;
(19) grants of software and other technology licenses in the ordinary course of business;
(20) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (15) and (20); provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to a Lien in respect of the Indebtedness being Refinanced) that secured the original Lien as in effect immediately prior to the Refinancing of the Indebtedness secured by such Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (15) and (20) at the time the original Lien became a Permitted Lien under this Senior Secured Notes Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing and (z) such new Lien shall not have priority over, rank ahead of, or otherwise be senior pursuant to any intercreditor agreement to the original Lien securing the Indebtedness being Refinanced; provided further, however, that in the case of any Liens to secure any Refinancing of Indebtedness secured by a Lien referred to in clause (6)(xii), such Liens have the same Junior Lien Priority as the Lien on the Indebtedness that is being so Refinanced; provided further, however, that in the case of any Liens to secure any Refinancing of Indebtedness secured by a Lien referred to in any of clauses (6)(ii), (6)(iii) and (6)(ix), the principal amount of any Indebtedness Incurred for such Refinancing shall be deemed secured by a Lien under such original clause and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clauses (6)(ii), (6)(iii) and (6)(ix);
(21) Liens on equipment of BP I, BP II or any Restricted Subsidiary granted in the ordinary course of business to BP I’s, BP II’s or such Restricted Subsidiary’s client at which such equipment is located;
(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(24) Liens arising by virtue of any statutory or common law or contractual provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;
(25) any interest or title of a lessor under any Capitalized Lease Obligation;
(26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(27) Liens Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;
(28) other Liens securing obligations Incurred in the ordinary course of business which obligations do not exceed the greater of (x) $45.0 million and (y) 0.25% of Total Assets at any one time outstanding;
(29) Liens arising from Uniform Commercial Code filings regarding operating leases entered into by BP I, BP II and the Restricted Subsidiaries in the ordinary course of business;
(30) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents;
(31) Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness, provided, however, that such defeasance or satisfaction and discharge is not prohibited by this Senior Secured Notes Indenture;
(32) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets prior to completion; and
(33) Liens on assets or property of Restricted Subsidiaries that are neither Issuers nor Senior Secured Note Guarantors securing obligations of Restricted Subsidiaries that are neither Issuers nor Senior Secured Note Guarantors.
In the event that a Lien (or a portion of a Lien) is incurred in reliance on clause (6)(ii) or (28) above or in reliance on clause (20) above to the extent the Lien incurred under clause (20) secured a refinancing, refunding, extension, renewal or replacement of a Lien incurred pursuant to clause (6)(ii) above, the Issuers shall, in their sole discretion, reclassify such Lien (or any portion thereof) as incurred in reliance on clause (6)(i) above if at the time such Lien would be permitted to be incurred under such clause (6)(i).
For purposes of determining compliance with this definition, a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category).
Without limiting the generality of the foregoing, Liens may be incurred under clauses (6)(i), (6)(ii), (20) (to the extent the Lien incurred under clause (20) secured a Refinancing of a Lien incurred pursuant to clause (6)(ii)) and (28) above in a single transaction by first calculating the incurrence under clause (6)(i) (without inclusion of any Liens incurred pursuant to clause (6)(ii), (20) (to the extent the Lien incurred under clause (20) secured a Refinancing of a Lien incurred pursuant to clause (6)(ii)) or (28)) and then separately calculating the incurrence under clause (6)(ii), (20) (to the extent the Lien incurred under clause (20) secured a Refinancing of a Lien incurred pursuant to clause (6)(ii)) and/or (28).
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint‑stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Pre-Announcement” means the pre-announcement of the Offer pursuant to Article 7 et seq. TOO (Voranmeldung) as published by electronic media on 19 December 2006 and in the print media on 21 December 2006.
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding-up.
“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of such Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” (i) shall not include the Senior Secured Notes (or any Additional Senior Secured Notes) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than 10 Persons (provided, however, that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”
“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from BP I, BP II or any of their respective Subsidiaries to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.
“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:
(1) the Board of Directors of BP I or BP II shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to BP I or BP II or, as the case may be, the Subsidiary in question;
(2) all sales of accounts receivable and related assets are made at Fair Market Value; and
(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuers) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of BP I, BP II or any of their respective Subsidiaries (other than a Receivables Subsidiary or the Subsidiary undertaking such Receivables Financing) to secure Indebtedness under the Credit Agreement, Indebtedness in respect of the Senior Secured Notes or any Refinancing Indebtedness with respect to the Senior Secured Notes shall not be deemed a Qualified Receivables Financing.
“Qualifying Reference Agreement” means a credit agreement providing for credit facilities so long as the aggregate principal amount of loans or commitments outstanding thereunder exceeds $500.0 million.
“Rank” means (i) Mr. Graeme Richard Hart (or his estate, heirs, executor, administrator or other personal representative, or any of his immediate family members or any trust, fund or other entity which is controlled by his estate, heirs or any of his immediate family members), and any of his or their Affiliates (each a “Rank Party”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Rank Party; provided, however, that in the case of (ii) (x) any Rank Party owns a majority of the voting power of the Voting Stock of BP I and BP II or any direct or indirect parent of BP I or BP II, as applicable, (y) no other Person has beneficial ownership of any of the Voting Stock included in determining whether the threshold set forth in clause (x) has been satisfied and (z) any Rank Party controls a majority of the Board of Directors of each of BP I and BP II or any direct or indirect parent of BP I or BP II, as applicable.
“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Senior Secured Notes for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuers or any direct or indirect parent of an Issuer as a replacement agency for Moody’s or S&P, as the case may be.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.
“Receivables Financing” means any transaction or series of transactions that may be entered into by BP I, BP II or any of their respective Subsidiaries pursuant to which BP I, BP II or any of their respective Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary or (b) any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of BP I, BP II or any of their respective Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by BP I, BP II or any such Subsidiary in connection with such accounts receivable.
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means (1) BP Factoring and (2) any other Wholly Owned Subsidiary of BP I or BP II (or another Person formed for the purposes of engaging in Qualified Receivables Financing with BP I or BP II in which BP I or BP II or any Subsidiary of BP I or BP II makes an Investment and to which BP I, BP II or any Restricted Subsidiary transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable of BP I, BP II and their respective Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors of each of the Issuers (as provided below) as a Receivables Subsidiary and:
(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by BP I, BP II or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is with recourse to or obligates BP I, BP II or any Subsidiary of BP I or BP II in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of BP I, BP II or any other Subsidiary of BP I or BP II, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(b) with which neither BP I, BP II nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which BP I or BP II reasonably believes to be no less favorable to BP I, BP II or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of any Issuer; and
(c) to which neither BP I, BP II nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of an Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of each of the Issuers giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions. Notwithstanding the foregoing, BP Factoring shall be deemed to be a Receivables Subsidiary under this Senior Secured Notes Indenture unless and until any Issuer shall have notified the Trustee in writing that BP Factoring is no longer a Receivables Subsidiary.
“Reference Agreement Security Principles” means the agreed security principles appended to the Reference Credit Agreement, as in effect from time to time and applied mutatis mutandis, excluding any waiver, amendment or other modification after the Issue Date that by its terms affects the rights of the Holders in a manner different and materially adverse relative to the manner such waiver, amendment or other modification affects holders of other First Lien Obligations unless such waiver, amendment or other modification has been approved by Holders of not less than a majority in principal amount of the Senior Secured Notes then outstanding; provided, however, that if, at any time, the Reference Credit Agreement in effect at such time no longer qualifies as a Qualifying Reference Agreement (which for the avoidance of doubt shall not be the case if a Replacement Reference Credit Agreement is entered into by BP I or any of its Restricted Subsidiaries substantially concurrently with the Reference Credit Agreement then in effect ceasing to qualify as a Qualifying Reference Agreement), the Reference Agreement Security Principles will thereafter mean the agreed security principles appended to such Reference Credit Agreement in the form in which it existed immediately prior to it ceasing to be a Qualifying Reference Agreement, without giving effect to any consents, waivers, amendments or other modifications made in anticipation of such fact.
The Reference Agreement Security Principles shall initially mean the following:
(A)    Considerations
(1)    The security that will be provided in support of the Obligations (as defined in the First Lien Intercreditor Agreement) will be given in accordance with certain security principles (the “Security Principles”) set forth below.
(2)    The Security Principles embody recognition by all parties that there may be certain legal and practical difficulties in obtaining effective security from the Issuers and Senior Secured Note Guarantors. However, it is acknowledged that to the extent the Security Principles conflict with the specific provisions of this Senior Secured Notes Indenture or any Security Document (other than those explicitly qualified by these Security Principles), the provisions of this Senior Secured Notes Indenture or such Security Document will prevail.
(3)    For purposes of the Security Principles, “value” refers to fair market value; provided, however, that if no fair market value is readily ascertainable, value shall refer to book value determined in accordance with GAAP (as defined in the Senior Secured Credit Facilities) (consistently applied), as of the date of the most recently ended fiscal quarter for which financial statements are available.
(4)    For purposes of the covenants set forth in this Senior Secured Notes Indenture and Security Documents, the Applicable Representative from time to time shall make all determinations on behalf of the noteholders with respect to these

Security Principles and the Senior Secured Notes shall not be entitled to any Collateral not also available on the same priority basis in respect of the Senior Secured Credit Facilities, any other Credit Agreement or other Public Debt.
The Security Principles are as follows:
(a)    general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, “thin capitalisation” rules, retention of title claims, exchange control restrictions and similar principles may limit the ability of Issuers and Senior Secured Note Guarantors to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise; the Issuers and Senior Secured Note Guarantors will use reasonable endeavours to provide the maximum permissible credit support and to assist in demonstrating that adequate corporate benefit accrues to any relevant entity;
(b)    the entities required to provide guarantees and security and the extent of the perfection of such security may be limited where the Applicable Representative reasonably determines in consultation with the Loan Parties (in each case as used in this definition, such term as defined in the Senior Secured Credit Facilities) that the cost to the Loan Parties (including for the avoidance of doubt, any material tax costs to the Loan Parties taken as a whole) of providing guarantees and security is excessive in relation to the benefit accruing to the Secured Parties (as defined in the First Lien Intercreditor Agreement);
(c)    any assets subject to third party arrangements which are permitted by this Senior Secured Notes Indenture and which prevent those assets from being subject to a Lien will not be subject to a Lien in any relevant Security Document; provided, however, that reasonable endeavours to obtain consent to such Lien shall be used by the relevant Issuer or Senior Secured Note Guarantor if the relevant asset is material and if seeking such consent will not adversely affect the business of the Issuer or Senior Secured Note Guarantor or their commercial relationships;
(d)    guarantees and security will not be required from companies that are not Wholly Owned Subsidiaries (such term, as used throughout these Security Principles, to exclude directors’ qualifying shares and similar insignificant minority ownership interests). Where security is provided by a wholly owned subsidiary of any Issuer or Senior Secured Note Guarantor (whether direct or indirect) and such subsidiary subsequently ceases to be wholly owned but remains a subsidiary, there shall be no requirement for the release of such guarantee or security;
(e)    RGHL and its Subsidiaries (the “Group”) will not be required to grant Senior Secured Note Guarantees or enter into Security Documents if it would conflict with the fiduciary duties of their directors or contravene any legal prohibition or result in a risk of personal or criminal liability on the part of any officer; provided, however, that the relevant member of the Group shall use reasonable endeavours to overcome any such obstacle; provided further, however, that the above limitation shall be assessed in respect of the obligations of such member of the Group under the Credit Documents (as defined in the First Lien Intercreditor Agreement) generally and not just the Senior Secured Note Guarantee or security being granted by that member of the Group;
(f)    neither RGHL nor any of its Subsidiaries will be required to grant guarantees or enter into Security Documents where there would be a significant tax disadvantage in doing so. Without limiting the generality of the foregoing, neither RGHL nor any of its Subsidiaries shall be required to give a Senior Secured Note Guarantee or a pledge of its assets if such Person is a US Controlled Foreign Subsidiary, and in no event shall more than 65% of the total outstanding voting Equity Interests of such an entity be required to be pledged;
(g)    perfection of security, when required, and other legal formalities will be completed as soon as practicable and, in any event, within the time periods specified in this Senior Secured Notes Indenture and Security Documents therefor or (if earlier or to the extent no such time periods are specified in this Senior Secured Notes Indenture and Security Documents) within the time periods specified by applicable law in order to ensure due perfection. The perfection of security granted will not be required if it would have a material adverse effect on the ability of the relevant Issuer or Senior Secured Note Guarantor to conduct its operations and business in the ordinary course as otherwise permitted by this Senior Secured Indenture and Security Documents;
(h)    the Collateral Agent (acting in its own right or on behalf of the relevant Secured Parties (in each case used in this definition, as defined in the First Lien Intercreditor Agreement)) shall be able to enforce the security granted by the Security Documents without any restriction from (i) the constitutional documents of any of the Issuers and Senior Secured Note Guarantors, to the extent that such restrictions can be removed under relevant law, (ii) any of the Issuers and Senior Secured Note Guarantors which is or whose assets are the subject of such Security Document (but subject to any inalienable statutory or common law rights which the Issuers and Senior Secured Note Guarantors may have to challenge such enforcement) or (iii) any shareholders of the foregoing not party to the relevant Security Document, to the extent that it is within the power of the Issuers and Senior Secured Note Guarantors to ensure that such restrictions do not apply;
(i)    the maximum secured amount may be limited to minimize stamp duty, notarisation, registration or other applicable fees, taxes and duties;
(j)    where a class of assets to be secured by an Obligor includes material and immaterial assets, the Issuers and the Administrative Agent under the Senior Secured Credit Facilities (or such other Applicable Representative) may agree a threshold in respect of such assets and direct the Collateral Agent to act accordingly;

(k)    the only owned real property owned by RGHL and its Subsidiaries required to be pledged on the Issue Date or as soon as reasonably practicable thereafter, but, in any event, at the same time such pledge is given in respect of the Senior Secured Credit Facilities, will be the real property pledged in respect of the Senior Secured Credit Facilities at such time. After the Issue Date, neither RGHL nor any of its Subsidiaries will be required to pledge any real property owned by RGHL or such Subsidiaries unless the value of such real property exceeds $15.0 million. Neither RGHL nor any of its Subsidiaries will be required to pledge any property in which it has a leasehold interest;
(l)    unless granted under a global Security Document governed by the law of the jurisdiction of the Issuers or a Senior Secured Note Guarantor or New York law, all security (other than share security over subsidiaries of the Issuers or a Senior Secured Note Guarantor) shall be governed by the law of and secure assets located in the jurisdiction of incorporation of that entity; provided, however, that for certain receivables security, such security may be governed by the law of the jurisdiction of incorporation or domicile of the creditor or the law that governs the underlying receivable;
(m)    other than where intellectual property is secured by a floating charge or other similar all-asset security interest, security interests need only be granted for intellectual property with a value greater than €1.0 million. Security interests in intellectual property will be registered solely in the jurisdiction of incorporation of the entity that owns such intellectual property; provided, however, that, with respect to intellectual property that is material to such entity, to the extent the registration of a security interest in or the taking of any other commercially reasonable actions with respect to, such intellectual property in any other jurisdiction is necessary to ensure that the Secured Parties would be able to realize upon the value of the secured intellectual property in the event of enforcement action, such registration or other actions will be taken in such other jurisdiction as the Collateral Agent may reasonably request taking into account the cost to the Loan Parties of such registration in relation to the benefit accruing to the Secured Parties;
(n)    security interests will be taken over only those insurance policies of the Issuers and Senior Secured Note Guarantors that are material to the Group as a whole, as reasonably determined by the Administrative Agent under the Senior Secured Credit Facilities (or other Applicable Representative, as applicable);
(o)    other than where equipment is secured by a floating charge or other similar all-asset security interest, security interests need only be granted for manufacturing equipment with a value greater than €250,000;
(p)    security interests will be provided over the equity of any Subsidiary that is not a Loan Party only if (i) it is organized in a jurisdiction where one or more Loan Party is organized, (ii) as of the last day of the fiscal quarter of RGHL most recently ended for which financial statements are available, it had gross assets (excluding intra group items but including investments in Subsidiaries) in excess of 1.0% of Consolidated Total Assets (as defined in the Senior Secured Credit Facilities) or (iii) for the period of four consecutive fiscal quarters of RGHL most recently ended for which financial statements are available, it had earnings before interest, tax, depreciation and amortization calculated on the same basis as Consolidated EBITDA in excess of 1.0% of the Consolidated EBITDA (as such terms are defined in the Senior Secured Credit Facilities);
(q)    no security interest will be provided over the equity of any Subsidiary that (1) (a) does not conduct any business operations, (b) has assets with a book value not in excess of $100,000 and (c) does not have any indebtedness outstanding or (2) is an Unrestricted Subsidiary; and
(r)    security interests shall not be required in respect of (i) any bank account that has an average daily balance of less than $500,000 (or its equivalent in other currencies) (and any other bank account as the Administrative Agent under the Senior Secured Credit Facilities may reasonably otherwise agree to exclude) unless such security is constituted automatically under a global Security Document or a floating charge or other similar all-asset security interest (in which case any perfection related obligations (including the delivery of notices or entering into of deposit account control agreements) or reporting requirements shall not apply to such bank account) or (ii) to the extent that the security interest therein is prohibited by the terms of the applicable factoring transaction, any bank account used by any Issuer or Senior Secured Note Guarantor primarily for the receipt of payments in respect of receivables that are subject to a factoring transaction permitted by this Senior Secured Notes Indenture, so long as such bank account is subject to agreed procedures and documentation, in each case acceptable to the Applicable Representative and providing for the prompt transfer by the applicable deposit bank of any funds received therein, other than payments in respect of such receivables, to a bank account subject to a security interest in favor of the Collateral Agents and the Secured Parties (or exempted pursuant to clause (i) above) (and, if requested by any Issuer or Senior Secured Note Guarantor, the Applicable Representative shall cause the release of any bank accounts not required to be pledged under this clause (ii)).
For the avoidance of doubt, in these Security Principles, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation or for the continuance of any security, stamp duties, out-of-pocket expenses and other fees and expenses directly incurred by the relevant grantor of security or any of its direct or indirect owners, Subsidiaries or Affiliates.
(B)    Senior Secured Note Guarantors and Security
Each Senior Secured Note Guarantee will be an upstream, cross-stream and downstream guarantee of all the Obligations with respect to the Senior Secured Notes and the Senior Secured Note Guarantees, subject to the requirements of the Security

Principles in each relevant jurisdiction. Subject to the Security Principles, the security will secure all of the Obligations with respect to the Senior Secured Notes and the Senior Secured Note Guarantees.
Subject to these Security Principles, the security package shall include stock and other membership interests issued by the Issuers and Senior Secured Note Guarantors and intercompany and trade receivables, bank accounts (and amounts on deposit therein), intellectual property, insurance, real estate, inventory and equipment, in each case owned by an Issuer or Senior Secured Note Guarantor and, in jurisdictions where an “all asset” security interest can be created in a security document, security over all assets shall, subject to this Senior Secured Notes Indenture and Security Documents, be given by the Issuers and Senior Secured Note Guarantors formed in that jurisdiction.
To the extent possible, all security shall be given in favour of the Collateral Agent and not the Holders individually; provided, however, that any accessory security (akzessorische Sicherheit) governed by Swiss and German law shall be given in favour of the Collateral Agent and Secured Parties (as defined in the First Lien Intercreditor Agreement) individually if so required by the Applicable Representative. “Parallel debt” provisions will be used where necessary; such provisions will be contained in the First Lien Intercreditor Agreement and not the individual Security Documents unless required under local laws. To the extent possible, the grant of security in the Collateral shall be structured, documented or otherwise implemented in a manner so that there should be no action required to be taken in relation to the security when any noteholder transfers an interest in the Senior Secured Notes to another party. To the extent such action is required, the Applicable Representative shall not require the Collateral Agent to obtain security in such asset giving rise to the requirement for such action upon a transfer of an interest in the Senior Secured Notes to another party.
The Issuers and Senior Secured Note Guarantors will be required to pay the reasonable costs of any re-execution, notarisation, re-registration, amendment or other perfection requirement for any security on any transfer by a Holder to a new Holder on or prior to the date on which the Initial Purchasers notify RGHL that primary distribution of the Senior Secured Notes is complete. Otherwise the cost or fee shall be for the account of the transferee Holder.
(C) Terms of Security Documents
The following principles will be reflected in the terms of any security taken as part of this transaction:
(a)    the security will be first ranking, to the extent possible;
(b)    security will (to the extent possible under local law) not be enforceable unless an Event of Default (as defined in the First Lien Intercreditor Agreement) has occurred and is continuing;
(c)    any representations, warranties or undertakings which are required to be included in any Security Document shall reflect (to the extent to which the subject matter of such representation, warranty and undertaking is the same as the corresponding representation, warranty and undertaking in the Credit Agreement, this Senior Secured Notes Indenture or any Additional Agreement (as defined in the First Lien Intercreditor Agreement and to the extent relevant) (collectively, the “Principal Loan Documents”) the commercial deal set out in the Principal Loan Documents (save to the extent that applicable local counsel agree that it is necessary to include any further provisions (or deviate from those contained in the Principal Loan Documents) in order to protect or preserve the security granted thereunder);
(d)    the provisions of each security document will not be unduly burdensome on the relevant Issuer or Senior Secured Note Guarantor granting such security or interfere unreasonably with the operation of its business and will be limited to those required to create effective security and not impose unreasonable commercial obligations;
(e)    information, such as lists of assets, will be provided if and only to the extent (i) required by law to create, enforce, perfect or register the security or (ii) necessary or advisable to enforce the security; provided, however, that such information need not be provided by an Issuer or Senior Secured Note Guarantor pursuant to this subclause (ii) more frequently than annually unless an Event of Default has occurred (or, in the case of third-party trade debtors, unless a Default has occurred which is continuing), and in each case that information can be provided without breaching confidentiality requirements or damaging business relationships;
(f)    the Collateral Agent and Secured Parties shall be able to exercise a power of attorney only following the occurrence of an Event of Default or if the relevant Issuer or Senior Secured Note Guarantor granting such security has failed to comply with a further assurance or perfection obligation within 10 Business Days of being notified of that failure;
(g)    security will, where possible and practical, automatically create security over future assets of the same type as those already secured;
(h)    notification of receivables security to third-party trade debtors shall not be given unless a Default has occurred and is continuing and for intercompany receivables notification may be given at the time such security is granted to the extent required by local law to perfect such security or if a Default has occurred and is continuing;

(i)    in respect of the share pledges, until an Event of Default has occurred, the pledgors shall be permitted to retain and to exercise voting rights to any shares pledged by them in a manner which does not adversely affect the validity or enforceability of the security or cause an Event of Default to occur and the subsidiaries of the pledgors should be permitted to pay dividends upstream on pledged shares to the extent permitted under the Principal Loan Documents; and
(j)    in respect of bank accounts (and cash therein), the Collateral Agent agrees with the relevant Issuer or Senior Secured Note Guarantor that the Collateral Agent shall not give any instructions or withhold any withdrawal rights from such Issuer or Senior Secured Note Guarantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur.
“Reference Credit Agreement” means the Senior Secured Credit Facilities as in effect on the Issue Date as the same may be amended, modified, restated and supplemented from time to time, including any Replacement Reference Credit Agreement.
“Reference Date” means June 29, 2007.
“Refinance” means, in respect of any Indebtedness, Disqualified Stock or Preferred Stock, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness, Disqualified Stock or Preferred Stock in exchange or replacement for, such Indebtedness, Disqualified Stock or Preferred Stock. “Refinanced” and “Refinancing” shall have correlative meanings.
“Replacement Reference Credit Agreement” means a senior secured credit agreement entered into by BP I or any of its Restricted Subsidiaries substantially concurrently with the Reference Credit Agreement then in effect ceasing to qualify as a Qualifying Reference Agreement.
“Representative” means the trustee, agent or representative (if any) for any Indebtedness; provided, however, that if, and for so long as, any Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of Obligations under such Indebtedness.
“Restricted Cash” means cash and Cash Equivalents held by BP I, BP II or any Restricted Subsidiaries that are contractually restricted from being distributed or otherwise paid to any Issuer or not available for general corporate purposes, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Senior Secured Notes Indenture.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Senior Secured Notes Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of each of BP I and BP II.
“Reynolds 2008 Credit Agreement” means the Senior Secured Facilities Agreement dated February 21, 2008, among Reynolds Packaging Group (NZ) Limited, Closure Systems International Holdings Inc., Closure Systems International B.V., Reynolds Consumer Products Holdings Inc. and Reynolds Treasury (NZ) Limited, as borrowers, the Lenders party thereto, Australia and New Zealand Banking Group Limited, BOS International (Australia) Limited, Calyon Australia Limited and Credit Suisse, as joint lead arrangers and underwriters, and Credit Suisse as facility agent and security trustee, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder (subject to compliance with Sections 4.03 and 4.12) or altering the maturity thereof.
“Reynolds Acquisition” means collectively (a) the acquisition by BP III of all the Equity Interests of each of Closure Systems International (Luxembourg) S.à r.l and Reynolds Consumer Products (Luxembourg) S.à r.l and (b) the acquisition by Reynolds Group Holdings Inc., a direct Wholly Owned Subsidiary of BP III, of all the Equity Interests of Reynolds Consumer Products Holdings Inc.
“Reynolds Acquisition Documents” means the (i) Stock Purchase Agreement, dated as of October 15, 2009, by and among BP III, Reynolds Group Holdings Inc., a direct Wholly Owned Subsidiary of BP III, and Reynolds Consumer Products (NZ) Limited, a New Zealand company and (ii) Stock Purchase Agreement, dated as of October 15, 2009, by and between BP III and Closure Systems International (NZ) Limited, a New Zealand company, and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to November 5, 2009.
“Reynolds Foodservice Acquisition” means, collectively, (a) the acquisition by Reynolds Group Holdings, Inc., a direct Wholly Owned Subsidiary of BP III, of all of the Equity Interests of Reynolds Packaging Inc., (b) the acquisition by Closure Systems International B.V., an indirect Wholly Owned Subsidiary of BP III, of all of the Equity Interests of Reynolds Packaging International

B.V., together with a minority interest in Reynolds Metals Company de Mexico S. de R.L. de C.V., from an affiliated entity, that along with Reynolds Group Holdings Inc. and Closure Systems International B.V., is beneficially owned by Mr. Graeme Richard Hart.
“Reynolds Foodservice Acquisition Document” means the Stock Purchase Agreement dated as of September 1, 2010, among BP III, Reynolds Group Holdings Inc., Closure Systems International B.V. and Reynolds Packaging (NZ) Limited.
“Reynolds Foodservice Transactions” means the Reynolds Foodservice Acquisition and the transactions related thereto.
“Reynolds Transactions” means the Reynolds Acquisition and the transactions related thereto (including the transactions contemplated in that certain Steps Plan and Structure Chart dated November 3, 2009, prepared by RGHL), including the repayment of the Reynolds 2008 Credit Agreement, the issuance and guarantee of, and granting of security in relation to, the 2009 Notes, the entering into and borrowings and guarantees under, and granting of security in relation to, the Senior Secured Credit Facilities, the amendment to the 2007 UK Intercreditor Agreement, entry into the First Lien Intercreditor Agreement and the contribution by RGHL of funds in return for common equity of BP I.
“RGHL” means Reynolds Group Holdings Limited.
“RP Reference Date” means November 5, 2009.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by BP I, BP II or a Restricted Subsidiary whereby BP I, BP II or a Restricted Subsidiary transfers such property to a Person and BP I, BP II or such Restricted Subsidiary leases it from such Person, other than leases between BP I, BP II and a Restricted Subsidiary or between Restricted Subsidiaries.
“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.
“SEC” means the Securities and Exchange Commission.
“Secured Indebtedness” means any Indebtedness secured by a Lien.
“Secured Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Senior Secured Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of any Issuer to any of the Secured Parties under the Senior Secured Note Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Issuers under or pursuant to the Senior Secured Note Documents, and (c) the due and punctual payment and performance of all the obligations of each other Obligor under or pursuant to the Senior Secured Note Documents.
“Secured Parties” means (a) the Holders, (b) the Trustee, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Obligor under any Senior Secured Note Document and (e) the successors and assigns of each of the foregoing.
“Securities Act” means the US Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securitization Facility” means the Receivables Loan and Security Agreement, dated as of November 7, 2012, among, among others, BP Factoring, Nieuw Amsterdam Receivables Corporation as conduit lender, and the other parties from time to time thereto, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original parties or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures.
“Security Documents” means those agreements or other instruments entered into pursuant to which security interests in the Collateral are granted to secure the Senior Secured Notes and the Senior Secured Note Guarantees.
“Senior Indebtedness” means, with respect to any Person, (a) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and (b) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (a), unless, in the case of clauses (a) and (b), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations in respect thereof are subordinate in right of payment to the Senior Secured Notes or the Senior Secured Note Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:
(1) any obligation of such Person to BP I, BP II or any Subsidiary of BP I or BP II;
(2) any liability for national, state, local or other taxes owed or owing by such Person;
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof (other than by way of letter of credit, bank guarantee, performance or other bond, or other similar obligation) or instruments evidencing such liabilities);
(4) any Capital Stock;
(5) any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or
(6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Senior Secured Notes Indenture.
“Senior Note Guarantee” means any guarantee of the obligations of the Issuers under the Senior Notes Indenture by any Person in accordance with the provisions of the Senior Notes Indenture.
“Senior Notes” means the 7.000% Senior Notes due 2024 issued pursuant to the Senior Notes Indenture on the Issue Date.
“Senior Notes Indenture” means the Senior Notes Indenture to be dated as of the Issue Date, among the Issuers and The Bank of New York Mellon, as Trustee, Paying Agent, Transfer Agent and Registrar, as supplemented, amended and modified from time to time thereafter.
“Senior Secured Credit Facilities” means the Third Amended and Restated Credit Agreement dated as of September 28, 2012, among, among others, BP I and Credit Suisse, as administrative agent, the other financial institutions party thereto, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder (subject to compliance with Sections 4.03 and 4.12) or altering the maturity thereof.
“Senior Secured First Lien Indebtedness” means, with respect to any Person, at any date, First Lien Obligations of such Person and its Restricted Subsidiaries (excluding Indebtedness secured by a Lien solely on money or US Government Obligations held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), in each case as of such date (determined on a consolidated basis in accordance with GAAP) consisting, without duplication, of (a) Indebtedness in respect of borrowed money, (b) Indebtedness evidenced by bonds, notes, debentures or similar instruments, (c) Indebtedness in respect of Capitalized Lease Obligations, (d) Indebtedness under any Receivables Financing (other than Obligations under or in respect of Qualified Receivables Financings) or (e) any obligation to be liable for, or to pay, as obligor, guarantor, or otherwise, on any obligations referred to in clauses (a) through (d) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course), including by securing such obligations by a lien on one’s assets.
“Senior Secured First Lien Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) Senior Secured First Lien Indebtedness of such Person less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination (the “Aggregate First Lien Debt”) to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding the Senior Secured First Lien Leverage Calculation Date (as defined below); provided, however, that the calculation of Aggregate First Lien Debt shall not give effect to any Senior Secured First Lien Indebtedness where the related Lien is Incurred pursuant to clause (6)(ii) of the definition of “Permitted Liens” or clause (20) of such definition to the extent the Lien Incurred under such clause (20) secured a refinancing, refunding, extension, renewal or replacement of a Lien Incurred pursuant to clause (6)(ii) of such definition. In the event that such Person or any of its Restricted Subsidiaries Incurs, repays, repurchases, redeems, defeases or otherwise acquires, retires or discharges any Senior Secured First Lien Indebtedness subsequent to the commencement of the period for which the Senior Secured First Lien Leverage Ratio is being calculated but on or prior to the event for which the calculation of the Senior Secured First Lien Leverage Ratio is made (the “Senior Secured First Lien Leverage Calculation Date”), then the Senior Secured First Lien Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Senior Secured First Lien Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuers may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Senior Secured First Lien Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Senior Secured First Lien Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that BP I, BP II or any of the Restricted Subsidiaries has determined to make or have made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Secured First Lien Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions), discontinued operations and other operational changes (and the change of any associated Senior Secured First Lien Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into BP I, BP II or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Senior Secured First Lien Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. Any such pro forma calculation may include, without duplication, adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event to the extent set forth in the definition of “EBITDA” (including, to the extent applicable, from the Transactions).
“Senior Secured Note Documents” means (a) the Senior Secured Notes, the Senior Secured Notes Guarantees, this Senior Secured Notes Indenture, the Security Documents, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and (b) any other related document or instrument executed and delivered pursuant to any Senior Secured Note Document described in clause (a) evidencing or governing any Secured Obligations thereunder.
“Senior Secured Note Guarantee” means any guarantee of the obligations of the Issuers under this Senior Secured Notes Indenture and the Senior Secured Notes by any Person in accordance with the provisions of this Senior Secured Notes Indenture.
“Senior Secured Note Guarantors” means (x) RGHL, BP I, BP II and the Restricted Subsidiaries that enter into this Senior Secured Notes Indenture on the Issue Date (other than the Issuers) and (y) any Person that subsequently becomes a Senior Secured Note Guarantor in accordance with the terms of this Senior Secured Notes Indenture; provided, however, that upon the release or discharge of such Person from its Senior Secured Note Guarantee in accordance with this Senior Secured Notes Indenture, such Person shall cease to be a Senior Secured Note Guarantor.
“September 2012 Note Documents” means (a) the September 2012 Senior Secured Notes, the guarantees with respect to the September 2012 Senior Secured Notes, the September 2012 Senior Secured Indenture, the September 2012 Security Documents, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and (b) any other related document or instrument executed and delivered pursuant to any September 2012 Note Document described in clause (a) evidencing or governing any secured obligations thereunder.
“September 2012 Security Documents” means those agreements or other instruments entered into pursuant to which security interests in the Collateral (as defined in the September 2012 Senior Secured Indenture) are granted to secure the September 2012 Senior Secured Notes and the guarantees thereof.
“September 2012 Senior Secured Indenture” means the senior secured notes indenture dated as of September 28, 2012, among the Issuers, the guarantors from time to time party thereto, The Bank of New York Mellon, as Trustee, Principal Paying Agent, Registrar, Transfer Agent and Collateral Agent and The Bank of New York Mellon, London Branch, as Paying Agent, and Wilmington Trust (London) Limited, as additional Collateral Agent, as supplemented, amended and modified from time to time thereafter.
“September 2012 Senior Secured Notes” means the 5.750% Senior Secured Notes due 2020 issued pursuant to the September 2012 Senior Secured Indenture.
“Significant Subsidiary” means any Restricted Subsidiary that meets any of the following conditions:

(1) BP I’s, BP II’s and the Restricted Subsidiaries’ investments in and advances to the Restricted Subsidiary exceed 10% of the total assets of BP I, BP II and the Restricted Subsidiaries on a combined consolidated basis as of the end of the most recently completed fiscal year;
(2) BP I’s, BP II’s and the Restricted Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Restricted Subsidiary exceeds 10% of the total assets of BP I, BP II and the Restricted Subsidiaries on a combined consolidated basis as of the end of the most recently completed fiscal year; or
(3) BP I’s, BP II’s and the Restricted Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Restricted Subsidiary exceeds 10% of such income of BP I, BP II and the Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal year.
“Similar Business” means (a) any businesses, services or activities engaged in by BP I, BP II or any their respective Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by BP I, BP II or any their respective Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
“Squeeze Out” means the acquisition pursuant to Article 33 of the Swiss Federal Stock Exchanges and Securities Trading Act (SR954.1) by BP III of the remaining Target Shares after at least 98% of the Target’s Voting Stock has been acquired by BP III at the end of the Offer.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by BP I, BP II or any Subsidiary of BP I or BP II which BP I or BP II has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
“Subordinated Indebtedness” means (a) with respect to any Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Senior Secured Notes and (b) with respect to any Senior Secured Note Guarantor, any Indebtedness of such Senior Secured Note Guarantor which is by its terms subordinated in right of payment to its Senior Secured Note Guarantee.
“Subordinated Shareholder Funding” means, collectively, any funds provided to BP I or BP II by any direct or indirect parent, any Affiliate of any direct or indirect parent or any Permitted Holder or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by any of the foregoing Persons, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, that such Subordinated Shareholder Funding:
(1) does not (including upon the happening of any event) mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Senior Secured Notes (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of BP I or BP II or any funding meeting the requirements of this definition) or the making of any such payment prior to the first anniversary of the Stated Maturity of the Senior Secured Notes is restricted by the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement or another intercreditor agreement;
(2) does not (including upon the happening of any event) require, prior to the first anniversary of the Stated Maturity of the Senior Secured Notes, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts or the making of any such payment prior to the first anniversary of the Stated Maturity of the Senior Secured Notes is restricted by the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement or another intercreditor agreement;
(3) contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment (in each case, prior to the first anniversary of the Stated Maturity of the Senior Secured Notes) or the payment of any amount as a result of any such action or provision, or the exercise of any rights or enforcement action (in each case, prior to the first anniversary of the Stated Maturity of the Senior Secured Notes) is restricted by the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement or another intercreditor agreement;

(4) does not provide for or require any security interest or encumbrance over any asset of BP I, BP II or any of their respective Subsidiaries;
(5) pursuant to its terms or pursuant to the 2007 UK Intercreditor Agreement, any Additional Intercreditor Agreement or another intercreditor agreement, is fully subordinated and junior in right of payment to the Senior Secured Notes pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding or are no less favorable in any material respect to Holders than those contained in the 2007 UK Intercreditor Agreement as in effect on the Issue Date with respect to the “Senior Creditors” (as defined therein) in relation to “Subordinated Obligations” (as defined therein);
provided, however, that any event or circumstance that results in such subordinated obligation ceasing to qualify as Subordinated Shareholder Funding, including it ceasing to be held by any direct or indirect parent, any Affiliate of any direct or indirect parent or any Permitted Holder or any Affiliate thereof, shall constitute an Incurrence of such Indebtedness by BP I, BP II or such Restricted Subsidiary.
“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Substantially All” when used in relation to assets, means assets of the relevant entity or entities having a market value of at least 75% of the market value of all of the assets of such entity or entities at the date of the relevant transactions.
“Target” means SIG Combibloc Group AG (formerly SIG Holding AG), a company limited by shares incorporated in Switzerland registered in the Commercial Register of the Canton of Schaffhausen with the register number CH-290.3.004.149-2.
“Target Shares” means all of the registered shares of Target.
“Tax Distributions” means any distributions described in Section 4.04(b)(xii).
“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.
“TOO” means the Ordinance of the Swiss Takeover Board on Public Takeover Offers in effect until December 31, 2008 (SR 954.195.1).
“Total Assets” means the total combined consolidated assets of BP I, BP II and the Restricted Subsidiaries, as shown on the most recent combined balance sheet of BP I and BP II; provided, however, that, if since the date of such balance sheet BP I, BP II or any Restricted Subsidiary has entered into (or intends to enter into in connection with the need to determine such total combined consolidated assets) any acquisition, disposition, merger, amalgamation or consolidation, in each case with respect to an operating unit of a business (each, for purposes of this definition, a “pro forma event”), then the computation of such total combined consolidated assets shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers, amalgamations and consolidations had occurred on such balance sheet date. For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of BP I or BP II or RGHL.
“Total Net Indebtedness” means, with respect to any Person, at any date, Total Net Obligations of such Person and its Restricted Subsidiaries, in each case as of such date (determined on a consolidated basis in accordance with GAAP) consisting, without duplication, of (a) Indebtedness in respect of borrowed money, (b) Indebtedness evidenced by bonds, notes, debentures or similar instruments, (c) Indebtedness in respect of Capitalized Lease Obligations, (d) Indebtedness under any Receivables Financing (other than Obligations under or in respect of Qualified Receivables Financings), (e) Disqualified Stock or (f) any obligation to be liable for, or to pay, as obligor, guarantor, or otherwise, on any obligations referred to in clauses (a) through (e) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course), including by securing such obligations by a lien on one’s assets.
“Total Net Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) Total Net Indebtedness of such Person less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to

(ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding the Total Net Leverage Calculation Date (as defined below). In the event that such Person or any of its Restricted Subsidiaries Incurs, repays, repurchases, redeems, defeases or otherwise acquires, retires or discharges any Total Net Indebtedness subsequent to the commencement of the period for which the Total Net Leverage Ratio is being calculated but on or prior to the event for which the calculation of the Total Net Leverage Ratio is made (the “Total Net Leverage Calculation Date”), then the Total Net Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Total Net Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Issuers may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Total Net Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Total Net Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.
For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that BP I, BP II or any of the Restricted Subsidiaries has determined to make or have made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Total Net Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the Transactions), discontinued operations and other operational changes (and the change of any associated Total Net Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into BP I, BP II or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Total Net Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuers. Any such pro forma calculation may include, without duplication, adjustments appropriate, in the reasonable good faith determination of the Issuers as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event to the extent set forth in the definition of “EBITDA” (including, to the extent applicable, from the Transactions).
“Total Net Obligations” with respect to a Person, means (i) all Indebtedness and Disqualified Stock of such Person, (ii) all other Obligations (not constituting Indebtedness) of BP I, BP II and the Restricted Subsidiaries under the agreements governing such Indebtedness or Disqualified Stock described in clause (i) and (iii) all other Obligations of BP I, BP II or any Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services, in each case owing to a Person that is a holder of Indebtedness or Disqualified Stock described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.
“Transactions” means the June 2007 Transactions, the Reynolds Transactions, the Evergreen Transactions, the Pactiv Transactions, the Reynolds Foodservice Transactions, the Dopaco Transactions and the Graham Packaging Transactions.
“Treasury Rate” (as determined by the Issuers) means, with respect to the Senior Secured Notes, as of any redemption date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date the redemption notice is mailed (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2019 in the case of the Fixed Rate Senior Secured Notes and July 15, 2017, in the case of the Floating Rate Senior Secured Notes; provided, however, that if the period from the redemption date to the relevant date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Officer” means any officer within the Corporate Trust Office of the Trustee, including any managing director, vice president, senior associate or any other officer of the Trustee (1) who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and (2) who shall have direct responsibility for the administration of this Senior Secured Notes Indenture.
“Trustee” means the party named as such in this Senior Secured Notes Indenture until a successor replaces it and, thereafter, means the successor.
“Unrestricted Subsidiary” means:

(1) any Subsidiary of BP I or BP II that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and
(2) any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors of RGHL may designate any Subsidiary (other than any Issuer) of BP I or BP II (including any newly acquired or newly formed Subsidiary of BP I or BP II) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, BP I or BP II or any other Subsidiary of BP I or BP II that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of BP I, BP II or any of the Restricted Subsidiaries; provided further, however, that either:
(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or
(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.
The Board of Directors of each of the Issuers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:
(x) (1) BP I or BP II could Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (2) the Fixed Charge Coverage Ratio for BP I, BP II and its Restricted Subsidiaries would be greater than such ratio for BP I, BP II and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and
(y) no Event of Default shall have occurred and be continuing.
Any such designation by the Board of Directors of each of the Issuers shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of each of the Issuers giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
“US Controlled Foreign Subsidiary” means any Person that (A) is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code and the US Treasury Regulations thereunder; (B) is organized under the laws of the United States or any state thereof or the District of Columbia and all or substantially all of the assets of such Person consist of equity or debt of one or more Persons described in clause (A) or this clause (B) (including cash and/or marketable securities relating to an ownership interest in any such equity or debt); or (C) is a Subsidiary of a Person described in clause (A) or (B).
“US Corporate Escrow Issuer” means RGHL US Escrow II Inc., a Delaware corporation.
“US Dollar Equivalent” means with respect to any monetary amount in a currency other than US Dollars, at any time for determination thereof by BP I, BP II or the Trustee, the amount of US Dollars obtained by converting such currency other than US Dollars involved in such computation into US Dollars at the spot rate for the purchase of US Dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” (or, if The Wall Street Journal is no longer published, or if such information is no longer available in The Wall Street Journal, such source as may be selected in good faith by BP I or BP II) on the date of such determination.
“US Government Obligation” means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii) is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
“US Issuer I” means Reynolds Group Issuer LLC, a Delaware limited liability company.
“US Issuer II” means Reynolds Group Issuer Inc., a Delaware corporation.

“US Issuers” means, collectively, US Issuer I and US Issuer II.
“US LLC Escrow Issuer” means RGHL US Escrow II LLC, a Delaware limited liability company.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.
“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
SECTION 1.02.
    Other Definitions.

Term	Defined in Section

“Additional Amounts”	4.15(a)(ii)
“Additional Collateral Agent”	Preamble
“Additional Guarantor”	10.08(m)
“Additional Intercreditor Agreement”	4.20(a)
“Affiliate Transaction”	4.07(a)
“Agent Member”	Appendix A
“Agent Members”	Appendix A
“Asset Sale Offer”	4.06(b)(iii)
“Authentication Order”	2.03
“Bankruptcy Law”	6.01(j)
“Bond”	12.09(b)
“Calculation Agent”	2.04(a)
“Change of Control Offer”	4.08(c)
“Change of Control Payment”	4.08(c)(i)
“Change of Control Payment Date”	4.08(c)(iii)
“Common Depositary”	Appendix A
“covenant defeasance option”	8.01(d)
“Custodian”	6.01(j)
“Deed of Hypothec”	12.09(a)
“Definitive Fixed Rate Senior Secured Security”	Appendix A
“Definitive Floating Rate Senior Secured Security”	Appendix A
“Definitive Securities”	Appendix A
“DTC”	Appendix A
“Dutch Guarantor”	10.08(a)
“Event of Default”	6.01

“Excess Proceeds”	4.06(b)(iii)
“Excluded Stock Collateral”	12.01(a)(i)
“Fixed Rate Senior Secured Notes”	Recitals
“Floating Rate Senior Secured Notes”	Recitals
“Global Fixed Rate Senior Secured Securities”	Appendix A
“Global Floating Rate Senior Secured Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Global Senior Secured Securities”	Appendix A
“Guaranteed Obligations”	10.01(a)
“Issuers”	Preamble
“legal defeasance option”	8.01(d)
“Luxembourg Guarantors”	10.08(f)
“Offer Period”	4.06(e)
“Original Fixed Rate Senior Secured Notes”	Recitals
“Original Floating Rate Senior Secured Notes”	Recitals
“Original Senior Secured Notes”	Recitals
“Paying Agent”	2.04(a)
“Payor”	4.15(a)
“Permitted Debt”	4.03(b)
“Pledge”	12.09(b)
“Principal Paying Agent”	2.04(a)
“Prohibitions”	10.08(a)
“protected purchaser”	2.08
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)(xiii)
“Refunding Capital Stock”	4.04(b)(ii)
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Global Fixed Rate Senior Secured Security”	Appendix A
“Regulation S Global Floating Rate Senior Secured Security”	Appendix A
“Regulation S Global Senior Secured Securities”	Appendix A
“Regulation S Global Senior Secured Security”	Appendix A
“Regulation S Securities”	Appendix A
“Relevant Taxing Jurisdiction”	4.15(a)(ii)
“Restricted Payments”	4.04(a)(iv)
“Retired Capital Stock”	4.04(b)(ii)
“Reversion Date”	4.19(b)
“Rule 144A”	Appendix A
“Rule 144A Fixed Rate Global Senior Secured Security”	Appendix A
“Rule 144A Floating Rate Global Senior Secured Security”	Appendix A
“Rule 144A Global Senior Secured Securities”	Appendix A
“Rule 144A Global Senior Secured Security”	Appendix A
“Rule 144A Securities”	Appendix A

“Second Commitment”	4.06(b)(iii)
“Senior Secured Notes”	Recitals
“Senior Secured Notes Indenture”	Preamble
“Senior Secured Notes Purchase Agreement”	Appendix A
“Senior Secured Notes Transfer Restricted Securities”	Appendix A
“Successor Company”	5.01(a)(i)
“Successor Senior Secured Note Guarantor”	5.01(b)(i)
“Suspended Covenants”	4.19(a)
“Suspension Period”	4.19(b)
“Transfer”	5.01(b)(ii)
“Transfer Agent”	2.04(a)

SECTION 1.03.
    Rules of Construction. Unless the context otherwise requires:
(a)
    a term has the meaning assigned to it;
(b)
    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)
     “or” is not exclusive;
(d)
     “including” means including without limitation;
(e)
    words in the singular include the plural and words in the plural include the singular;
(f)
    unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(g)
    the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
(h)
    the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
(i)
    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
(j)
    in the case of any inconsistency between this Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement or any Additional Intercreditor Agreement, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement or the Additional Intercreditor Agreement shall prevail and this Senior Secured Notes Indenture is in all respects subject to the terms of First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and any Additional Intercreditor Agreement; provided that with respect to the matters governed by Sections 12.01(a)(i) and (ii) of this Senior Secured Notes Indenture, this Senior Secured Notes Indenture shall prevail; and

(k)
    unless otherwise specified herein, references to any Person shall be to it and any successor in interest thereto.
SECTION 1.04.
    Limited Condition Acquisition. When calculating the availability under any basket or ratio under this Senior Secured Notes Indenture, in each case in connection with a Limited Condition Acquisition and any related transactions (including any Incurrence of Indebtedness and the use of proceeds thereof), the date of determination of such basket or ratio and/or absence of any Default or Event of Default shall, at the option of BP I and BP II, be the date the definitive agreements for such Limited Condition Acquisition are entered into, and such baskets or ratios shall be calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Acquisition, and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in EBITDA of BP I, BP II or the relevant target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted under the Senior Secured Notes Indenture and (y) such baskets or ratios shall not be tested again at the time of consummation of such Limited Condition Acquisition or related transactions; provided, however, that if BP I or BP II elects to have such determinations occur at the time of entry into such definitive agreement, any such transactions (including any Incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any baskets or ratios under the Senior Secured Notes Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition unless and until such Limited Condition Acquisition has been abandoned, as determined by BP I or BP II, as applicable, prior to the consummation thereof.
ARTICLE II

The Senior Secured Notes
SECTION 2.01.
    Amount of Notes. Two series of Senior Secured Notes are issuable under this Senior Secured Notes Indenture: Fixed Rate Senior Secured Notes and Floating Rate Senior Secured Notes, neither of which is exchangeable for the other. The aggregate principal amount of Fixed Rate Senior Secured Notes which may be authenticated and delivered under this Senior Secured Notes Indenture on the Issue Date is $1,350,000,000 and the aggregate principal amount of Floating Rate Senior Secured Notes which may be authenticated and delivered under this Senior Secured Notes Indenture on the Issue Date is $750,000,000. All Original Fixed Rate Senior Secured Notes shall be substantially identical except as to denomination and all Original Floating Rate Senior Secured Notes shall be substantially identical except as to denomination.
The Issuers may from time to time after the Issue Date issue Additional Senior Secured Notes under this Senior Secured Notes Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Senior Secured Notes is at such time permitted by Section 4.03 and (ii) such Additional Senior Secured Notes are issued in compliance with Section 4.12 and the other applicable provisions of this Senior Secured Notes Indenture. With respect to any Additional Senior Secured Notes issued after the Issue Date (except for Senior Secured Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Secured Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.08, 4.06(g), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuers or BP I and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Senior Secured Notes:
(1)
    the aggregate principal amount of such Additional Senior Secured Notes which may be authenticated and delivered under this Senior Secured Notes Indenture;
(2)
    the issue price and issuance date of such Additional Senior Secured Notes, including the date from which interest on such Additional Senior Secured Notes shall accrue; and
(3)
    if applicable, that such Additional Senior Secured Notes shall be issuable in whole or in part in the form of one or more Global Senior Secured Securities and, in such case, the respective depositaries for such Global Senior Secured Securities, the form of any legend or legends which shall be borne by such Global Senior Secured Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Additional Senior Secured Notes registered, or any transfer of such Global

Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.
If any of the terms of any Additional Senior Secured Notes are established by action taken pursuant to a resolution of the Board of Directors of any Issuer or BP I, a copy of an appropriate record of such action shall be certified by an Officer or authorized signatory of the applicable Issuer or BP I and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Senior Secured Notes.
Except as otherwise expressly provided herein, including in Section 2.07, Article III and Section 9.02 hereof, or in the applicable form of Senior Secured Note, the Senior Secured Notes, including any Additional Senior Secured Notes, shall be treated as a single class for all purposes under this Senior Secured Notes Indenture, including waivers, amendments and offers to purchase. Holders of Additional Senior Secured Notes actually issued will share equally and ratably in the Collateral with the holders of the Original Senior Secured Notes. Unless the context otherwise requires, for all purposes of this Senior Secured Notes Indenture, references to the Senior Secured Notes include any Additional Senior Secured Notes actually issued.
SECTION 2.02.
    Form and Dating. Provisions relating to the Senior Secured Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Senior Secured Notes Indenture. The (i) Senior Secured Notes and the Trustee’s certificate of authentication and (ii) any Additional Senior Secured Notes (if issued as Senior Secured Notes Transfer Restricted Securities) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibits A-1 and A-2 hereto, which are hereby incorporated in and expressly made a part of this Senior Secured Notes Indenture. The Senior Secured Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which any Issuer or any Senior Secured Note Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Senior Secured Note shall be dated the date of its authentication. The Senior Secured Notes shall be issuable only in registered form without interest coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Senior Secured Securities shall be in registered form without interest coupons and the Definitive Securities shall be in registered form without interest coupons. Each Global Security shall represent such of the outstanding Senior Secured Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Security” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Senior Secured Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Secured Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Secured Notes represented thereby shall be made by the Trustee or the Registrar, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.03 hereof.
SECTION 2.03.
    Execution and Authentication. The Trustee shall authenticate and in the case of a Global Security registered in the name of DTC or its nominee, hold such Global Security as custodian for DTC, and in the case of a Global Security registered in the name of a common depositary, deliver to such common depositary upon a written order of the Issuers signed by one Officer or authorized signatory of each Issuer (an “Authentication Order”) (a) Fixed Rate Senior Secured Notes for original issue on the date hereof in an aggregate principal amount of $1,350,000,000, (b) Floating Rate Senior Secured Notes for original issue on the date hereof in an aggregate principal amount of $750,000,000 and (c) subject to the terms of this Senior Secured Notes Indenture, Additional Senior Secured Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of the Senior Secured Notes to be authenticated and the date on which the original issue of Senior Secured Notes is to be authenticated. Notwithstanding anything to the contrary in this Senior Secured Notes Indenture or Appendix A, any issuance of Additional Senior Secured Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.
One Officer or authorized signatory of each Issuer shall sign the Senior Secured Notes for the Issuers by manual or facsimile signature.
If an Officer or authorized signatory whose signature is on a Senior Secured Note no longer holds that office at the time the Trustee authenticates the Senior Secured Note, the Senior Secured Note shall be valid nevertheless.
Prior to authentication of the Senior Secured Notes, the Trustee shall be entitled to receive the Officer’s Certificate and Opinion of Counsel required pursuant to Sections 13.03 and 13.04.
A Senior Secured Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Secured Note. The signature shall be conclusive evidence that the Senior Secured Note has been authenticated under this Senior Secured Notes Indenture.
The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuers to authenticate the Senior Secured Note. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Secured Notes whenever the Trustee may do so. Each reference in this Senior Secured Notes Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
SECTION 2.04.
    Registrar, Transfer Agent, Calculation Agent and Paying Agent. (a) The Issuers shall maintain (i) one or more paying agents (each, a “Paying Agent”) for the Senior Secured Notes in New York, NY, (ii) one or more registrars (each, a “Registrar”), (iii) a calculation agent (the “Calculation Agent”) and (iv) a transfer agent (the “Transfer Agent”) in New York, NY where the Senior Secured Notes may be presented for registration of transfer or for exchange. The Issuers may have one or more additional co-registrars and one or more additional paying agents. The term “Registrar” includes the Registrar and any additional co-registrars. The term “Paying Agent” includes the Principal Paying Agent and any additional paying agents. The initial Paying Agent shall be The Bank of New York Mellon in New York, NY (the “Principal Paying Agent”). The initial Calculation Agent shall be The Bank of New York Mellon in New York, NY. The initial Registrar shall be The Bank of New York Mellon in New York, NY. The initial Transfer Agent shall be The Bank of New York Mellon, in New York, NY. Each hereby accepts such appointments. The Registrar shall maintain a register reflecting ownership of Senior Secured Notes outstanding from time to time and the Transfer Agent shall facilitate transfers of Definitive Securities on behalf of the Issuers. The Transfer Agent shall perform the functions of a transfer agent.
(b)
    The Issuers may enter into an appropriate agency agreement with any Registrar, Calculation Agent or Paying Agent not a party to this Senior Secured Notes Indenture. The agreement shall implement the provisions of this Senior Secured Notes Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar, Calculation Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. BP I or any of its Subsidiaries may act as Paying Agent, Calculation Agent or Registrar.
(c)
    The Issuers may change any Registrar, Paying Agent, Calculation Agent or Transfer Agent upon written notice to such Registrar, Paying Agent, Calculation Agent or Transfer Agent and to the Trustee, without prior notice to Holders; provided, however, that no such removal shall become effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar, Calculation Agent or Paying Agent as the case may be, and delivered to the Trustee. The Registrar, Calculation Agent or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee in accordance with Section 7.08.
(d)
    Upon written request from the Luxembourg Issuer, the Registrar shall provide the Luxembourg Issuer with a copy of the register to enable it to maintain a register of the Senior Secured Notes at its registered office.
SECTION 2.05.
    Paying Agent to Hold Money. At least one Business Day prior to each due date of the principal of and interest on any Senior Secured Note, the Issuers shall deposit with each Paying Agent (or if the Issuers, BP I or any of its Subsidiaries is acting as Paying Agent, segregate and hold for the benefit of the Persons entitled thereto) a sum in immediately available funds sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent to agree in writing (and the Initial Paying Agents hereby agree) that a Paying Agent shall hold for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Senior Secured Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. If the Issuers, BP I or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it for the benefit of the Persons entitled thereto. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.
SECTION 2.06.
    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before a payment date on the Senior Secured Notes of each year following the Issue Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 2.07.
    Transfer and Exchange. The Senior Secured Notes shall be issued in registered form and shall be transferable only upon the surrender of a Senior Secured Note for registration of transfer and in compliance with Appendix A. When a Senior Secured Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Senior Secured Notes at the Registrar’s request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of Senior Secured Notes selected for redemption (except, in the case of Senior Secured Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Senior Secured Notes for a period of 15 days before a selection of Senior Secured Notes to be redeemed.

Prior to registration of transfer of any Senior Secured Note, the Issuers, the Senior Secured Note Guarantors, the Trustee, the Paying Agents, the Transfer Agent, the Calculation Agent and the Registrar may deem and treat the Person in whose name a Senior Secured Note is registered as the absolute owner of such Senior Secured Note for the purpose of receiving payment of principal of and interest, if any, on such Senior Secured Note and for all other purposes whatsoever, whether or not such Senior Secured Note is overdue, and none of the Issuers, any Senior Secured Note Guarantor, the Trustee, the Paying Agents, the Transfer Agent, the Calculation Agent or the Registrar shall be affected by notice to the contrary.
Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book-entry.
All Senior Secured Notes issued upon any transfer or exchange pursuant to the terms of this Senior Secured Notes Indenture shall evidence the same debt and shall be entitled to the same benefits under this Senior Secured Notes Indenture as the Senior Secured Notes surrendered upon such transfer or exchange.
For the avoidance of doubt, all transfers, exchanges or replacements of Senior Secured Notes pursuant to the terms of this Senior Secured Notes Indenture and Appendix A shall be effected on a series by series basis.
SECTION 2.08.
    Replacement Senior Secured Notes. If a mutilated Senior Secured Note is surrendered to the Registrar or if the Holder of a Senior Secured Note claims that the Senior Secured Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Senior Secured Note if the requirements of Section 8‑405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuers and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers and the Trustee prior to the Senior Secured Note being acquired by a protected purchaser as defined in Section 8‑303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall provide an indemnity or security sufficient in the judgment of the Trustee or the Issuers to protect the Issuers, the Trustee, the Paying Agents, the Transfer Agent, the Calculation Agent and the Registrar from any loss that any of them may suffer if a Senior Secured Note is replaced and subsequently presented or claimed for payment. The Issuers, the Registrar and the Trustee may charge the Holder for their expenses in replacing a Senior Secured Note (including attorneys’ fees and disbursements in replacing such Senior Secured Note). In the event any such mutilated, lost, destroyed or wrongfully taken Senior Secured Note has become or is about to become due and payable, the Issuer in its discretion may pay such Senior Secured Note instead of issuing a new Senior Secured Note in replacement thereof.
Every replacement Senior Secured Note is an additional obligation of the Issuers.
The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Senior Secured Notes.
SECTION 2.09.
    Outstanding Senior Secured Notes. Senior Secured Notes outstanding at any time are all Senior Secured Notes authenticated by the Trustee except for those canceled by the Registrar or any Agent in accordance with this Senior Secured Notes Indenture, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.05, a Senior Secured Note does not cease to be outstanding because the Issuers or any Affiliate of any Issuer holds the Senior Secured Note.
If a Senior Secured Note is replaced pursuant to Section 2.08 (other than a mutilated Senior Secured Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Senior Secured Note is held by a protected purchaser. A mutilated Senior Secured Note ceases to be outstanding upon surrender of such Senior Secured Note and replacement thereof pursuant to Section 2.08.
If the Trustee or a Paying Agent holds, in accordance with this Senior Secured Notes Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Senior Secured Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Senior Secured Notes Indenture, the First Lien Intercreditor Agreement or the 2013 Intercreditor Agreement (or, if applicable, any Additional Intercreditor Agreement) then on and after that date such Senior Secured Notes (or portions thereof) shall cease to be outstanding and interest on them ceases to accrue.
SECTION 2.10.
    Temporary Senior Secured Notes. In the event that Definitive Securities are to be issued under the terms of this Senior Secured Notes Indenture, until such Definitive Securities are ready for delivery, the Issuers may prepare and the Trustee or an agent thereof shall authenticate temporary Senior Secured Notes. Temporary Senior Secured Notes shall be substantially in the form of Definitive Securities but may have variations that the Issuers consider appropriate for temporary Senior Secured Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee or an agent thereof shall authenticate Definitive Securities and the Registrar and the Agents shall make them available for delivery in exchange for temporary Senior Secured Notes upon surrender of such temporary Senior Secured Notes at the office or agency of the Issuers, without charge to the Holder. Until such exchange, temporary Senior Secured Notes shall be entitled to the same rights, benefits and privileges as Definitive Securities.
SECTION 2.11.
    Cancellation. The Issuers at any time may deliver Senior Secured Notes to the Registrar for cancellation. Each Paying Agent shall forward to the Registrar any Senior Secured Notes surrendered to them for registration of transfer, exchange or payment. The Registrar and no one else shall cancel all Senior Secured Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Senior Secured Notes in accordance with its customary procedures upon receipt of written instructions from the Issuers. The Issuers may not issue new Senior Secured Notes to replace Senior Secured Notes it has redeemed, paid or delivered to the Registrar for cancellation. The Trustee shall not authenticate Senior Secured Notes in place of canceled Senior Secured Notes other than pursuant to the terms of this Senior Secured Notes Indenture.
SECTION 2.12.
    Defaulted Interest. If the Issuers default in a payment of interest on the Senior Secured Notes, the Issuers shall pay the defaulted interest then borne by the Senior Secured Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
SECTION 2.13.
    CUSIPs, ISINs, etc. The Issuers in issuing the Senior Secured Notes may use CUSIPs and ISINs, as applicable and, if so, the Trustee shall use CUSIPs and ISINs, as applicable in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Senior Secured Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Senior Secured Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee and each Agent of any change in the CUSIPs and ISINs.
SECTION 2.14.
    Calculation of Principal Amount of Senior Secured Notes. The aggregate principal amount of the Senior Secured Notes, at any date of determination, shall be the principal amount of the Senior Secured Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Senior Secured Notes or any series of Senior Secured Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of such Senior Secured Notes or series, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of such Senior Secured Notes or series then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.05 of this Senior Secured Notes Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuers and delivered to the Trustee pursuant to an Officers’ Certificate.
SECTION 2.15.
    Currency. The US Dollar is the sole currency of account and payment for all sums payable by BP I, BP II, the Issuers or any Senior Secured Note Guarantor under or in connection with the Senior Secured Notes, including damages. Any amount with respect to the Senior Secured Notes received or recovered in a currency other than US Dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuers or any Senior Secured Note Guarantor or otherwise by any secured noteholder or by the Trustee, in respect of any sum expressed to be due to it from the Issuers or any Senior Secured Note Guarantor will only constitute a discharge to the Issuers or any Senior Secured Note Guarantor to the extent of the US Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
If that US Dollar amount is less than the US Dollar amount expressed to be due to the recipient or the Trustee under any Senior Secured Note, BP I, BP II, the Issuers and any Senior Secured Note Guarantor will indemnify such recipient and/or the Trustee against any loss sustained by it as a result. In any event, BP I, BP II, the Issuers and any Senior Secured Note Guarantor will indemnify the recipient and/or the Trustee against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the holder of a Senior Secured Note or the Trustee to certify in a manner satisfactory to the Issuers (indicating the sources of information used) the loss it Incurred in making any such purchase. These indemnities constitute a separate and independent obligation from BP I, BP II, the Issuers and any Senior Secured Note Guarantor’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder of a Senior Secured Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Senior Secured Note or to the Trustee.

Except as otherwise specifically set forth herein, (a) for purposes of determining compliance with any euro-denominated restriction herein, the Euro Equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is Incurred or made, as the case may be, and (b) for purposes of determining compliance with any US Dollar-denominated restriction herein, the US Dollar Equivalent amount for purposes hereof that is denominated in a non-US Dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-US Dollar amount is Incurred or made, as the case may be.
ARTICLE III

Redemption
SECTION 3.01.
    Redemption. The Senior Secured Notes of any series may be redeemed, in whole or in part, from time to time, subject to the conditions and at the redemption prices set forth in Section 5 or 6 of the applicable form of Senior Secured Note set forth in Exhibits A-1 and Exhibit A-2, which are hereby incorporated by reference and made a part of this Senior Secured Notes Indenture.
SECTION 3.02.
    Applicability of Article. Redemption of Senior Secured Notes at the election of the Issuers or otherwise, as permitted or required by the Senior Secured Notes or any provision of this Senior Secured Notes Indenture, shall be made in accordance with such provision and this Article.
SECTION 3.03.
    Notices to Trustee. If the Issuers elect to redeem Senior Secured Notes pursuant to the optional redemption provisions of Section 5 or the optional tax redemption provisions of Section 6 of the applicable form of Senior Secured Note, they shall notify the Trustee in writing of (i) the paragraph of such Senior Secured Note or the Section of this Senior Secured Notes Indenture pursuant to which the redemption shall occur, (ii) the redemption date and the record date, as applicable, (iii) the applicable series and the principal amount of the Senior Secured Notes to be redeemed and (iv) the redemption price. The Issuers shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before the applicable redemption date, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from each Issuer to the effect that such redemption complies with the conditions herein. If fewer than all of the Senior Secured Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuers and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being delivered to any Holder and shall thereby be void and of no effect.
In the case of a redemption provided for by Section 6 of the applicable form of Senior Secured Note prior to the publication or mailing of any notice of redemption of Senior Secured Notes pursuant to the foregoing, each Issuer shall deliver to the Trustee (with a copy to the relevant Paying Agent) (a) an Officers’ Certificate stating that they are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to their right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing and satisfactory to the Trustee to the effect that the circumstances referred to in Section 6 of the form of Senior Secured Note exist. The Trustee shall accept such Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above without further inquiry, in which event it shall be conclusive and binding on the Holders. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
SECTION 3.04.
    Selection of Senior Secured Notes to Be Redeemed. If less than all of the Senior Secured Notes of a series are to be redeemed or are required to be repurchased at any time, the Trustee will select such Senior Secured Notes for redemption or repurchase on a pro rata basis, to the extent practicable and in compliance with the requirements of DTC and any stock exchange on which the applicable Senior Secured Notes are then admitted to trading of which the Trustee shall have been notified in writing by the Issuers; provided, however, that no Senior Secured Note of $2,000 in aggregate principal amount or less, or other than in an integral multiple of $1,000 in excess thereof, shall be redeemed in part.
SECTION 3.05.
    Notice of Optional Redemption. (a) At least 30 days but not more than 60 days before a redemption date pursuant to Section 5 or Section 6 of the applicable form of Senior Secured Note, the Issuers shall deliver or cause to be delivered by electronic transmission or mailed by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (or otherwise deliver such notice in accordance with applicable DTC procedures), a notice of redemption to each Holder whose Senior Secured Notes are to be redeemed; provided, however, that with respect to Definitive Securities only, the Issuers shall mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar.
Any such notice shall identify the Senior Secured Notes to be redeemed and shall state:

(i)
    the expected redemption date and record date, as applicable;
(ii)
    the redemption price (or the formula by which the redemption price will be determined) and the amount of accrued interest to the redemption date as calculated by the Issuers or an agent or adviser thereof;
(iii)
    the name and address of the Paying Agent;
(iv)
    that Senior Secured Notes called for redemption must be surrendered to the Paying Agent (or if book-entry, in accordance with DTC procedures) to collect the redemption price, plus accrued interest;
(v)
    if fewer than all the outstanding Senior Secured Notes are to be redeemed, the certificate numbers and principal amounts of the particular Senior Secured Notes to be redeemed, the aggregate principal amount of Senior Secured Notes to be redeemed and the aggregate principal amount of Senior Secured Notes to be outstanding after such partial redemption;
(vi)
    that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Senior Secured Notes Indenture, interest on the Senior Secured Notes (or a portion thereof) called for redemption ceases to accrue on and after the redemption date;
(vii)
    the paragraph of the Senior Secured Notes and/or Section of this Senior Secured Notes Indenture pursuant to which the Senior Secured Notes called for redemption are being redeemed;
(viii)
    the CUSIP and ISIN, if any, printed on the Senior Secured Notes being redeemed; and
(ix)
    that no representation is made as to the correctness or accuracy of the CUSIP and ISIN, if any, listed in such notice or printed on the Senior Secured Notes.
(b)
    At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at the Issuers’ expense. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.05 at least one Business Day (or as soon as commercially practicable thereafter) prior to the date such notice is to be provided to Holders.
SECTION 3.06.
    Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.05, the Senior Secured Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in this Section. Upon surrender to the Paying Agent, such Senior Secured Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Senior Secured Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
Any notice of any redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of an Equity Offering, a Change of Control, a financing or any other transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been, or, in the Issuers’ sole determination, may not be, satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed.
SECTION 3.07.
    Deposit of Redemption Price. With respect to any Senior Secured Notes, no later than 10:00 a.m., New York time, one Business Day prior to the redemption date, the Issuers shall deposit with the Paying Agent (or, if any Issuer, BP I or any of its Subsidiaries is the Paying Agent, shall segregate and hold) money in immediately available funds sufficient to pay the redemption price of and accrued interest on all of the Senior Secured Notes or portions thereof to be redeemed on that date, other than Senior Secured Notes or portions of Senior Secured Notes called for redemption that have been delivered by the Issuers to the Registrar for cancellation. On and after the redemption date, interest shall cease to accrue on the Senior Secured Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and premiums (if any) on, the Senior Secured Notes to be redeemed. If any Senior Secured Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with this Section 3.07, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Secured Notes and in Section 4.01.
SECTION 3.08.
    Senior Secured Notes Redeemed in Part. Upon surrender of a Senior Secured Note that is redeemed in part:
(a)
    in the case of a Definitive Security, upon cancellation of the Senior Secured Note surrendered, the Issuers shall execute and the Trustee or an authentication agent shall authenticate for the Holder (at the Issuers’ expense) a new Senior Secured Note of the same series equal in principal amount to the unredeemed portion of the Senior Secured Note surrendered in the name of such Holder; and
(b)
    in the case of a Global Security, the Registrar shall make an appropriate notation on such Senior Secured Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.
ARTICLE IV

Covenants
SECTION 4.01.
    Payment of Senior Secured Notes. The Issuers shall promptly pay the principal of and interest on the Senior Secured Notes on the dates and in the manner provided in the Senior Secured Notes and in this Senior Secured Notes Indenture. An installment of principal of or interest shall be considered paid on the date due if on the Business Day prior to such date the Trustee or the Paying Agent holds as of 10:00 a.m. New York time money in immediately available funds sufficient to pay such principal or interest due for payment on the following Business Day, and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Senior Secured Notes Indenture.
The Issuers shall pay interest on overdue principal at the rate specified therefor in the Senior Secured Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Senior Secured Notes to the extent lawful.
Wherever in this Senior Secured Notes Indenture, the Senior Secured Notes or any Senior Secured Note Guarantee there is mentioned, in any context:
(1)
    the payment of principal,
(2)
    redemption prices or purchase prices in connection with a redemption or purchase of the Senior Secured Notes,
(3)
    interest, or
(4)
    any other amount payable on or with respect to any of the Senior Secured Notes or any Senior Secured Note Guarantee,
such reference shall be deemed to include payment of Additional Amounts as set forth in Section 4.15 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
SECTION 4.02.
    Reports and Other Information. (e) RGHL (and the Issuers) will furnish to the Trustee and shall either (i) furnish to the holders of the Senior Secured Notes or (ii) post on its confidential password-protected website or (iii) post on Intralinks or any comparable confidential password-protected online data system (it being understood that the Trustee shall have no responsibility whatsoever to determine if any action has occurred and delivery of such information to the Trustee does not constitute actual or constructive knowledge or notice), an annual report, quarterly report and current reports including solely the following information with respect to RGHL: (a) annual financial statements with respect to an annual report and quarterly financial statements with respect to a quarterly report (including a balance sheet, statement of comprehensive income and statement of cash flows) prepared in accordance with IFRS, (b) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” containing information customarily included in such section when included in a Form 20-F or Form 10-Q, as applicable (or any successor or comparable forms applicable to RGHL and the Issuers), filed with the SEC (but only to the extent similar information is included in the Offering Circular), (c) with respect to the annual report only, a report on the annual financial statements by the Issuers’ independent registered public accounting firm and (d) any information that RGHL would have to file with the SEC in a periodic report on Form 8-K if it were a domestic issuer and subject to Section 13 or 15(d) of the Exchange Act; provided, however, that RGHL shall only be required to provide information required to be included under the following items of Form 8-K: Item 1.03 (Bankruptcy or Receivership), Item 2.01 (Completion of Acquisition or Disposition of Assets), Item 2.06 (Material Impairments), Item 4.01 (Change in Accountants), Item 4.02 (Non-reliance on Financial Statements) or Item 5.01 (Changes in Control of Registrant) and no other Form 8-K items.
(f)
    In connection with Section 4.02(a) and for the avoidance of doubt, all such reports (i) shall not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-IFRS financial measures contained therein), (ii) shall not be required to contain the separate financial information for Senior Secured Note Guarantors contemplated by Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC, (iii) shall not be required to comply with Items 402, 405, 406, 407 and 601 of Regulation S-K promulgated by the SEC, (iv) shall not be required to contain any exhibit (including any financial statements that would be required to be filed as an exhibit) or management certifications, (v) shall not be required to comply with rules or regulations promulgated by the SEC concerning Extensible Business Reporting Language (XBRL) and (vi) shall not be required to comply with the requirements of Regulation S-X.
(g)
    All such annual reports shall be furnished or posted within 90 days after the end of the fiscal year (or such longer period as may be permitted by the SEC if any of the Issuers were then subject to SEC reporting requirements as a non-accelerated domestic filer) to which they relate, and all such quarterly reports shall be furnished or posted within 60 days after the end of the fiscal quarter (or such longer period as may be permitted by the SEC if any of the Issuers were then subject to SEC reporting requirements as a non-accelerated domestic filer) to which they relate. All such current reports shall be furnished or posted within 10 Business Days after the occurrence of each event that would be required to be reported in such current report.
(h)
    The Issuers will make available such information and such reports to the Trustee under this Senior Secured Notes Indenture and any (i) holder of the Senior Secured Notes, (ii) beneficial owner of the Senior Secured Notes, (iii) bona fide prospective investor in the Senior Secured Notes, (iv) bona fide securities analyst or (v) bona fide market maker in the Senior Secured Notes, in each case, by confidentially posting such information on its website or on Intralinks or any comparable password-protected online data system and making readily available any password or other login information to any such recipient. The Trustee will have no responsibility whatsoever to determine if such posting has occurred. The Issuers may require an acknowledgement from any such recipient (other than the Trustee) that (i) it will keep all information confidential, (ii) it will not use such information in violation of applicable securities laws and (iii) it will not use the information to compete with the Issuers and is not a Person principally engaged in a Similar Business or that derives a significant portion of its revenues from a Similar Business and the Issuers may withhold access from any Person who does not satisfy such conditions in its good faith judgment. While the Issuers or any direct or indirect parent of the Issuers is in registration with respect to an initial public offering, the Issuers or any direct or indirect parent of the Issuers shall not be required to disclose any information or take any actions which, in the view of the Issuers, would violate the securities laws or the SEC’s gun jumping rules.
(i)
    Notwithstanding the foregoing provisions of this Section 4.02, RGHL will be deemed to have furnished and posted such reports referred to above to the Trustee and the holders of the Senior Secured Notes if RGHL has filed such reports with the SEC via the EDGAR filing system or such reports are publicly available on RGHL’s website.
(j)
    So long as any of the Senior Secured Notes remain outstanding and during any period during which BP I or the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g 3-2(b) of the Exchange Act, each Issuer will make available to the holders of the Senior Secured Notes and to prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.
SECTION 4.03.
    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) (i) Each of BP I and BP II will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) each of BP I and BP II will not permit any Restricted Subsidiaries (other than a Senior Secured Note Guarantor) to issue any shares of Preferred Stock; provided, however, that BP I and BP II may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of BP I and BP II on a combined basis for the most recently ended four full fiscal quarters for which combined internal financial statements of BP I and BP II are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided further, however, that the aggregate principal amount or liquidation preference of Indebtedness that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are not the Issuers or Senior Secured Note Guarantors, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to the foregoing by Restricted Subsidiaries that are not the Issuers or Senior Secured Note Guarantors, shall not exceed at the time of Incurrence the greater of (x) $250.0 million and (y) 1.5% of Total Assets at the time of such Incurrence.
(b)
    The foregoing limitations will not apply to (collectively, “Permitted Debt”):
(x)
    the Incurrence by BP I, BP II or any Restricted Subsidiaries of Indebtedness under (A) the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount not to exceed the sum of (1) $4,325.0 million, plus (2) €250.0 million, plus (3) any additional amounts of Senior Secured First Lien Indebtedness so long as immediately after giving effect to any such Incurrence and the application of net cash proceeds therefrom (and the other pro forma adjustments contemplated by the definition of Senior Secured First Lien Leverage Ratio) the Senior Secured First Lien Leverage Ratio does not exceed 4.00 to 1.00; provided, however, that any Indebtedness Incurred pursuant to this clause (A) may be Refinanced at any time with other Indebtedness (including by Indebtedness Refinancing any such Refinancing Indebtedness) in an amount not to exceed the greater of (I) the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to this clause (A) on the date of such Refinancing and (II) the aggregate principal amount of the Indebtedness being Refinanced at such time (together with an amount necessary to pay accrued and unpaid interest and any fees and expenses, including any underwriting discounts, premium and other costs, associated with such Refinancing), (B) revolving credit facilities and ancillary facilities that relate to revolving credit facilities in an amount up to $400.0 million plus €100 million, and (C) Local Facility Agreements in an aggregate principal amount not to exceed $250.0 million;
(xi)
    the Incurrence by the Issuers and the Senior Secured Note Guarantors of Indebtedness represented by the Senior Secured Notes (not including any Additional Senior Secured Notes) and the Senior Secured Note Guarantees and the Senior Notes and the Senior Note Guarantees issued on the Issue Date;
(xii)
    (A) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));
(xiii)
    Indebtedness (including Capitalized Lease Obligations) Incurred by BP I, BP II or any Restricted Subsidiaries, Disqualified Stock issued by BP I, BP II or any Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries to finance or Refinance all or part of the purchase, lease, construction, design, installation, repair, replacement or improvement of property (real or personal), assets, plant or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to Refinance any of the foregoing; provided, however, that the aggregate principal amount or liquidation preference of Indebtedness that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (iv) shall not exceed at the time of Incurrence the greater of (x) $360.0 million and (y) 2.0% of Total Assets at the time of such Incurrence;
(xiv)
    Indebtedness Incurred by BP I, BP II or any Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, unemployment insurance and other social security legislation, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(xv)
    Indebtedness arising from agreements of BP I, BP II or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of BP I or BP II in accordance with the terms of this Senior Secured Notes Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(xvi)
    Indebtedness of BP I or BP II to a Restricted Subsidiary; provided, however, that, except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management or similar operations of BP I, BP II and the Restricted Subsidiaries, any such Indebtedness owed to a Restricted Subsidiary that is not one of the Issuers or a Senior Secured Note Guarantor shall within 90 days of the Issue Date, to the extent legally permitted, be subordinated in right of payment to the obligations of the Issuers under the Senior Secured Notes or the obligations of BP I under its Senior Secured Note Guarantee, as applicable; provided further, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to BP I, BP II or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);
(xvii)
    shares of Preferred Stock of a Restricted Subsidiary issued to BP I, BP II or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to BP I, BP II or a Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
(xviii)
    Indebtedness of a Restricted Subsidiary to BP I, BP II or another Restricted Subsidiary; provided, however, that except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management or similar operations of BP I, BP II and the Restricted Subsidiaries, if a Senior Secured Note Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not one of the Issuers or a Senior Secured Note Guarantor, such Indebtedness shall within 90 days of the Issue Date, to the extent legally permitted, be subordinated in right of payment to the Senior Secured Note Guarantee of such Senior Secured Note Guarantor; provided further, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to BP I, BP II or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);
(xix)
    Hedging Obligations that are Incurred not for speculative purposes but (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Senior Secured Notes Indenture to be outstanding; (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales or (D) any combination of the foregoing;
(xx)
    obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by BP I, BP II or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;
(xxi)
    (A) any guarantee by BP I, BP II or a Restricted Subsidiary of Indebtedness or other obligations of BP I, BP II or any Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by BP I, BP II or such Restricted Subsidiary was not in violation of the terms of this Senior Secured Notes Indenture; or (B) Indebtedness of BP I, BP II or any Restricted Subsidiary arising by reason of any Lien permitted to be granted or to subsist pursuant to Section 4.12 and so long as the Indebtedness secured by such Lien was not incurred in violation of this Senior Secured Notes Indenture;
(xxii)
    the Incurrence by BP I, BP II or a Restricted Subsidiary of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary, in either case, that serves to Refinance any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) or clauses (ii), (iii), (xiii) and (xiv) of this Section 4.03(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so Refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premium), defeasance costs and fees in connection therewith (subject to the following proviso,

“Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness will be Refinancing Indebtedness if and to the extent it:
(A)
    has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the shorter of (1) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced and (2) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being Refinanced that were due on or after the date one year following the last maturity date of any Senior Secured Notes then outstanding were instead due on such date one year following the last date of maturity of the Senior Secured Notes; provided, however, that any Refinancing Indebtedness Incurred in reliance on this subclause (A)(2) does not provide for any scheduled principal payments prior to the maturity date of the Senior Secured Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced;
(B)
    has a Stated Maturity that is not earlier than the earlier of (1) the Stated Maturity of the Indebtedness being Refinanced or (2) 91 days following the maturity date of the Senior Secured Notes;
(C)
    Refinances (1) Indebtedness junior to the Senior Secured Notes or any Senior Secured Note Guarantee, such Refinancing Indebtedness is junior to the Senior Secured Notes or the Senior Secured Note Guarantee of such Senior Secured Note Guarantor, as applicable, or (2) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock; and
(D)
    does not include (1) Indebtedness of BP I, BP II or a Restricted Subsidiary, in each case, that is not one of the Issuers or a Senior Secured Note Guarantor that Refinances Indebtedness of BP I, BP II, any Issuer or any Senior Secured Note Guarantor or (2) Indebtedness of BP I, BP II or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary;
(xxiii)
    Indebtedness, Disqualified Stock or Preferred Stock of (A) BP I, BP II or a Restricted Subsidiary Incurred to finance an acquisition, merger, consolidation or amalgamation or (B) Persons that constitutes Acquired Indebtedness; provided, however, that after giving effect to such acquisition or merger, consolidation or amalgamation:
(A)
    BP I or BP II would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of Section 4.03(a) or
(B)
    the Fixed Charge Coverage Ratio of BP I and BP II on a combined basis would be greater than immediately prior to such acquisition, merger, consolidation or amalgamation, or
(C)
    the Total Net Leverage Ratio of BP I and BP II on a combined basis would not be higher than such ratio immediately prior to such acquisition, merger, consolidation or amalgamation, or
(D)
    in the case of Indebtedness that constitutes Acquired Indebtedness (other than Indebtedness Incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by BP I, BP II or a Restricted Subsidiary), the only obligors and collateral security providers with respect to such Indebtedness shall be those Persons who were obligors and collateral security providers of such Indebtedness prior to such acquisition, merger, consolidation or amalgamation;
(xxiv)
    Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not with recourse to BP I, BP II or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings), it being understood that any Indebtedness incurred by BP Factoring in connection with the Securitization Facility shall be permitted under this clause (xv);

(xxv)
    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;
(xxvi)
    Indebtedness of BP I, BP II or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;
(xxvii)
    Indebtedness representing deferred compensation or other similar arrangements to employees and directors of BP I, BP II or any Restricted Subsidiary Incurred in the ordinary course of business or in connection with the Transactions (including as a result of the cancellation or vesting of outstanding options and other equity‑based awards in connection therewith), an acquisition or any other Permitted Investment;
(xxviii)
    Indebtedness of BP I, BP II or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xxix)
    Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of BP I, BP II or any Restricted Subsidiary; provided, however, that the aggregate principal amount of all Indebtedness then outstanding pursuant to this clause (xx) shall not exceed at the time of Incurrence the greater of (A) $90.0 million and (B) 0.5% of Total Assets at the time of such Incurrence;
(xxx)
    Indebtedness or Disqualified Stock of BP I, BP II or any Restricted Subsidiary and Preferred Stock of BP I, BP II or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xxi), does not exceed at the time of Incurrence the greater of (x) $765.0 million and (y) 4.25% of Total Assets at the time of such Incurrence (subject to Section 4.03(c), it being understood that any Indebtedness, Disqualified Stock and Preferred Stock Incurred under this clause (xxi) shall cease to be deemed Incurred or outstanding for purposes of this clause (xxi) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which BP I, BP II or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness, Disqualified Stock or Preferred stock under Section 4.03(a) without reliance upon this clause (xxi));
(xxxi)
    Indebtedness or Disqualified Stock of BP I, BP II or any Restricted Subsidiary and Preferred Stock of BP I, BP II or any Restricted Subsidiary not otherwise permitted hereunder and Refinancing Indebtedness thereof in an aggregate principal amount or liquidation preference not exceeding at any one time outstanding 200.0% of the net cash proceeds received by BP I, BP II and the Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests or Subordinated Shareholder Funding of BP I, BP II or any direct or indirect parent entity of BP I or BP II (which proceeds are contributed to BP I, BP II or a Restricted Subsidiary) or cash contributed to the capital of BP I or BP II (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, BP I, BP II or any of their respective Subsidiaries) as determined in accordance with clauses (2) and (3) of the definition of “Cumulative Credit” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);
(xxxii)
    Indebtedness arising as a result of implementing composite accounting or other cash pooling arrangements involving solely BP I, BP II and the Restricted Subsidiaries or solely among Restricted Subsidiaries and entered into in the ordinary course of business and netting, overdraft protection and other arrangements among BP I, BP II, any Restricted Subsidiary and a bank arising under standard business terms of such bank at which BP I, BP II or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar arrangement;
(xxxiii)
    Indebtedness consisting of Indebtedness issued by BP I, BP II or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of BP I, BP II or any of their direct or indirect parent companies to the extent described in Section 4.04(b)(iv);
(xxxiv)
    Indebtedness of BP I or any of its Restricted Subsidiaries consisting of obligations (including guarantees thereof) to repurchase equipment sold to customers or third party leasing companies pursuant to the terms of sale of such equipment in the ordinary course of business;
(xxxv)
    without limiting Section 4.03(b)(i), Indebtedness under local overdraft and other local working capital facilities; provided, however, that the aggregate principal amount of all Indebtedness then outstanding pursuant to this clause (xxvi) shall not exceed at the time of Incurrence the greater of (x) $270.0 million and (y) 1.5% of Total Assets at the time of such Incurrence;
(xxxvi)
    Indebtedness in the form of deferred payment obligations under any arrangement permitted by Section 4.04(b)(xii); and
(xxxvii)
    Indebtedness of the Company or any Restricted Subsidiary in the form of customer deposits and advance payments received in the ordinary course of business from customers; and
(xxxviii)
    Indebtedness of foreign Subsidiaries that are not Senior Secured Note Guarantors; provided, however, that the aggregate principal amount of all Indebtedness then outstanding pursuant to this clause (xxix) shall not exceed at the time of Incurrence the greater of (x) $90.0 million and (y) 0.5% of Total Assets at the time of such Incurrence.
(c)
    For purposes of determining compliance with this Section 4.03:
(i)
    in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses 4.03(b)(i) through (xxix) or is entitled to be Incurred pursuant to Section 4.03(a), the Issuers shall, in their sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided, however, that Indebtedness under the Credit Agreement outstanding or incurred on the Issue Date shall be deemed to have been Incurred pursuant to Section 4.03(b)(i)(A) (or Section 4.03(b)(i)(B) to the extent such Indebtedness is a revolving credit facility) and the Issuers shall not be permitted to reclassify all or any portion of such Indebtedness under the Credit Agreement outstanding or Incurred on the Issue Date; and
(ii)
    the Issuers will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.03(a) and (b) above, and in that connection shall be entitled to treat a portion of such Indebtedness as having been Incurred under Section 4.03(a) and thereafter the remainder of such Indebtedness having been Incurred under Section 4.03(b).
(d)
    Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided, however, that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.
(e)
    For purposes of determining compliance with this Section 4.03, (i) the Euro Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first drawn, in the case of Indebtedness Incurred under a revolving credit facility; provided, however, that (a) if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a currency other than euro, and such refinancing would cause the applicable euro-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such euro-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced; (b) the Euro Equivalent of the principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date; and (c) if any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such Currency Agreements and (ii) the US Dollar Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first drawn, in the case of Indebtedness Incurred under a revolving credit facility; provided, however, that (a) if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a currency other than US Dollars, and such refinancing would cause the applicable US Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such US Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced; (b) the US Dollar Equivalent of the principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date; and (c) if any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such Currency Agreements.
(f)
    Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that BP I, BP II and the Restricted Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
(g)
    For all purposes of this Senior Secured Notes Indenture, (1) unsecured Indebtedness will not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) Senior Indebtedness will not be treated as subordinated or junior to any other Senior Indebtedness merely because it has junior priority with respect to the same collateral, (3) Indebtedness of such Person which is not guaranteed will not be treated as subordinated or junior to Indebtedness that is guaranteed merely because of such guarantee and (4) Indebtedness under any Secured Indebtedness will not be deemed to be subordinated because of the application of waterfall or other payment‑ordering or collateral-sharing provisions affecting any such Secured Indebtedness.
SECTION 4.04.
    Limitation on Restricted Payments. (c) BP I and BP II will not, and will not permit any Restricted Subsidiaries to, directly or indirectly:
(i)
    declare or pay any dividend or make any distribution on account of BP I’s, BP II’s or any Restricted Subsidiaries’ Equity Interests or pay any amounts in respect of Subordinated Shareholder Funding, including any payment made in connection with any merger, amalgamation or consolidation involving BP I or BP II (other than (A) dividends or distributions by BP I or BP II payable solely in Equity Interests (other than Disqualified Stock) of BP I or BP II or in Subordinated Shareholder Funding of BP I or BP II; (B) dividends or distributions payable to BP I, BP II or a Restricted Subsidiary or (C) in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, such dividends or distributions paid to minority shareholders; provided, however, that BP I, BP II or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities (except to the extent non-pro rata payments of such dividends or distributions are required by law or under the terms of any agreement in effect on the Issue Date);
(ii)
    purchase or otherwise acquire or retire for value any Equity Interests of BP I, BP II or any direct or indirect parent of BP I or BP II, in each case held by Persons other than BP I, BP II or a Restricted Subsidiary;
(iii)
    make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Shareholder Funding, any Subordinated Indebtedness of BP I, BP II, the Issuers or any Senior Secured Note Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) any Subordinated Indebtedness between any of BP I, BP II and any Restricted Subsidiary or between any of the Restricted Subsidiaries); or
(iv)
    make any Restricted Investment,

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(1)
    no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(2)
    if such Restricted Payment is made in reliance on clause (1) of the definition of Cumulative Credit, immediately after giving effect to such transaction on a pro forma basis, BP I or BP II could Incur $1.00 of additional Indebtedness under the provisions of Section 4.03(a); and
(3)
    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by BP I, BP II and the Restricted Subsidiaries after the RP Reference Date (and not returned or rescinded) (including Restricted Payments permitted by clauses (i), (iv) (only to the extent of one-half of the amounts paid pursuant to such clause), (vi) and (viii) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit.
(d)
    The provisions of Section 4.04(a) will not prohibit:
(i)
    the payment of any dividend or distribution or the consummation of any redemption, capital return or similar transaction within 60 days after the date of declaration thereof (or such longer waiting period between declaration and consummation as may be required by applicable law or market practice), if at the date of declaration such payment would have complied with the provisions of this Senior Secured Notes Indenture;
(ii)
    (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness or Subordinated Shareholder Funding of BP I, BP II, any direct or indirect parent of BP I, BP II or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests or Subordinated Shareholder Funding of BP I, BP II or any direct or indirect parent of BP I or BP II or contributions to the equity capital of BP I or BP II (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of BP I or BP II) (collectively, including any such contributions, “Refunding Capital Stock”), (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of BP I or BP II) of Refunding Capital Stock and (C) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted pursuant to Section 4.04(b)(vi), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;
(iii)
    the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of BP I, BP II or any Senior Secured Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of BP I, BP II or a Senior Secured Note Guarantor which is Incurred in accordance with Section 4.03 so long as:
(A)
    the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, and any defeasance costs, fees and expenses Incurred in connection therewith);
(B)
    such Indebtedness is subordinated to the Senior Secured Notes or the related Senior Secured Note Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;
(C)
    such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (1) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed,

repurchased, defeased, acquired or retired or (2) 91 days following the maturity date of the Senior Secured Notes; and
(D)
    such Indebtedness has a Weighted Average Life to Maturity at the time Incurred that is not less than the shorter of (1) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (2) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the last maturity date of any Senior Secured Notes then outstanding were instead due on such date one year following the last date of maturity of the Senior Secured Notes; provided, however, that in the case of this subclause (D)(2), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the Senior Secured Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced;
(iv)
    a Restricted Payment to pay for the purchase, repurchase, retirement, defeasance, redemption or other acquisition for value of Equity Interests of BP I, BP II or any direct or indirect parent of BP I or BP II held by any future, present or former employee, director, officer or consultant of BP I, BP II or any direct or indirect parent of BP I or BP II or any Subsidiary of BP I or BP II pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed the greater of (x) $9.0 million and (y) 0.05% of Total Assets at the time of such Restricted Payment in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of the greater of (x) $18.0 million and (y) 0.1% of Total Assets at the time of such Restricted Payment in any calendar year); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:
(A)
    the cash proceeds received by BP I, BP II or any Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of BP I, BP II or any direct or indirect parent of BP I or BP II (to the extent contributed to BP I or BP II) to employees, directors, officers or consultants of BP I, BP II and the Restricted Subsidiaries or any direct or indirect parent of BP I or BP II that occurs after the Reference Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (2) of the definition of Cumulative Credit; plus
(B)
    the cash proceeds of key man life insurance policies received by BP I, BP II or any direct or indirect parent of BP I or BP II (to the extent contributed to BP I or BP II) or the Restricted Subsidiaries after the Reference Date;
provided, however, that the Issuers may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year; and provided further, however, that cancellation of Indebtedness owing to BP I, BP II or any Restricted Subsidiary from any future, present or former employee, director, officer or consultant of BP I, BP II or any Restricted Subsidiary or any direct or indirect parent of BP I or BP II in connection with any repurchase or other acquisition of Equity Interests of BP I or BP II or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Senior Secured Notes Indenture;
(v)
    the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of BP I, BP II or any Restricted Subsidiaries issued or Incurred in accordance with Section 4.03;
(vi)
    (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Reference Date, (B) a Restricted Payment to any direct or indirect parent of BP I or BP II, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of BP I or BP II issued after the Reference Date and (C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 4.04(b); provided, however, that, (1) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, BP I and BP II would have had a Fixed Charge Coverage Ratio of at least

2.00 to 1.00 on a combined basis and (2) in the case of subclause (B) of this clause (vi), the aggregate amount of dividends declared and paid does not exceed the net cash proceeds actually received by BP I and BP II from any such sale or issuance of Designated Preferred Stock (other than Disqualified Stock) issued after the Reference Date or contributed by Subordinated Shareholder Funding to BP I or BP II after the Reference Date;
(vii)
    Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of (x) $270.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
(viii)
    the payment of dividends on BP I’s or BP II’s ordinary shares (or a Restricted Payment to any direct or indirect parent of BP I or BP II to fund the payment by such direct or indirect parent of BP I or BP II of dividends on such entity’s ordinary shares) of up to 6% per annum of the net proceeds received by BP I or BP II from any public offering of ordinary shares of BP I or BP II or any of their direct or indirect parents;
(ix)
    Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;
(x)
    other Restricted Payments in an aggregate amount, taken together with the aggregate amount of all other Restricted Payments made pursuant to this clause (x) that are at that time outstanding, not to exceed the greater of (x) $90.0 million and (y) 0.5% of Total Assets at the time of such Restricted Payment; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under this clause (x), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;
(xi)
    the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to BP I, BP II or a Restricted Subsidiary by, Unrestricted Subsidiaries;
(xii)
    Restricted Payments (A) to any direct or indirect parent of BP I or BP II in amounts required for such parent to pay national, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of BP I, BP II and the Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which BP I, BP II or the Restricted Subsidiaries are members) or (B) to RGHL or any of its Affiliates relating to the transfer or surrender, in each case on arm’s-length terms, of any tax losses or other tax assets that can be used by BP I, BP II or a Restricted Subsidiary;
(xiii)
    the payment of dividends, other distributions or other amounts or the making of loans or advances or any other Restricted Payment, if applicable:
(A)
    in amounts required for any direct or indirect parent of BP I or BP II, or an Affiliate thereof, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any direct or indirect parent of BP I or BP II, or an Affiliate thereof, if applicable, and general corporate operating and overhead expenses (including, without limitation, compliance and reporting expenses) of any direct or indirect parent of BP I or BP II, or an Affiliate thereof, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of BP I or BP II, if applicable, and their respective Subsidiaries; provided, however, that for so long as such direct or indirect parent owns no material assets other than Equity Interests in BP I or BP II or any direct or indirect parent of BP I or BP II, such fees and expenses shall be deemed for purposes of this clause (xiii)(A) to be attributable to such ownership or operation;
(B)
    in amounts required for any direct or indirect parent of BP I or BP II, or an Affiliate thereof, if applicable, to pay interest and principal on Indebtedness the proceeds of which have been contributed to BP I, BP II or any Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, BP I or BP II Incurred in accordance with Section 4.03;

(C)
    in amounts required for any direct or indirect parent of BP I or BP II, or an Affiliate thereof, to pay fees and expenses, other than to Affiliates of BP I or BP II, related to any unsuccessful equity or debt offering of such parent; and
(D)
    in amounts required for any direct or indirect parent of BP I or BP II, or an Affiliate thereof, to pay to Rank management, consulting, monitoring and advisory fees and payments for financial advisory, financing, underwriting or placement services or in respect of other investment banking activity, including in connection with acquisitions or divestitures, in each case to the extent permitted under Sections 4.07(c)(iii) and 4.07(c)(v);
(xiv)
    Restricted Payments used to fund the Transactions, the 2009 Post-Closing Reorganization and the payment of fees and expenses incurred in connection with the Transactions and the 2009 Post-Closing Reorganization (including as a result of the cancellation or vesting of outstanding options and other equity‑based awards in connection therewith and including payments made pursuant to the Acquisition Documents, the Reynolds Acquisition Documents, the Evergreen Acquisition Documents, the Pactiv Acquisition Document, the Reynolds Foodservice Acquisition Document, the Dopaco Acquisition Document or the Graham Packaging Acquisition Document) or owed by BP I or BP II or any direct or indirect parent of BP I or BP II, as the case may be, or any Restricted Subsidiary to Affiliates for services rendered or goods sold, in each case to the extent permitted by Section 4.07;
(xv)
    repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(xvi)
    purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;
(xvii)
    payments of cash, or dividends, distributions, advances or other Restricted Payments by BP I, BP II or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;
(xviii)
    the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness constituting Acquired Indebtedness or any other Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.06 and 4.08; provided that all Senior Secured Notes tendered by holders of the Senior Secured Notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value in accordance with the terms of this Senior Secured Notes Indenture;
(xix)
    payments or distributions to dissenting stockholders pursuant to applicable law or in connection with a consolidation, amalgamation, merger or transfer of all or Substantially All of the assets of BP I, BP II and the Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided, however, that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuers shall have made a Change of Control Offer (if required by this Senior Secured Notes Indenture) and that all Senior Secured Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and
(xx)
    [reserved];
(xxi)
    other Restricted Payments made by BP I, BP II or any Restricted Subsidiary; provided, however, that, immediately after giving pro forma effect thereto and to the Incurrence of any Indebtedness the net cash proceeds of which are used to finance such Restricted Payment, the Total Net Leverage Ratio would be no greater than 4.50 to 1.00; provided, however, that at the time of, and after giving effect to any Restricted Payment permitted under this clause (xxi), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.
(e)
    As of the Issue Date, BP II will not have any Subsidiaries and all of BP I’s Subsidiaries, including the Issuers, will be Restricted Subsidiaries. BP I and BP II will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary”. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by BP I, BP II and the Restricted Subsidiaries (except to the extent repaid)

in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments”. Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.
(f)
    If any Investment or Restricted Payment would be permitted pursuant Section 4.04(b) or the definition of “Permitted Investments”, the Issuer may divide and classify such Investment or Restricted Payment (or any portion thereof) in any manner that complies with Section 4.04 and, except for Section 4.04(b)(xxi), may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification. For the avoidance of doubt, the Issuer or its Restricted Subsidiaries may not reclassify any other Restricted Payment or Permitted Investment as having been permitted under Section 4.04(b)(xxi).
SECTION 4.05.
    Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) BP I and BP II will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(iii)
    (A) pay dividends or make any other distributions to BP I, BP II or any Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (B) pay any Indebtedness owed to BP I, BP II or any Restricted Subsidiaries;
(iv)
    make loans or advances to BP I, BP II or any Restricted Subsidiaries; or
(v)
    sell, lease or transfer any of its properties or assets to BP I, BP II or any Restricted Subsidiaries;
except in each case for such encumbrances or restrictions existing under or by reason of:
(4)
    contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Secured Credit Facilities, the Securitization Facility, Local Facilities, local overdraft and other local working capital facilities, the Issuers’ Existing Indentures, the 2013 Senior Note Indenture, the 2013 Senior Subordinated Note Indenture, the Senior Note Indenture, the 2013 Intercreditor Agreement, the September 2012 Security Documents, the August 2011 Security Documents, the February 2011 Security Documents, the October 2010 Security Documents and the security documents with respect to the Senior Secured Credit Facilities and the Local Facilities;
(5)
    this Senior Secured Notes Indenture, the Senior Secured Notes (and guarantees thereof), the Security Documents and the First Lien Intercreditor Agreement, any Currency Agreement, any agreement or instrument creating a Hedging Obligation and any Additional Intercreditor Agreements;
(6)
    applicable law or any applicable rule, regulation or order, including any such law, rule, regulation, order or requirement applicable in connection with such Subsidiary’s status (or the status of any Subsidiary of such Subsidiary) as a Captive Insurance Subsidiary;
(7)
    any agreement or other instrument of a Person, which is acquired by or merged, consolidated or amalgamated with or into BP I, BP II or any Restricted Subsidiary which was in existence at the time of such acquisition, merger, consolidation or amalgamation or which was assumed in connection with the acquisition of assets from another Person (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition, merger, consolidation or amalgamation), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
(8)
    contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(9)
    any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment;
(10)
    restrictions on cash or other deposits or net worth imposed by regulatory authorities (including with respect to tax obligations and value-added taxes), in connection with deductions made for tax, pension, national insurance and other similar purposes or for the benefit of customers under contracts entered into in the ordinary course of business;
(11)
    customary provisions in joint venture agreements, similar agreements relating solely to such joint venture and other similar agreements entered into in the ordinary course of business;
(12)
    Capitalized Lease Obligations and purchase money obligations for property acquired in the ordinary course of business;
(13)
    customary provisions contained in leases (other than financing or similar leases), licenses and other similar agreements, including with respect to intellectual property and other agreements, entered into in the ordinary course of business;
(14)
    any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;
(15)
    any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date by Section 4.03 (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of the Senior Secured Notes than the encumbrances and restrictions contained in the Senior Secured Credit Facilities as of the Issue Date (as determined in good faith by the Issuers) or (B) if such encumbrance or restriction is not materially more disadvantageous to the holders of the Senior Secured Notes than is customary in comparable financings (as determined in good faith by the Issuers) and either (x) the Issuers determine that such encumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the Senior Secured Notes as and when they come due or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;
(16)
    any encumbrances or restrictions of the type referred to in clause (iii) of Section 4.05(a) above existing by reason of any Lien permitted under Section 4.12;
(17)
    customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;
(18)
    customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(19)
    restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business; and
(20)
    any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) of Section 4.05(a) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(b)
    For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on ordinary shares shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of (or remedy bars in respect of) loans or advances made to BP I, BP II or a Restricted Subsidiary to other Indebtedness Incurred by BP I, BP II or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
SECTION 4.06.
    Asset Sales. (a) BP I and BP II will not, and will not permit any Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) BP I, BP II or any Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by BP I, BP II or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided, however, that for purposes of clause (y) the amount of:
(v)
    any liabilities (as shown on BP I’s, BP II’s or any Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of BP I, BP II or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Secured Notes or any Senior Secured Note Guarantee) that are assumed by the transferee of any such assets, or that are otherwise cancelled or terminated in connection with the transaction with such transferee,
(vi)
    any notes or other obligations or other securities or assets received by BP I, BP II or such Restricted Subsidiary from such transferee that are converted by BP I, BP II or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),
(vii)
    Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that BP I, BP II and each other Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale, and
(viii)
    any Designated Non-cash Consideration received by BP I, BP II or any Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $275.0 million and (y) 1.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).
(b)
    Within 18 months after BP I, BP II or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, BP I, BP II or such Restricted Subsidiary may apply an amount equal to the Net Proceeds from such Asset Sale, at its option:
(xxii)
    to repay (A) Obligations constituting First Lien Obligations (and, if such Indebtedness repaid is under a revolving credit facility, to correspondingly reduce commitments with respect thereto); provided, however, that if any First Lien Obligations other than the Senior Secured Notes are repaid with the Net Proceeds of any Asset Sale, the Issuers will (x) equally and ratably reduce Obligations under the Senior Secured Notes through open-market purchases (provided, however, that such purchases are at or above 100% of the principal amount thereof) or by optional redemption or (y) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the principal amount of Senior Secured Notes that would be reduced under clause (x) above or (B) Obligations constituting Indebtedness of a Restricted Subsidiary of BP I that is not an Issuer or a Senior Secured Note Guarantor, in the case of each of clauses (A) and (B), other than Indebtedness owed to RGHL or its Affiliates;
(xxiii)
    to make an investment in any one or more businesses (provided, however, that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of BP I if it is not already a Restricted Subsidiary of BP I), assets, or property or capital expenditures (including refurbishments), in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are subject to such Asset Sale; or
(xxiv)
    any combination of the foregoing.

In the case of Section 4.06(b)(ii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided, however, that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, BP I, BP II or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within nine months of such cancellation or termination of the prior binding commitment; provided, further, that BP I, BP II or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale.
Pending the final application of any such Net Proceeds, BP I, BP II or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Senior Secured Notes Indenture. The Holders may not have control of, or a perfected security interest in, Net Proceeds of any Collateral, which could have the effect of diminishing the value of, and ability to collect with respect to, that Collateral. Any Net Proceeds from any Asset Sale that are not invested or applied as provided and within the time period set forth in the immediately two preceding paragraphs (it being understood that any portion of such Net Proceeds used to make an offer to purchase Senior Secured Notes, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds (determined by adding all Excess Proceeds since the Issue Date) exceeds $100.0 million (or, if an asset sale offer is required at a lower threshold under any of the Issuers’ Existing Indentures, the 2013 Senior Note Indenture or the 2013 Senior Subordinated Note Indenture, such lower threshold), the Issuers shall make an offer to all holders of Senior Secured Notes (and, at the option of the Issuers, to holders of any First Lien Obligations of an Issuer or Senior Secured Note Guarantor or any other Indebtedness of a Restricted Subsidiary of BP I that is not an Obligor) (an “Asset Sale Offer”) to purchase on a pro rata basis the maximum principal amount of Senior Secured Notes (and such First Lien Obligations and other Indebtedness), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such First Lien Obligations or other Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or, in respect of such First Lien Obligations or other Indebtedness, such lesser price, if any, as may be provided for by the terms of such First Lien Obligations or other Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Senior Secured Notes Indenture and the agreement governing such First Lien Obligations or other Indebtedness. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceed $100.0 million (or, if an asset sale offer is required at a lower threshold under any of the Issuers’ Existing Indentures, the 2013 Senior Note Indenture or the 2013 Senior Subordinated Note Indenture, such lower threshold) by mailing (or otherwise delivering in accordance with applicable DTC procedures) the notice required pursuant to the terms of this Senior Secured Notes Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligation with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to all or part of the available Net Proceeds in advance of being required to do so by this Senior Secured Notes Indenture. To the extent that the aggregate amount of Senior Secured Notes (and such First Lien Obligations or other Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, BP I, BP II or such Restricted Subsidiary may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Secured Notes (and such First Lien Obligations or other Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Secured Notes and the relevant Trustee or other agent shall select such First Lien Obligations or other Indebtedness to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, and in the case of an Asset Sale Offer being effected in advance of being required to do so by this Senior Secured Notes Indenture, the amount of Net Proceeds the Issuers are offering to apply in such Asset Sale Offer shall be excluded in subsequent calculations of Excess Proceeds. An Asset Sale Offer need not be made by the Issuers until the date that is 18 months after the receipt of the Net Proceeds of any Asset Sale, the proceeds of which, in aggregate with all funds not applied in accordance with this Section 4.06 or the subject of an Asset Sale Offer, exceed $100.0 million (or, if an asset sale offer is required at a lower threshold under any of the Issuers’ Existing Indentures, the 2013 Senior Note Indenture or the 2013 Senior Subordinated Note Indenture, such lower threshold).
(c)
    The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Secured Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Senior Secured Notes Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Senior Secured Notes Indenture by virtue thereof.
(d)
    If more Senior Secured Notes (and such First Lien Obligations or other Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, the Issuers shall select the Senior Secured Notes and such First Lien Obligations or other Indebtedness, as applicable, to be purchased on a pro rata basis based on the accreted value or principal amount of the Senior Secured Notes and such First Lien Obligations or other Indebtedness, as applicable, tendered. If more Senior Secured Notes are tendered pursuant to such Asset Sale Offer than the Issuers are required to purchase, selection of such Senior Secured Notes for purchase will be made by the Trustee on a pro rata basis, to the extent practicable and in compliance with the requirements of DTC and any stock exchange on which the Senior Secured Notes are then admitted to trading; provided, however, that no Senior Secured Notes of $2,000 or less shall be purchased in part. Selection of such First Lien Obligations or other Indebtedness will be made pursuant to the terms of such First Lien Obligations or other Indebtedness.

(e)
    An Asset Sale Offer insofar as it relates to the Senior Secured Notes, will remain open for a period of not less than 20 Business Days following its commencement (the “Offer Period”). No later than five Business Days after the termination of the applicable Offer Period the Issuers will purchase the principal amount of the Senior Secured Notes (and purchase or repay any relevant First Lien Obligations or other Indebtedness required to be so purchased or repaid as set out above) validly tendered.
(f)
    To the extent that any portion of the Net Proceeds payable in respect of the Senior Secured Notes is denominated in a currency other than the currency in which the relevant Senior Secured Notes are denominated, the amount payable in respect of such Senior Secured Notes shall not exceed the net amount of funds in the currency in which such Senior Secured Notes are denominated as is actually received by BP I, BP II or such Restricted Subsidiary upon converting the relevant portion of the Net Proceeds into such currency.
(g)
    Notices of an Asset Sale Offer shall be mailed by first‑class mail, postage prepaid (or otherwise delivered in accordance with applicable DTC procedures) at least 30 but not more than 60 days before the purchase date to each holder of Senior Secured Notes at such holder’s registered address. If any Senior Secured Note is to be purchased in part only, any notice of purchase that relates to such Senior Secured Note shall state the portion of the principal amount thereof that has been or is to be purchased.
(h)
    The Issuers’ obligation under this Section 4.06 to make an Asset Sale Offer may be waived or modified with the consent of a majority in principal amount of the Senior Secured Notes.
(i)
    Notwithstanding the foregoing provisions, to the extent that repatriating any or all of the Net Proceeds from any Asset Sale by a Foreign Subsidiary (x) would result in material adverse tax consequences to BP I, BP II, any Foreign Subsidiary or any Restricted Subsidiary or (y) is prohibited or delayed by applicable local law from being repatriated to the United States (in the case of the foregoing clauses (x) and (y), as reasonably determined by BP I or BP II in good faith which determination shall be conclusive), the portion of such Net Proceeds so affected will not be required to be applied in compliance with the foregoing provisions, and such amounts may be retained by the applicable Foreign Subsidiary or invested in, distributed to or otherwise transferred to any other Foreign Subsidiary; provided, however, that, in the case of clause (y), if the Net Proceeds whose repatriation is prohibited or delayed by applicable local law exceed $10.0 million, BP I and BP II shall take commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation, and if such repatriation of any of such affected Net Proceeds can be achieved such repatriation will be promptly effected and such repatriated Net Proceeds will be applied (whether or not repatriation actually occurs) in compliance with the foregoing provisions. The time periods set forth in this covenant shall not start until such time as the Net Proceeds may be repatriated whether or not such repatriation actually occurs.
SECTION 4.07.
    Transactions with Affiliates. (b) BP I and BP II will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuers (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:
(xxv)
    such Affiliate Transaction is on terms that are not materially less favorable to BP I, BP II or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by BP I, BP II or such Restricted Subsidiary with an unrelated Person; and
(xxvi)
    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, BP I or BP II delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of BP I or BP II, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.
(c)
    An Affiliate Transaction shall be deemed to have satisfied the approval requirements set forth in clause (a) if (1) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (2) in the event there are no Disinterested Directors, a fairness opinion is provided by an Independent Financial Advisor with respect to such Affiliate Transaction.
(d)
    The provisions of Section 4.07(a) shall not apply to the following:

(i)
    transactions between or among BP I, BP II or any Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) or between or among Restricted Subsidiaries or any Receivables Subsidiary and any merger, consolidation or amalgamation of BP I, BP II and any direct parent of BP I or BP II; provided, however, that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of BP I and BP II and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Senior Secured Notes Indenture and effected for a bona fide business purpose;
(ii)
    Restricted Payments permitted by Section 4.04 and Permitted Investments;
(iii)
    the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, management, consulting, monitoring and advisory fees to Rank in an aggregate amount in any fiscal year not to exceed the greater of (x) $30.0 million and (y) 1.5% of EBITDA of BP I, BP II and the Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket cost and expense reimbursement;
(iv)
    the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of BP I, BP II or any Restricted Subsidiary or any direct or indirect parent of BP I or BP II;
(v)
    payments by BP I, BP II or any Restricted Subsidiaries to Rank made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with the Transactions, acquisitions or divestitures, which payments are (A) made pursuant to the agreements with Rank described in “Part I — Item 7. Major Shareholders and Related Party Transactions” in the RGHL Group’s Annual Report for the year ended December 31, 2011 or (B) approved by a majority of the Board of Directors of BP I or BP II in good faith;
(vi)
    transactions in which BP I, BP II or any Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to BP I, BP II or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);
(vii)
    payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of BP I or BP II in good faith;
(viii)
    any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Senior Secured Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by senior management or the Board of Directors of BP I or BP II;
(ix)
    the existence of, or the performance by BP I, BP II or any Restricted Subsidiaries of its obligations under the terms of, the Acquisition Documents, the Reynolds Acquisition Documents, the Evergreen Acquisition Documents, the Pactiv Acquisition Document, the Reynolds Foodservice Acquisition Document, the Dopaco Acquisition Document, the Graham Packaging Acquisition Document, the Credit Agreement Documents, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement, any shareholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date or any other agreement or arrangement in existence on the Issue Date or described in the Offering Circular and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by BP I, BP II or any Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Senior Secured Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date;
(x)
    the execution of the Transactions, the 2009 Post-Closing Reorganization and the payment of all fees and expenses, bonuses and awards related to the Transactions, including fees to Rank, that are described in the Offering

Circular or contemplated by the Acquisition Documents, the Reynolds Acquisition Documents, the Evergreen Acquisition Documents, the Pactiv Acquisition Document, the Reynolds Foodservice Acquisition Document, the Dopaco Acquisition Document, the Graham Packaging Acquisition Document or by any of the other documents related to the Transactions;
(xi)
    (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Senior Secured Notes Indenture, which are fair to BP I, BP II and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of BP I or BP II, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;
(xii)
    any transaction effected as part of a Qualified Receivables Financing or a Financing Disposition;
(xiii)
    the issuance of Equity Interests (other than Disqualified Stock) of BP I or BP II or Subordinated Shareholder Funding to any Person;
(xiv)
    the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding or entering into of employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of BP I or BP II or any direct or indirect parent of BP I or BP II or of a Restricted Subsidiary of BP I or BP II, as appropriate;
(xv)
    the entering into and performance of any tax sharing agreement or arrangement and any payments permitted by Section 4.04(b)(xii);
(xvi)
    any contribution to the capital of BP I or BP II;
(xvii)
    transactions permitted by, and complying with, the provisions of Section 5.01;
(xviii)
    transactions between BP I, BP II or any Restricted Subsidiaries and any Person, a director of which is also a director of BP I, BP II or any direct or indirect parent of BP I or BP II; provided, however, that such director abstains from voting as a director of BP I, BP II or such direct or indirect parent, as the case may be, on any matter involving such other Person;
(xix)
    pledges of Equity Interests of Unrestricted Subsidiaries;
(xx)
    the formation and maintenance of any consolidated or combined group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;
(xxi)
    any employment agreements entered into by BP I, BP II or any Restricted Subsidiaries in the ordinary course of business;
(xxii)
    intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of BP I or BP II in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of BP I, BP II and their respective Subsidiaries and not for the purpose of circumventing any covenant set forth in this Senior Secured Notes Indenture;
(xxiii)
    any lease or sublease entered into between BP I, BP II or any Restricted Subsidiary, as lessee, and any Affiliate of BP I or BP II, as lessor or sublessor, which is approved by a majority of the members of the board of directors of BP I or BP II, as applicable (which members do not own any equity interest in the relevant Affiliate), in good faith; and

(xxiv)
    intellectual property licenses in the ordinary course of business.
SECTION 4.08.
    Change of Control. (a) Upon the occurrence of a Change of Control, each holder will have the right to require the Issuers to repurchase all or any part of such holder’s Senior Secured Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuers have previously elected to redeem all of the Senior Secured Notes as described under Article III of this Senior Secured Notes Indenture. In the event that at the time of such Change of Control the terms of any Bank Indebtedness restrict or prohibit the repurchase of Senior Secured Notes pursuant to this Section 4.08, then prior to the mailing (or delivery) of the notice to holders provided for in Section 4.08(c), but in any event within 45 days following any Change of Control, the Issuers shall: (i) repay in full all such Bank Indebtedness or, if doing so will allow the purchase of Senior Secured Notes, offer to repay in full all such Bank Indebtedness and repay the Bank Indebtedness of each lender that has accepted such offer; or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Senior Secured Notes as provided for in Section 4.08(c).
(b)
    The Issuers’ failure to comply with the provisions of Section 4.08(a) or 4.08(c) shall constitute an Event of Default under 6.01(d) and not 6.01(b).
(c)
    Within 45 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Senior Secured Notes by delivery of a notice of redemption in accordance with Article III or all conditions to such redemption have been satisfied or waived, the Issuers shall mail (or otherwise deliver in accordance with applicable DTC procedures) a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:
(xxv)
    that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder’s Senior Secured Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);
(xxvi)
    the circumstances and relevant facts and financial information regarding such Change of Control;
(xxvii)
    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered) (the “Change of Control Payment Date”);
(xxviii)
    the instructions determined by the Issuers, consistent with this Section 4.08, that a holder must follow in order to have its Senior Secured Notes purchased; and
(xxix)
    if applicable and such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control.
(d)
    Holders electing to have a Senior Secured Note purchased shall be required to surrender the Senior Secured Note, with an appropriate form duly completed, to the Issuers, at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Secured Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Senior Secured Note purchased.
(e)
    A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control. If such Change of Control Offer is subject to satisfaction of one or more conditions precedent, such Change of Control Offer shall state that, in the Issuers’ discretion, the Change of Control Payment Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such Change of Control Offer may be rescinded in the event that any or all such conditions shall not have been or, in the Issuers’ sole determination, may not be satisfied (or waived by the Issuers in their sole discretion).

(f)
    Notwithstanding the foregoing provisions of this Section 4.08, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Senior Secured Notes Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Senior Secured Notes validly tendered and not withdrawn under such Change of Control Offer.
(g)
    On the Change of Control Payment Date, if the Change of Control shall have occurred, the Issuers will, to the extent lawful:
(i)
    accept for payment all Senior Secured Notes properly tendered pursuant to the Change of Control Offer;
(ii)
    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Secured Notes so tendered;
(iii)
    deliver or cause to be delivered to the Trustee an Officers’ Certificate stating the Senior Secured Notes or portions of the Senior Secured Notes being purchased by the Issuers in the Change of Control Offer;
(iv)
    in the case of Global Senior Secured Securities, deliver, or cause to be delivered, to the Principal Paying Agent the Global Senior Secured Securities in order to reflect thereon the portion of such Senior Secured Notes or portions thereof that have been tendered to and purchased by the Issuers; and
(v)
    in the case of Definitive Securities, deliver, or cause to be delivered, to the relevant Registrar for cancellation all Definitive Securities accepted for purchase by the Issuers.
(h)
    The Paying Agent will promptly mail (or otherwise deliver in accordance with applicable DTC procedures) to each holder of Senior Secured Notes so tendered the Change of Control Payment for such Senior Secured Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder of Senior Secured Notes a new Senior Secured Note equal in principal amount to the unpurchased portion of the Senior Secured Notes surrendered, if any; provided, however, that each such new Senior Secured Note will be in a principal amount that is at least $2,000 and integral multiples of $1,000 in excess thereof.
(i)
    [Reserved].
(j)
    Senior Secured Notes repurchased by the Issuers or an Affiliate pursuant to a Change of Control Offer will have the status of Senior Secured Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Senior Secured Notes purchased by an unaffiliated third party pursuant to Section 4.08(h) will have the status of Senior Secured Notes issued and outstanding.
(k)
    The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Secured Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.
(l)
    The Issuers’ obligation under this Section 4.08 to make an offer to repurchase the Senior Secured Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of outstanding Senior Secured Notes.
SECTION 4.09.
    Compliance Certificate. Each Issuer, BP I and BP II shall deliver to the Trustee within 120 days after the end of each fiscal year of such entity, beginning with the fiscal year end on December 31, 2016, and, within 14 days of a request by the Trustee, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of an Issuer, BP I or

BP II, as applicable, they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the applicable entity is taking or proposes to take with respect thereto.
SECTION 4.10.
    Further Instruments and Acts. The Issuers, BP I or BP II shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Senior Secured Notes Indenture (including upon request of the Trustee and/or Collateral Agent but without affirmative duty to do so).
SECTION 4.11.
    Future Senior Secured Note Guarantors. (a) Each Restricted Subsidiary (unless such Subsidiary is an Issuer, a Senior Secured Note Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to (x) any Indebtedness under any Credit Agreement or (y) any Public Debt in a principal amount exceeding $50.0 million of BP I, BP II, an Issuer or any Senior Secured Note Guarantor, in each case, will execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Senior Secured Notes; provided, however, that notwithstanding the foregoing:
(i)
    each Restricted Subsidiary incorporated or otherwise organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia shall only be required to enter into its respective Senior Secured Note Guarantee within 135 days following the Issue Date (or on such later date as may be permitted by the Applicable Representative in its sole discretion);
(ii)
    [Reserved];
(iii)
    [Reserved];
(iv)
    with respect to any Restricted Subsidiary not referred to in clause (i) above, to the extent the foregoing obligation is triggered by Indebtedness or Public Debt existing as of the Issue Date, the relevant Restricted Subsidiary shall only be required to enter into its respective Senior Secured Note Guarantee as soon as reasonably practicable following the Issue Date;
(v)
    no Senior Secured Note Guarantee shall be required as a result of any Indebtedness or guarantee of Indebtedness that existed at the time such Person became a Restricted Subsidiary if the Indebtedness or guarantee was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;
(vi)
    no such Senior Secured Note Guarantee need be secured unless required pursuant to Section 4.16;
(vii)
    if such Indebtedness is by its terms expressly subordinated to the Senior Secured Notes or any Senior Secured Note Guarantee, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Senior Secured Note Guarantee of the Senior Secured Notes at least to the same extent as such Indebtedness is subordinated to the Senior Secured Notes or any other senior guarantee;
(viii)
    no Senior Secured Note Guarantee shall be required as a result of any guarantee given to a bank or trust company incorporated in any member state of the European Union as of the date of this Senior Secured Notes Indenture or any commercial banking institution that is a member of the US Federal Reserve System (or any branch, Subsidiary or Affiliate thereof), in each case having combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time such guarantee was given, of at least A or the equivalent thereof by S&P and at least A2 or the equivalent thereof by Moody’s, in connection with the operation of cash management programs established for BP I’s and BP II’s benefit or that of any Restricted Subsidiary;
(ix)
    no Senior Secured Note Guarantee shall be required if such Senior Secured Note Guarantee would not be required pursuant to the applicable provisions of the Reference Agreement Security Principles;

(x)
    no Senior Secured Note Guarantee shall be required from a US Controlled Foreign Subsidiary or a Financial Assistance Restricted Subsidiary;
(xi)
    no Senior Secured Note Guarantee shall be required if such Senior Secured Note Guarantee could reasonably be expected to give rise to or result in (x) personal liability for, or material risk of personal liability for, the officers, directors or shareholders of BP I, BP II, any parent of BP I or BP II or any Restricted Subsidiary, (y) any violation of, or material risk of violation of, applicable law that cannot be avoided or otherwise prevented through measures reasonably available to BP I, BP II or any such Restricted Subsidiary, including, for the avoidance of doubt, “whitewash” or similar procedures or (z) any significant cost, expense, liability or obligation (including with respect of any Taxes) other than reasonable out-of-pocket expenses and other than reasonable expenses Incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to clause (y) undertaken in connection with, such Senior Secured Note Guarantee, which cannot be avoided through measures reasonably available to BP I, BP II or any such Restricted Subsidiary; and
(xii)
    each such Senior Secured Note Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.
(b)
    The Senior Secured Note Guarantees shall be released in accordance with the provisions of Section 10.06.
SECTION 4.12.
    Liens. BP I and BP II will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of BP I, BP II or such Restricted Subsidiary (including Capital Stock or Indebtedness of a Restricted Subsidiary), whether owned on the Issue Date or acquired thereafter, or any interest therein or any income, profits or proceeds therefrom securing any Indebtedness, except Permitted Liens.
SECTION 4.13.
    [Reserved.]
SECTION 4.14.
    Maintenance of Office or Agency. (a) The Issuers, BP I and BP II shall maintain one or more offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Senior Secured Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Senior Secured Notes and this Senior Secured Notes Indenture may be served. The Issuers shall give prompt written notice to the Trustee and the Principal Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Principal Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 13.02.
(b)
    The Issuers may also from time to time designate one or more other offices or agencies where the Senior Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee and the Principal Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency.
(c)
    The Issuers hereby designate the corporate trust office of the Trustee or its Agent as such office or agency of the Issuers in accordance with Section 2.04.
SECTION 4.15.
    Withholding Taxes. (a) All payments made by any Issuer or any Senior Secured Note Guarantor or any successor in interest to any of the foregoing (each, a “Payor”) on or with respect to the Senior Secured Notes or any Senior Secured Note Guarantee will be made without withholding or deduction for, or on account of, any Taxes unless such withholding or deduction is required by law or FATCA; provided, however that a Payor, in any case, may withhold from any interest payment made on the Senior Secured Notes to or for the benefit of any person who is not a “United States person,” as such term is defined for U.S. federal income tax purposes, U.S. federal withholding tax, and pay such withheld amounts to the Internal Revenue Service, unless such person provides documentation to such Payor such that an exemption from U.S. federal withholding tax would apply to such payment if interest on the Senior Secured Notes were treated as income from sources within the U.S. for U.S. federal income tax purposes. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(i)
    any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having power to tax) from or through which payment on the Senior Secured Notes or any Senior Secured Note Guarantee is made by such Payor, or any political subdivision or governmental authority thereof or therein having the power to tax; or
(ii)
    any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor that actually makes a payment on the Senior Secured Notes or its Senior Secured Note Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax,
(each of clause (i) and (ii) of this Section 4.15(a), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made by a Payor with respect to the Senior Secured Notes or any Senior Secured Note Guarantee, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the noteholders or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on the Senior Secured Notes or the Senior Secured Note Guarantees in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:
(1)
    any Taxes that would not have been so imposed or levied but for the existence of any present or former connection between the relevant secured noteholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant secured noteholder, if such secured noteholder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Senior Secured Note, the receipt of any payment in respect thereof or the perfection or enforcement of any security interest related to the Senior Secured Notes;
(2)
    any Taxes that would not have been so imposed or levied if the holder of the Senior Secured Note had complied with a reasonable request in writing of the Payor (such request being made at a time that would enable such holder acting reasonably to comply with that request) to make a declaration of nonresidence or any other claim or filing or satisfy any certification, information or reporting requirement for exemption from, or reduction in the rate of, withholding to which it is entitled (provided, however, that such declaration of nonresidence or other claim, filing or requirement is required by the applicable law, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes);
(3)
    any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest under the Senior Secured Notes or any Senior Secured Note Guarantee;
(4)
    any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;
(5)
    [Reserved];
(6)
    except in the case of the liquidation, dissolution or winding-up of the Payor, any Taxes imposed in connection with a Senior Secured Note presented for payment by or on behalf of a secured noteholder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Senior Secured Note to, or otherwise accepting payment from, another paying agent in a member state of the European Union;
(7)
    any Taxes arising under FATCA; or
(8)
    any combination of the above.

Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Senior Secured Note for payment (where presentation is required) within 30 days after the relevant payment was first made available for payment to the secured noteholder or (y) where, had the beneficial owner of the Senior Secured Note been the holder of the Senior Secured Note, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (8) inclusive above.
(b)
    The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant taxing authority of the Relevant Taxing Jurisdiction in accordance with applicable law. Upon request, the Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant taxing authority of each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. If, notwithstanding the efforts of such Payor to obtain such receipts, the same are not obtainable, such Payor will provide the Trustee with other evidence reasonably satisfactory to the applicable Holder.
(c)
    If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Senior Secured Notes, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to noteholders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor shall deliver such Officers’ Certificate and such other information as promptly as practicable after the date that is 30 days prior to the payment date, but no less than five (5) Business Days prior thereto, and otherwise in accordance with the requirements of DTC).
(d)
    Wherever in this Senior Secured Notes Indenture, the Senior Secured Notes or any Senior Secured Note Guarantee there is mentioned, in any context: (i) the payment of principal, (ii) redemption prices or purchase prices in connection with a redemption or purchase of Senior Secured Notes, (iii) interest or (iv) any other amount payable on or with respect to any of the Senior Secured Notes or any Senior Secured Note Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this Section 4.15 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(e)
    The Payor will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes, charges or levies that arise in any jurisdiction from the execution, delivery, registration or enforcement of any Senior Secured Notes, this Senior Secured Notes Indenture, or any other document or instrument in relation thereto (other than a transfer of the Senior Secured Notes) excluding any such Taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Payor agrees to indemnify the noteholders and the Trustee for any such Taxes paid by such noteholders. The foregoing obligations will survive any termination, defeasance or discharge of this Senior Secured Notes Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or otherwise considered to be a resident for Tax purposes or any political subdivision or taxing authority or agency thereof or therein.
SECTION 4.16.
    Future Collateral. Subject to the Reference Agreement Security Principles, as promptly as reasonably practicable after the acquisition by the Issuers or any Senior Secured Note Guarantor of any After-Acquired Collateral, the Issuers or such Senior Secured Note Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Trustee and/or Collateral Agent, as may be applicable, a valid and, to the extent applicable in the applicable jurisdiction and required under the Reference Agreement Security Principles, perfected, security interest, subject only to Permitted Liens, in such After-Acquired Collateral and to have such After-Acquired Collateral (but subject to certain limitations, if applicable), added to the Collateral, and thereupon all provisions of this Senior Secured Notes Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Collateral to the same extent and with the same force and effect; provided, however, that if granting such security interest in such After-Acquired Collateral requires the consent of a third party, the Issuers will use commercially reasonable efforts to obtain such consent with respect to the security interest in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders of the Senior Secured Notes; provided further, however, that if such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts, the Issuers or such Senior Secured Note Guarantor, as the case may be, will not be required to provide such security interest. Under the commercially reasonable efforts standard, the Issuers will not be obligated to seek to obtain consent if, in the good faith determination of BP I, to do so would have a material adverse effect on the ability of the Issuers or the relevant Senior Secured Note Guarantors to conduct their operations and business in the ordinary course or if, in good faith determination of BP I, to do so would be inconsistent with the Reference Agreement Security Principles.
SECTION 4.17.
    Impairment of Security Interest. (a) [Reserved].
(b)
    At the direction of the Issuers and without the consent of the Holders, the Trustee (or its agent or designee) and the

Collateral Agent shall from time to time enter into one or more amendments, extensions, renewals, restatements, supplements or other modifications or replacements to or of the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) provide for Permitted Liens or Liens otherwise permitted under Section 4.12, (iii) add to the Collateral or (iv) make any other change thereto that does not adversely affect the Holders in any material respect; provided, however, that, in the case of clauses (ii) and (iii), no Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified, in each case in any material respect, or replaced, unless contemporaneously with such amendment, extension, renewal, restatement, supplement, modification or renewal, the Issuers deliver to the Trustee and the Collateral Agent, either:
(i)
    a solvency opinion, in form and substance satisfactory to the Trustee, from an Independent Financial Advisor satisfactory to the Trustee confirming the solvency of BP I, BP II and their respective Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement; or
(ii)
    an Opinion of Counsel, in form and substance satisfactory to the Trustee confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens securing the Senior Secured Notes created under the Security Documents so amended, extended, renewed, restated, supplemented, modified or replaced remain valid and, to the extent applicable in the jurisdiction and required under the Reference Agreement Security Principles, perfected, Liens.
SECTION 4.18.
    [Reserved.]
SECTION 4.19.
    Suspension/Fall-Away of Covenants on Achievement of Investment Grade Status. (a) If (i) the Senior Secured Notes have Investment Grade Ratings from both Rating Agencies, and the Issuers have delivered written notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under this Senior Secured Notes Indenture, then, beginning on that day, BP I, BP II and the Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.16 and Section 5.01(a)(iv) of this Senior Secured Notes Indenture (the “Suspended Covenants”).
(b)
    In the event that BP I, BP II and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Senior Secured Notes Indenture for any period of time as a result of the foregoing, and on any subsequent date one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Secured Notes below an Investment Grade Rating, then the Suspended Covenants will be reinstated as of and from the date on which BP I, BP II or any Restricted Subsidiary obtains actual knowledge of such rating decline (any such date, a “Reversion Date”). The period of time between the suspension of the covenants as set forth above and the Reversion Date is referred to as the “Suspension Period”. In the event of any such reinstatement, no action taken or omitted to be taken by BPI, BP II or any of the Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Senior Secured Notes Indenture with respect to the Senior Secured Notes; provided, however, that (1) with respect to Restricted Payments made on or after the Reversion Date, the amount of Restricted Payments made will be calculated as though Section 4.04 had been in effect prior to, but not during, the Suspension Period, (2) all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred or issued pursuant to Section 4.03(b)(iii), (3) no Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period, (4) any Affiliate Transaction entered into on or after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 4.07(c)(ix), (5) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in Section 4.05(a)(i) through (iii) that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 4.05(a)(1). During the Suspension Period, the Issuer and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under Section 4.12 (including, without limitation, Permitted Liens). To the extent Section 4.12 and any Permitted Liens refer to one or more Suspended Covenants, Section 4.12 or the “Permitted Liens” definition, as applicable, shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 4.12 and the “Permitted Liens” definition and for no other purpose). Upon the occurrence of a Reversion Date, the amount of Excess Proceeds from any Asset Sales occurring on or prior to such date shall be reset at zero.
(c)
    The Senior Secured Note Guarantees of the Senior Secured Note Guarantors will be suspended during the Suspension Period. In addition, during the Suspension Period, BP I may also elect (at its discretion) to release any or all of the Collateral from the Liens securing the Senior Secured Notes and the Senior Secured Note Guarantees by sending a notice of such election to the Trustee. BP I, BP II and the Restricted Subsidiaries will be permitted, without causing a Default or Event of Default or breach of any kind under this Senior Secured Notes Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period following a Reversion Date and to consummate the transactions contemplated thereby.

SECTION 4.20.
    Intercreditor Agreements. (a) At the request of the Issuers, in connection with the Incurrence by BP I, BP II or the Restricted Subsidiaries of any Indebtedness for borrowed money permitted pursuant to Section 4.03 constituting First Lien Obligations or Subordinated Indebtedness of BP I, BP II, any Issuer or any Senior Secured Note Guarantor, or any Indebtedness of BP I, BP II, any Issuer or any Senior Secured Guarantor to be secured by Liens having Junior Lien Priority, BP I, BP II, the Issuers, the relevant Restricted Subsidiaries and the Trustee shall enter into with the holders of such Indebtedness (or their duly authorized Representatives) one or more intercreditor agreements (including any Junior Intercreditor Agreement) (each an “Additional Intercreditor Agreement”), which shall (other than in the case of any Junior Intercreditor Agreement) be on substantially the same terms as one or both of the First Lien Intercreditor Agreement and the 2013 Intercreditor Agreement (or, in each case, on terms not materially less favorable to the holders of the Senior Secured Notes), including containing substantially the same terms with respect to enforcement and release of Senior Secured Note Guarantees and Collateral; provided, however, that such Additional Intercreditor Agreement will not impose any personal obligations on the Trustee or the Collateral Agent or, in the opinion of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee under this Senior Secured Notes Indenture, the First Lien Intercreditor Agreement or the 2013 Intercreditor Agreement.
(b)
    At the direction of the Issuers and without the consent of secured noteholders, the Trustee shall from time to time enter into one or more amendments to the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement or any Additional Intercreditor Agreement to: (i) cure any ambiguity, omission, mistake, defect or inconsistency of any such agreement, (ii) increase the amount or types of Indebtedness covered by any such agreement that may be Incurred by BP I, BP II or a Restricted Subsidiary (including with respect to the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement or any Additional Intercreditor Agreement the addition of provisions relating to new Indebtedness ranking junior in right of payment to the Senior Secured Notes), (iii) add parties to the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement or an Additional Intercreditor Agreement, including Senior Secured Note Guarantors, or successors, including successor trustees or other Representatives, (iv) secure the Senior Secured Notes (including Additional Senior Secured Notes), First Lien Obligations or any Subordinated Indebtedness, in each case to the extent permitted to be Incurred and so secured hereunder, (v) make provision for pledges of any collateral to secure the Senior Secured Notes (including any Additional Senior Secured Notes), First Lien Obligations or any Subordinated Indebtedness, in each case to the extent permitted to be Incurred and so secured hereunder or (vi) make any other change to any such agreement that does not adversely affect the Senior Secured Notes in any material respect. The Issuers shall not otherwise direct the Trustee to enter into any amendment to the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement or any Additional Intercreditor Agreement without the consent of the holders representing a majority in aggregate principal amount of the Senior Secured Notes then outstanding, except as otherwise permitted under Article IX of this Senior Secured Notes Indenture and the Issuers may only direct the Trustee to enter into any amendment to the extent such amendment does not impose any personal obligations on the Trustee or, in the opinion of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee under this Senior Secured Notes Indenture or the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement or any Additional Intercreditor Agreement.
(c)
    Each secured noteholder, by accepting a Senior Secured Note, shall be deemed to have agreed to and accepted the terms and conditions of the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and any Additional Intercreditor Agreement (whether then entered into or entered into in the future pursuant to the provisions described herein) and the performance by the Trustee of its obligations and the exercise of its rights thereunder and in connection therewith. A copy of the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and any Additional Intercreditor Agreement shall be made available for inspection during normal business hours on any Business Day upon prior written request at the offices of the Trustee.
SECTION 4.21.
    [Reserved.]
SECTION 4.22.
    [Reserved.]
SECTION 4.23.
    [Reserved.]
SECTION 4.24.
    Designation of Senior Secured Notes. BP II will designate the Senior Secured Notes and the Senior Secured Note Guarantees as “Designated Senior Indebtedness” for all purposes of the 2013 Senior Note Indenture and the 2013 Senior Subordinated Notes Indenture, and as “Additional Secured Obligations” for the 2013 Intercreditor Agreement.
SECTION 4.25.
    Certain Country Limitations. (a) [Reserved].
(b)
    The Issuers will use the proceeds of the Senior Secured Notes only for the purposes specified in the section of the Offering Circular entitled “Use of Proceeds”. The Senior Secured Notes have not and shall not be used with a view to (a) the subscription or acquisition of any shares in the share capital or depositary receipts thereof in a company organized in The Netherlands or (b) repay any Indebtedness which was used for the purposes of acquiring shares in the share capital or depositary receipts thereof in The Netherlands.
(c)
    [Reserved.]
SECTION 4.26.
    Limitation on Restricted Subsidiaries. RGHL will not, and will not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take any action which action or omission could reasonably be expected to or would have the result of any Subsidiary of Pactiv being a “Restricted Subsidiary” within the meaning of the Pactiv Base Indenture for so long as the principal amount of notes outstanding under the Pactiv Base Indenture exceeds $100.0 million.
SECTION 4.27.
    Fiscal Year. Each Issuer at all times will have the same fiscal year as BP I and BP II.
ARTICLE V

Successor Company
SECTION 5.01.
    When the Issuers, BP I or BP II May Merge or Transfer Assets. (k) Each of BP I, BP II and each of the Issuers may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind‑up or convert into (whether or not BP I, BP II or any Issuer, as applicable, is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or Substantially All of its properties or assets in one or more related transactions, to any Person unless:
(i)
    BP I, BP II, the US Issuer I, the US Issuer II or the Luxembourg Issuer, as applicable, is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding‑up or conversion (if other than BP I, BP II, the US Issuer I, the US Issuer II or the Luxembourg Issuer, as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of any member state of the European Union that was a member state on January 1, 2004, the United States or any state or territory thereof, the District of Columbia or New Zealand (BP I, BP II, the US Issuer I, the US Issuer II or the Luxembourg Issuer, as applicable, or such Person, as the case may be, being herein called the “Successor Company”); provided, however, that in the case where the surviving Person is not a corporation, a co-obligor of the Senior Secured Notes is a corporation;
(ii)
    the Successor Company (if other than BP I, BP II, the US Issuer I, the US Issuer II or the Luxembourg Issuer, as applicable) expressly assumes all the obligations of BP I, BP II, the US Issuer I, the US Issuer II or the Luxembourg Issuer, as applicable, under its Senior Secured Note Guarantee (if applicable) and this Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents pursuant to supplemental indentures or other documents or instruments in form and substance satisfactory to the Trustee;
(iii)
    immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
(iv)
    immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either:
(1)
    the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2)
    the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for BP I, BP II and the Restricted Subsidiaries immediately prior to such transaction;
(v)
    if the Successor Company is not BP I, BP II, the US Issuer I, the US Issuer II or the Luxembourg Issuer, as applicable, the Issuers and each Senior Secured Note Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its obligations under this Senior Secured Notes Indenture, the Senior Secured Notes, and the Senior Secured Note Guarantees, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and the Security Documents, as applicable, shall apply to such Person’s obligations under this Senior Secured Notes Indenture, the Senior Secured Notes, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents and the Senior Secured Note Guarantees; and
(vi)
    the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Senior Secured Notes Indenture; provided, however, that in giving such opinion such counsel may rely on an Officers’ Certificate as to compliance with the foregoing clauses (iii) and (iv) of this Section 5.01(a) and as to any matters of fact.
The Successor Company (if other than BP I, BP II, the US Issuer I, the US Issuer II or the Luxembourg Issuer, as applicable) will succeed to, and be substituted for, BP I, BP II, the US Issuer I, the US Issuer II or the Luxembourg Issuer, as applicable, under the applicable Senior Secured Note Guarantee (if applicable), this Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents, and in such event BP I, BP II, the US Issuer I, the US Issuer II or the Luxembourg Issuer, as applicable, will automatically be released and discharged from its obligations under the applicable Senior Secured Note Guarantee, this Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents. Notwithstanding the foregoing, BP II may merge with and into any Senior Secured Note Guarantor, and notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) any Restricted Subsidiary (other than an Issuer) may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to BP I, BP II or to another Restricted Subsidiary, and (B) BP I, BP II, the US Issuer I, the US Issuer II or the Luxembourg Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating BP I, BP II, the US Issuer I, the US Issuer II or the Luxembourg Issuer in a member state of (or in another member state of) the European Union that was a member state on January 1, 2004, the United States or any state or territory thereof, the District of Columbia or New Zealand or may convert into a limited liability company, so long as the amount of Indebtedness of BP I, BP II and the Restricted Subsidiaries is not increased thereby. The provisions set forth in this Article V will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among BP I, BP II and the Restricted Subsidiaries.
(l)
    Subject to the provisions of Section 10.06 (which govern the release of a Senior Secured Note Guarantee upon the sale or disposition of a Restricted Subsidiary that is a Senior Secured Note Guarantor), no Senior Secured Note Guarantor (other than RGHL, BP I and BP II) will, and BP I and BP II will not permit any Senior Secured Note Guarantor (other than RGHL, BP I and BP II) to, consolidate, amalgamate or merge with or into or wind‑up into (whether or not such Senior Secured Note Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or Substantially All of its properties or assets in one or more related transactions to, any Person unless:
(i)
    either (A) such Senior Secured Note Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Senior Secured Note Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of any member state of the European Union that was a member state on January 1, 2004, the United States or any state or territory thereof, the District of Columbia or New Zealand (such Senior Secured Note Guarantor or such Person, as the case may be, being herein called the “Successor Senior Secured Note Guarantor”), and the Successor Senior Secured Note Guarantor (if other than such Senior Secured Note Guarantor) expressly assumes all the obligations of such Senior Secured Note Guarantor under this Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the relevant Security Documents and such Senior Secured Note Guarantor’s Senior Secured Note Guarantee pursuant to a supplemental indenture or other documents or instruments in form satisfactory to the Trustee, or (B) if such sale or disposition or consolidation, amalgamation or merger is with a Person other than BP I, BP II or any Restricted Subsidiary, such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and
(ii)
    the Successor Senior Secured Note Guarantor (if other than such Senior Secured Note Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Senior Secured Notes Indenture.

Except as otherwise provided in this Senior Secured Notes Indenture, in a transaction to which Section 5.01(b)(i)(A) applies, the Successor Senior Secured Note Guarantor (if other than such Senior Secured Note Guarantor) will succeed to, and be substituted for, such Senior Secured Note Guarantor under this Senior Secured Notes Indenture and such Senior Secured Note Guarantor’s Senior Secured Note Guarantee, and such Senior Secured Note Guarantor will automatically be released and discharged from its obligations under this Senior Secured Notes Indenture and such Senior Secured Note Guarantor’s Senior Secured Note Guarantee. Notwithstanding the foregoing, (A) a Senior Secured Note Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Senior Secured Note Guarantor in a member state of (or another member state of) the European Union that was a member state on January 1, 2004, the United States or any state or territory thereof, the District of Columbia or New Zealand, and (B) a Senior Secured Note Guarantor may merge, amalgamate or consolidate with another Senior Secured Note Guarantor, an Issuer, BP I or BP II.
In addition, notwithstanding the foregoing, any Senior Secured Note Guarantor may consolidate, amalgamate or merge with or into or wind‑up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or Substantially All of its properties or assets (collectively, a “Transfer”) to (x) BP I, an Issuer or any Senior Secured Note Guarantor or (y) any Restricted Subsidiary that is not a Senior Secured Note Guarantor; provided, however, that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed the greater of (x) $900.0 million and (y) 5.0% of Total Assets after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date (excluding Transfers in connection with the transactions described in the Offering Circular). Subject to the foregoing, upon a Transfer to a Restricted Subsidiary that is not a Senior Secured Note Guarantor, any Collateral subject to security interests in favor of the Senior Secured Notes will be automatically released from such security interests and the Senior Secured Notes will no longer have the benefit of such Collateral.
(m)
    In the event that BP II merges with BP I or any Restricted Subsidiary of BP I, any provision in this Senior Secured Notes Indenture that is applicable to both BP I and BP II shall thereafter be applicable only to BP I.
ARTICLE VI

Defaults and Remedies
SECTION 6.01.
    Events of Default. An “Event of Default” occurs if:
(a)
    there is a default in any payment of interest on any Senior Secured Note when the same becomes due and payable, and such default continues for a period of 30 days;
(b)
    there is a default in the payment of principal or premium, if any, of any Senior Secured Note when due at its Stated Maturity, upon optional redemption, upon required repurchase (including any failure to purchase Senior Secured Notes when required following a Change of Control Offer), upon declaration or otherwise;
(c)
    BP I, BP II or an Issuer fails to comply with its obligations under Section 5.01;
(d)
    BP I, BP II or any Restricted Subsidiary fails to comply (a) for 180 days after notice with its agreements contained in Section 4.02 or (b) for 60 days after notice with its other agreements contained in the Senior Secured Notes or this Senior Secured Notes Indenture;
(e)
    BP I, BP II, an Issuer or any Significant Subsidiary fails to pay any Indebtedness for borrowed money or evidenced by bonds, notes, debentures or other similar instruments (other than Indebtedness owing to BP I, BP II or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $150.0 million or its foreign currency equivalent;
(f)
    BP I, BP II, an Issuer, a Significant Subsidiary or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of an Issuer, pursuant to or within the meaning of any Bankruptcy Law:
(vi)
    commences a voluntary case;

(vii)
    consents to the entry of an order for relief against it in an involuntary case;
(viii)
    consents to the appointment of a Custodian of it or for any substantial part of its property; or
(ix)
    takes any comparable action to that set forth in clause (i), (ii) or (iii) of this Section 6.01(f) under any foreign laws relating to insolvency;
(g)
    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(iii)
    is for relief against BP I, BP II, an Issuer, a Significant Subsidiary or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of an Issuer, in an involuntary case;
(iv)
    appoints a Custodian of BP I, BP II, an Issuer, a Significant Subsidiary or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of an Issuer, or for any substantial part of its property; or
(v)
    orders the winding up or liquidation of BP I, BP II, an Issuer, a Significant Subsidiary or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of an Issuer;
and the order or decree remains unstayed and in effect for 60 days;
(h)
    BP I, BP II, an Issuer or any Significant Subsidiary fails to pay final judgments aggregating in excess of $150.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof;
(i)
    any Senior Secured Note Guarantee of RGHL, BP I or a Significant Subsidiary (or any Senior Secured Note Guarantee of one or more Senior Secured Note Guarantors that collectively would represent a Significant Subsidiary) ceases to be in full force and effect (except as contemplated by the terms thereof or the terms of this Senior Secured Notes Indenture or the First Lien Intercreditor Agreement) or BP I, BP II or any Senior Secured Note Guarantor that qualifies as a Significant Subsidiary (or one or more Senior Secured Note Guarantors that collectively would represent a Significant Subsidiary) denies or disaffirms its obligations under this Senior Secured Notes Indenture or any Senior Secured Note Guarantee and such Default continues for 20 days; or
(j)
     the security interest in the Collateral created under any Security Document shall, at any time, cease to be in full force and effect and constitute a valid and, to the extent applicable and required by the Reference Agreement Security Principles, perfected, lien with the priority required by this Senior Secured Notes Indenture for any reason other than the satisfaction in full of all obligations under this Senior Secured Notes Indenture and discharge of this Senior Secured Notes Indenture or in accordance with the terms of the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement or any Additional Intercreditor Agreement or as provided under Section 12.06 or any security interest created under any Security Document shall be invalid or unenforceable (other than (i) any such failure to be in full force and effect and constitute a valid and, to the extent applicable and required by the Reference Agreement Security Principles, perfected, lien with the priority required by this Senior Secured Notes Indenture or any invalidity or unenforceability that would not be material to the Holders or (ii) any such loss of perfection that is due to the failure by any party other than the Issuers or the Senior Secured Note Guarantors to maintain possession of stock certificates or otherwise results from the gross negligence or willful misconduct of any party other than the Issuers or the Senior Secured Note Guarantors) or RGHL, BP I, an Issuer or any Person granting Collateral the subject of any such security interest shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and in each case (but only in the event that such failure to be in full force and effect and constitute a valid and, to the extent applicable and required by the Reference Agreement Security Principles, perfected, lien with the priority required by this Senior Secured Notes Indenture or such invalidity or unenforceability or failure to be perfected or such assertion is capable of being cured without imposing any new hardening period, in equity or at law, to which such security interest was not otherwise subject immediately prior to such failure or assertion, other than any such hardening period that is also applicable to any other

Lien over the relevant Collateral) such failure or such assertion shall have continued uncured for a period of (x) 30 days after written notice from the Trustee or 30% in principal amount of outstanding Senior Secured Notes of such series with respect to any Collateral of a Domestic Subsidiary of BP I (other than Collateral which is an Equity Interest of a Foreign Subsidiary) or (y) 60 days after written notice from the Trustee or 30% in principal amount of outstanding Senior Secured Notes of such series with respect to other Collateral; provided, however, that the Trustee shall have no obligation to deliver such notice unless instructed to do so by the requisite number of Holders.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Bankruptcy Law” means any applicable Luxembourg law relating to bankruptcy, insolvency, administration, examination, court protection, receivership, schemes of arrangement or similar matters, Title 11, United States Code, or any similar Federal, state or non-U.S. bankruptcy, insolvency, receivership or similar law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under clause (d) of this Section 6.01 (other than a failure to purchase Senior Secured Notes) shall not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding Senior Secured Notes of such series notify the Issuers of the Default and the Issuers do not cure or cause the cure of such Default within the time specified in clause (d) hereof, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
An Issuer or BP I, as applicable, shall deliver to the Trustee (i) as soon as it becomes aware of the occurrence of an Event of Default, written notice of the occurrence of such Event of Default and (ii) within 30 days after the occurrence thereof, written notice of any event which would constitute a Default under clause (c), (d), (e), (f) or (g) of Section 6.01, its status and what action BP I, BP II or any Issuer, as applicable, is taking or proposes to take in respect thereof.
SECTION 6.02.
    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to BP I, BP II, an Issuer or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of an Issuer) occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding Senior Secured Notes by notice to the Trustee and the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the Senior Secured Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to BP I, BP II, an Issuer or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of an Issuer occurs, the principal of, premium, if any, and interest on all the Senior Secured Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The Holders of a majority in principal amount of the Senior Secured Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Senior Secured Notes, if within 20 days after such Event of Default arose the Issuers deliver an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, paid or otherwise acquired or retired or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Senior Secured Notes as described above be annulled, waived or rescinded upon the happening of any such events.
SECTION 6.03.
    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Senior Secured Notes or to enforce the performance of any provision of the Senior Secured Notes or this Senior Secured Notes Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Senior Secured Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.
SECTION 6.04.
    Waiver of Past Defaults. The Holders of a majority in principal amount of outstanding Senior Secured Notes by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Senior Secured Note, (b) a Default arising from the failure to redeem or purchase any Senior Secured Note when required pursuant to the terms of this Senior Secured Notes Indenture or (c) a Default in respect of a provision that under

Section 9.02 cannot be amended without the consent of the Holders of not less than 100% of the then outstanding aggregate principal amount of the Senior Secured Notes. When a Default is waived, it is deemed cured and the Issuers, the Senior Secured Note Guarantors, the Trustee and the Holders shall be restored to their former positions and rights under this Senior Secured Notes Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
SECTION 6.05.
    Control by Majority. The Holders of a majority in principal amount of outstanding Senior Secured Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Senior Secured Notes Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Senior Secured Notes Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
SECTION 6.06.
    Limitation on Suits. (m) Subject to Section 7.01, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Senior Secured Notes Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Senior Secured Notes Indenture or the Senior Secured Notes unless:
(i)
    such Holder has previously given the Trustee notice that an Event of Default is continuing,
(ii)
    Holders of at least 30% in principal amount of the outstanding Senior Secured Notes have requested the Trustee to pursue the remedy,
(iii)
    such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,
(iv)
    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and
(v)
    the Holders of a majority in principal amount of the outstanding Senior Secured Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
SECTION 6.07.
    Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Senior Secured Notes Indenture, but subject to the terms of the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and any Additional Intercreditor Agreement, the right of any Holder to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holders of not less than 100% of the then outstanding aggregate principal amount of the Senior Secured Notes.
SECTION 6.08.
    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers, BP I or any other obligor on the Senior Secured Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Senior Secured Notes) and the amounts provided for in Section 7.07.
SECTION 6.09.
    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuers, BP I or any Senior Secured Note Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Secured Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10.
    Priorities. Subject to the First Lien Intercreditor Agreement and the 2013 Intercreditor Agreement, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.07;
SECOND: to the Holders for amounts due and unpaid on the Senior Secured Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Secured Notes for principal and interest, respectively;
THIRD: to the Collateral Agent for amounts due and unpaid on Subordinated Indebtedness of the Issuers and, if such money or property has been collected from a Senior Secured Note Guarantor, to holders of Subordinated Indebtedness of such Senior Secured Note Guarantor; and
FOURTH: to the Issuers or, to the extent the Trustee collects any amount for any Senior Secured Note Guarantor, to such Senior Secured Note Guarantor.
The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10 and shall notify the Issuers of such record date. At least 15 days before such record date, the Issuers shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
SECTION 6.11.
    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Senior Secured Notes Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of outstanding Senior Secured Notes.
SECTION 6.12.
    Waiver of Stay or Extension Laws. None of the Issuers, BP I or any Senior Secured Note Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Senior Secured Notes Indenture; and the Issuers, BP I and each Senior Secured Note Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 6.13.
    Direction to Agents. Following the occurrence of an Event of Default or a potential Event of Default, the Trustee may, by notice to the Agents, require them to act under its direction.
ARTICLE VII

Trustee
SECTION 7.01.
    Duties of Trustee. (g) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Senior Secured Notes Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(h)
    Except during the continuance of an Event of Default:
(xiii)
    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Senior Secured Notes Indenture and no implied covenants or obligations shall be read into this Senior Secured Notes Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Senior Secured Notes Indenture shall not be construed as a duty); and
(xiv)
    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Senior Secured Notes Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Senior Secured Notes Indenture (but need not confirm or investigate the truth or accuracy of mathematical calculations or other facts, statements or opinions stated therein).
(i)
    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(vii)
    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(viii)
    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(ix)
    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05; and
(x)
    no provision of this Senior Secured Notes Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
(j)
    Every provision of this Senior Secured Notes Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
(k)
    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers or BP I.
(l)
    Money held by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 7.02.
    Rights of Trustee. Subject to Section 7.01:
(c)
    The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(d)
    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(e)
    The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(f)
    The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(g)
    The Trustee may consult with professional advisers and/or counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Senior Secured Notes Indenture and the Senior Secured Notes or any other agreement referenced herein shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such professional advisers and/or counsel.
(h)
    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of outstanding Senior Secured Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers or BP I, personally or by agent or attorney, at the expense of the Issuers and BP I and shall incur no liability of any kind by reason of such inquiry or investigation.
(i)
    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Senior Secured Notes Indenture at the request or direction of any of the Holders pursuant to this Senior Secured Notes Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(j)
    The rights, privileges, protections, immunities and benefits given to the Trustee under this Article VII, including without limitation its right to be indemnified and all other rights provided under this Article VII (other than with respect to the Collateral Agent, Section 7.07(b)), are extended to, and shall be enforceable by, the Collateral Agent and The Bank of New York Mellon, as the Trustee and in each of its other capacities hereunder.
(k)
    The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of outstanding Senior Secured Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Senior Secured Notes Indenture.
(l)
    Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Senior Secured Notes Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Senior Secured Note shall be conclusive and binding upon future Holders of Senior Secured Notes and upon Senior Secured Notes executed and delivered in exchange therefor or in place thereof.
(m)
    The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuers, BP II or BP I, their Subsidiaries and/or the Senior Secured Note Guarantors in Article IV hereof, except with respect to Section 4.01 and shall be entitled to assume that the Issuers have performed in accordance with all of the provisions of this Senior Secured Notes Indenture, unless otherwise notified to it in writing. Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’, BP I’s, BP II’s or RGHL’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).
(n)
    The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Senior Secured Notes Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Senior Secured Notes.

(o)
    The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Senior Secured Notes Indenture or the Senior Secured Notes.
(p)
    The Trustee shall not, under any circumstance be liable for any special, consequential or punitive damages (being loss of business, goodwill, opportunity or profit of any kind) of the Issuers, BP I, BP II or any Senior Secured Note Guarantor or any Subsidiary or any other Person.
(q)
    The Issuers shall deliver no later than the date of execution of this Senior Secured Notes Indenture an Officers’ Certificate setting forth the names of the individuals and/or titles of officers, authorized at such time to take specified actions pursuant to this Senior Secured Notes Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded, and the Trustee shall be entitled to rely on the most recent Officers’ Certificate received.
(r)
    The Trustee will not be liable if prevented or delayed in performing any of its obligations by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any force majeure circumstances beyond its control.
(s)
    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces majeures beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(t)
    The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of the State of New York. Furthermore, the Trustee may also refrain from taking such action if it could otherwise render it liable to any person in that jurisdiction or the State of New York or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in the State of New York or if it is determined by any court or other competent authority in that jurisdiction or in the State of New York that it does not have such power.
SECTION 7.03.
    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Secured Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.
SECTION 7.04.
    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Senior Secured Notes Indenture, any Senior Secured Note Guarantee or the Senior Secured Notes, or any Collateral. The Trustee shall not be accountable for the Issuers’ or BP I’s use of the proceeds from the Senior Secured Notes, and it shall not be responsible for any statement of the Issuers, BP I or any Senior Secured Note Guarantor in this Senior Secured Notes Indenture or in any document issued in connection with the sale of the Senior Secured Notes or in the Senior Secured Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h), (i) or (j) or of the identity of any Significant Subsidiary unless a Trust Officer in the Corporate Trust Office of the Trustee shall have received written notice thereof referencing this Senior Secured Notes Indenture and the applicable section of 6.01 hereof in accordance with Section 13.02 hereof from the Issuers, BP I, any Senior Secured Note Guarantor or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders of the Senior Secured Notes and not in its individual capacity and all persons, including the Holders of Senior Secured Notes and the Issuers having any claim against the Trustee arising from this Senior Secured Notes Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.
SECTION 7.05.
    Notice of Defaults. If a Default occurs and is continuing and has been notified to the Trustee, the Trustee must mail (or otherwise deliver in accordance with applicable DTC procedures, as applicable) to each registered holder of Senior Secured Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after written notice of it is received by the Trustee.
SECTION 7.06.
    [Reserved.]

SECTION 7.07.
    Compensation and Indemnity. (a) The Issuers, failing which the Senior Secured Note Guarantors, shall pay to the Trustee and each Agent from time to time compensation for their respective services as agreed in writing between the Issuers and the Trustee and each Agent from time to time and, following the occurrence of an Event of Default or a potential Event of Default, such additional fees and expenses as the Trustee deems to be appropriate. The Trustee’s and each Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers, jointly and severally, failing which the Senior Secured Note Guarantors shall reimburse the Trustee and each Agent upon request for all properly incurred out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the properly incurred compensation and expenses, disbursements and advances of the Trustee’s and each Agent’s agents, counsel, accountants and experts. The Issuers and each Senior Secured Note Guarantor, jointly and severally shall indemnify the Trustee and each Agent (which in each case, for purposes of this Section 7.07, shall include its officers, directors, employees, agents and counsel) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Senior Secured Notes Indenture or Senior Secured Note Guarantee against the Issuers, BP I or a Senior Secured Note Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether (i) asserted by the Issuers, BP I, any Senior Secured Note Guarantor, any Holder or any other Person or (ii) with respect to any action taken by the Trustee under the 2013 Intercreditor Agreement, the First Lien Intercreditor Agreement, any Additional Intercreditor Agreement or any other agreement referenced herein). The obligation to pay such amounts shall survive the payment in full or defeasance of the Senior Secured Notes or the removal or resignation of the Trustee or the applicable Agent. The Trustee or the applicable Agent shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve the Issuers, BP I or any Senior Secured Note Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers, BP I and the Senior Secured Note Guarantors, as applicable, shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party solely through such party’s own willful misconduct, negligence or bad faith.
(b)
    To secure the payment obligations of the Issuers, BP I and the other Senior Secured Note Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Senior Secured Notes on all money or property held or collected by the Trustee other than money or property held to pay principal of and interest on particular Senior Secured Notes.
(c)
    The Issuers’ and the Senior Secured Note Guarantors’ payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Senior Secured Notes Indenture, any rejection or termination of this Senior Secured Notes Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuers or BP I, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
(d)
    No provision of this Senior Secured Notes Indenture shall require the Trustee or Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.
For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.07, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee and by each Agent (including Wilmington Trust (London) Limited as additional collateral agent).
SECTION 7.08.
    Replacement of Trustee or Agent. (c) The Trustee and any Agent may resign at any time by so notifying the Issuers or BP I. The Holders of a majority in principal amount of outstanding Senior Secured Notes may remove the Trustee or any Agent by so notifying the Trustee or such Agent and may appoint a successor Trustee or Agent. The Issuers shall remove the Trustee or any Agent if:
(iii)
    the Trustee or such Agent fails to comply with Section 7.10;
(iv)
    the Trustee or such Agent is adjudged bankrupt or insolvent;
(v)
    a receiver or other public officer takes charge of the Trustee or such Agent or its property; or

(vi)
    the Trustee or such Agent otherwise becomes incapable of acting.
(d)
    If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of outstanding Senior Secured Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.
(e)
    A successor Trustee shall deliver a written acceptance of its appointment and its accession to the 2013 Intercreditor Agreement, the First Lien Intercreditor Agreement and any Additional Intercreditor Agreement to the retiring Trustee, the Collateral Agent and to the Issuers or BP I. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Senior Secured Notes Indenture. The successor Trustee shall deliver a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07(b).
(f)
    If a successor Trustee or Agent, as applicable, does not take office within 60 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee or Agent, as applicable, or the Holders of 10% in principal amount of outstanding Senior Secured Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee or (ii) the retiring Trustee or Agent, as applicable, may appoint a successor Trustee or Agent, as applicable, at any time prior to the date on which a successor Trustee or Agent, as applicable, takes office; provided that such appointment shall be reasonably satisfactory to the Issuers.
(g)
    If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Senior Secured Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(h)
    Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuers’ or BP I’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee or Agent, as applicable.
SECTION 7.09.
    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or Substantially All of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Senior Secured Notes Indenture any of the Senior Secured Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Senior Secured Notes so authenticated; and in case at that time any of the Senior Secured Notes shall not have been authenticated, any successor to the Trustee may authenticate such Senior Secured Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Senior Secured Notes or in this Senior Secured Notes Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Senior Secured Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
SECTION 7.10.
    Eligibility; Disqualification. This Senior Secured Notes Indenture shall at all times have a Trustee that is an entity organized and doing business under the laws of the United States or any state thereof, or a member state of the European Union or a political subdivision thereof, that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities or by the authorities of a member state of the European Union or a political subdivision thereof. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor under the Senior Secured Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee.
ARTICLE VIII

Discharge of Senior Secured Notes Indenture; Defeasance

SECTION 8.01.
    Discharge of Liability on Senior Secured Notes; Defeasance. This Senior Secured Notes Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Senior Secured Notes, as expressly provided for in this Senior Secured Notes Indenture) as to all outstanding Senior Secured Notes when:
(a)
    either (i) all the Senior Secured Notes theretofore authenticated and delivered (except lost, stolen or destroyed Senior Secured Notes which have been replaced or paid and Senior Secured Notes for whose payment money has theretofore been deposited in trust or segregated and held by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Senior Secured Notes (A) have become due and payable, (B) will become due and payable at their stated maturity within one year or (C) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee money, US Government Obligations, or a combination thereof, in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Senior Secured Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Senior Secured Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
(b)
    BP I, BP II, any Issuer or the Senior Secured Note Guarantors have paid all other sums payable under this Senior Secured Notes Indenture;
(c)
    the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Senior Secured Notes Indenture relating to the satisfaction and discharge of this Senior Secured Notes Indenture have been complied with; provided, however, that any counsel may rely on an Officers’ Certificate as to matters of fact; and
(d)
    if the Issuers have deposited or caused to be deposited with the Trustee US Government Obligations in connection with clause (a) of this Section 8.01, the Issuers have delivered to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited US Government Obligations, plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Senior Secured Notes to maturity or redemption, as the case may be.
Subject to the preceding paragraph and Section 8.02, the Issuers at any time may terminate (i) all of their obligations under the Senior Secured Notes and this Senior Secured Notes Indenture (with respect to such Senior Secured Notes) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.16, 4.17, 4.19, 4.24, 4.26 and 4.27 and the operation of Section 5.01 and Sections 6.01(c), 6.01(d) (with respect to the foregoing Sections of Article IV only), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries only), 6.01(g) (with respect to Significant Subsidiaries only), 6.01(h), 6.01(i) and 6.01(j) (“covenant defeasance option”). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Senior Secured Notes and this Senior Secured Notes Indenture (with respect to such Senior Secured Notes) by exercising their legal defeasance option or their covenant defeasance option, each Senior Secured Note Guarantor will be released from all of its obligations with respect to its Senior Secured Note Guarantee and the Issuers and each Senior Secured Note Guarantor will be released from all of its obligations under the Security Documents with respect to the Senior Secured Notes or Senior Secured Note Guarantees, as applicable.
If the Issuers exercise their legal defeasance option, payment of the Senior Secured Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Senior Secured Notes may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect only to Significant Subsidiaries), 6.01(g) (with respect only to Significant Subsidiaries), 6.01(h), 6.01(i) or 6.01(j) or because of the failure of the Issuers to comply with Section 5.01(a)(iv).
Upon satisfaction of the conditions set forth herein and upon request of the Issuers, BP I or BP II, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.
Notwithstanding the foregoing, the Issuers’, BP I’s or BP II’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.15, 7.07, 7.08 and in this Article VIII shall survive until the Senior Secured Notes have been paid in full. Thereafter, the Issuers’, BP I’s or BP II’s obligations in Sections 7.07 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02.
    Conditions to Defeasance. (j) The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:
(vi)
    the Issuers irrevocably deposit with the Trustee money in US Dollars, US Government Obligations, or a combination thereof, the principal of and the interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Senior Secured Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;
(vii)
    the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited US Government Obligations, plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Senior Secured Notes to maturity or redemption, as the case may be;
(viii)
    90 days pass after the deposit is made and during the 90-day period no Default specified in Section 6.01(f) or (g) with respect to any Issuer, BP I or BP II occurs that is continuing at the end of the period;
(ix)
    the deposit does not constitute a default under any other material agreement binding on any Issuer, BP I or BP II;
(x)
    in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Senior Secured Notes Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; provided, however, the Opinion of Counsel required with respect to a legal defeasance need not be delivered if all Senior Secured Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year or have been or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers;
(xi)
    in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; provided, however, the Opinion of Counsel required with respect to a covenant defeasance need not be delivered if all Senior Secured Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their Stated Maturity within one year or have been or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers; and
(xii)
    the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Senior Secured Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.
(k)
    Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Senior Secured Notes at a future date in accordance with Article III.
SECTION 8.03.
    Application of Trust Money. The Trustee shall hold money deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money through each Paying Agent and in accordance with this Senior Secured Notes Indenture to the payment of principal of and interest on the Senior Secured Notes so discharged or defeased.

SECTION 8.04.
    Repayment to Issuers. Each of the Trustee and each Paying Agent shall promptly pay to the Issuers upon request an amount equal to any money held by it as provided in this Article VIII which, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.
Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.
SECTION 8.05.
    [Reserved.]
SECTION 8.06.
    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and the Senior Secured Notes Guarantors’ obligations under this Senior Secured Notes Indenture and the Senior Secured Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that, if any Issuer or any Senior Secured Note Guarantor has made any payment of principal of or interest on, any such Senior Secured Notes because of the reinstatement of its obligations, such Issuer or Senior Secured Note Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Senior Secured Notes to receive such payment from the money held by the Trustee or any Paying Agent.
ARTICLE IX

Amendments and Waivers
SECTION 9.01.
    Without Consent of the Holders. (l) BP I, the Issuers, the Trustee and the Collateral Agent may amend this Senior Secured Notes Indenture, the Senior Secured Notes, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement or any Security Document:
(i)
    to cure any ambiguity, omission, mistake, defect or inconsistency;
(ii)
    to give effect to any provision of this Senior Secured Notes Indenture (including, without limitation, the release of any Senior Secured Note Guarantees or security interest in any Collateral in accordance with the terms of Sections 10.06 (with respect to the Senior Secured Note Guarantees) and 12.01(a)(i) and (ii) and 12.06 (with respect to security interests in the Collateral));
(iii)
    to comply with Article V;
(iv)
    to provide for the assumption by a Successor Company of the obligations of any Issuer under this Senior Secured Notes Indenture and the Senior Secured Notes or to provide for the assumption by a Successor Senior Secured Note Guarantor of the obligations of a Senior Secured Note Guarantor under this Senior Secured Notes Indenture and its Senior Secured Note Guarantee;
(v)
    to provide for uncertificated Senior Secured Notes in addition to or in place of certificated Senior Secured Notes (provided, however, that the uncertificated Senior Secured Notes are issued in registered form for purposes of Section 163(f) of the Code);
(vi)
    to add a Senior Secured Note Guarantee with respect to the Senior Secured Notes;
(vii)
    to add assets to the Collateral;

(viii)
    to release Collateral from any Lien pursuant to this Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents when permitted or required by this Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents;
(ix)
    to the extent necessary to provide for the granting of a security interest for the benefit of any Person; provided, however, that the granting of such security interest is not prohibited under Section 4.17 or otherwise under this Senior Secured Notes Indenture;
(x)
    to add to the covenants of the Issuers, BP I, BP II or any Senior Secured Note Guarantor for the benefit of the Holders or to surrender any right or power conferred upon BP I or BP II;
(xi)
    to make any change that does not adversely affect the rights of any Holder;
(xii)
    to evidence and give effect to the acceptance and appointment under this Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents of a successor Trustee;
(xiii)
    to provide for the accession of the Trustee to any instrument in connection with the Senior Secured Notes;
(xiv)
    to make certain changes to this Senior Secured Notes Indenture to provide for the issuance of Additional Senior Secured Notes;
(xv)
    [Reserved]; or
(xvi)
    to conform the text of this Senior Secured Notes Indenture or the Senior Secured Notes to any provision of the description of the Senior Secured Notes in the Offering Circular, to the extent such provision in the description of Senior Secured Notes in the Offering Circular was intended to be a verbatim recitation of a provision of this Senior Secured Notes Indenture or the Senior Secured Notes.
Before entering into any such amendment or supplemental indenture, the Trustee shall be entitled to require and rely absolutely on such evidence as it reasonably deems appropriate, including an Opinion of Counsel and an Officers’ Certificate.
After an amendment under this Section 9.01 becomes effective, the Issuers shall mail (or otherwise deliver in accordance with applicable DTC procedures) to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders entitled to receive such notice, or any defect therein, shall not impair or affect the validity of the amendment under this Section 9.01.
SECTION 9.02.
    With Consent of the Holders. (e) The Issuers, the Senior Secured Note Guarantors, the Trustee and the Collateral Agent may amend this Senior Secured Notes Indenture, the Senior Secured Notes, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, Additional Intercreditor Agreements and the Security Documents and release any (but less than substantially all) of the Collateral with the consent of the holders of a majority in principal amount of the Senior Secured Notes then outstanding (including Additional Senior Secured Notes and consents obtained in connection with a tender offer or exchange for Senior Secured Notes) and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Senior Secured Notes then outstanding (including Additional Senior Secured Notes and consents obtained in connection with a tender offer or exchange for Senior Secured Notes); provided, however, that (x) if any such amendment or waiver will only affect one series of Senior Secured Notes (or less than all series of Senior Secured Notes) then outstanding under this Senior Secured Notes Indenture, then only the consent of the Holders of a majority in principal amount of the Senior Secured Notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for Senior Secured Notes) shall be required and (y) if any such amendment or waiver by its terms will affect a series of Senior Secured Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of Senior Secured Notes, then the consent of the Holders of not less than a majority in principal amount of the Senior Secured Notes of such series then outstanding (including, in each case, consent obtained in connection with a tender offer or exchange offer for Senior Secured Notes) shall be required; provided further, however, that without the consent of each holder of an outstanding Senior Secured Note affected, no amendment may, among other things:
(xv)
    reduce the amount of Senior Secured Notes whose holders must consent to an amendment;
(xvi)
    reduce the rate of or extend the time for payment of interest on any Senior Secured Note;
(xvii)
    reduce the principal of or extend the Stated Maturity of any Senior Secured Note;
(xviii)
    reduce the premium or amount payable upon the redemption of any Senior Secured Note, change the time at which any Senior Secured Note may be redeemed in accordance with Article III of this Senior Secured Notes Indenture or Sections 5 or 6 of the Senior Secured Notes;
(xix)
    make any Senior Secured Note payable in money other than that stated in such Senior Secured Note;
(xx)
    expressly subordinate the Senior Secured Notes or any Senior Secured Note Guarantee to any other Indebtedness of any Issuer, BP I or any Senior Secured Note Guarantor not otherwise permitted by this Senior Secured Notes Indenture;
(xxi)
    impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s Senior Secured Notes;
(xxii)
    make any change in Section 6.04 or the proviso at the end of the first sentence of this Section 9.02;
(xxiii)
    change the provisions of the First Lien Intercreditor Agreement or the 2013 Intercreditor Agreement or any Additional Intercreditor Agreement in any manner adverse to the interests of the Holders in any material respect; or
(xxiv)
    make any change in Section 4.15 of this Senior Secured Notes Indenture or Section 7 of the Senior Secured Notes that adversely affects the rights of any Holder to receive payments of Additional Amounts pursuant to such provisions or amend the terms of the Senior Secured Notes or this Senior Secured Notes Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder that are required to be withheld or deducted by any Relevant Taxing Jurisdiction from any payments made on the Senior Secured Note or any Senior Secured Note Guarantee by the Payors, unless RGHL or any Restricted Subsidiary agrees to pay any Additional Amounts that arise as a result; provided that for purposes of this clause (x) a “Relevant Taxing Jurisdiction” shall include the United States.
(b)
    Without the consent of the holders of 90% of the aggregate principal amount of the Senior Secured Notes then outstanding (which consents may be obtained in connection with a tender offer or exchange offer for the Senior Secured Notes), no amendment or waiver may release from the Lien of this Senior Secured Notes Indenture and the Security Documents all or substantially all of the Collateral; provided, however, that if any such amendment or waiver disproportionately adversely affects one or more series of Senior Secured Notes, such amendment or waiver shall also require the consent of the holders of 90% of the aggregate principal amount of each such adversely affected series of Senior Secured Notes (which consents may be obtained in connection with a tender offer or exchange offer for such series of the Senior Secured Notes).
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
After an amendment under this Section 9.02 becomes effective, the Issuers shall mail (or otherwise deliver in accordance with applicable DTC procedures) to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders entitled to receive such notice, or any defect therein, shall not impair or affect the validity of the amendment under this Section 9.02.

SECTION 9.03.
    [Reserved.]
SECTION 9.04.
    Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Senior Secured Note shall bind the Holder and every subsequent Holder of that Senior Secured Note or portion of the Senior Secured Note that evidences the same debt as the consenting Holder’s Senior Secured Note, even if notation of the consent or waiver is not made on the Senior Secured Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Senior Secured Note or portion of the Senior Secured Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from each Issuer certifying that the requisite principal amount of Senior Secured Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of consents by the Senior Secured Notes of the requisite principal amount of Senior Secured Notes, (ii) satisfaction of conditions to effectiveness as set forth in Section 13.03 and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers and the Trustee.
(b)
    The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Senior Secured Notes Indenture. If a record date is fixed, then notwithstanding clause (a) of this Section 9.04, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
SECTION 9.05.
    Notation on or Exchange of Senior Secured Notes. If an amendment, supplement or waiver changes the terms of a Senior Secured Note, the Issuers may require the Holder of the Senior Secured Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Senior Secured Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine in exchange for the Senior Secured Note, the Issuers shall issue and the Trustee shall authenticate a new Senior Secured Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Senior Secured Note shall not affect the validity of such amendment, supplement or waiver.
SECTION 9.06.
    Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity or security satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Senior Secured Notes Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and the Senior Secured Note Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
SECTION 9.07.
    Payment for Consent. None of the Issuers nor any Affiliate of any Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Senior Secured Notes Indenture or the Senior Secured Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE X

Guarantees
SECTION 10.01.
    Guarantees. (f) Subject to the 2013 Intercreditor Agreement, the First Lien Intercreditor Agreement and any Additional Intercreditor Agreement, each Senior Secured Note Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Senior Secured Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Senior Secured Notes Indenture and the Senior Secured Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Senior Secured Notes Indenture and the Senior Secured Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”), subject to the limitations set forth in Section 10.08; provided, however, that in no event shall a US Controlled Foreign Subsidiary be required to guarantee the Guaranteed Obligations. Each Senior Secured Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Senior Secured Note

Guarantor and that such Senior Secured Note Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
(g)
    Each Senior Secured Note Guarantor waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Senior Secured Note Guarantor waives notice of any Default under the Senior Secured Notes or the Guaranteed Obligations. The obligations of each Senior Secured Note Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Senior Secured Note Guarantor) under this Senior Secured Notes Indenture, the Senior Secured Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Senior Secured Notes Indenture, the Senior Secured Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Senior Secured Note Guarantor.
(h)
    Each Senior Secured Note Guarantor further agrees that its Senior Secured Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(i)
    [Reserved.]
(j)
    Except as expressly set forth in Article VIII and Sections 10.02, 10.06 and 10.08, the obligations of each Senior Secured Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Senior Secured Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Senior Secured Notes Indenture, the Senior Secured Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Senior Secured Note Guarantor or would otherwise operate as a discharge of such Senior Secured Note Guarantor as a matter of law or equity.
(k)
    Each Senior Secured Note Guarantor further agrees that its Senior Secured Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of any Issuer or otherwise.
(l)
    In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Senior Secured Note Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Senior Secured Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest and premiums (if any) on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Issuers to the Holders and the Trustee.
(m)
    Each Senior Secured Note Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article VI for the purposes of such Senior Secured Note Guarantor’s Senior Secured Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Senior Secured Note Guarantor for the purposes of this Section 10.01.
(n)
    Each Senior Secured Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’

fees and expenses), subject to the limitations set forth in Section 10.08, incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.
SECTION 10.02.
    Limitation on Liability. Any term or provision of this Senior Secured Notes Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Senior Secured Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Senior Secured Notes Indenture, as it relates to such Senior Secured Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
SECTION 10.03.
    Successors and Assigns. This Article X shall be binding upon each Senior Secured Note Guarantor and its successors and shall inure to the benefit of the successors, transferees and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Senior Secured Notes Indenture and in the Senior Secured Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Senior Secured Notes Indenture. Each Senior Secured Note Guarantee shall be a continuing guarantee and shall, subject to Section 10.06, remain in full force and effect until the payment in full of the Guaranteed Obligations.
SECTION 10.04.
    No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.
SECTION 10.05.
    Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Senior Secured Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Senior Secured Note Guarantor in any case shall entitle such Senior Secured Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 10.06.
    Release of Senior Secured Note Guarantor. Subject to the First Lien Intercreditor Agreement and the 2013 Intercreditor Agreement, a Senior Secured Note Guarantee of a Senior Secured Note Guarantor will be automatically released upon (x) receipt by the Trustee of a notification from BP I that such Senior Secured Note Guarantee be released and (y) the occurrence of any of the following:
(b)
    the consummation of any transaction permitted by this Senior Secured Notes Indenture as a result of which such Senior Secured Note Guarantor ceases to be a Restricted Subsidiary;
(c)
    the release or discharge of the guarantee or other obligation by such Senior Secured Note Guarantor (other than RGHL) of (x) the Senior Secured Credit Facilities or (y) such other guarantee or other obligation that resulted in the creation of such Senior Secured Note Guarantee, except, in each case, a release or discharge by or as a result of payment under such guarantee;
(d)
    BP I designating such Senior Secured Note Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.04 and the definition of “Unrestricted Subsidiary”;
(e)
    the Issuers’ exercise of their legal defeasance option or covenant defeasance option as described under Article VIII or if the Issuers’ obligations under this Senior Secured Notes Indenture are otherwise discharged in accordance with the terms of this Senior Secured Notes Indenture; or
(f)
    the transfer or sale of the equity interests of such Senior Secured Note Guarantor pursuant to an enforcement action, in accordance with the terms of the First Lien Intercreditor Agreement.

Upon the occurrence of any event set forth by this Section 10.06, the applicable Senior Secured Note Guarantor will be required to deliver to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Senior Secured Notes Indenture relating to the release have been complied with.
A Senior Secured Note Guarantee of a Senior Secured Note Guarantor also will be released as provided in Section 5.01.
Upon any occurrence specified in Section 10.06, the Trustee shall, at the instruction of and at the cost of the Issuers, execute any documents reasonably requested of it to evidence such release.
SECTION 10.07.
    [Reserved.]
SECTION 10.08.
    Limitation on Guarantees in the Netherlands and Luxembourg. (d) Notwithstanding any provision of this Senior Secured Notes Indenture or any other Senior Secured Note Document, the obligations of any Senior Secured Note Guarantor organized in The Netherlands (a “Dutch Guarantor”) expressed to be assumed in this Senior Secured Notes Indenture shall be deemed not to be assumed by such Dutch Guarantor to the extent that such assumption would constitute unlawful financial assistance within the meaning of Article 2:98c of the Dutch Civil Code or any other applicable financial assistance rules of any relevant jurisdiction (the “Prohibitions”) and the provisions of this Senior Secured Notes Indenture and the other Senior Secured Note Documents shall be construed accordingly. For the avoidance of doubt, it is expressly acknowledged that each Dutch Guarantor will continue to guarantee all obligations expressed to be guaranteed in this Senior Secured Notes Indenture and the other Senior Secured Note Documents, to the extent that such obligations do not constitute a violation of the Prohibition.
(e)
    [Reserved.]
(f)
    [Reserved.]
(g)
    [Reserved.]
(h)
    [Reserved.]
(i)
    Notwithstanding any other provision of this Senior Secured Notes Indenture or any other Senior Secured Note Document, the obligations of any guarantor incorporated under the laws of Luxembourg (the “Luxembourg Guarantors”) under (i) Section 10.01 of the Senior Secured Credit Facilities, (ii) Article X of the May 2010 Senior Indenture, (iii) Article X of the October 2010 Senior Indenture, (iv) Article X of the October 2010 Senior Secured Indenture, (v) Article X of the February 2011 Senior Indenture, (vi) Article X of the February 2011 Senior Secured Indenture, (vii) Article X of the August 2011 Senior Indenture, (viii) Article X of the August 2011 Senior Secured Indenture, (ix) Article X of the February 2012 Senior Indenture, (x) Article X of the September 2012 Senior Secured Indenture, (xi) Article X of the November 2013 Senior Notes Indenture, (xii) Article X of this Senior Secured Notes Indenture, (xiii) Article X of the Senior Notes Indenture and (xiv) any other guarantee commitment contained in an agreement, including, but not limited to, any facility, loan agreement or indenture which RGHL and the administrative agent under the Senior Secured Credit Facilities agree is subject to this limitation, in respect of the obligations of any Obligor which is not a direct or indirect Subsidiary of the applicable Luxembourg Guarantor, shall be limited to the aggregate maximum amount, if any, permitted under applicable Luxembourg law.
(j)
    [Reserved.]
(k)
    [Reserved.]
(l)
    [Reserved.]
(m)
    [Reserved.]
(n)
    [Reserved.]

(o)
    [Reserved.]
(p)
    Notwithstanding any other provision of this Senior Secured Notes Indenture or any other Senior Secured Note Document, the Senior Secured Note Guarantee given by any Subsidiary that becomes a Senior Secured Note Guarantor after the Issue Date (an “Additional Guarantor”) is subject to any limitations set forth in the supplemental indenture applicable to such Additional Guarantor.
ARTICLE XI

Intercreditor Agreement
Each noteholder hereunder (a) acknowledges that it has received a copy of the First Lien Intercreditor Agreement and 2013 Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien Intercreditor Agreement and the 2013 Intercreditor Agreement and (c) authorizes and instructs the Collateral Agent to enter into the First Lien Intercreditor Agreement and the 2013 Intercreditor Agreement as Collateral Agent and on behalf of such secured noteholder.
ARTICLE XII

Collateral and Security Documents
SECTION 12.01.
    Collateral and Security Documents. (c) To secure the full and punctual payment when due and the full and punctual performance of the Obligations of the parties hereto, BP I, the Issuers, the Senior Secured Note Guarantors and the Collateral Agent shall, on the Issue Date, enter into certain Security Documents and may enter into additional Security Documents. In the event that security interests in any of the Collateral are not created as of the Issue Date, the Issuers, BP II and the Senior Secured Note Guarantors shall use commercially reasonable efforts to implement security arrangements with respect to such Collateral as promptly as reasonably practicable after the Issue Date (or on such later date as may be permitted by the Applicable Representative in its sole discretion). All security interests in the Collateral for the Senior Secured Notes and the Senior Secured Note Guarantees will be granted and implemented subject to the Reference Agreement Security Principles.
(xi)
    Notwithstanding the foregoing, for so long as any series of Issuers’ Existing Secured Debt remains outstanding and registered under the Securities Act, the Capital Stock and securities of any Restricted Subsidiary will constitute Collateral with respect to the Senior Secured Notes only to the extent that the securing of any series of the Issuers’ Existing Secured Debt with such Capital Stock and securities would not require such Restricted Subsidiary to file separate financial statements with the SEC under Rule 3-16 of Regulation S-X under the Securities Act; provided, however, that the foregoing limitation will not apply to shares of Capital Stock of BP I at any time. In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation that would require) the filing with the SEC of separate financial statements of any Restricted Subsidiary (other than BP I) due to the fact that such Restricted Subsidiary’s Capital Stock and securities secure any series of Issuers’ Existing Secured Debt, then the Capital Stock and securities of such Restricted Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary for such Restricted Subsidiary to not be subject to such requirement to provide separate financial statements) and such excluded portion of the Capital Stock and securities is referred to as the “Excluded Stock Collateral”. In such event, the Security Documents may be amended, modified or supplemented, without the consent of any Holder, to the extent necessary to release the security interests on the Excluded Stock Collateral.
(xii)
    In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation that would permit) any Restricted Subsidiary’s Excluded Stock Collateral to secure each series of Issuers’ Existing Secured Debt in excess of the amount then pledged without the filing with the SEC of separate financial statements of such Restricted Subsidiary, then the Capital Stock and securities of such Restricted Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent possible without such Restricted Subsidiary becoming subject to any such filing requirement). In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and securities.
(d)
    By accepting a Senior Secured Note, each Holder thereof will be deemed to have: (1) irrevocably appointed the Collateral Agent to act as its agent and trustee under the Security Documents and the other relevant documents to which it is a party; and (2) irrevocably authorized the Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under this Senior Secured Notes Indenture, the 2013 Intercreditor Agreement, the First Lien Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents or other documents to which it is a party, together with any other incidental rights, power and discretions; and (ii) execute each document expressed to be executed by the Collateral Agent on its behalf.
(e)
    The Trustee shall become party to the First Lien Intercreditor Agreement by executing a joinder to the First Lien Intercreditor Agreement and shall acknowledge the designation by the Issuers of the Obligations as “Additional Secured Obligations” under the 2013 Intercreditor Agreement on or prior to the Issue Date, and by accepting a Senior Secured Note, each Holder thereof shall be deemed to have irrevocably authorized the Trustee to perform the duties and exercise the rights, powers and discretions that are specifically given to it under the First Lien Intercreditor Agreement and the 2013 Intercreditor Agreement.
SECTION 12.02.
    Recording; Certificates and Opinions. In accordance with the provisions set forth in Section 4.10, the Issuers shall do or cause to be done, at their own expense, all acts and things reasonably required, or which the Trustee or the Collateral Agent from time to time may request to assure and confirm that the Trustee and/or Collateral Agent holds, for the benefit of the Holders, duly created, enforceable and perfected Liens as contemplated by this Senior Secured Notes Indenture and the Security Documents, with the priority contemplated by this Senior Secured Notes Indenture and the Security Documents, so as to render the same available for the security and benefit of this Senior Secured Notes Indenture and the Senior Secured Notes, according to the intent and purposes therein expressed.
SECTION 12.03.
    Suits To Protect the Collateral. Subject to the provisions of the Security Documents, this Senior Secured Notes Indenture, the 2013 Intercreditor Agreement and the First Lien Intercreditor Agreement (or, if applicable, any Additional Intercreditor Agreement), the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as either of them may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents, this Senior Secured Notes Indenture, the 2013 Intercreditor Agreement or the First Lien Intercreditor Agreement (or, if applicable, any Additional Intercreditor Agreement), and such suits and proceedings as the Trustee or the Collateral Agent, in their sole discretion, may deem expedient to preserve or protect their interests and the interests of the Holders, the Trustee and the Collateral Agent in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional, ultra vires or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the lien on the Collateral or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent).
SECTION 12.04.
    Other Agreements. This Senior Secured Notes Indenture and the Security Documents shall be subject to the Reference Agreement Security Principles, the 2013 Intercreditor Agreement and the First Lien Intercreditor Agreement (and any Additional Intercreditor Agreement).
SECTION 12.05.
    Determinations Relating to Collateral. Subject to the 2013 Intercreditor Agreement, the First Lien Intercreditor Agreement, (and, if applicable, any Additional Intercreditor Agreement), in the event (i) the Trustee shall receive any written request from the Issuers, RGHL, BP I or the Collateral Agent under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Issuers’ obligations with respect thereto or (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Document any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any material nonperformance by the Issuers of any covenant or any material breach of any representation or warranty of the Issuers set forth in any Security Document, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of the Issuers, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in accordance with Article VII hereof in the taking (or not taking) of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification or other security provided in accordance with Section 6.05 and other sections of this Senior Secured Notes Indenture if such action is agreed to by Holders of a majority in principal amount of outstanding Senior Secured Notes pursuant to Section 6.05.
SECTION 12.06.
    Release of Collateral. (q) Subject to the First Lien Intercreditor Agreement and the 2013 Intercreditor Agreement, the Security Interests in the Collateral for the benefit of the Senior Secured Notes shall be released:
(i)
    upon payment in full of principal, interest and all other Obligations on the Senior Secured Notes issued under this Senior Secured Notes Indenture or discharge or defeasance thereof;

(ii)
    to the extent a Senior Secured Note Guarantor would be and is so released pursuant Section 10.06(b);
(iii)
    to enable the Issuers or a Senior Secured Note Guarantor to consummate the disposition of such property or assets to the extent not prohibited under Section 4.06;
(iv)
    in the case of property or assets of a Senior Secured Note Guarantor that is released from its Senior Secured Note Guarantee with respect to the Senior Secured Notes, on the release of the Senior Secured Note Guarantee of such Senior Secured Note Guarantor;
(v)
    in the case of the property and assets of a specific Senior Secured Note Guarantor, such Senior Secured Note Guarantor making a Transfer permitted by clause (y) of the last paragraph of Section 5.01(b);
(vi)
    in the circumstances set forth in Sections 9.01(a)(iv) and (viii) or as set forth in Section 9.02(b);
(vii)
    by the Trustee or Collateral Agent, acting on the instructions of the Applicable Representative in accordance with the terms of the First Lien Intercreditor Agreement (other than releases of all or substantially all of the Collateral); or
(viii)
    upon a legal defeasance or covenant defeasance under Section 8.01(a).
(r)
    In order to secure new Indebtedness (where such Indebtedness is permitted under this Senior Secured Notes Indenture and the Lien securing such Indebtedness is a Permitted Lien that is entitled to rank equal with, in priority to or behind the security interests on the Collateral, as applicable), on the date on which such new Indebtedness is incurred, and subject to no Default having occurred and being continuing, the Trustee or Collateral Agent for the Senior Secured Notes, as applicable, is authorized by the Trustee and the Holders to, and shall, at the request of the Issuers or RGHL, release the security interests in the Collateral and will, simultaneously with the grant of Liens in respect of the new Indebtedness, retake such security interests in the Collateral; provided, however, that all holders of Liens on behalf of other Indebtedness or obligations secured by such Collateral concurrently release and (if applicable) retake the security interests in the same manner; provided further, however, that following such release and retaking the security interests in the Collateral are not subject to any new hardening period or limitation (excluding any such hardening period or limitation that existed prior to such release and retaking) which is not also applicable to the Lien granted in favor of the new Indebtedness and any such other Indebtedness or obligations (it being understood that the new Indebtedness and such other Indebtedness and obligations may be subject to longer or more onerous hardening periods or limitations) or the Trustee shall have received a solvency opinion, in form and substance reasonably satisfactory to the Trustee, from an Independent Financial Advisor satisfactory to the Trustee confirming the solvency of BP I and its respective Subsidiaries, taken as a whole, after giving effect to any transactions related to such release and retaking.
(s)
    [Reserved].
(t)
    Upon certification by the Issuers, each of the Trustee and the Collateral Agent shall execute all documents reasonably requested of it to effectuate any release in accordance with these provisions, subject to customary protections and indemnifications. The Collateral Agent or the Trustee, as applicable, at the instruction of and at the cost of the Issuers or the Applicable Representative (as applicable), will agree to any release of the Liens on the Collateral created by the Security Documents that is in accordance with this Senior Secured Notes Indenture and the First Lien Intercreditor Agreement and 2013 Intercreditor Agreement without requiring any consent of the Holders, in reliance upon an Opinion of Counsel or Officers’ Certificate to that effect delivered by the Issuers.
SECTION 12.07.
    Notices. The Issuers and the Collateral Agent shall cause any notices delivered by such parties pursuant to the Security Documents to be delivered to the Trustee concurrently.
SECTION 12.08.
    Collateral Agent. The Collateral Agent’s rights and obligations shall be governed by the 2013 Intercreditor Agreement, the First Lien Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents.

SECTION 12.09.
    Quebec Collateral Agent. Subject to the terms of the First Lien Intercreditor Agreement, the Trustee acting for and on behalf of the Secured Parties hereby designates and appoints The Bank of New York Mellon, in its capacity as collateral agent under the First Lien Intercreditor Agreement:
(b)
    as the person holding the power of attorney (fondé de pouvoir) of the Secured Parties as contemplated under Article 2692 of the Civil Code of Québec, to enter into, to take and to hold on behalf of and for the benefit of the Secured Parties, any deed of hypothec (“Deed of Hypothec”) granted to secure the obligations of the relevant Obligor under the Bond (as defined below) executed by such Obligor under the laws of the Province of Québec and creating a charge over the Collateral located in such Province and to exercise such powers and duties which are conferred upon The Bank of New York Mellon under such deed; and
(c)
    as agent, mandatary, custodian and depositary for and on behalf of the Secured Parties (i) to hold and to be the sole registered holder of any bond (“Bond”) issued by an Obligor under the Deed of Hypothec, the whole notwithstanding Section 32 of the Act respecting the special powers of legal persons (Québec) or any other applicable law, and (ii) to enter into, to take and to hold on behalf of, and for the benefit of the Secured Parties, any bond pledge agreement (“Pledge”) to be executed by such Obligor under the laws of the Province of Québec with respect to such Bond.
Subject to the terms of the First Lien Intercreditor Agreement, each Secured Party will be entitled to the benefits of any Collateral charged under the Deed of Hypothec and the Pledge and will participate in the proceeds of realization of any such Collateral, the whole in accordance with the terms thereof. The Bank of New York Mellon, in such aforesaid capacities shall (x) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms of the Indenture or the First Lien Intercreditor Agreement, all rights and remedies given to the Collateral Agent with respect to the Collateral under the Deed of Hypothec and Pledge, applicable law or otherwise, and (y) benefit from and be subject to all provisions thereof, in the Indenture and the First Lien Intercreditor Agreement with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties. Any Person who becomes a Secured Party, and each Holder, by becoming the holder of a Senior Secured Note, shall be deemed to have consented to, ratified and confirmed the appointment of The Bank of New York Mellon as the person holding the power of attorney (fondé de pouvoir) and as the agent, mandatary, custodian and depositary as aforesaid and to have ratified thereupon all actions taken by The Bank of New York Mellon in such capacities. In accordance with the First Lien Intercreditor Agreement, The Bank of New York Mellon, in such capacities, shall be entitled to delegate from time to time any of its powers or duties under the Deed of Hypothec and the Pledge to any Person and on such terms and conditions as it may determine from time to time.
ARTICLE XIII

Miscellaneous
SECTION 13.01.
    [Reserved.]
SECTION 13.02.
    Notices. (i) Any notice or communication required or permitted hereunder shall be in the English language in writing and delivered in person, via facsimile, email or mailed by first-class mail addressed as follows:
if to the Issuers, BP I or a Senior Secured Note Guarantor:
1900 West Field Court
Lake Forest, IL 60045
Attention of Joseph E. Doyle
Group Legal Counsel
Fax: 847-482-4589
Email: JDoyle@pactiv.com and
if to the Trustee, Collateral Agent, Principal Paying Agent, Transfer Agent, Calculation Agent or Registrar:

The Bank of New York Mellon
101 Barclay Street 4-E
New York, NY 10286
Attn: Corporate Trust Administration
Fax: (212) 815-5366

with a copy to

The Bank of New York Mellon
500 Ross Street, 12th Floor
Pittsburgh, PA 15262
Attn: Nancy R. Johnson, Client Service Manager
Fax: (412) 234-8377

and
if to the Additional Collateral Agent:

Wilmington Trust (London) Limited
Third Floor
1 King’s Arms Yard
London EC2R 7AF
Facsimile: +44 (0)20 7397 3601
Attention: Elaine Lockhart and Paul Barton
The Issuers, any Senior Secured Note Guarantor, the Trustee, the Collateral Agent and the Transfer Agent, Registrar, Principal Paying Agent and Calculation Agent, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications.
(j)
    Any notice or communication delivered to a Holder shall be delivered electronically or mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so delivered within the time prescribed.
(k)
    Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.
(l)
    The Trustee and the Agents agree to accept and act upon notice, instructions or directions pursuant to this Senior Secured Notes Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (except that no notice, instructions or directions may be sent to or need be accepted by the Additional Collateral Agent by e-mail, whether or not unsecured); provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee or the Agents in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee or the Agents e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee or the Agents in their discretion elect to act upon such instructions, the Trustee and the Agents shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s and the Agents’ reliance upon and compliance in good faith with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction received by the Trustee and the Agents following action taken pursuant to prior instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee or the Agents, including without limitation the risk of the Trustee or the Agents acting in good faith on unauthorized instructions, and the risk of interception and misuse by third parties.
SECTION 13.03.
    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Senior Secured Notes Indenture, each Issuer shall furnish to the Trustee at the request of the Trustee:
(g)
    an Officers’ Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Senior Secured Notes Indenture relating to the proposed action have been complied with; and
(h)
    an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.04.
    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Senior Secured Notes Indenture (other than pursuant to Section 4.09) shall include:
(b)
    a statement that the individual making such certificate or opinion has read such covenant or condition;
(c)
    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(d)
    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(e)
    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
SECTION 13.05.
    When Senior Secured Notes Disregarded. In determining whether the Holders of the required principal amount of Senior Secured Notes have concurred in any direction, waiver or consent, Senior Secured Notes owned by the Issuers or BP II, any Senior Secured Note Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, BP II or any Senior Secured Note Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Secured Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Senior Secured Notes outstanding at the time shall be considered in any such determination.
SECTION 13.06.
    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.
SECTION 13.07.
    [Reserved.]
SECTION 13.08.
    GOVERNING LAW. THIS SENIOR SECURED NOTES INDENTURE AND THE SENIOR SECURED NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. FOR THE AVOIDANCE OF DOUBT, ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES SHALL NOT BE APPLICABLE IN RESPECT OF THE SENIOR SECURED NOTES AND THIS SENIOR SECURED NOTES INDENTURE. THE PARTIES HERETO HEREBY AGREE TO WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY.
SECTION 13.09.
    Consent to Jurisdiction and Service. Each of BP I, BP II, the Issuers and the Senior Secured Note Guarantors irrevocably and unconditionally: (a) submit itself and its property in any legal action or proceeding relating to this Senior Secured Notes Indenture to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, the courts of the United States of America for the Southern District of New York, appellate courts from any thereof and courts of its own corporate domicile, with respect to actions brought against it as defendant; (b) consent that any such action or proceeding may be brought in such courts and waive any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) designate and appoint Reynolds Group Holdings Inc., with offices at 1900 West Field Court, Lake Forest, IL 60045 (or its successors), as its authorized agents upon which process may be served in any action, suit or proceeding arising out of or relating to this Senior Secured Notes Indenture or the transactions contemplated hereby that may be instituted in any Federal or state court in the State of New York (and each of them accepts such appointments); and (d) agree that service of any process, summons, notice or document by US registered mail addressed to the US Issuer II, with written notice of said service to such Person at the address of the US Issuer II set forth in this Senior Secured Notes Indenture shall be effective service of process for any action, suit or proceeding brought in any such court.
SECTION 13.10.
    No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in BP I, BP II or any Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Senior Secured

Note Guarantor, will have any liability for any obligations of the Issuers under the Senior Secured Notes, the Senior Secured Note Guarantees, this Senior Secured Notes Indenture, any supplemental indentures hereto, or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided, however, the foregoing shall not in any manner affect the liability of a Senior Secured Note Guarantor with respect to its Senior Secured Note Guarantee. Each holder of Senior Secured Notes by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
SECTION 13.11.
    Successors. All agreements of the Issuers, BP I, BP II and each Senior Secured Note Guarantor in this Senior Secured Notes Indenture and the Senior Secured Notes shall bind its successors. All agreements of the Trustee, and each Agent and the Collateral Agent in this Senior Secured Notes Indenture shall bind its successors.
SECTION 13.12.
    Multiple Originals. The parties may sign any number of copies of this Senior Secured Notes Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Senior Secured Notes Indenture.
SECTION 13.13.
    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Senior Secured Notes Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 13.14.
    Senior Secured Notes Indenture Controls. If and to the extent that any provision of the Senior Secured Notes limits, qualifies or conflicts with a provision of this Senior Secured Notes Indenture, such provision of this Senior Secured Notes Indenture shall control.
SECTION 13.15.
    Severability. In case any provision in this Senior Secured Notes Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 13.16.
    Agreed Tax Treatment. The Issuers agree, and by acquiring an interest in the Senior Secured Notes each beneficial owner of a Senior Secured Note agrees, to treat for U.S. federal income tax purposes (i) the Senior Secured Notes as debt of the sole owner of the US Issuer I, and (ii) interest payments on the Senior Secured Notes as U.S. source interest; provided, however, that this agreement shall cease to apply with respect to any series of Senior Secured Notes if the Issuers (a) determine, after taking action that is permissible under this Senior Secured Notes Indenture, that the aforementioned allocation of debt and interest payments is no longer accurate with respect to such series as a result of changed circumstances, and (b) post on RGHL’s website, or otherwise provide in accordance with Section 4.02 a notice that this agreement shall cease to apply with respect to such series. Notwithstanding the foregoing, any Issuer or any other Payor may withhold from any interest payment made on any Senior Secured Note to or for the benefit of any person who is not a “United States person,” as such term is defined for U.S. federal income tax purposes, U.S. federal withholding tax, and pay such withheld amounts to the Internal Revenue Service, unless such person provides documentation to such Issuer or other Payor such that an exemption from US federal withholding tax would apply to such payment if interest on such Senior Secured Note were treated as income from sources within the U.S. for U.S. federal income tax purposes.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Senior Secured Notes Indenture to be duly executed as of the date first written above.

REYNOLDS GROUP ISSUER LLC
by
/s/ Carl John Getz
Name: Carl John Getz
Title: Secretary and Vice President

REYNOLDS GROUP ISSUER INC.
by
/s/ Carl John Getz
Name: Carl John Getz
Title: Secretary and Vice President

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.,
by
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

[Signature Page Senior Secured Notes Indenture]

Canada

EVERGREEN PACKAGING CANADA LIMITED
By
/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

PACTIV CANADA INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

REYNOLDS CONSUMER PRODUCTS CANADA INC.
By
/s/ Joseph E. Doyle
Name: Joseph E. Doyle
Title: Assistant Secretary

[Signature Page Senior Secured Notes Indenture]

Luxembourg

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., a public limited liability company (société anonyme) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 128.592

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A, a public limited liability company (société anonyme) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 128.914

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

[Signature Page Senior Secured Notes Indenture]

Luxembourg

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 128.135 and having a share capital of EUR 404,969,325

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 165957 and having a share capital of EUR 12,500

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

[Signature Page Senior Secured Notes Indenture]

Luxembourg

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) V S.À., a public limited liability company (société anonyme) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 173,603

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) VI S.À., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 173,602 and with a share capital of EUR 55,012,500

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

[Signature Page Senior Secured Notes Indenture]

Luxembourg

EVERGREEN PACKAGING (LUXEMBOURG) S.À R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6c, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 152.662 and having a share capital of EUR 12,500

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

[Signature Page Senior Secured Notes Indenture]

The Netherlands

CLOSURE SYSTEMS INTERNATIONAL B.V.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

EVERGREEN PACKAGING INTERNATIONAL B.V.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

REYNOLDS PACKAGING INTERNATIONAL B.V.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

[Signature Page Senior Secured Notes Indenture]

New Zealand

BEVERAGE PACKAGING (NEW ZEALAND) LIMITED
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

and witnessed by /s/ Amelia Reedy

Name: Amelia Reedy
Address: Level 22, 20 Bond St, Sydney
Occupation: Personal Assistant

[Signature Page Senior Secured Notes Indenture]

New Zealand

REYNOLDS GROUP HOLDINGS LIMITED
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

and witnessed by /s/ Amelia Reedy

Name: Amelia Reedy
Address: Level 22, 20 Bond St, Sydney
Occupation: Personal Assistant

[Signature Page Senior Secured Notes Indenture]

United States

BAKERS CHOICE PRODUCTS, INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

BCP/GRAHAM HOLDINGS L.L.C.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

BEVERAGE PACKAGING HOLDINGS II ISSUER INC
By
/s/ Carl John Getz
Name: Carl John Getz
Title: Secretary and Vice President

BLUE RIDGE HOLDING CORP.
By
/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

BRPP, LLC. BY: BLUE RIDGE PAPER PRODUCTS INC., AS MANAGER OF BRPP, LLC
By
/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

[Signature Page Senior Secured Notes Indenture]

United States

BLUE RIDGE PAPER PRODUCTS INC.
By
/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

CLOSURE SYSTEMS INTERNATIONAL AMERICAS, INC.
By
/s/ Blake Hancock
Name: Blake Hancock
Title: President and Treasurer

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC
By:
/s/ Blake Hancock
Name: Blake Hancock
Title: President and Treasurer

CLOSURE SYSTEMS INTERNATIONAL INC.
By
/s/ Blake Hancock
Name: Blake Hancock
Title: President and Treasurer

CLOSURE SYSTEMS INTERNATIONAL PACKAGING MACHINERY, INC.
By
/s/ Blake Hancock
Name: Blake Hancock
Title: President and Treasurer

[Signature Page Senior Secured Notes Indenture]

United States

CLOSURE SYSTEMS MEXICO HOLDINGS LLC
By
/s/ Blake Hancock
Name: Blake Hancock
Title: President and Treasurer

CSI MEXICO LLC
By
/s/ Blake Hancock
Name: Blake Hancock
Title: President and Treasurer

CSI SALES & TECHNICAL SERVICES INC.
By
/s/ Blake Hancock
Name: Blake Hancock
Title: President and Treasurer

EVERGREEN PACKAGING INC.
By
/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

GPC HOLDINGS LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

[Signature Page Senior Secured Notes Indenture]

United States

GPC OPCO GP LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GPC SUB GP LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING ACQUISITION CORP.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING COMPANY INC.
By
/s/ Mark Lightfoot
Name: Mark Lightfoot
Title: Secretary and Vice President

[Signature Page Senior Secured Notes Indenture]

United States

GRAHAM PACKAGING COMPANY, L.P.
By: GPC OPCO GP L.L.C., its general partner
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING HOLDINGS COMPANY
By: BCP/Graham Holdings L.L.C., its general partner
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING PET TECHNOLOGIES INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING PLASTIC PRODUCTS INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

[Signature Page Senior Secured Notes Indenture]

United States

GRAHAM PACKAGING PX COMPANY
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING PX HOLDING CORPORATION
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING PX, LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

PACTIV INTERNATIONAL HOLDINGS INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

[Signature Page Senior Secured Notes Indenture]

United States

PACTIV LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

PACTIV MANAGEMENT COMPANY LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

PACTIV PACKAGING INC.
By
/s/ Joseph E. Doyle
Name: Joseph E. Doyle
Title: Assistant Secretary

PCA WEST INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

RENPAC HOLDINGS INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary

[Signature Page Senior Secured Notes Indenture]

United States

REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC
By:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary and Vice President

REYNOLDS GROUP HOLDINGS INC.
By:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary

REYNOLDS MANUFACTURING, INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary

REYNOLDS PRESTO PRODUCTS INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

REYNOLDS SERVICES INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary

[Signature Page Senior Secured Notes Indenture]

United States

SOUTHERN PLASTICS, INC.
By
/s/ Blake Hancock
Name: Blake Hancock
Title: President and Treasurer

TRANS WESTERN POLYMERS, INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

[Signature Page Senior Secured Notes Indenture]

United States

REYNOLDS CONSUMER PRODUCTS LLC
By:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

[Signature Page Senior Secured Notes Indenture]

THE BANK OF NEW YORK MELLON, as Trustee, Principal Paying Agent, Transfer Agent, the Collateral Agent, Registrar and Calculation Agent
by
/s/ Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

WILMINGTON TRUST (LONDON) LIMITED, as Additional Collateral Agent
by
/s/ Paul Barton
Name: Paul Barton
Title: Director

[Signature Page Senior Secured Notes Indenture]

APPENDIX A
PROVISIONS RELATING TO SENIOR SECURED NOTES
1.    Definitions.
1.1    Definitions.
Capitalized terms used but not otherwise defined in this Appendix A shall have the meanings assigned to them in the Senior Secured Notes Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:
“Common Depositary” means The Bank of New York Depository (Nominees) Limited, its nominees and their respective successors.
“Definitive Fixed Rate Senior Secured Security” means a certificated Fixed Rate Senior Secured Note (bearing the Restricted Securities Legend if the transfer of such Senior Secured Note is restricted by applicable law) that does not include the Global Securities Legend
“Definitive Floating Rate Senior Secured Security” means a certificated Floating Rate Senior Secured Note (bearing the Restricted Securities Legend if the transfer of such Senior Secured Note is restricted by applicable law) that does not include the Global Securities Legend.
“Definitive Securities” means Definitive Fixed Rate Senior Secured Securities and Definitive Floating Rate Senior Secured Securities.
“Global Securities Legend” means the legend set forth under that caption in Exhibit A to the Senior Secured Notes Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Securities” means all Original Senior Secured Notes offered and sold outside the United States in reliance on Regulation S.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Securities” means all Original Senior Secured Notes offered and sold to QIBs in reliance on Rule 144A.
“Senior Secured Notes Purchase Agreement” means (a) the Purchase Agreement dated June 13, 2016, among the Issuers and Credit Suisse Securities (USA) LLC, as representative of the several Purchasers (as defined therein) and (b) any other similar Purchase Agreement relating to Additional Senior Secured Notes.
“Senior Secured Notes Transfer Restricted Securities” means Definitive Securities and any other Senior Secured Notes that bear or are required to bear or are subject to the Restricted Securities Legend.
1.2    Other Definitions.

Term:	Defined in Section:

Agent Members	2.1(b)
DTC	2.1(a)
Global Senior Secured Securities	2.1(a)
Regulation S Global Senior Secured Securities	2.1(a)
Rule 144A Global Senior Secured Securities	2.1(a)

2.    The Senior Secured Notes.
2.1    (a)  Form and Dating; Global Senior Secured Securities. The Senior Secured Notes shall be offered and sold by the Issuers pursuant to a Senior Secured Notes Purchase Agreement. The Senior Secured Notes shall be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Senior Secured Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Fixed Rate Senior Secured Notes initially resold pursuant to Rule 144A shall be issued initially in the form of three or more permanent global notes in fully registered form (each, a “Rule 144A Fixed Rate Global Senior Secured Security”); Floating Rate Senior Secured Notes initially resold pursuant to Rule 144A shall be issued initially in the form of two or more permanent global notes in fully registered form (each, a “Rule 144A Floating Rate Global Senior Secured Security”, and, together with the Rule 144A Fixed Rate Global Senior Secured Security, the “Rule 144A Global Senior Secured Security”); Fixed Rate Senior Secured Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global notes in fully registered form (each, a “Regulation S Global Fixed Rate Senior Secured Security”); Floating Rate Senior Secured Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global notes in fully registered form (each, a “Regulation S Global Floating Rate Senior Secured Security”, and, together with the Regulation S Global Fixed Rate Senior Secured Notes, the “Regulation S Global Senior Secured Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A-1 or A-2 hereto, as applicable. The Rule 144A Global Senior Secured Securities and the Regulation S Global Senior Secured Securities in respect of the Senior Secured Notes shall be deposited on behalf of the purchasers of the Senior Secured Notes with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC, duly executed by the Issuers and authenticated by the Trustee or the authentication agent as provided in the Senior Secured Notes Indenture.
Beneficial interests in a Regulation S Global Senior Secured Security may be exchanged for interests in a Rule 144A Global Senior Secured Security only after the 40th day after the Issue Date and then only if (1) such exchange occurs in connection with a transfer of Senior Secured Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in a Regulation S Global Senior Secured Security first delivers to the Registrar or a Transfer Agent a written certificate (in content consistent with the form set forth on the reverse of the Senior Secured Note) to the effect that the beneficial interests in the Regulation S Global Senior Secured Security are being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions. Prior to the 40th day after the Issue Date of the Senior Secured Notes, any transfer of a beneficial interest in a Regulation S Global Senior Secured Security may only occur through the facilities of Euroclear or Clearstream, Luxembourg.
Beneficial interests in a Rule 144A Global Senior Secured Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Senior Secured Security only if the transferor first delivers to the Registrar or a Transfer Agent a written certificate (in content consistent with the form set forth on the reverse of the Senior Secured Note) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S to a person who is not a U.S. person (as defined in Regulation S) and in accordance with all applicable securities laws of any State of the United States and other jurisdictions.
The Rule 144A Global Fixed Rate Senior Secured Security and the Regulation S Global Fixed Rate Senior Secured Security are collectively referred to herein as the “Global Fixed Rate Senior Secured Securities”. The Rule 144A Global Floating Rate Senior Secured Security and the Regulation S Global Floating Rate Senior Secured Security are collectively referred to herein as the “Global Floating Rate Senior Secured Securities”, and, together with the Global Fixed Rate Senior Secured Securities, the “Global Senior Secured Securities”). The aggregate principal amount of the Global Senior Secured Securities may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Common Depositary or its nominee as hereinafter provided.
(b)  Book-Entry Provisions of Senior Secured Notes. This Section 2.1(b) shall apply only to a Global Senior Secured Security deposited with or on behalf of the Common Depositary.
The Issuers shall execute and the Trustee or authentication agent shall, in accordance with this Section 2.1(b), authenticate and deliver initially five Rule 144A Global Senior Secured Securities in respect of the Senior Secured Notes and two Regulation S Global Senior Secured Security in respect of the Senior Secured Notes, in each case that (a) shall be registered in the name of Cede & Co., as nominee of DTC and (b) shall be delivered by the Trustee or authentication agent to the custodian for DTC or pursuant to such custodian’s instructions.
Members of, or participants in, DTC (“Agent Members”) shall have no rights under the Senior Secured Notes Indenture with respect to any Global Senior Secured Security held on their behalf by the custodian of DTC or the Common Depositary, as applicable, or under such Global Senior Secured Security, and the Issuers, the Trustee, the Collateral Agent and any agent of the Issuers or the Trustee shall treat such custodian and the Common Depositary or their nominees, as applicable, as the absolute owner of such Global Senior Secured Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee, the Collateral Agent or any agent of the Issuers, the Trustee or the Collateral Agent from

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giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and their Agent Members, the operation of customary practices of such governing the exercise of the rights of a holder of a beneficial interest in any Global Senior Secured Security.
(c)    Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Senior Secured Securities shall not be entitled to receive physical delivery of Definitive Securities.
2.2    Authentication.
On the Issue Date, the Trustee or the authentication agent shall authenticate and deliver $1,350,000,000 aggregate principal amount of Global Fixed Rate Senior Secured Securities in respect of the Fixed Rate Senior Secured Notes and $750,000,000 aggregate principal amount of Global Floating Rate Senior Secured Securities in respect of Floating Rate Senior Secured Notes and, at any time and from time to time thereafter, the Trustee or the authentication agent shall authenticate and deliver Additional Senior Secured Notes for original issue in an aggregate principal amount specified in such order upon a written order of the Issuers signed by an Officer or authorized signatory of the Issuers. Such order shall specify the amount of the Senior Secured Notes to be authenticated and the date on which the original issue of Senior Secured Notes is to be authenticated and, in the case of an issuance of Additional Senior Secured Notes pursuant to Section 2.01 of the Senior Secured Notes Indenture after the Issue Date, shall certify that such issuance is in compliance with Section 4.03 of the Senior Secured Notes Indenture. The Trustee or the authentication agent shall authenticate Additional Senior Secured Notes upon receipt of a written order of an Authentication Order relating thereto.
2.3    Transfer and Exchange.
(a)    Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
(x)    to register the transfer of such Definitive Securities; or
(y)    to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
(i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)    if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
(A)    if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
(B)    if such Definitive Securities are being transferred to the Issuers, a certification to that effect; or
(C)    if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144A or Regulation S under the Securities Act, a certification to that effect.
(b)    Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Senior Secured Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Senior Secured Security or a Regulation S Global Senior Secured Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with:
(i)    certification, in the form set forth on the reverse of the Senior Secured Note, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, or (B) being transferred outside the United States in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act to a person who is not a U.S. person (as defined in Regulation S under the Securities Act); and

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(ii)    written instructions directing the Registrar to make an adjustment on its books and records with respect to a Rule 144A Global Senior Secured Security (in the case of a transfer pursuant to clause (b)(i)(A)) or a Regulation S Global Senior Secured Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Senior Secured Notes represented by a Rule 144A Global Senior Secured Security or a Regulation S Global Senior Secured Security, as applicable, such instructions to contain information regarding the transferor’s account details at DTC to be credited with such increase, then the Registrar shall cancel such Definitive Security and cause, or direct the Transfer Agent to cause, in accordance with standing instructions and procedures, the aggregate principal amount of Senior Secured Notes represented by the applicable Rule 144A Global Senior Secured Security or the applicable Regulation S Global Senior Secured Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Senior Secured Security or the applicable Regulation S Global Senior Secured Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Senior Secured Security or Regulation S Global Senior Secured Security, as applicable, is then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a new Rule 144A Global Senior Secured Security or Regulation S Global Senior Secured Security, as applicable, in the appropriate principal amount. The Registrar shall record the exchange or transfer of a Definitive Security for an interest in a Global Senior Secured Security in accordance with this Section 2.3(b) in the register maintained by it.
No Global Fixed Rate Senior Secured Securities and no Definitive Fixed Rate Senior Secured Securities may be transferred or exchanged for, or replaced with, any Global Floating Rate Senior Secured Securities or any Definitive Floating Rate Senior Secured Securities, and no Global Floating Rate Senior Secured Securities and no Definitive Floating Rate Senior Secured Securities may be transferred or exchanged for, or replaced with, any Global Fixed Rate Senior Secured Securities or any Definitive Fixed Rate Senior Secured Securities.
(c)    Transfer and Exchange of Global Senior Secured Securities.
(i)    The transfer and exchange of Global Senior Secured Securities or beneficial interests therein shall be effected through the Common Depositary in accordance with the Senior Secured Notes Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor. A transferor of a beneficial interest in a Global Senior Secured Security shall deliver to the Registrar a written order, given in accordance with DTC’s, procedures, containing information regarding the participant account of DTC to be credited with a beneficial interest in the Global Senior Secured Security. The Registrar shall, in accordance with such instructions, instruct the Common Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Senior Secured Security and to debit the account of the Person making the transfer of the beneficial interest in the Global Senior Secured Security being transferred.
(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Senior Secured Security to a beneficial interest in another Global Senior Secured Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Senior Secured Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Senior Secured Security from which such interest is being transferred.
(iii)    Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Senior Secured Security may not be transferred as a whole except by the custodian of DTC or the Common Depositary to a nominee thereof or a successor thereof.
(iv)    In the event that a Global Senior Secured Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix A, prior to the consummation of a Senior Secured Notes Registered Exchange Offer or the effectiveness of a Senior Secured Notes Shelf Registration Statement with respect to such Securities, such Senior Secured Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Original Senior Secured Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.
(d)    Legend. The Senior Secured Notes shall bear the legends set forth below.
(i)    Except as permitted by the following paragraph (ii), each Senior Secured Note certificate evidencing the Global Senior Secured Securities (and all Senior Secured Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:
“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “U.S. SECURITIES ACT”), AND THIS NOTE

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MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES,
(II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE PROVISIONS OF RULE 903 AND RULE 904 UNDER THE U.S. SECURITIES ACT,
(IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR
(V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT,
IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN EACH OF CASES (III) AND (IV) SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON WITHOUT REGISTRATION EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE U.S. SECURITIES ACT.”]
(ii)    Each Definitive Security shall bear the following additional legends:
“IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
(iii)    Upon any sale or transfer of a Senior Secured Notes Transfer Restricted Security (including any Senior Secured Notes Transfer Restricted Security represented by a Global Senior Secured Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Senior Secured Notes Transfer Restricted Security for a certificated Senior Secured Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Senior Secured Notes Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Senior Secured Note).
(iv)    [Reserved.]
(v)    [Reserved.]
(e)    Cancellation or Adjustment of Global Senior Secured Security. At such time as all beneficial interests in a Global Senior Secured Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Senior Secured Security shall be returned to the Registrar for cancellation or retained and canceled by the Registrar. At any time prior to such cancellation, if any beneficial interest in a Global Senior Secured Security is exchanged for certificated Senior Secured Notes, redeemed, repurchased or canceled, the principal amount of Senior Secured Notes represented by such Global Senior Secured Security shall be reduced and an adjustment shall be made on the books and records of the Registrar with respect to such Global Senior Secured Security, by the Registrar, to reflect such reduction.
(f)    No Obligation of the Trustee, the Collateral Agent or the Registrar.

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(i)    None of the Trustee, the Collateral Agent or the Registrar shall have any responsibility or obligation to any beneficial owner of a Global Senior Secured Security, a member of, or a participant in DTC or other Person with respect to the accuracy of the records of DTC or any nominee or of any participant or member thereof, with respect to any ownership interest in the Senior Secured Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the custodian for DTC or the Common Depositary, as applicable) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Senior Secured Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Senior Secured Notes shall be given or made only to or upon the order of the registered Holders (which shall be the custodian for DTC, the Common Depositary or their respective nominees in the case of a Global Senior Secured Security). The rights of beneficial owners in any Global Senior Secured Security shall be exercised only through the custodian for DTC or the Common Depositary, as applicable, subject to the applicable rules and procedures of DTC. The Trustee, the Collateral Agent and the Registrar may rely and shall be fully protected in relying upon information furnished by the custodian of DTC or the Common Depositary with respect to the Agent Members and any beneficial owners.
(ii)    The Trustee, the Collateral Agent and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Senior Secured Notes Indenture or under applicable law with respect to any transfer of any interest in any Senior Secured Note (including any transfers between or among participants in DTC, members or beneficial owners in any Global Senior Secured Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Senior Secured Notes Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.4    Definitive Securities.
(a)    A Global Senior Secured Security deposited with the custodian of DTC or the Common Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Senior Secured Security, in exchange for such Global Senior Secured Security, only if such transfer complies with Section 2.3 hereof and (i) the Issuers have consented to such transfer in writing; (ii) the Issuers notify the Trustee in writing that DTC, acting through itself, the custodian for DTC or the Common Depositary, as applicable, are unwilling or unable to continue as a clearing system in respect of such Global Senior Secured Security and a successor clearing system is not appointed by the Issuers within 120 days of such notice; (iii) DTC so requests following a Default under the Senior Secured Notes Indenture (in which case such Senior Secured Notes may be exchanged in whole but not in part); or (iv) the Issuers, at their option, notify the Trustee in writing that they elect to issue Definitive Securities.
(b)    Any Global Senior Secured Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the custodian for DTC or the Common Depositary, as applicable, to the Registrar located at its principal corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Registrar shall authenticate and deliver, upon such transfer of each portion of such Global Senior Secured Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Senior Secured Security in respect of the Senior Secured Notes transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the custodian of DTC, shall direct. Any Definitive Security delivered in exchange for an interest in the Senior Secured Notes Transfer Restricted Security shall, except as otherwise provided by Section 2.3(d) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit A-1 or A-2 hereto, as applicable.
(c)    Subject to the provisions of Sections 2.4(d) hereof, the registered Holder of a Global Senior Secured Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Senior Secured Notes Indenture or the Senior Secured Notes.
(d)    In the event of the occurrence of one of the events specified in Section 2.4(a) or 2.4(b) hereof, the Issuers shall promptly make available to the Registrar a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.05 of the Senior Secured Notes Indenture, the right of any beneficial owner of Senior Secured Notes to pursue such remedy with respect to the portion of the Global Senior Secured Security that represents such beneficial owner’s Senior Secured Notes as if such Definitive Securities had been issued.

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Exhibit A-1
[FORM OF FACE OF FIXED RATE SENIOR SECURED NOTE]
[Global Fixed Rate Senior Secured Securities Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SENIOR SECURED NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Securities Legend]
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “U.S. SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES,
(II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE PROVISIONS OF RULE 903 AND RULE 904 UNDER THE U.S. SECURITIES ACT,
(IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR
(V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT,
IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN EACH OF CASES (III) AND (IV) SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON WITHOUT REGISTRATION EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE U.S. SECURITIES ACT.]
[Definitive Securities Legend]

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IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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[FORM OF FIXED RATE SENIOR SECURED NOTE]
No.    $__________
5.125% Senior Secured Note due 2023
CUSIP
ISIN
REYNOLDS GROUP ISSUER INC., A DELAWARE CORPORATION, REYNOLDS GROUP ISSUER LLC, A DELAWARE LIMITED LIABILITY COMPANY AND REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A., A COMPANY INCORPORATED AS A SOCIÉTÉ ANONYME (A PUBLIC LIMITED LIABILITY COMPANY) UNDER THE LAWS OF LUXEMBOURG, PROMISE TO PAY TO [ ], OR ITS REGISTERED ASSIGNS, THE PRINCIPAL SUM OF $[ ], AS THE SAME MAY BE REVISED FROM TIME TO TIME ON THE SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL SECURITY ATTACHED HERETO, ON JULY 15, 2023.
Interest Payment Dates: January 15 and July 15
Record Dates: January 1 and July 1
Additional provisions of this Fixed Rate Senior Secured Note are set forth on the other side of this Fixed Rate Senior Secured Note.

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IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.
REYNOLDS GROUP ISSUER INC.

By
Name:
Title:
REYNOLDS GROUP ISSUER LLC

By
Name:
Title:
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.

By
Name:
Title:
Dated:

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TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
THE BANK OF NEW YORK MELLON, as Trustee,
certifies that this is one of the
Fixed Rate Senior Secured Notes referred to in the
Senior Secured Notes Indenture.

By _____________________
Authorized Signatory
Dated: ___________________

*/
If the Fixed Rate Senior Secured Note is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A-1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL SECURITY”.

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[FORM OF REVERSE SIDE OF FIXED RATE SENIOR SECURED NOTE]
5.125% Senior Secured Note due 2023
1.    Interest
Reynolds Group Issuer LLC, a Delaware limited liability company (such company being herein called the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (such company being herein called the “US Issuer II” and, together with the US Issuer I, the “US Issuers”), and Reynolds Group Issuer (Luxembourg) S.A., a company incorporated as a société anonyme (a public limited liability company) under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuers, the “Issuers”), promise to pay interest on the principal amount of this Fixed Rate Senior Secured Note at the rate per annum shown above.
The Issuers shall pay interest semiannually on January 15 and July 15 of each year, commencing January 15, 2017. Interest on the Fixed Rate Senior Secured Notes shall accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from June 27, 2016 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Fixed Rate Senior Secured Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
2.    Method of Payment
The Issuers shall pay interest on this Fixed Rate Senior Secured Note (except defaulted interest) to the registered Holder at the close of business on the January 1 or July 1 next preceding the interest payment date even if this Fixed Rate Senior Secured Note is canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Issuers shall pay principal, premium, if any, and interest in US Dollars or such other lawful currency of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuers shall make all payments in respect of this Fixed Rate Senior Secured Note (including principal, premium, if any, and interest) at the office of the relevant Paying Agent; provided that all such payments [shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof] [at the option of the Issuers, may be made through the Principal Paying Agent by mailing a check to the registered address of each Holder thereof].
3.    Paying Agent and Registrar
Initially, (i) The Bank of New York Mellon (the “Trustee”) shall act as Trustee, Principal Paying Agent (“Principal Paying Agent”), Collateral Agent (the “Collateral Agent”), Transfer Agent (“Transfer Agent”), Registrar (the “Registrar”) and (ii) Wilmington Trust (London) Limited shall act as Additional Collateral Agent (the “Additional Collateral Agent”). The Issuers may appoint and change any Paying Agent or Registrar without notice. The Issuers or BP I or any of their Subsidiaries may act as Paying Agent (other than with respect to Global Senior Secured Securities) or Registrar.
4.    Indenture
The Issuers issued the Fixed Rate Senior Secured Notes under an indenture dated as of June 27, 2016 (the “Senior Secured Notes Indenture”), among the Issuers, certain Senior Secured Note Guarantors party thereto, the Trustee, the Collateral Agent, the Principal Paying Agent, the Transfer Agent, the Registrar, the Calculation Agent and the Additional Collateral Agent. The terms of the Fixed Rate Senior Secured Notes include those stated in the Senior Secured Notes Indenture. Terms defined in the Senior Secured Notes Indenture and not defined herein have the meanings ascribed thereto in the Senior Secured Notes Indenture applicable to the Fixed Rate Senior Secured Notes. The Fixed Rate Senior Secured Notes are subject to all terms and provisions of the Senior Secured Notes Indenture, and the Holders (as defined in the Senior Secured Notes Indenture) are referred to the Senior Secured Notes Indenture for a statement of such terms and provisions.
The Fixed Rate Senior Secured Notes are senior secured obligations of the Issuers. The Fixed Rate Senior Secured Notes include the Original Fixed Rate Senior Secured Notes and any Additional Fixed Rate Senior Secured Notes. The Original Fixed Rate Senior Secured Notes, the Original Floating Rate Senior Secured Notes, any Additional Fixed Rate Senior Secured Notes and any Additional Floating Rate Senior Secured Notes are, subject to certain exceptions described in the Senior Secured Notes Indenture, treated as a single class of securities under the Senior Secured Notes Indenture. The Senior Secured Notes Indenture imposes certain limitations on the ability of the Issuers, BP I, BP II and the Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Senior Secured Notes Indenture also

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imposes limitations on the ability of the Issuers and the Senior Secured Note Guarantors to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property. The Senior Secured Notes Indenture also imposes limitations on the ability of the Issuers to undertake certain activities.
To the extent any provision of the Fixed Rate Senior Secured Notes conflicts with the express provisions of the Senior Secured Notes Indenture, the provisions of the Senior Secured Notes Indenture shall govern and be controlling.
5.    Optional Redemption
Except as set forth in this Section 5, Section 6 and Section 10 below, the Fixed Rate Senior Secured Notes shall not be redeemable at the option of the Issuers prior to July 15, 2019. Thereafter, the Issuers may redeem the Fixed Rate Senior Secured Notes at their option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first‑class mail to each holder’s registered address (or otherwise delivered in accordance with applicable DTC procedures), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below. Without limiting the Issuers’ obligations under the Senior Secured Notes Indenture, the Issuers may provide in such notice that payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

Period	Redemption Price

2019	102.563%
2020	101.281%
2021 and thereafter	100.000%

In addition, at any time and from time to time prior to July 15, 2019, the Issuers may redeem the Fixed Rate Senior Secured Notes at their option, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first‑class mail to each holder’s registered address (or otherwise delivered in accordance with applicable DTC procedures), at a redemption price equal to 100% of the principal amount of the Fixed Rate Senior Secured Notes redeemed plus the Fixed Rate Applicable Premium (as calculated by the Issuers or on behalf of the Issuers by such person as the Issuers shall designate) as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Without limiting the Issuers’ obligations under the Senior Secured Notes Indenture, the Issuers may provide in such notice that payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.
Notwithstanding the foregoing, at any time and from time to time prior to July 15, 2019, the Issuers may at their option redeem in the aggregate up to 40% of the original aggregate principal amount of the Fixed Rate Senior Secured Notes (calculated after giving effect to any issuance of any Additional Fixed Rate Senior Secured Notes) with the net cash proceeds of one or more Equity Offerings (1) by BP I or (2) any direct or indirect parent of BP I, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of BP I or any of its Subsidiaries or used to purchase Capital Stock (other than Disqualified Stock) of any such entity from it, at a redemption price (expressed as a percentage of principal amount thereof) of 105.125%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Fixed Rate Senior Secured Notes (calculated after giving effect to any issuance of any Additional Fixed Rate Senior Secured Notes) remain outstanding after each such redemption; provided further, however, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Fixed Rate Senior Secured Notes being redeemed and otherwise in accordance with the procedures set forth in the Senior Secured Notes Indenture.
Additionally, on or prior to July 15, 2019, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or otherwise delivered in accordance with applicable DTC procedures), during each twelve-month period commencing on the Issue Date, the Issuers will be entitled at their option to redeem up to 10% of the original aggregate principal amount of the Fixed Rate Senior Secured Notes (including any Additional Fixed Rate Senior Secured Notes) issued under the Senior Secured Notes Indenture at a redemption price equal to 103.000% of the aggregate principal amount thereof, plus accrued interest thereon, if any, to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.
Notwithstanding the foregoing, in connection with any tender offer for the Fixed Rate Senior Secured Notes, if Holders of not less than 90% in aggregate principal amount of outstanding Fixed Rate Senior Secured Notes validly tender and do not withdraw such Fixed Rate Senior Secured Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchases all of the Notes of such series validly tendered and not withdrawn by such Holders, the Issuers or

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such third party will have the right upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem (with respect to the Issuers) or purchase (with respect to a third party) all Fixed Rate Senior Secured Notes that remain outstanding following such purchase at a price in cash equal to the greater of (i) the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date and (ii) 100% of the principal amount of such Fixed Rate Senior Secured Notes plus accrued interest to, but excluding, the redemption date, in each case, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the redemption date or purchase date.
Any notice of any redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of an Equity Offering, a Change of Control, a financing or any other transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been, or, in the Issuers’ sole determination, may not be, satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed. Without limiting the Issuers’ obligations under the Senior Secured Notes Indenture, the Issuers may provide in such notice that payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.
6.    Redemption for Taxation Reasons
The Issuers may redeem the Fixed Rate Senior Secured Notes, at their option, in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ prior notice (which notice will be irrevocable) to the secured noteholders mailed by first‑class mail to each holder’s registered address (or otherwise delivered in accordance with applicable DTC procedures) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of secured noteholders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined in Section 7 below), if any, then due or that will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Issuers determine in good faith that, as a result of:
(1) any change in, or amendment to, the law or treaties (or any regulations, protocols or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined in Section 7 below) affecting taxation; or
(2) any change in official position regarding the application, administration or interpretation of such laws, treaties, protocols, regulations or rulings (including a holding, judgment or order by a government agency or court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), any Payor (as defined in Section 7 below), with respect to the Fixed Rate Senior Secured Notes or a Senior Secured Note Guarantee is, or on the next date on which any amount would be payable in respect of the Fixed Rate Senior Secured Notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to such Payor (including the appointment of a new Paying Agent or, where such payment would be reasonable, the payment through another Payor); provided, however, that no Payor shall be required to take any measures that in the Issuers’ good faith determination would result in the imposition on such person of any legal or regulatory burden or the incurrence by such person of additional costs, or would otherwise result in any adverse consequences to such person.
In the case of any Payor, the Change in Tax Law must be announced or become effective on or after the date of the Offering Circular. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts. Prior to the publication, mailing or delivery of any notice of redemption of the Fixed Rate Senior Secured Notes pursuant to the foregoing, the Issuers will deliver to the Trustee (a) an Officers’ Certificate stating that they are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to their right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing to the effect that the Payor would be obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the secured noteholders.
Subject to the terms of the applicable redemption notice, Fixed Rate Senior Secured Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Fixed Rate Senior Secured Notes or portions of them called for redemption.
The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor to a Payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein. The foregoing provisions will survive any termination, defeasance or discharge of the Senior Secured Notes Indenture.

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7.    Withholding Taxes
All payments made by any Issuer or any Senior Secured Note Guarantor or any successor in interest to any of the foregoing (each, a “Payor”) on or with respect to the Fixed Rate Senior Secured Notes or any Senior Secured Note Guarantee will be made without withholding or deduction for, or on account of, any Taxes unless such withholding or deduction is required by law or FATCA; provided, however, that a Payor, in any case, may withhold from any interest payment made on the Fixed Rate Senior Secured Notes to or for the benefit of any person who is not a “United States person,” as such term is defined for U.S. federal income tax purposes, U.S. federal withholding tax, and pay such withheld amounts to the Internal Revenue Service, unless such person provides documentation to such Payor such that an exemption from U.S. federal withholding tax would apply to such payment if interest on the Fixed Rate Senior Secured Notes were treated as income from sources within the U.S. for U.S. federal income tax purposes. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:
(1) any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having power to tax) from or through which payment on the Fixed Rate Senior Secured Notes or any Senior Secured Note Guarantee is made by such Payor, or any political subdivision or governmental authority thereof or therein having the power to tax; or
(2) any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor that actually makes a payment on the Fixed Rate Senior Secured Notes or its Senior Secured Note Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax,
(each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made by a Payor with respect to the Fixed Rate Senior Secured Notes or any Senior Secured Note Guarantee, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the secured noteholders or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on the Fixed Rate Senior Secured Notes or the Senior Secured Note Guarantees in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:
(1) any Taxes that would not have been so imposed or levied but for the existence of any present or former connection between the relevant secured noteholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant secured noteholder, if such secured noteholder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Fixed Rate Senior Secured Note, the receipt of any payment in respect thereof or the perfection or enforcement of any security interest related to the Fixed Rate Senior Secured Notes;
(2) any Taxes that would not have been so imposed or levied if the holder of the Fixed Rate Senior Secured Note had complied with a reasonable request in writing of the Payor (such request being made at a time that would enable such holder acting reasonably to comply with that request) to make a declaration of nonresidence or any other claim or filing or satisfy any certification, information or reporting requirement for exemption from, or reduction in the rate of, withholding to which it is entitled (provided, however, that such declaration of nonresidence or other claim, filing or requirement is required by the applicable law, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes);
(3) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest under the Fixed Rate Senior Secured Notes or any Senior Secured Note Guarantee;
(4) any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;
(5) [reserved];
(6) except in the case of the liquidation, dissolution or winding-up of the Payor, any Taxes imposed in connection with a Fixed Rate Senior Secured Note presented for payment by or on behalf of a secured noteholder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Fixed Rate Senior Secured Note to, or otherwise accepting payment from, another paying agent in a member state of the European Union;

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(7) any Taxes arising under FATCA; or
(8) any combination of the above.
Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Fixed Rate Senior Secured Note for payment (where presentation is required) within 30 days after the relevant payment was first made available for payment to the secured noteholder or (y) where, had the beneficial owner of the Fixed Rate Senior Secured Note been the holder of the Fixed Rate Senior Secured Note, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (8) inclusive above.
The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant taxing authority of the Relevant Taxing Jurisdiction in accordance with applicable law. Upon request, the Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant taxing authority of each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. If, notwithstanding the efforts of such Payor to obtain such receipts, the same are not obtainable, such Payor will provide the Trustee with other evidence reasonably satisfactory to the applicable Holder.
If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Fixed Rate Senior Secured Notes, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to secured noteholders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor shall deliver such Officers’ Certificate and such other information as promptly as practicable after the date that is 30 days prior to the payment date, but no less than five (5) Business Days prior thereto, and otherwise in accordance with the requirements of DTC).
Wherever in the Senior Secured Notes Indenture, the Fixed Rate Senior Secured Notes, or any Senior Secured Note Guarantee there is mentioned, in any context:
(1) the payment of principal,
(2) redemption prices or purchase prices in connection with a redemption or purchase of Fixed Rate Senior Secured Notes,
(3) interest, or
(4) any other amount payable on or with respect to any of the Fixed Rate Senior Secured Notes or any Senior Secured Note Guarantee,
such reference shall be deemed to include payment of Additional Amounts as described under this Section 7 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The Payor will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes, charges or levies that arise in any jurisdiction from the execution, delivery, registration or enforcement of any Fixed Rate Senior Secured Notes, the Senior Secured Notes Indenture, or any other document or instrument in relation thereto (other than a transfer of the Fixed Rate Senior Secured Notes) excluding any such Taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Payor agrees to indemnify the secured noteholders and the Trustee for any such Taxes paid by such secured noteholders. The foregoing obligations will survive any termination, defeasance or discharge of the Senior Secured Notes Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.
8.     Sinking Fund
The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Fixed Rate Senior Secured Notes.
9.    Notice of Redemption
Notice of redemption shall be mailed by first-class mail (or otherwise delivered in accordance with applicable DTC procedures) upon not less than 30 days nor more than 60 days’ prior notice to each Holder’s registered address. Fixed Rate Senior Secured Notes in denominations of $2,000 or less may be redeemed in whole but not in part. The Trustee may select for redemption portions of the principal of Fixed Rate Senior Secured Notes that have denominations larger than $2,000. Fixed Rate Senior Secured Notes and portions thereof selected by the Trustee shall be in principal amounts of $2,000 or a whole multiple of

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$1,000 in excess thereof, except that if all of the Fixed Rate Senior Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Fixed Rate Senior Secured Notes held by such Holder, even if not in a multiple of $1,000 shall be redeemed. If money sufficient to pay the redemption price of and accrued and unpaid interest and premiums (if any) on all Fixed Rate Senior Secured Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Fixed Rate Senior Secured Notes (or such portions thereof) called for redemption.

10.	Repurchase of Fixed Rate Senior Secured Notes at the Option of the Holders upon Change of Control and Asset Sales
Upon the occurrence of a Change of Control, each Holder will have the right, subject to certain conditions specified in the Senior Secured Notes Indenture, to require the Issuers to repurchase all or any part of such Holder’s Fixed Rate Senior Secured Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and premiums, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Senior Secured Notes Indenture.
If holders of not less than 90% in aggregate principal amount of the outstanding Senior Secured Notes validly tender and do not withdraw such Senior Secured Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers, purchase all of the Senior Secured Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem (with respect to the Issuers) or purchase (with respect to third parties) all Senior Secured Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of redemption or purchase.
In accordance with Section 4.06 of the Senior Secured Notes Indenture, the Issuers shall be required to offer to purchase Fixed Rate Senior Secured Notes upon the occurrence of certain events in connection with certain Asset Sales.
11.    Guarantees
From and after the Issue Date, each of the Senior Secured Note Guarantors will jointly and severally, irrevocably and unconditionally guarantee on a senior basis to the extent set forth in the Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and any Additional Intercreditor Agreement (i) the full and punctual payment when due of all obligations of the Issuers under the Senior Secured Notes Indenture and this Fixed Rate Senior Secured Note and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Senior Secured Notes Indenture and this Fixed Rate Senior Secured Note.
12.    Security
The Fixed Rate Senior Secured Notes and the Senior Secured Note Guarantees will, with certain exceptions, have the benefit of Liens in the Collateral, which will consist of first priority security interests shared with the other First Lien Obligations, including the Issuers’ Existing Secured Debt (subject to Permitted Liens, which may rank ahead of the first priority security interests for the benefit of the Fixed Rate Senior Secured Notes, and except as otherwise set forth in the Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and any Additional Intercreditor Agreement), in the Collateral; provided, however, that in no event shall more than 65% of the total outstanding voting Equity Interests, or any of the assets, of any US Controlled Foreign Subsidiary be required to be pledged. In addition, as set forth in Section 12.01(a) of the Senior Secured Notes Indenture, for so long as any series of Issuers’ Existing Secured Debt remains outstanding and registered under the Securities Act, the capital Stock and securities of any Restricted Subsidiary will constitute Collateral with respect to the Fixed Rate Senior Secured Notes only to the extent that the securing of any series of the Issuers’ Existing Secured Debt with such capital stock and securities would not require such Restricted Subsidiary to file separate financial statements with the SEC under Rule 3-16 of Regulation S-X, except that the limitations on stock collateral set forth in this sentence shall not apply to shares of Capital Stock of BP I at any time.
13.    Denominations; Transfer; Exchange
The Fixed Rate Senior Secured Notes are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Fixed Rate Senior Secured Notes in accordance with the Senior Secured Notes Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents, furnish information regarding the account of the transferee at DTC, where appropriate, furnish certain certificates and opinions, and pay any taxes, duties and governmental charges in connection with such transfer or exchange. The Registrar need not register the transfer of or exchange any Fixed Rate Senior Secured Notes selected for redemption (except, in the case of a Fixed Rate Senior Secured Note to be redeemed in part, the portion of the Fixed Rate Senior Secured Note not to be redeemed) or to transfer or exchange any Fixed Rate Senior Secured Notes for a period of 15 days prior to a selection of Fixed Rate Senior Secured Notes to be redeemed.

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14.    Persons Deemed Owners
The registered Holder of this Fixed Rate Senior Secured Note shall be treated as the owner of it for all purposes.
15.     Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.
16.    Discharge and Defeasance
Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Fixed Rate Senior Secured Notes and the Senior Secured Notes Indenture if the Issuers, among other things, deposit with the Trustee money, US Government Obligations, or a combination thereof, for the payment of principal, premium, if any, and interest on the Fixed Rate Senior Secured Notes to redemption or maturity, as the case may be.
17.    Amendment; Waiver
Subject to certain exceptions set forth in the Senior Secured Notes Indenture, (i) the Senior Secured Notes Indenture, the Senior Secured Notes, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and any Security Document may be amended with the consent of the Holders of a majority in principal amount of the outstanding Senior Secured Notes and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Senior Secured Notes; provided, however, that (x) if any such amendment or waiver will only affect one series of Senior Secured Notes (or less than all series of Senior Secured Notes) then outstanding under this Senior Secured Notes Indenture, then only the consent of the Holders of a majority in principal amount of the Senior Secured Notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for Senior Secured Notes) shall be required and (y) if any such amendment or waiver by its terms will affect a series of Senior Secured Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of Senior Secured Notes, then the consent of the Holders of not less than a majority in principal amount of the Senior Secured Notes of such series then outstanding (including, in each case, consent obtained in connection with a tender offer or exchange offer for Notes) shall be required. Subject to certain exceptions set forth in the Senior Secured Notes Indenture, without the consent of any Holder, the Issuers, the Collateral Agent, the Additional Collateral Agent and the Trustee may amend the Senior Secured Notes Indenture, the Senior Secured Notes, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and any Security Document: (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to give effect to any provision of the Senior Secured Notes Indenture (including, without limitation, the release of any Senior Secured Note Guarantee in accordance with the terms of Section 10.06, 12.01(a)(i) and (ii) and 12.06 of the Senior Secured Notes Indenture); (iii) to comply with Article V of the Senior Secured Notes Indenture; (iv) to provide for the assumption by a Successor Company of the obligations of any Issuer under the Senior Secured Notes Indenture and the Senior Secured Notes or to provide for the assumption by a Successor Senior Secured Note Guarantor of the obligations of a Senior Secured Note Guarantor under the Senior Secured Notes Indenture and its Senior Secured Note Guarantee; (v) to provide for uncertificated Senior Secured Notes in addition to or in place of certificated Senior Secured Notes; provided, however, that the uncertificated Senior Secured Notes are issued in registered form for purposes of Section 163(f) of the Code; (vi) to add a Senior Secured Note Guarantee with respect to the Senior Secured Notes; (vii) to add assets to the Collateral; (viii) to release Collateral from any Lien pursuant to the Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents when permitted or required by the Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents; (ix) to the extent necessary to provide for the granting of a security interest for the benefit of any Person; provided, however, that the granting of such security interest is not prohibited under Section 4.17 of the Senior Secured Notes Indenture or otherwise under the Senior Secured Notes Indenture; (x) to add to the covenants of the Issuers, BP I, BP II or any Senior Secured Note Guarantor for the benefit of the Holders or to surrender any right or power conferred upon BP I or BP II; (xi) to make any change that does not adversely affect the rights of any Holder; (xii) to evidence and give effect to the acceptance and appointment under the Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents of a successor Trustee; (xiii) to provide for the accession of the Trustee to any instrument in connection with the Senior Secured Notes; (xiv) to make certain changes to the Senior Secured Notes Indenture to provide for the issuance of Additional Senior Secured Notes; (xv) [reserved.]; or (xvi) to conform to the text of the Senior Secured Notes Indenture or the Senior Secured Notes to any provision of the description of the senior secured notes in the Offering Circular, to the extent such provision in the description of the senior secured notes in the Offering Circular was intended to be a verbatim recitation of a provision of the Senior Secured Notes Indenture or the Senior Secured Notes.

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18.    Defaults and Remedies
If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization with respect to BP I, BP II, an Issuer or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of an Issuer) occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding Senior Secured Notes by notice to the Trustee and the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the Senior Secured Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to BP I, BP II, an Issuer or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of an Issuer occurs, the principal of, premium, if any, and interest on all the Senior Secured Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The Holders of a majority in principal amount of the Senior Secured Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Subject to provisions of the Senior Secured Notes Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Secured Notes Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Senior Secured Notes Indenture or the Senior Secured Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Senior Secured Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Senior Secured Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of outstanding Senior Secured Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Secured Notes Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Senior Secured Notes Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
19.    Trustee Dealings with the Issuer
The Trustee under the Senior Secured Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of Fixed Rate Senior Secured Notes and may otherwise collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.
20.    No Recourse Against Others
No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in BP I, BP II or any Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Senior Secured Note Guarantor, will have any liability for any obligations of the Issuers under the Fixed Rate Senior Secured Notes, the Senior Secured Note Guarantee, the Senior Secured Notes Indenture, any supplemental indentures thereto, or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided, however, the foregoing shall not in any manner affect the liability of a Senior Secured Note Guarantor with respect to its Senior Secured Note Guarantee. Each holder of Fixed Rate Senior Secured Notes by accepting a Fixed Rate Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Fixed Rate Senior Secured Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
21.    Authentication
This Fixed Rate Senior Secured Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Fixed Rate Senior Secured Note.
22.    Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

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23.    Governing Law
THIS SENIOR SECURED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. FOR THE AVOIDANCE OF DOUBT, ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES SHALL NOT BE APPLICABLE IN RESPECT OF THIS SENIOR SECURED NOTE.
24.    Agreed Tax Treatment
The Issuers agree, and by acquiring an interest in the Fixed Rate Senior Secured Notes each beneficial owner of a Fixed Rate Senior Secured Note agrees, to the U.S. federal income tax treatment described in Section 13.16 of the Senior Secured Notes Indenture.
25.    CUSIPs; ISINs
The Issuers have caused CUSIPs and ISINs to be printed on the Fixed Rate Senior Secured Notes and have directed the Trustee to use CUSIPs and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Fixed Rate Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuers shall furnish to any Holder of Fixed Rate Senior Secured Notes upon written request and without charge to the Holder a copy of the Senior Secured Notes Indenture which has in it the text of this Fixed Rate Senior Secured Note. Capitalized terms used but not defined herein shall have the meanings set forth in the Senior Secured Notes Indenture.

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ASSIGNMENT FORM AND CERTIFICATE
To assign this Fixed Rate Senior Secured Note, fill in the form below:
I or we assign and transfer this Fixed Rate Senior Secured Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Fixed Rate Senior Secured Note on the books of the Issuers. The agent may substitute another to act for him.
Date: ___________________    Your Signature: ___________________
Sign exactly as your name appears on the other side of this Original Fixed Rate Senior Secured Note.
In connection with any transfer of any of the Fixed Rate Senior Secured Notes evidenced by this form and certificate the undersigned confirms that such Fixed Rate Senior Secured Notes are being transferred in accordance with its terms (including in accordance with all applicable securities laws of the States of the United States and other jurisdictions):
CHECK ONE BOX BELOW
¨    (1) in the United States to a person whom the undersigned reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) (“QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A;
¨    (2) outside the United States in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act to a person who is not a U.S. person (as defined in Regulation S under the Securities Act);
¨    (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder;
¨    (4) to the Registrar for registration in the name of the Holder, without transfer;
¨    (5) pursuant to an effective registration statement under the Securities Act; or
¨    (6) to the Issuers or any of their Subsidiaries.
Unless one of the boxes is checked, the Registrar shall refuse to register any of the Fixed Rate Senior Secured Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (2) or (3) is checked, the Registrar shall be entitled to require, prior to registering any such transfer of the Fixed Rate Senior Secured Notes, such legal opinions, certifications and other information as the Registrar and, if applicable, the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

___________________________
Signature

___________________________
Signature

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Fixed Rate Senior Secured Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers, BP I and the Senior

A-15

Secured Note Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:__________________________    ________________________________
Notice:  To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SENIOR SECURED SECURITY
The initial principal amount of this Global Senior Secured Security is $______________. The following increases or decreases in this Global Senior Secured Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Senior Secured Security	Amount of increase in Principal Amount of this Global Senior Secured Security	Principal amount of this Global Senior Secured Security following such decrease or increase	Signature of authorized signatory of Trustee or Common Depositary

A-17

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Fixed Rate Senior Secured Note purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Senior Secured Notes Indenture, check the box:

Asset Sale €	Change of Control €

If you want to elect to have only part of this Fixed Rate Senior Secured Note purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Senior Secured Notes Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):
$
Date:         Your Signature:
(Sign exactly as your name appears on the other side of this Fixed Rate Senior Secured Note)

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Exhibit A-2
[FORM OF FACE OF FLOATING RATE SENIOR SECURED NOTE]
[Global Floating Rate Senior Secured Securities Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SENIOR SECURED NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Securities Legend]
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “U.S. SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES,
(II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
(III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE PROVISIONS OF RULE 903 AND RULE 904 UNDER THE U.S. SECURITIES ACT,
(IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR
(V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT,
IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN EACH OF CASES (III) AND (IV) SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON WITHOUT REGISTRATION EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE U.S. SECURITIES ACT.]
[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF FLOATING RATE SENIOR SECURED NOTE]
No.    $__________
Senior Secured Floating Rate Note due 2021
CUSIP
ISIN
REYNOLDS GROUP ISSUER INC., A DELAWARE CORPORATION, REYNOLDS GROUP ISSUER LLC, A DELAWARE LIMITED LIABILITY COMPANY AND REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A., A COMPANY INCORPORATED AS A SOCIÉTÉ ANONYME (A PUBLIC LIMITED LIABILITY COMPANY) UNDER THE LAWS OF LUXEMBOURG, PROMISE TO PAY TO [ ], OR ITS REGISTERED ASSIGNS, THE PRINCIPAL SUM OF $[ ], AS THE SAME MAY BE REVISED FROM TIME TO TIME ON THE SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL SECURITY ATTACHED HERETO, ON JULY 15, 2021.
Interest Payment Dates: January 15, April 15, July 15 and October 15
Record Dates: January 1, April 1, July 1 and October 1
Additional provisions of this Floating Rate Senior Secured Note are set forth on the other side of this Floating Rate Senior Secured Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.
REYNOLDS GROUP ISSUER INC.

By
Name:
Title:
REYNOLDS GROUP ISSUER LLC

By
Name:
Title:
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.

By
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
THE BANK OF NEW YORK MELLON, as Trustee,
certifies that this is one of the
Floating Rate Senior Secured Notes referred to in the
Senior Secured Notes Indenture.

By _____________________
Authorized Signatory
Dated: ___________________

*/
If the Floating Rate Senior Secured Note is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A-2 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL SECURITY”.

[FORM OF REVERSE SIDE OF FLOATING RATE SENIOR SECURED NOTE]
Senior Secured Floating Rate Note due 2021
1.    (a) Interest
Reynolds Group Issuer LLC, a Delaware limited liability company (such company being herein called the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (such company being herein called the “US Issuer II” and, together with the US Issuer I, the “US Issuers”), and Reynolds Group Issuer (Luxembourg) S.A., a company incorporated as a société anonyme (a public limited liability company) under the laws of Luxembourg (the “Luxembourg Issuer” and, together with the US Issuers, the “Issuers”), promise to pay interest on the principal amount of this Floating Rate Senior Secured Note at the rate per annum, reset quarterly, equal to the 3-month Dollar LIBO Rate (as defined below) plus 3.50%.
The Issuers shall pay interest quarterly on January 15, April 15, July 15 and October 15 of each year, commencing October 15, 2016 (each, an “Interest Payment Date”). Interest on the Floating Rate Senior Secured Notes shall accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from June 27, 2016 until the principal hereof is due. Interest shall be computed on the basis of the actual number of days in the interest period concerned divided by 360. The Issuers shall pay interest on overdue principal at the rate borne by the Floating Rate Senior Secured Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
(b) Calculation of Interest; Calculation Agent
The Calculation Agent shall, as soon as practicable after 11:00 a.m. London time on each LIBOR Interest Determination Date, in relation to each interest period, calculate the amount of interest (the “Interest Amount”) payable in respect of each Floating Rate Senior Secured Note for such interest period. The Interest Amount will be calculated by applying the rate of interest for such interest period to the principal amount of such Floating Rate Senior Secured Note, multiplying the product by the actual number of days in such interest period divided by 360. The Calculation Agent will cause the rate of interest and Interest Amount for each interest period determined by it, together with the relevant Interest Payment Date, to be notified to the Issuers, the Paying Agent and the holders of Floating Rate Senior Secured Notes. The Calculation Agent will also notify to each listing authority, stock exchange and/or quotation system (if any) by which the Floating Rate Senior Secured Notes have been admitted to listing, trading and/or quotation as soon as practicable after such determination but in any event not later than the first day of the relevant interest period, the rate of interest and the amount of interest payable in respect of each U.S. $1,000 principal amount of Floating Rate Senior Secured Notes. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point being rounded upwards (e.g., 4.876545% (or .04876545) being rounded to 4.87655% (or .0487655)) and all dollar amounts resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The determination of the Applicable Rate and the Interest Amount by the Calculation Agent shall, in the absence of manifest error, be final and binding on all parties. The interest rate payable on the Floating Rate Senior Secured Notes will not be higher than the maximum rate permitted by New York state law as that law may be modified by U.S. law of general application; provided, however, that the Calculation Agent shall not be responsible for verifying such maximum rate of interest and shall have no liability therefor. The Trustee, Registrar, paying agents and transfer agents shall not be responsible for nor incur any liability in relation to any computation of interest made, or intended to be made, by the Calculation Agent.
The Calculation Agent will reset the rate of interest on the Floating Rate Senior Secured Notes on each Interest Payment Date and with respect to the first interest period, the Issue Date (each also a “LIBO Rate Reset Date”). The interest rate set for the Floating Rate Senior Secured Notes on a particular LIBO Rate Reset Date will remain in effect during the interest period commencing on that LIBO Rate Reset Date. Each interest period will be the period from and including a LIBO Rate Reset Date to but excluding the next LIBO Rate Reset Date or until the maturity date of the Floating Rate Senior Secured Notes, as the case may be.
The Calculation Agent will, upon the written request of any holder of any Floating Rate Senior Secured Note, provide the interest rate then in effect with respect to the Floating Rate Senior Secured Notes.
“3-month Dollar LIBO Rate” means the rate determined in accordance with the following provisions:

•
On the LIBOR Interest Determination Date, the Calculation Agent will determine the 3-month Dollar LIBO Rate, which will be the rate for deposits in U.S. dollars having a three-month maturity which appears on the Bloomberg L.P. page “BBAM” as of 11:00 a.m., London time, on the Interest Determination Date; or if such rate does not appear on the Bloomberg L.P. page “BBAM” on any LIBOR Interest Determination Date, then the corresponding rate appearing on the Reuters Screen LIBOR01 as of 11:00 a.m., London time, on the relevant LIBOR Interest Determination Date; or

•
If no rate appears on the Reuters Screen LIBOR01 or the Bloomberg L.P. page “BBAM” on the LIBOR Interest Determination Date the rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks in the London interbank market selected by BP I (the “Reference Banks”) at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date to prime banks in the London interbank market for the period of three months commencing on the applicable LIBO Rate Reset Date and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. The Calculation Agent, after consultation with the Issuers, will request the principal London office of each of the Reference Banks to provide a quotation for its rate. If at least two such quotations are provided, then the 3-month Dollar LIBO Rate for that LIBOR Interest Determination Date will be the arithmetic mean of the quotations (rounded, if necessary, to the nearest one hundredth (0.01) of a percent). If fewer than two quotations are provided as requested, the rate for that LIBOR Interest Determination Date will be the arithmetic mean (rounded, if necessary, to the nearest one-hundredth (0.01) of a percent) of the rates quoted by major banks in New York City, selected by the Calculation Agent, after consultation with the Issuers, at approximately 11:00 a.m., New York time on that LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the applicable LIBO Rate Reset Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

If the rate cannot be determined in accordance with the foregoing provision, the “3-month Dollar LIBO Rate” shall mean the 3-month Dollar LIBO Rate determined on the immediately preceding LIBOR Interest Determination Date.
“Business Day Convention” means the following: If any LIBO Rate Reset Date or Interest Payment Date (other than the maturity date) would otherwise be a day that is not a Business Day, that LIBO Rate Reset Date or Interest Payment Date will be postponed to the next succeeding Business Day; provided, however, that if that date would fall in the next succeeding calendar month, such date will be the immediately preceding Business Day. If any such Interest Payment Date (other than the maturity date) is postponed or brought forward as described above, the interest amount will be adjusted accordingly. If the maturity date falls on a day that is not a Business Day, payment of principal and interest on the Floating Rate Senior Secured Notes will be made on the next Business Day, and no interest will accrue for the period from and after the maturity date. Postponement as described above will not result in a default.
“LIBOR Interest Determination Date” means the second London Banking Day preceding each LIBO Rate Reset Date.
“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London. The interest rate determined on a LIBOR Interest Determination Date will become effective on and as of the next LIBO Rate Reset Date.
“Reuters Page LIBOR01” means the display designated as “Page LIBOR01” on Reuters Money 3000 Service or any successor service (or such other page as may replace Page LIBOR01 on that service) or such other service displaying the London Inter-Bank offered rates of major banks, as may replace Reuters Money 3000 Service.
2.    Method of Payment
The Issuers shall pay interest on this Floating Rate Senior Secured Note (except defaulted interest) to the registered Holder at the close of business on the January 1, April 1, July 1 or October 1 next preceding the interest payment date even if this Floating Rate Senior Secured Note is canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Issuers shall pay principal, premium, if any, and interest in US Dollars or such other lawful currency of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuers shall make all payments in respect of this Floating Rate Senior Secured Note (including principal, premium, if any, and interest) at the office of the relevant Paying Agent; provided that all such payments [shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof] [at the option of the Issuers, may be made through the Principal Paying Agent by mailing a check to the registered address of each Holder thereof].
3.    Paying Agent and Registrar
Initially, (i) The Bank of New York Mellon (the “Trustee”) shall act as Trustee, Principal Paying Agent (“Principal Paying Agent”), Collateral Agent (the “Collateral Agent”), Transfer Agent (“Transfer Agent”), Registrar (the “Registrar”) and Calculation Agent (the “Calculation Agent”) and (ii) Wilmington Trust (London) Limited shall act as Additional Collateral Agent (the “Additional Collateral Agent”). The Issuers may appoint and change any Paying Agent or Registrar without notice. The Issuers or BP I or any of its Subsidiaries may act as Paying Agent (other than with respect to Global Senior Secured Securities) or Registrar.
4.    Indenture
The Issuers issued the Floating Rate Senior Secured Notes under an Indenture dated as of June 27, 2016 (the “Senior Secured Notes Indenture”), among the Issuers, the Trustee, the Collateral Agent, the Principal Paying Agent, the Transfer Agent, the Registrar, the Calculation Agent and the Additional Collateral Agent. The terms of the Floating Rate Senior Secured

Notes include those stated in the Senior Secured Notes Indenture applicable to the Floating Rate Senior Secured Notes. Terms defined in the Senior Secured Notes Indenture and not defined herein have the meanings ascribed thereto in the Senior Secured Notes Indenture. The Floating Rate Senior Secured Notes are subject to all terms and provisions of the Senior Secured Notes Indenture, and the Holders (as defined in the Senior Secured Notes Indenture) are referred to the Senior Secured Notes Indenture for a statement of such terms and provisions.
The Floating Rate Senior Secured Notes are senior secured obligations of the Issuers. The Floating Rate Senior Secured Notes include the Original Floating Rate Senior Secured Notes and any Additional Floating Rate Senior Secured Notes. The Original Floating Rate Senior Secured Notes, the Original Fixed Rate Senior Secured Notes, any Additional Floating Rate Senior Secured Notes and any Additional Fixed Rate Senior Secured Notes are, subject to certain exceptions as described in the Senior Secured Notes Indenture, treated as a single class of securities under the Senior Secured Notes Indenture. The Senior Secured Notes Indenture imposes certain limitations on the ability of the Issuers, BP I, BP II and the Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Senior Secured Notes Indenture also imposes limitations on the ability of the Issuers and the Senior Secured Note Guarantors to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property. The Senior Secured Notes Indenture also imposes limitations on the ability of the Issuers to undertake certain activities.
To the extent any provision of the Floating Rate Senior Secured Notes conflicts with the express provisions of the Senior Secured Notes Indenture, the provisions of the Senior Secured Notes Indenture shall govern and be controlling.
5.    Optional Redemption
Except as set forth in this Section 5, Section 6 and Section 10 below, the Floating Rate Senior Secured Notes shall not be redeemable at the option of the Issuers prior to July 15, 2017. Thereafter, the Issuers may redeem the Floating Rate Senior Secured Notes at their option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first‑class mail to each holder’s registered address (or otherwise delivered in accordance with applicable DTC procedures), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below. Without limiting the Issuers’ obligations under the Senior Secured Notes Indenture, the Issuers may provide in such notice that payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

Period	Redemption Price

2017	102.000%
2018	101.000%
2019 and thereafter	100.000%

In addition, at any time and from time to time prior to July 15, 2017, the Issuers may redeem the Floating Rate Senior Secured Notes at their option, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first‑class mail to each holder’s registered address (or otherwise delivered in accordance with applicable DTC procedures), at a redemption price equal to 100% of the principal amount of the Floating Rate Senior Secured Notes redeemed plus the Floating Rate Applicable Premium (as calculated by the Issuers or on behalf of the Issuers by such person as the Issuers shall designate) as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Without limiting the Issuers’ obligations under the Senior Secured Notes Indenture, the Issuers may provide in such notice that payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.
Notwithstanding the foregoing, in connection with any tender offer for the Floating Rate Senior Secured Notes, if Holders of not less than 90% in aggregate principal amount of outstanding Floating Rate Senior Secured Notes validly tender and do not withdraw such Floating Rate Senior Secured Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchases all of the Notes of such series validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem (with respect to the Issuers) or purchase (with respect to a third party) all Floating Rate Senior Secured Notes that remain outstanding following such purchase at a price in cash equal to the greater of (i) the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date and (ii) 100% of the principal amount of such Floating Rate Senior Secured Notes plus accrued interest to, but excluding, the redemption date, in each case, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date falling on or prior to the redemption date or purchase date.
Any notice of any redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of an Equity Offering, a Change of Control, a financing or any other transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuers in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been, or, in the Issuers’ sole determination, may not be, satisfied (or waived by the Issuers in their sole discretion) by the redemption date, or by the redemption date so delayed. Without limiting the Issuers’ obligations under the Senior Secured Notes Indenture, the Issuers may provide in such notice that payment of the redemption price and the performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.
6.    Redemption for Taxation Reasons
The Issuers may redeem the Floating Rate Senior Secured Notes, at their option, in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days’ prior notice (which notice will be irrevocable) to the secured noteholders mailed by first‑class mail to each holder’s registered address (or otherwise delivered in accordance with applicable DTC procedures) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of secured noteholders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined in Section 7 below), if any, then due or that will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Issuers determine in good faith that, as a result of:
(1) any change in, or amendment to, the law or treaties (or any regulations, protocols or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined in Section 7 below) affecting taxation; or
(2) any change in official position regarding the application, administration or interpretation of such laws, treaties, protocols, regulations or rulings (including a holding, judgment or order by a government agency or court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), any Payor (as defined in Section 7 below), with respect to the Floating Rate Senior Secured Notes or a Senior Secured Note Guarantee is, or on the next date on which any amount would be payable in respect of the Floating Rate Senior Secured Notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to such Payor (including the appointment of a new Paying Agent or, where such payment would be reasonable, the payment through another Payor); provided, however, that no Payor shall be required to take any measures that in the Issuers’ good faith determination would result in the imposition on such person of any legal or regulatory burden or the incurrence by such person of additional costs, or would otherwise result in any adverse consequences to such person.
In the case of any Payor, the Change in Tax Law must be announced or become effective on or after the date of the Offering Circular. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor would be obliged to make such payment of Additional Amounts. Prior to the publication, mailing or delivery of any notice of redemption of the Floating Rate Senior Secured Notes pursuant to the foregoing, the Issuers will deliver to the Trustee (a) an Officers’ Certificate stating that they are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to their right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing to the effect that the Payor would be obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept such Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the secured noteholders.
Subject to the terms of the applicable redemption notice, Floating Rate Senior Secured Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Floating Rate Senior Secured Notes or portions of them called for redemption.
The foregoing provisions will apply mutatis mutandis to the laws and official positions of any jurisdiction in which any successor to a Payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein. The foregoing provisions will survive any termination, defeasance or discharge of the Senior Secured Notes Indenture.
7.    Withholding Taxes
All payments made by any Issuer or any Senior Secured Note Guarantor or any successor in interest to any of the foregoing (each, a “Payor”) on or with respect to the Floating Rate Senior Secured Notes or any Senior Secured Note Guarantee will be made without withholding or deduction for, or on account of, any Taxes unless such withholding or deduction is required by law or FATCA; provided, however, that a Payor, in any case, may withhold from any interest payment made on the Floating Rate

Senior Secured Notes to or for the benefit of any person who is not a “United States person,” as such term is defined for U.S. federal income tax purposes, U.S. federal withholding tax, and pay such withheld amounts to the Internal Revenue Service, unless such person provides documentation to such Payor such that an exemption from U.S. federal withholding tax would apply to such payment if interest on the Floating Rate Senior Secured Notes were treated as income from sources within the U.S. for U.S. federal income tax purposes. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:
(1) any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having power to tax) from or through which payment on the Floating Rate Senior Secured Notes or any Senior Secured Note Guarantee is made by such Payor, or any political subdivision or governmental authority thereof or therein having the power to tax; or
(2) any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor that actually makes a payment on the Floating Rate Senior Secured Notes or its Senior Secured Note Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax,
(each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made by a Payor with respect to the Floating Rate Senior Secured Notes or any Senior Secured Note Guarantee, including payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the secured noteholders or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on the Floating Rate Senior Secured Notes or the Senior Secured Note Guarantees in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:
(1) any Taxes that would not have been so imposed or levied but for the existence of any present or former connection between the relevant secured noteholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant secured noteholder, if such secured noteholder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Floating Rate Senior Secured Note, the receipt of any payment in respect thereof or the perfection or enforcement of any security interest related to the Floating Rate Senior Secured Notes;
(2) any Taxes that would not have been so imposed or levied if the holder of the Floating Rate Senior Secured Note had complied with a reasonable request in writing of the Payor (such request being made at a time that would enable such holder acting reasonably to comply with that request) to make a declaration of nonresidence or any other claim or filing or satisfy any certification, information or reporting requirement for exemption from, or reduction in the rate of, withholding to which it is entitled (provided, however, that such declaration of nonresidence or other claim, filing or requirement is required by the applicable law, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes);
(3) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest under the Floating Rate Senior Secured Notes or any Senior Secured Note Guarantee;
(4) any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;
(5) [Reserved];
(6) except in the case of the liquidation, dissolution or winding-up of the Payor, any Taxes imposed in connection with a Floating Rate Senior Secured Note presented for payment by or on behalf of a secured noteholder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Floating Rate Senior Secured Note to, or otherwise accepting payment from, another paying agent in a member state of the European Union;
(7) any Taxes arising under FATCA; or
(8) any combination of the above.

Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Floating Rate Senior Secured Note for payment (where presentation is required) within 30 days after the relevant payment was first made available for payment to the secured noteholder or (y) where, had the beneficial owner of the Floating Rate Senior Secured Note been the holder of the Floating Rate Senior Secured Note, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (8) inclusive above.
The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant taxing authority of the Relevant Taxing Jurisdiction in accordance with applicable law. Upon request, the Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant taxing authority of each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. If, notwithstanding the efforts of such Payor to obtain such receipts, the same are not obtainable, such Payor will provide the Trustee with other evidence reasonably satisfactory to the applicable Holder.
If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Floating Rate Senior Secured Notes, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to secured noteholders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor shall deliver such Officers’ Certificate and such other information as promptly as practicable after the date that is 30 days prior to the payment date, but no less than five (5) Business Days prior thereto, and otherwise in accordance with the requirements of DTC).
Wherever in the Senior Secured Notes Indenture, the Floating Rate Senior Secured Notes, or any Senior Secured Note Guarantee there is mentioned, in any context:
(1) the payment of principal,
(2) redemption prices or purchase prices in connection with a redemption or purchase of Floating Rate Senior Secured Notes,
(3) interest, or
(4) any other amount payable on or with respect to any of the Floating Rate Senior Secured Notes or any Senior Secured Note Guarantee,
such reference shall be deemed to include payment of Additional Amounts as described under this Section 7 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The Payor will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes, charges or levies that arise in any jurisdiction from the execution, delivery, registration or enforcement of any Floating Rate Senior Secured Notes, the Senior Secured Notes Indenture, or any other document or instrument in relation thereto (other than a transfer of the Floating Rate Senior Secured Notes) excluding any such Taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Payor agrees to indemnify the secured noteholders and the Trustee for any such Taxes paid by such secured noteholders. The foregoing obligations will survive any termination, defeasance or discharge of the Senior Secured Notes Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.
8.     Sinking Fund
The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Floating Rate Senior Secured Notes.
9.    Notice of Redemption
Notice of redemption shall be mailed by first-class mail (or otherwise delivered in accordance with applicable DTC procedures) upon not less than 30 days nor more than 60 days’ prior notice to each Holder’s registered address. Floating Rate Senior Secured Notes in denominations of $2,000 or less may be redeemed in whole but not in part. The Trustee may select for redemption portions of the principal of Floating Rate Senior Secured Notes that have denominations larger than $2,000. Floating Rate Senior Secured Notes and portions thereof selected by the Trustee shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof, except that if all of the Floating Rate Senior Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Floating Rate Senior Secured Notes held by such Holder, even if not in a multiple of $1,000 shall be redeemed. If money sufficient to pay the redemption price of and accrued and unpaid interest and premiums (if any) on all Floating Rate Senior Secured Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Floating Rate Senior Secured Notes (or such portions thereof) called for redemption.

10.	Repurchase of Floating Rate Senior Secured Notes at the Option of the Holders upon Change of Control and Asset Sales
Upon the occurrence of a Change of Control, each Holder will have the right, subject to certain conditions specified in the Senior Secured Notes Indenture, to require the Issuers to repurchase all or any part of such Holder’s Floating Rate Senior Secured Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and premiums, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Senior Secured Notes Indenture.
If holders of not less than 90% in aggregate principal amount of the outstanding Senior Secured Notes validly tender and do not withdraw such Senior Secured Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers, purchase all of the Senior Secured Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem (with respect to the Issuers) or purchase (with respect to third parties) all Senior Secured Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of redemption or purchase.
In accordance with Section 4.06 of the Senior Secured Notes Indenture, the Issuers shall be required to offer to purchase Floating Rate Senior Secured Notes upon the occurrence of certain events in connection with certain Asset Sales.
11.    Guarantees
From and after the Issue Date, each of the Senior Secured Note Guarantors will jointly and severally, irrevocably and unconditionally guarantee on a senior basis to the extent set forth in the Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and any Additional Intercreditor Agreement (i) the full and punctual payment when due of all obligations of the Issuers under the Senior Secured Notes Indenture and this Floating Rate Senior Secured Note and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under the Senior Secured Notes Indenture and this Floating Rate Senior Secured Note.
12.    Security
The Floating Rate Senior Secured Notes and the Senior Secured Note Guarantees will, with certain exceptions, have the benefit of Liens in the Collateral, which will consist of first priority security interests shared with the other First Lien Obligations, including the Issuers’ Existing Secured Debt (subject to Permitted Liens, which may rank ahead of the first priority security interests for the benefit of the Floating Rate Senior Secured Notes, and except as otherwise set forth in the Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement and any Additional Intercreditor Agreement), in the Collateral; provided, however, that in no event shall more than 65% of the total outstanding voting Equity Interests, or any of the assets, of any US Controlled Foreign Subsidiary be required to be pledged. In addition, as set forth in Section 12.01(a) of the Senior Secured Notes Indenture, for so long as any series of Issuers’ Existing Secured Debt remains outstanding and registered under the Securities Act, the capital Stock and securities of any Restricted Subsidiary will constitute Collateral with respect to the Floating Rate Senior Secured Notes only to the extent that the securing of any series of the Issuers’ Existing Secured Debt with such capital stock and securities would not require such Restricted Subsidiary to file separate financial statements with the SEC under Rule 3-16 of Regulation S-X, except that the limitations on stock collateral set forth in this sentence shall not apply to shares of Capital Stock of BP I at any time.
13.    Denominations; Transfer; Exchange
The Floating Rate Senior Secured Notes are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Floating Rate Senior Secured Notes in accordance with the Senior Secured Notes Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents, furnish information regarding the account of the transferee at DTC, where appropriate, furnish certain certificates and opinions, and pay any taxes, duties and governmental charges in connection with such transfer or exchange. The Registrar need not register the transfer of or exchange any Floating Rate Senior Secured Notes selected for redemption (except, in the case of a Floating Rate Senior Secured Note to be redeemed in part, the portion of the Floating Rate Senior Secured Note not to be redeemed) or to transfer or exchange any Floating Rate Senior Secured Notes for a period of 15 days prior to a selection of Floating Rate Senior Secured Notes to be redeemed.
14.    Persons Deemed Owners
The registered Holder of this Floating Rate Senior Secured Note shall be treated as the owner of it for all purposes.

15.     Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.
16.    Discharge and Defeasance
Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Floating Rate Senior Secured Notes and the Senior Secured Notes Indenture if the Issuers, among other things, deposit with the Trustee money, US Government Obligations, or a combination thereof, for the payment of principal, premium, if any, and interest on the Floating Rate Senior Secured Notes to redemption or maturity, as the case may be.
17.    Amendment; Waiver
Subject to certain exceptions set forth in the Senior Secured Notes Indenture, (i) the Senior Secured Notes Indenture, the Senior Secured Notes, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and any Security Document may be amended with the consent of the Holders of a majority in principal amount of the outstanding Senior Secured Notes and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Senior Secured Notes; provided, however, that (x) if any such amendment or waiver will only affect one series of Senior Secured Notes (or less than all series of Senior Secured Notes) then outstanding under this Senior Secured Notes Indenture, then only the consent of the Holders of a majority in principal amount of the Senior Secured Notes of such series then outstanding (including, in each case, consents obtained in connection with a tender offer or exchange offer for Senior Secured Notes) shall be required and (y) if any such amendment or waiver by its terms will affect a series of Senior Secured Notes in a manner different and materially adverse relative to the manner such amendment or waiver affects other series of Senior Secured Notes, then the consent of the Holders of not less than a majority in principal amount of the Senior Secured Notes of such series then outstanding (including, in each case, consent obtained in connection with a tender offer or exchange offer for Notes) shall be required. Subject to certain exceptions set forth in the Senior Secured Notes Indenture, without the consent of any Holder, the Issuers, the Collateral Agent, the Additional Collateral Agent and the Trustee may amend the Senior Secured Notes Indenture, the Senior Secured Notes, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and any Security Document: (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to give effect to any provision of the Senior Secured Notes Indenture (including, without limitation, the release of any Senior Secured Note Guarantee in accordance with the terms of Section 10.06, 12.01(a)(i) and (ii) and 12.06 of the Senior Secured Notes Indenture); (iii) to comply with Article V of the Senior Secured Notes Indenture; (iv) to provide for the assumption by a Successor Company of the obligations of any Issuer under the Senior Secured Notes Indenture and the Senior Secured Notes or to provide for the assumption by a Successor Senior Secured Note Guarantor of the obligations of a Senior Secured Note Guarantor under the Senior Secured Notes Indenture and its Senior Secured Note Guarantee; (v) to provide for uncertificated Senior Secured Notes in addition to or in place of certificated Senior Secured Notes; provided, however, that the uncertificated Senior Secured Notes are issued in registered form for purposes of Section 163(f) of the Code; (vi) to add a Senior Secured Note Guarantee with respect to the Senior Secured Notes; (vii) to add assets to the Collateral; (viii) to release Collateral from any Lien pursuant to the Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents when permitted or required by the Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents; (ix) to the extent necessary to provide for the granting of a security interest for the benefit of any Person; provided, however, that the granting of such security interest is not prohibited under Section 4.17 of the Senior Secured Notes Indenture or otherwise under the Senior Secured Notes Indenture; (x) to add to the covenants of the Issuers, BP I, BP II or any Senior Secured Note Guarantor for the benefit of the Holders or to surrender any right or power conferred upon BP I or BP II; (xi) to make any change that does not adversely affect the rights of any Holder; (xii) to evidence and give effect to the acceptance and appointment under the Senior Secured Notes Indenture, the First Lien Intercreditor Agreement, the 2013 Intercreditor Agreement, any Additional Intercreditor Agreement and the applicable Security Documents of a successor Trustee; (xiii) to provide for the accession of the Trustee to any instrument in connection with the Senior Secured Notes; (xiv) to make certain changes to the Senior Secured Notes Indenture to provide for the issuance of Additional Senior Secured Notes; (xv) [reserved.]; or (xvi) to conform to the text of the Senior Secured Notes Indenture or the Senior Secured Notes to any provision of the description of the senior secured notes in the Offering Circular, to the extent such provision in the description of the senior secured notes in the Offering Circular was intended to be a verbatim recitation of a provision of the Senior Secured Notes Indenture or the Senior Secured Notes.
18.    Defaults and Remedies
If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization with respect to BP I, BP II, an Issuer or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of an Issuer) occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding Senior Secured Notes by notice to the Trustee and the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the Senior Secured Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to

BP I, BP II, an Issuer or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of an Issuer occurs, the principal of, premium, if any, and interest on all the Senior Secured Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The Holders of a majority in principal amount of the Senior Secured Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Subject to provisions of the Senior Secured Notes Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Secured Notes Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Senior Secured Notes Indenture or the Senior Secured Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding Senior Secured Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Senior Secured Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of outstanding Senior Secured Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Senior Secured Notes Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Senior Secured Notes Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
19.    Trustee Dealings with the Issuer
The Trustee under the Senior Secured Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of Floating Rate Senior Secured Notes and may otherwise collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.
20.    No Recourse Against Others
No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in BP I, BP II or any Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Senior Secured Note Guarantor, will have any liability for any obligations of the Issuers under the Floating Rate Senior Secured Notes, the Senior Secured Notes Guarantees, the Senior Secured Notes Indenture, any supplemental indentures thereto, or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided, however, the foregoing shall not in any manner affect the liability of a Senior Secured Note Guarantor with respect to its Senior Secured Note Guarantee. Each holder of Floating Rate Senior Secured Notes by accepting a Floating Rate Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Floating Rate Senior Secured Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
21.    Authentication
This Floating Rate Senior Secured Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Floating Rate Senior Secured Note.
22.    Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
23.    Governing Law
THIS SENIOR SECURED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. FOR THE AVOIDANCE OF DOUBT, ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW OF AUGUST 10, 1915 ON COMMERCIAL COMPANIES SHALL NOT BE APPLICABLE IN RESPECT OF THIS SENIOR SECURED NOTE.

24.    Agreed Tax Treatment
The Issuers agree, and by acquiring an interest in the Floating Rate Senior Secured Notes each beneficial owner of a Floating Rate Senior Secured Note agrees, to the U.S. federal income tax treatment described in Section 13.16 of the Senior Secured Notes Indenture.
25.    CUSIPs; ISINs
The Issuers have caused CUSIPs and ISINs to be printed on the Floating Rate Senior Secured Notes and have directed the Trustee to use CUSIPs and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Floating Rate Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuers shall furnish to any Holder of Floating Rate Senior Secured Notes upon written request and without charge to the Holder a copy of the Senior Secured Notes Indenture which has in it the text of this Floating Rate Senior Secured Note. Capitalized terms used but not defined herein shall have the meanings set forth in the Senior Secured Notes Indenture.

ASSIGNMENT FORM AND CERTIFICATE
To assign this Floating Rate Senior Secured Note, fill in the form below:
I or we assign and transfer this Floating Rate Senior Secured Note to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint agent to transfer this Floating Rate Senior Secured Note on the books of the Issuers. The agent may substitute another to act for him.
Date: ___________________    Your Signature: ___________________
Sign exactly as your name appears on the other side of this Original Floating Rate Senior Secured Note.
In connection with any transfer of any of the Floating Rate Senior Secured Notes evidenced by this form and certificate the undersigned confirms that such Floating Rate Senior Secured Notes are being transferred in accordance with its terms (including in accordance with all applicable securities laws of the States of the United States and other jurisdictions):
CHECK ONE BOX BELOW
¨    (1) in the United States to a person whom the undersigned reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) (“QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A;
¨    (2) outside the United States in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act to a person who is not a U.S. person (as defined in Regulation S under the Securities Act);
¨    (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder;
¨    (4) to the Registrar for registration in the name of the Holder, without transfer;
¨    (5) pursuant to an effective registration statement under the Securities Act; or
¨    (6) to the Issuers or any of their Subsidiaries.
Unless one of the boxes is checked, the Registrar shall refuse to register any of the Floating Rate Senior Secured Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (2) or (3) is checked, the Registrar shall be entitled to require, prior to registering any such transfer of the Floating Rate Senior Secured Notes, such legal opinions, certifications and other information as the Registrar and, if applicable, the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

___________________________
Signature

___________________________
Signature

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Floating Rate Senior Secured Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers, BP I and the

Senior Secured Note Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:__________________________    ________________________________
Notice:  To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SENIOR SECURED SECURITY
The initial principal amount of this Global Senior Secured Security is $______________. The following increases or decreases in this Global Senior Secured Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Senior Secured Security	Amount of increase in Principal Amount of this Global Senior Secured Security	Principal amount of this Global Senior Secured Security following such decrease or increase	Signature of authorized signatory of Trustee or Common Depositary

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Floating Rate Senior Secured Note purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Senior Secured Notes Indenture, check the box:

Asset Sale €	Change of Control €

If you want to elect to have only part of this Floating Rate Senior Secured Note purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Senior Secured Notes Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):
$
Date:         Your Signature:
(Sign exactly as your name appears on the other side of this Floating Rate Senior Secured Note)

EXHIBIT B

[FORM OF] JUNIOR LIEN INTERCREDITOR AGREEMENT
Dated as of
[●]
among
[CREDIT SUISSE AG],
as the First Lien Administrative Agent,
[THE BANK OF NEW YORK MELLON],
as the First Lien Trustee with respect to each First Lien Indenture,
[THE BANK OF NEW YORK MELLON and
WILMINGTON TRUST (LONDON) LIMITED],
each as a First Lien Collateral Agent,
[●],
as the Initial Second Lien Representative,
[●] and [●],
each as a Second Lien Collateral Agent,
REYNOLDS GROUP HOLDINGS LIMITED
and
each Additional Representative and each additional Collateral Agent from time to time party hereto

Page

ARTICLE I

Definitions

SECTION 1.01.	Construction; Certain Defined Terms 1
ARTICLE II

Collateral Lien Priorities

SECTION 2.01.	Relative Priorities 18

SECTION 2.02.	Prohibition on Contesting Liens 20

SECTION 2.03.	No New Second Priority Guarantees or Liens 20

SECTION 2.04.	Similar Security Documents Relating to Shared Collateral 20

SECTION 2.05.	Perfection of Liens 21
ARTICLE III

Enforcement

SECTION 3.01.	Exercise of Rights and Remedies 21

SECTION 3.02.	No Interference 23

SECTION 3.03.	Actions upon Breach 24
ARTICLE IV

Payments

SECTION 4.01.	Application of Proceeds 25

SECTION 4.02.	Payment Over 26

SECTION 4.03.	Certain Agreements with Respect to Invalid or Unenforceable Liens 26

SECTION 4.04.	First Lien Agents Attorney-in-Fact 26

SECTION 4.05.	Existence and Amounts of Liens and Obligations 27
ARTICLE V

Insolvency or Liquidation Proceedings

SECTION 5.01.	DIP Financing 27

SECTION 5.02.	Post-Petition Interest 30

SECTION 5.03.	Certain Voting Matters 30

SECTION 5.04.	Enforceability 31

SECTION 5.05.	Certain Actions Permitted 31

SECTION 5.06.	First Lien Obligations Unconditional 33

SECTION 5.07.	Junior Priority Obligations Unconditional 34

SECTION 5.08.	Adequate Protection 34

SECTION 5.09.	Reorganization Securities and Other Plan-Related Issues 35

SECTION 5.10.	Additional Provisions Regarding Non-U.S. Insolvency or Liquidation Proceedings 35
ARTICLE VI

Other Agreements

SECTION 6.01.	Amendments to First Lien Credit Documents 37

SECTION 6.02.	Amendments to Second Lien Credit Documents 38

SECTION 6.03.	Legends 39

SECTION 6.04.	Automatic Release of Second Priority Liens; Distressed Disposals 39

SECTION 6.05.	Reinstatement 42

SECTION 6.06.	Insurance 42

i

(continued)
Page

SECTION 6.07.	Refinancings 42

SECTION 6.08.	Possessory Collateral Agent as Gratuitous Bailee for Perfection 43

SECTION 6.09.	Further Assurances 44

SECTION 6.10.	Separate Liens and Classifications 45
ARTICLE VII

Agents

SECTION 7.01.	Certain Limitations and Authorizations 45

SECTION 7.02.	Exculpatory Provisions 47

SECTION 7.03.	Reliance by Collateral Agents 53

SECTION 7.04.	Delegation of Duties 53

SECTION 7.05.	Resignation of Collateral Agents 55

SECTION 7.06.	Non-Reliance on Information 56

SECTION 7.07.	Rights as a Secured Party 56

SECTION 7.08.	Authorization to Release 57

SECTION 7.09.	Indemnity 57
ARTICLE VIII

Miscellaneous

SECTION 8.01.	Notices 57

SECTION 8.02.	Waivers; Amendment 58

SECTION 8.03.	Additional Loan Party Acknowledgments 60

SECTION 8.04.	Additional Obligations 60

SECTION 8.05.	Subrogation 62

SECTION 8.06.	Agency Capacities 62

SECTION 8.07.	Parties in Interest 62

SECTION 8.08.	Survival of Agreement 62

SECTION 8.09.	Binding on Successors and Assigns 63

SECTION 8.10.	No Third Party Beneficiaries; Successors and Assigns 63

SECTION 8.11.	Nature of First Lien Secured Party Claims 63

SECTION 8.12.	Counterparts 64

SECTION 8.13.	Severability 64

SECTION 8.14.	Governing Law; Jurisdiction; Consent to Service of Process 64

SECTION 8.15.	Submission to Jurisdiction Waivers 64

SECTION 8.16.	Waiver of Jury Trial 65

SECTION 8.17.	Headings 65

SECTION 8.18.	Conflicts 65

SECTION 8.19.	Provisions Solely To Define Relative Rights 65

SECTION 8.20.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 66

ANNEX A     FIRST LIEN CREDIT AGREEMENT TERMS
ANNEX B        JOINDER
ANNEX C        LEGENDS

ii

JUNIOR LIEN INTERCREDITOR AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of [●], among [CREDIT SUISSE AG], as administrative agent for the First Lien Credit Agreement Secured Parties (as defined below) (in such capacity, and together with its successors in such capacity, the “First Lien Administrative Agent”), [THE BANK OF NEW YORK MELLON], as trustee for each Series of First Lien Indenture Secured Parties (each as defined below) (in such capacity, and together with its successors in such capacity, the “First Lien Trustee”), [THE BANK OF NEW YORK MELLON] and [WILMINGTON TRUST (LONDON) LIMITED], each as a First Lien Collateral Agent (as defined below), [●], as [representative] for the Initial Second Lien Secured Parties (as defined below) (in such capacity, and together with its successors in such capacity, the “Initial Second Lien Representative”), [●] and [●], each as a Second Lien Collateral Agent (as defined below), REYNOLDS GROUP HOLDINGS LIMITED (together with its successors and assigns, “Holdings”), each Additional Representative and each additional Collateral Agent from time to time party hereto, in each case, for the Secured Parties (each as defined below) with respect to which it is acting in such capacity.
In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Administrative Agent (for itself and on behalf of the First Lien Credit Agreement Secured Parties), the First Lien Trustee (for itself and on behalf of each Series of First Lien Indenture Secured Parties), each Additional Representative (for itself and on behalf of the Secured Parties with respect to which it is acting in such capacity), each First Lien Collateral Agent (for itself and on behalf of the First Lien Secured Parties), each Second Lien Collateral Agent (for itself and on behalf of the Second Lien Secured Parties), Holdings and, by their acknowledgment hereof, each Loan Party (as defined below) (other than Holdings), agree as follows:
ARTICLE I

Definitions
SECTION 1.01.
    Construction; Certain Defined Terms. (a)  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall, unless expressly stated otherwise, be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement unless the context requires otherwise, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
(b)
    Any references herein to provisions of the Bankruptcy Code, and the use of concepts or terms that find meaning in connection therewith (e.g., “debtor-in-possession”) shall, unless expressly stated otherwise, be deemed to refer as well to similar provisions, concepts or terms under any other Bankruptcy Law. Any references herein to a security interest being “perfected” shall be deemed to refer to perfection under the UCC of any US Jurisdiction and to similar provisions, concepts or terms under the law of any other jurisdiction (it being understood that in jurisdictions where no such similar provisions, concepts or terms exist, the term “perfected” shall not be given any effect hereunder).
(c)
    In the event the Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such Obligations or the Credit Documents governing such Obligations shall refer to such obligations or documents as so modified.
(d)
    Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the First Lien Intercreditor Agreement or, if not defined therein or included in Annex A attached hereto, in the First Lien Credit Agreement.
(e)
    As used in this Agreement, the following terms have the meanings specified below:
“Additional First Lien Agreement” means any indenture, credit agreement or other agreement, document or instrument, if any, pursuant to which any Grantor has incurred or will incur, or evidencing the incurrence by any Grantor of, Additional First Lien Obligations, and shall include each “Additional Agreement” as defined in the First Lien Intercreditor Agreement; provided that in each case, the Indebtedness and other obligations thereunder have been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.04(a).
“Additional First Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional First Lien Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any Insolvency or Liquidation Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding, including any “Additional Obligations” as defined in the First Lien Intercreditor Agreement, that in each case, have been designated as Additional First Lien Obligations pursuant to and in accordance with Section 8.04(a); provided further that Additional First Lien Obligations shall not include any First Lien Credit Agreement Obligations or First Lien Indenture Obligations.
“Additional First Lien Representative” means, in the case of any Additional First Lien Obligations and the Additional First Lien Secured Parties in respect thereof, each trustee, administrative agent and similar agent that is named as the First Lien Representative in respect of such Additional First Lien Obligations in the applicable Joinder, together with its successors and assigns in such capacity.
“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations and any Additional First Lien Representative with respect thereto.
“Additional Representative” means each Additional First Lien Representative and each Additional Second Lien Representative.
“Additional Second Lien Agreement” means any indenture, credit agreement or other agreement, document or instrument, if any, pursuant to which any Grantor has incurred or will incur, or evidencing the incurrence by any Grantor of, Additional Second Lien Obligations; provided that, in each case, the Indebtedness and other obligations thereunder have been designated as Additional Second Lien Obligations pursuant to and in accordance with Section 8.04(a).
“Additional Second Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional Second Lien Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any Insolvency or Liquidation Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding, in each case, that have been designated as Additional Second Lien Obligations pursuant to and in accordance with Section 8.04(a); provided that Additional Second Lien Obligations shall not include any Initial Second Lien Obligations.
“Additional Second Lien Representative” means, in the case of any Additional Second Lien Obligations and the Additional Second Lien Secured Parties in respect thereof, each trustee, administrative agent and similar agent that is named as the Second Lien Representative in respect of such Additional Second Lien Obligations in the applicable Joinder, together with its successors and assigns in such capacity.
“Additional Second Lien Secured Party” means the holders of any Additional Second Lien Obligations and any Additional Second Lien Representative with respect thereto.
“Additional Secured Parties” means the Additional First Lien Secured Parties and the Additional Second Lien Secured Parties.
“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Applicable First Lien Representative” means the “Applicable Representative” as defined in the First Lien Intercreditor Agreement.
“Applicable Representative” means the Applicable First Lien Representative or, after the Junior Standstill Period (unless and until (a) any First Lien Secured Party shall have commenced (or attempted to commence or given notice of its intent to commence) any Collateral Enforcement Action with respect to the Shared Collateral (including seeking relief from the automatic stay or any other stay in any Insolvency Proceeding) and is diligently pursuing the same, and such Second Lien Collateral Agent and/or Second Lien Secured Party has notice of such commencement or attempt to commence and (B) no Grantor which has granted a Lien on Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding), the Applicable Second Lien Representative.
“Applicable Second Lien Agreement” means the Initial Second Lien Agreement or the Additional Second Lien Agreement under which the Applicable Second Lien Representative is the Second Lien Representative.

2

“Applicable Second Lien Representative” means (a) if at any time there is only one outstanding Series of Second Lien Obligations, the Second Lien Representative with respect to such Series, and (b) at any time when clause (a) does not apply, the Second Lien Representative with respect to the Series of Second Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Second Lien Obligations.

“Appropriated Equity Interests” has the meaning set forth in the definition of Distressed Disposal.
“Appropriation” means the appropriation (or similar process) of the Equity Interests of any Non-US Loan Party or parent thereof (other than Holdings) by a First Lien Agent (or any delegate thereof or a receiver, a receiver and manager or an administrative receiver with respect to any Collateral) which is effected (to the extent permitted under the relevant Security Document and applicable law) by any Collateral Enforcement Action.
“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership or similar law, including laws for the relief of debtors.
“Collateral” means the First Lien Collateral and the Second Lien Collateral.
“Collateral Agent” means (a) each First Lien Collateral Agent and (b) each Second Lien Collateral Agent.
“Collateral Enforcement Action” means any action under applicable law to: (a) foreclose, execute, levy or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license or otherwise exercise or enforce remedial rights with respect to Collateral (including (i) by way of set-off, notification of a public or private sale or other disposition under the Uniform Commercial Code or other applicable law, notification to account debtors, notification to third parties under control agreements, or exercise of rights under landlord or bailee consents or similar arrangements, if applicable and (ii) making determinations regarding the release, disposition or restrictions with respect to Collateral), (b) solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting and selling Collateral, (c) credit bid or receive a transfer of Collateral in satisfaction of any Obligations secured thereby, (d) cause the crystallisation of any floating charge forming part of the applicable Lien, (e) exercise voting rights in respect of Equity Interests comprising Collateral, (f) otherwise enforce any Lien or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to any Credit Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral, including seeking relief from or modification of an automatic stay or any other stay in an Insolvency or Liquidation Proceeding, to facilitate the actions described in the preceding clauses (a), (b), (c), (d) or (e)) or (g) commence or join in the filing of a petition for the commencement of, an Insolvency or Liquidation Proceeding against the owner of Collateral.
“Controlled Collateral” means Collateral that is in the control (within the meaning of Sections 8-106, 9-104 and 9-106 of the UCC) of a Collateral Agent (or its agents or bailees) to the extent that control thereof perfects a Lien thereon under the UCC as in effect in any US Jurisdictions. Controlled Collateral includes Investment Property, Deposit Accounts and Letter of Credit Rights. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.
“Credit Document” means each First Lien Credit Document and each Second Lien Credit Document.
“Delegating Collateral Agent” has the meaning assigned to such term in Section 7.04(a).
“Debt Sale” means, with respect to any Non-US Loan Party, a sale, assignment, transfer or other disposition of any Related Rights of the Secured Parties with respect to all Obligations owed by such Non-US Loan Party and any Subsidiary of such Non-US Loan Party (other than, unless otherwise consented to by the Applicable First Lien Representative, any Related Rights of the Applicable First Lien Representative in its capacity as such).
“Debt Sale Loan Parties” means any Non-US Loan Party whose Equity Interests are Appropriated Equity Interests and each Subsidiary of such Non-US Loan Party.
“DIP Financing” has the meaning assigned to such term in Section 5.01(b).
“Discharge of First Lien Obligations” means, subject to Section 6.05, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all

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Indebtedness outstanding under the First Lien Credit Documents (other than the First Lien Non-Bank Credit Documents), (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (or, with respect to any First Lien Obligations owing under any First Lien Non-Bank Credit Document, establishment of arrangements satisfactory to the applicable counterparty to such First Lien Non-Bank Credit Document), (c) cancellation of or the entry into arrangements satisfactory to the applicable issuing banks with respect to all letters of credit issued and outstanding under the First Lien Credit Documents, (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the First Lien Credit Documents and (e) adequate provision satisfactory to the First Lien Secured Parties having been made for any contingent or unliquidated First Lien Obligations related to claims, causes of action or liabilities that have been asserted by any First Lien Secured Parties and for which reimbursement or indemnification is required under the First Lien Credit Documents; provided that the Discharge of First Lien Obligations shall be deemed to not have occurred in connection with (i) a Refinancing of the First Lien Credit Agreement Obligations with a Subsequent First Lien Credit Agreement or (ii) a Refinancing of any other Series of First Lien Obligations pursuant to Section 6.07.
“Distressed Disposal” means a disposal of the Equity Interests issued by a Non-US Loan Party (or a parent thereof (other than Holdings)) or of an asset of a Non-US Loan Party that is effected by or at the instruction, or with the written consent, of the Applicable First Lien Representative upon or after the occurrence of a First Lien Event of Default in connection with an Appropriation or any other Collateral Enforcement Action with respect to such Equity Interests (such Equity Interests, “Appropriated Equity Interests”) or other assets.
“Enforcement Action” means to:

(a)	recover all or any part of any Obligations (including by exercising any rights of set-off or combination of accounts);

(b)	exercise or enforce any rights under or pursuant to any guarantee, indemnity or other similar assurance against loss given by any Loan Party in respect of any Obligations; and
(c)
    take any Collateral Enforcement Action;
provided that the following shall not constitute Enforcement Actions:

(i)
the bringing of legal proceedings against any Person (A) in connection with any securities violation or common law fraud or (B) to restrain any actual or putative breach of the relevant Second Lien Credit Documents or for specific performance with no claim for damages; or

(ii)
the making of allegations of material misstatements or omissions in connection with the offering materials relating to any Second Lien Obligations owing to or in reports furnished to the Second Lien Secured Parties that are holders of notes in connection with Second Lien Credit Documents in the form of indentures or any exchange on which any securities are listed by any Loan Party pursuant to information and reporting requirements under any such Second Lien Credit Documents.

“Event of Default” means a First Lien Event of Default or a Second Lien Event of Default.
[“Existing Intercreditor Agreement” means each of (a) the Intercreditor Agreement dated as of May 11, 2007, as amended and restated as of November 5, 2009 and amended as of November 5, 2010, among Holdings, Beverage Packaging Holdings (Luxembourg) I S.A. (“BP I”), the senior lenders identified therein, the secured local facility providers identified therein, and The Bank of New York Mellon and Credit Suisse AG, in their various agent and First Lien Trustee capacities thereunder and (b) the Intercreditor Agreement dated as of November 15, 2013, among Holdings, BP I, the other obligors signatory thereto, Credit Suisse AG, as administrative agent, and The Bank of New York Mellon, as High Yield Noteholders Trustee.]
[“February 2011 Senior Secured Note Indenture” means the senior secured note Indenture dated as of February 1, 2011, among the U.S. Issuers, the Luxembourg Issuer, the other Loan Parties party thereto, and the First Lien Trustee.]
“First Lien Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

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“First Lien Agent” means (a) the Applicable First Lien Representative and (b) each First Lien Collateral Agent in each case acting in accordance with Section 3.01(e).
“First Lien Collateral” means all assets and properties subject to, or purported under the terms of any First Lien Security Document to be made subject to, Liens securing any First Lien Obligations, including “Collateral” as defined in the First Lien Intercreditor Agreement and any other assets and properties subject to a Lien securing First Lien Obligations, whether acquired by possession, statute, operation of law, subrogation or otherwise (including any judgment lien and any Lien acquired pursuant to Section 5.08 or otherwise in connection with an Insolvency or Liquidation Proceeding).
“First Lien Collateral Agent” means each of (a) [The Bank of New York Mellon], in its capacity as collateral agent for the First Lien Secured Parties with respect to certain First Lien Collateral, (b) [Wilmington Trust (London) Limited], in its capacity as collateral agent for the First Lien Secured Parties with respect to certain First Lien Collateral, (c) each other Collateral Agent acceptable to Holdings and each First Lien Representative that executes a joinder in a form acceptable to Holdings, each First Lien Representative and the Applicable Second Lien Representative pursuant to which it accedes to this Agreement as a co-collateral agent or additional or separate collateral agent with respect to all or any portion of the First Lien Collateral and (d) each successor to any of the foregoing.
“First Lien Credit Agreement” means [the Fourth Amended and Restated Credit Agreement, dated as of [●], 2016, among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC, Pactiv LLC, Holdings, the other Borrowers set forth therein, the lenders from time to time parties thereto, Credit Suisse AG, as First Lien Administrative Agent and the other parties thereto,] or a Subsequent First Lien Credit Agreement.
“First Lien Credit Agreement Obligations” means the “Bank Obligations” as defined in the First Lien Credit Agreement or the applicable definition designated by Holdings as being its equivalent in any Subsequent First Lien Credit Agreement.
“First Lien Credit Agreement Secured Parties” means the “Bank Secured Parties” as defined in the First Lien Credit Agreement or the applicable definition designated by Holdings as being its equivalent in any Subsequent First Lien Credit Agreement.
“First Lien Credit Documents” means (a) the “Loan Documents” as defined in the First Lien Credit Agreement or the applicable definition designated by Holdings as being its equivalent in any Subsequent First Lien Credit Agreement, (b) the [“Note Documents” or “Senior Secured Note Documents”], as applicable, as defined in each First Lien Indenture, (c) each First Lien Non-Bank Credit Document and (d) each Additional First Lien Agreement.
“First Lien Event of Default” means each “Event of Default” as defined in the First Lien Intercreditor Agreement.
“First Lien Indenture” means [each of the February 2011 Senior Secured Note Indenture, the September 2012 Senior Secured Note Indenture and the June 2016 Senior Secured Notes Indenture].
“First Lien Indenture Obligations” means the “Secured Obligations” as defined in each First Lien Indenture.
“First Lien Indenture Secured Parties” means the “Secured Parties” as defined in each First Lien Indenture.
[“First Lien Intercreditor Agreement” means the Intercreditor Agreement dated as of November 5, 2009, as amended as of January 21, 2010, among the First Lien Administrative Agent, the First Lien Trustee, the First Lien Collateral Agents, the Grantors party thereto and each additional representative from time to time party thereto.]
“First Lien Non-Bank Credit Documents” means each Hedging Agreement with each Hedge Provider and each agreement or document governing each Local Facility or under which any Cash Management Obligation is incurred, in each case to the extent the obligations thereunder are secured by the First Lien Security Documents.
“First Lien Obligations” means (a) the First Lien Credit Agreement Obligations, (b) each Series of First Lien Indenture Obligations and (c) the Additional First Lien Obligations.
“First Lien Representative” means each of the First Lien Administrative Agent, the First Lien Trustee and each Additional First Lien Representative.
“First Lien Secured Parties” means (a) the First Lien Credit Agreement Secured Parties, (b) the First Lien Indenture Secured Parties and (c) the Additional First Lien Secured Parties.

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“First Lien Security Documents” means each agreement, instrument or other document entered into in favor of a First Lien Collateral Agent or a First Lien Collateral Agent and any of the other First Lien Secured Parties, for purposes of securing any First Lien Obligations.
“First Lien Series” means (a) with respect to the First Lien Secured Parties, each of the First Lien Credit Agreement Secured Parties (in their capacities as such), the First Lien Indenture Secured Parties with respect to each First Lien Indenture (in their capacities as such) and the Additional First Lien Secured Parties that become subject to this Agreement that are represented by a common First Lien Representative and (b) with respect to any First Lien Obligations, each of the First Lien Credit Agreement Obligations, the First Lien Indenture Obligations with respect to each First Lien Indenture and the Additional First Lien Obligations, the holders of which, pursuant to any Joinder, are to be represented by a common Additional First Lien Representative.
“First Lien Trustee” has the meaning assigned to such term in the introductory paragraph to this Agreement.
“First Priority Lien” means any Lien on the Collateral to secure the First Lien Obligations, whether created under the First Lien Security Documents or acquired by possession, statute, operation of law, subrogation or otherwise (including any judgment lien and any Lien acquired pursuant to Section 5.08 or otherwise in connection with an Insolvency or Liquidation Proceeding).
“Grantors” means Holdings and any other Person that has granted a security interest pursuant to any Security Document to secure any Obligations.
“Guarantee” means any guarantee of any First Lien Obligations or any Second Lien Obligations.
“Guarantor” means Holdings and any other Person that has provided a Guarantee.
“Holdings” means Reynolds Group Holdings Limited, a New Zealand limited liability company.
“HY Noteholders Trustee” means the “HY Noteholders Trustee” as defined in each Existing Intercreditor Agreement.
“HY Noteholders Trustee Amounts” means the “HY Noteholders Trustee Amounts” as defined in each Existing Intercreditor Agreement.
“HY Notes” means the “HY Notes” as defined in each Existing Intercreditor Agreement.
“Initial Second Lien Agreement” means [●].
“Initial Second Lien Obligations” means “[●]” as defined in the Initial Second Lien Agreement and any other advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Initial Second Lien Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any Insolvency or Liquidation Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding.
“Initial Second Lien Representative” has the meaning set forth in the introductory paragraph to this Agreement.
“Initial Second Lien Secured Parties” means “[●]” as defined in the Initial Second Lien Agreement.
“Insolvency or Liquidation Proceeding” means:

(a)
any case commenced by or against any Loan Party under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Loan Party, any receivership or assignment for the benefit of creditors relating to any Loan Party or any similar case or proceeding relative to any Loan Party or its creditors, as such, in each case whether or not voluntary;

(b)	any liquidation, dissolution or other winding up of or relating to any Loan Party, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency;

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(c)
any other proceeding of any type or nature in which substantially all claims of creditors of any Loan Party are determined and any payment or distribution is or may be made on account of such claims; or

(d)	any corporate action, legal proceeding or other procedure or step taken in connection with:

(i)
the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration or reorganization (whether by voluntary arrangement, scheme of arrangement or otherwise) of a Loan Party,

(ii)	a composition, compromise, assignment or arrangement or any similar arrangement with any creditor of any Loan Party, or

(iii)	the appointment of a liquidator, receiver, administrative receiver, compulsory manager or other similar officer in respect of a Loan Party.
“Joinder” means a document, substantially in the form attached hereto as Annex B, required to be delivered by a Representative to the Collateral Agents and each other Representative pursuant to (a) Section 8.04, in order to create a Series of Additional First Lien Obligations or Additional Second Lien Obligations, or (b) Section 6.07.
[“June 2016 Senior Secured Notes Indenture” means the senior secured note Indenture dated as of June [●], 2016, among the U.S. Issuers, the Luxembourg Issuer, the other Loan Parties party thereto and the First Lien Trustee.]
“Junior Standstill Period” has the meaning assigned to such term in Section 3.01(b).
“Lien” means, with respect to any asset, any mortgage, lien (statutory or other), pledge, charge, hypothecation, assignment, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).
“Lien Priority” shall mean, with respect to any Lien of a Secured Party in Shared Collateral, the order of priority of such Lien as specified in Section 2.01.
“Loan Party” means each of Holdings, each Grantor and each Guarantor.
“Main Credit Document” means each of the Credit Agreement, each First Lien Indenture, each Additional First Lien Agreement and each Additional Second Lien Agreement.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-US Insolvency or Liquidation Proceeding” means, with respect to any Loan Party, an Insolvency or Liquidation Proceeding commenced with respect to such Loan Party under the laws of a jurisdiction other than a US Jurisdiction.
“Non-US Loan Party” means a Loan Party other than a US Loan Party.
“Non-US Loan Party Collateral” means any Collateral granted by a Non-US Loan Party.
“Obligations” means the First Lien Obligations and the Second Lien Obligations.
“Possessory Collateral” means any Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code as in effect in any US Jurisdiction or the law of any non-US jurisdiction. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of such Collateral Agent

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under the terms of the US Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.
“Possessory or Controlled Collateral” means, collectively, Possessory Collateral and Controlled Collateral.
“Proceeds” means (a) all “proceeds” as defined in Article 9 of the UCC and (b) whatever is recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily, including any additional or replacement collateral provided during any Insolvency or Liquidation Proceeding and any payment or property received in any Insolvency or Liquidation Proceeding on account of any “secured claim” (within the meaning of section 506(b) of the Bankruptcy Code or similar Bankruptcy Law).
“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement or instrument. “Refinanced” and “Refinancing” have correlative meanings.
“Related Rights” means, with respect to any Secured Party, such Secured Party’s (a) rights to receive payment of the Obligations by any Loan Party under the applicable Credit Documents, including (i) any claim arising in respect of any refinancing, novation, deferral or extension of the applicable Credit Documents and Obligations, (ii) any claim of such Secured Party against such Loan Party for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any applicable Credit Document by such Loan Party, (iii) any claim for damages or restitution under the applicable Credit Documents and (iv) any claim as a result of any recovery by such Loan Party of any payment on the grounds of preference or otherwise and (b) rights to any amounts that would be included in clause (a) but for the discharge, non-provability, unenforceability or non-allowance of such amounts in any Insolvency or Liquidation Proceeding or other proceeding.
“Representative” means each First Lien Representative and each Second Lien Representative.
“Second Lien Collateral” means all assets and properties subject to, or purported under the terms of any Second Lien Security Document to be made subject to, Liens securing any Second Lien Obligations and any other assets and properties subject to a Lien securing Second Lien Obligations, whether acquired by statute, operation of law, subrogation or otherwise (including any judgment lien and Liens acquired pursuant to Section 5.08 or otherwise in connection with an Insolvency or Liquidation Proceeding).
“Second Lien Collateral Agent” means each of (a) [●], in its capacity as collateral agent for the Second Lien Secured Parties with respect to certain Second Lien Collateral, (b) [●], in its capacity as collateral agent for the Second Lien Secured Parties with respect to certain Second Lien Collateral, (c) each other Collateral Agent acceptable to Holdings and each Second Lien Representative that executes a joinder in a form acceptable to Holdings, each Second Lien Representative and the Applicable Second Lien Representative pursuant to which it accedes to this Agreement as a co-collateral agent or additional or separate collateral agent with respect to all or any portion of the Second Lien Collateral and (d) each successor to any of the foregoing.
“Second Lien Credit Documents” means the Initial Second Lien Agreement, each Additional Second Lien Agreement, the Second Lien Security Documents, this Agreement and any other intercreditor agreement to which more than one Series of Second Lien Obligations is subject.
“Second Lien Event of Default” means, with respect to any Series of Second Lien Obligations, any “Event of Default” under and as defined in the Second Lien Credit Documents relating to such Series; provided that any notice, lapse of time or other condition precedent to the occurrence of such Event of Default in the relevant instrument shall have been satisfied.
“Second Lien Obligations” means (a) the Initial Second Lien Obligations and (b) the Additional Second Lien Obligations.
“Second Lien Permitted Actions” has the meaning set forth in Section 5.05(a).
“Second Lien Representative” means (a) the Initial Second Lien Representative and (b) each Additional Second Lien Representative.
“Second Lien Secured Parties” means (a) the Initial Second Lien Secured Parties and (b) the Additional Second Lien Secured Parties.

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“Second Lien Security Documents” means each agreement, instrument or other document entered into in favor of a Second Lien Collateral Agent or Second Lien Collateral Agent and any of the other Second Lien Secured Parties, for purposes of securing any Second Lien Obligations.
“Second Lien Series” means (a) with respect to the Second Lien Secured Parties, each of the Initial Second Lien Secured Parties (in their capacities as such) and the Additional Second Lien Secured Parties that become subject to this Agreement that are represented by a common Second Lien Representative and (b) with respect to any Second Lien Obligations, each of the Initial Second Lien Obligations and the Additional Second Lien Obligations, the holders of which, pursuant to any Joinder, are to be represented by a common Additional Second Lien Representative.
“Second Priority Lien” means any Lien on the Collateral to secure the Second Lien Obligations, whether created under the Second Lien Security Documents or acquired by possession, statute, operation of law, subrogation or otherwise (including any judgment lien and any Lien acquired pursuant to Section 5.08 or otherwise in connection with an Insolvency or Liquidation Proceeding).
“Secured Parties” means the First Lien Secured Parties and the Second Lien Secured Parties.
“Security Document” means each First Lien Security Document and each Second Lien Security Document.
[“September 2012 Senior Secured Note Indenture” means the senior secured note Indenture dated as of September 28, 2012, among the U.S. Issuers, the Luxembourg Issuer, the other Loan Parties party thereto and the First Lien Trustee.]
“Series” means each First Lien Series and each Second Lien Series.
“Shared Collateral” means, at any time, (a) Collateral in which a First Lien Collateral Agent or the holders of First Lien Obligations under at least one Series of First Lien Obligations (or their Representatives) and a Second Lien Collateral Agent or the holders of Second Lien Obligations under at least one Series of Second Lien Obligations (or their Representatives) hold a security interest or Lien at such time and (b) in furtherance of [Sections 2.04 and 5.01(c)], all Second Lien Collateral.
“Subsequent First Lien Credit Agreement” means the “Subsequent Credit Agreement” as defined in the First Lien Intercreditor Agreement to the extent designated in writing by Holdings to each Collateral Agent and Representative as the “Subsequent First Lien Credit Agreement” for purposes of this Agreement.
“Transferred Rights” means Related Rights of the applicable Secured Parties sold, assigned, transferred or otherwise disposed of in connection with a Debt Sale.
“UCC” or “Uniform Commercial Code” means the New York UCC; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any US Jurisdiction other than New York, “UCC” or “Uniform Commercial Code” shall mean those personal property security laws as in effect in such other jurisdiction for the purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.
“US Insolvency or Liquidation Proceeding” means, with respect to any Grantor, an Insolvency or Liquidation Proceeding commenced with respect to such Grantor under the laws of a US Jurisdiction.
“US Jurisdiction” means the United States, each State, territory and possession thereof and the District of Columbia.
“US Loan Party” means a Loan Party organized under the laws of a US Jurisdiction.
(f)
    In this Agreement in connection with any Dutch entity, a reference to:
(i)
    a necessary action to authorize, where applicable, includes, without limitation, (a) any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden) and (b) obtaining unconditional positive advice (advies) from each competent works council;
(ii)
    an Insolvency or Liquidation Proceeding includes a Dutch entity being: (a) declared bankrupt (failliet verklaard) or (b) dissolved (ontbonden);

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(iii)
    a moratorium includes surseance van betaling and being granted a moratorium includes surseance verleend;
(iv)
    a trustee in bankruptcy includes a curator;
(v)
    an administrator includes a bewindvoerder;
(vi)
    a receiver or an administrative receiver does not include a curator or bewindvoerder; and
(vii)
    an attachment includes a beslag.
ARTICLE II

Collateral Lien Priorities
SECTION 2.01.
    Relative Priorities. (a) Notwithstanding the time, date, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien (or any actual or alleged defect in any of the foregoing), how any Second Priority Lien or First Priority Lien was acquired (whether by grant, possession, statute, operation of law, subrogation or otherwise), and notwithstanding any provision of the UCC as in effect in any US Jurisdiction, or any other applicable law or the provisions of any Security Document or any other Credit Document or any other circumstance whatsoever, the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Obligations has not occurred, (i) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens and (ii) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens. So long as the Discharge of First Lien Obligations has not occurred, the First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of Holdings, any other Grantor or any other Person.
(b)    Calculations by any Collateral Agent, any Representative, and any other Secured Parties under this Agreement of amounts of Obligations outstanding shall be made using the Dollar Equivalent of all such amounts.
(c)    Each First Lien Collateral Agent (including each additional First Lien Collateral Agent representing Additional First Lien Secured Parties), for and on behalf of itself and the First Lien Secured Parties it represents, acknowledges and agrees that (i) each Second Lien Collateral Agent, for the benefit of itself and the Second Lien Secured Parties it represents, has been granted Second Priority Liens upon the Shared Collateral, and each First Lien Collateral Agent hereby consents thereto to the extent such Second Priority Liens are subject to the Lien Priorities set forth herein, (ii) one or more Second Lien Collateral Agents, each on behalf of itself and any Additional Second Lien Secured Parties represented thereby, may be granted Second Priority Liens upon the Shared Collateral, and each First Lien Collateral Agent hereby consents thereto to the extent such Second Priority Liens are subject to the Lien Priorities set forth herein and (iii) subject to the First Lien Intercreditor Agreement, one or more other First Lien Collateral Agents, on behalf of itself and any Additional First Lien Secured Parties or other First Lien Secured Parties it represents, may be granted First Priority Liens upon the First Priority Collateral in which such First Lien Collateral Agent has or is being granted First Priority Liens, and such First Lien Collateral Agent hereby consents thereto, to the extent such First Priority Liens are subject to the First Lien Intercreditor Agreement.
(d)    Each Second Lien Collateral Agent, for and on behalf of itself and the Second Lien Secured Parties it represents, acknowledges and agrees that (i) each First Lien Collateral Agent, for the benefit of itself and the First Lien Secured Parties it represents, has been granted (or may be granted in the case of any additional First Lien Collateral Agent representing any Additional First Lien Secured Parties or other First Lien Secured Parties) First Priority Liens upon all of the Collateral in which any Second Lien Collateral Agent has been granted (or may be granted) Second Priority Liens, and each Second Lien Collateral Agent hereby consents thereto, (ii) one or more additional Second Lien Collateral Agents, each on behalf of itself and any Additional Second Lien Secured Parties or other Second Lien Secured Parties represented thereby, may be granted Second Priority Liens upon all of the Collateral in which such Second Lien Collateral Agent has been granted Second Priority Liens, and each Second Lien Collateral Agent hereby consents thereto and (iii) one or more other Second Lien Collateral Agents, on behalf of itself and any Additional Second Lien Secured Parties or other Second

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Lien Secured Parties it represents, may be granted Second Priority Liens upon the Second Priority Collateral in which such Second Lien Collateral Agent has or is being granted Second Priority Liens, and such Second Lien Collateral Agent hereby consents thereto.
SECTION 2.02.
    Prohibition on Contesting Liens. Each First Lien Collateral Agent and each First Lien Representative, on behalf of itself and on behalf of the other First Lien Secured Parties it represents, and each Second Lien Collateral Agent and each Second Lien Representative, on behalf of itself and on behalf of the other Second Lien Secured Parties it represents, agrees that it will not, and hereby waives any right to, contest or join or otherwise support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the existence, priority, perfection, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any other First Lien Secured Party and the Second Lien Collateral Agent or any other Second Lien Secured Party to enforce this Agreement, including the priority of the Liens securing the First Lien Obligations or Second Lien Obligations, as applicable, or the provisions for exercise of remedies.
SECTION 2.03.
    No New Second Priority Guarantees or Liens. (a) The parties hereto agree that, so long as the Discharge of the First Lien Obligations has not occurred, none of the Second Lien Collateral Agents, Second Lien Representatives or other Second Lien Secured Parties shall acquire or hold (x) any guarantee of Second Lien Obligations by any Person unless such Person also provides a guarantee of the First Lien Obligations, or (y) any Lien on any assets of any Person securing any Second Lien Obligation which assets are not also subject to a valid and perfected Lien of a First Lien Collateral Agent under the First Lien Security Documents, subject to the First Lien Intercreditor Agreement and the Lien Priority set forth herein.
(b)
    To the extent that the provisions of Section 2.03(a) are not complied with for any reason, without limiting any other right or remedy available to any First Lien Collateral Agent or the other First Lien Secured Parties, each Second Lien Collateral Agent and Second Lien Representative agrees, for itself and on behalf of the other Second Lien Secured Parties, that any Proceeds received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted or obligation incurred in contravention of Section 2.03(a) shall be subject to Section 4.02.
SECTION 2.04.
    Similar Security Documents Relating to Shared Collateral. The parties hereto acknowledge and agree that it is their intention that the First Lien Security Documents and the Second Lien Security Documents be identical to the extent securing Shared Collateral. In furtherance of the foregoing, the parties hereto agree:
(b)    to cooperate in good faith in order to determine, upon any reasonable request by the Applicable First Lien Representative, the specific assets included in the Second Lien Collateral, the steps taken to perfect the Second Priority Liens thereon and the identity of the respective parties obligated under the Second Lien Credit Documents; and
(c)    that the documents, agreements and instruments creating or evidencing the Second Priority Liens on the Shared Collateral shall be in all material respects in the same form as the documents, agreements and instruments creating or evidencing the First Priority Liens on the Shared Collateral, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby, and other matters contemplated by this Agreement.
SECTION 2.05.
    Perfection of Liens. Except for the agreements of the First Lien Collateral Agents and the Second Lien Collateral Agents pursuant to Section 6.08, (a) no First Lien Collateral Agent or First Lien Secured Party shall be responsible for perfecting or maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of any Second Lien Collateral Agent or other Second Lien Secured Party and (ii) no Second Lien Collateral Agent or Second Lien Secured Party shall be responsible for perfecting or maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of any First Lien Collateral Agent or other First Lien Secured Party. Nothing in this Agreement shall impose on any First Lien Collateral Agent or any First Lien Secured Party any obligations to any Second Lien Secured Party in respect of the disposition of Proceeds of any Shared Collateral which would conflict with any prior perfected claims in such Proceeds in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

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ARTICLE III

Enforcement
SECTION 3.01.
    Exercise of Rights and Remedies. (a) Subject to subsection (b) below, so long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced, the First Lien Agents and, subject to the First Lien Intercreditor Agreement, the other First Lien Secured Parties, shall have the exclusive right to take, commence or seek to commence and maintain or seek to maintain any Collateral Enforcement Action and, with respect to Obligations of any Non-US Loan Party, any other Enforcement Action, and may do so, in each case, without any consultation with or the consent of any Second Lien Collateral Agent or any other Second Lien Secured Party.
(b)    Except for the Second Lien Permitted Actions, which for the avoidance of doubt shall be allowed to be taken by any Second Lien Collateral Agent, acting on the instructions of the Applicable Second Lien Representative, unless and until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agents and the other Second Lien Secured Parties will not (i) commence (or file with any court documents that seek to commence) or maintain or seek to maintain any Collateral Enforcement Action or (ii) commence (or file with any court documents that seek to commence) or join with any person (other than a First Lien Collateral Agent) in commencing, or petition or vote in favor of any resolution for, any action or proceeding with respect to any Collateral Enforcement Action with respect to the Shared Collateral without the written consent of the Applicable First Lien Representative; provided that any Second Lien Collateral Agent, acting on the instruction of the Applicable Second Lien Representative, may exercise any Collateral Enforcement Action and, with respect to Obligations of any Non-US Loan Party, any other Enforcement Action (in each case other than any remedies the exercise of which is otherwise prohibited by this Agreement) after a period of [180] consecutive days has elapsed from the later of (i) the date of delivery of written notice by the Applicable Second Lien Representative to each First Lien Agent, certifying that such Person is the Applicable Second Lien Representative, stating that a Second Lien Event of Default with respect to any Series of Second Lien Obligations has occurred and is continuing and that such Second Lien Obligations are currently due and payable in full (whether as a result of acceleration or otherwise) and stating its intention to exercise a Collateral Enforcement Action and (ii) the actual occurrence of a Second Lien Event of Default of such Series of Second Lien Obligations and such Second Lien Obligations under the applicable Second Lien Credit Documents being due and payable in full (the “Junior Standstill Period”), and then such Second Lien Collateral Agent and Second Lien Secured Parties may exercise any Collateral Enforcement Action or, with respect to Obligations of any Non-US Loan Parties, other Enforcement Action only so long as (A) no First Lien Secured Party shall have commenced (or attempted to commence or given notice of its intent to commence) any Collateral Enforcement Action with respect to the Shared Collateral (including seeking relief from the automatic stay or any other stay in any Insolvency Proceeding) and is diligently pursuing the same, and such Second Lien Collateral Agent and/or Second Lien Secured Party has notice of such commencement or attempt to commence and (B) no Grantor which has granted a Lien on Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.
(c)    Except as expressly set forth in this Agreement, each First Lien Agent and First Lien Secured Party and, without limiting and subject to Sections 3.01(b) and 3.02 and the other limitations on such action set forth herein, each Second Lien Collateral Agent and Second Lien Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to take Collateral Enforcement Action (except as may be separately otherwise agreed in writing by and between or among any applicable Parties, solely as among such Parties and the creditors represented thereby); provided that the exercise of Collateral Enforcement Action with respect to the Shared Collateral shall be subject to the Lien Priority and to the provisions of this Agreement. Each First Lien Agent and First Lien Secured Party may enforce the provisions of the applicable First Lien Credit Documents, each Second Lien Collateral Agent and Second Lien Secured Party may enforce the provisions of the applicable Second Lien Credit Documents, and each First Lien Agent, First Lien Secured Party, Second Lien Collateral Agent and Second Lien Secured Party may exercise Collateral Enforcement Action, all in such order and in such manner as each may determine in the exercise of its sole discretion, but in any case consistent with the terms of this Agreement, any other applicable intercreditor agreement and mandatory provisions of applicable law (except as may be separately otherwise agreed in writing by and between or among any applicable Parties, solely as among such Parties and the Secured Parties represented thereby). Each First Lien Collateral Agent shall provide each Second Lien Collateral Agent and the Applicable Second Lien Representative reasonable prior notice of its initial material Collateral Enforcement Action. Each Second Lien Collateral Agent shall provide each First Lien Agent reasonable prior written notice of its initial material Collateral Enforcement Action.
(d)    Each Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Credit Document shall be deemed to restrict in any way the rights and remedies of the First Lien Agents or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the other First Lien Credit Documents.

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(e)    In connection with any Collateral Enforcement Action or, with respect to Obligations of any Non-US Loan Parties, Enforcement Action, each Secured Party and each Collateral Agent representing that Secured Party, solely as among themselves in such capacity and solely for their mutual benefit, hereby agree that (i) each First Lien Collateral Agent shall only take, direct or exercise any right or remedy with respect to the First Lien Collateral as set forth in the First Lien Intercreditor Agreement and (ii) each Second Lien Collateral Agent shall only take, direct or exercise any right or remedy with respect to the Second Lien Collateral on the instructions of the Applicable Second Lien Representative.
SECTION 3.02.
    No Interference. Each Second Lien Collateral Agent and Second Lien Representative, for itself and on behalf of the Second Lien Parties it represents, agrees that, whether or not any Insolvency or Liquidation Proceeding has been commenced, the Second Lien Secured Parties: (a) will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligation or any First Lien Security Document or the First Lien Intercreditor Agreement, or the validity, attachment, perfection or priority of any First Priority Lien under any First Lien Security Document or the First Lien Intercreditor Agreement or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement, (b) will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere with, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any enforcement or exercise of any rights or remedies under the First Lien Credit Documents, including any sale, transfer or other disposition of the Shared Collateral by any First Lien Agent or other First Lien Secured Party, (c) will not contest, protest or object to any Collateral Enforcement Action taken or sought to be taken by any First Lien Agent or any other First Lien Secured Party relating to the Shared Collateral under the First Lien Credit Documents or otherwise, so long as the Second Priority Liens attach to the Proceeds thereof subject to the relative priorities set forth in Section 2.01, (d) will not object to the forbearance by the First Lien Agents or any other First Lien Secured Party from commencing or pursuing any Collateral Enforcement Action or, with respect to Obligations of any Non-US Loan Parties, other Enforcement Action or to the terms or conditions applicable to such forbearance, (e) will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Collateral Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Obligations or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of any First Lien Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any appraisal, valuation or other similar right that may be available under applicable law with respect to the Shared Collateral or any similar rights, including any marshalling rights, a junior secured creditor may have under applicable law, (f) will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Shared Collateral or any Proceeds thereof or payment with respect thereto, in connection with any Collateral Enforcement Action or in connection with any insurance policy award under a policy of insurance relating to any Shared Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Shared Collateral, and (g) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the validity or enforceability of any provision of this Agreement.
SECTION 3.03.
    Actions upon Breach. Should any Second Lien Collateral Agent, Second Lien Representative or any other Second Lien Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any First Lien Agent or any other First Lien Secured Party (in its or their own name) may obtain relief against such Second Lien Collateral Agent, Second Lien Representative or any other Second Lien Secured Party by injunction, specific performance or other appropriate equitable relief. Each Second Lien Collateral Agent and Second Lien Representative, on behalf of itself and each other Second Lien Secured Party it represents, hereby (i) agrees that the First Lien Agents’ and other First Lien Secured Parties’ damages from the actions of the Second Lien Collateral Agent, Second Lien Representatives or any other Second Lien Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that any Grantor, the First Lien Agents or the other First Lien Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Lien Agents or any other First Lien Secured Party. As among the First Lien Secured Parties, nothing in this Section 3.03 shall limit the rights of the Applicable First Lien Representative and the First Lien Secured Parties with respect to which it acts as First Lien Representative, and the obligations of the First Lien Secured Parties, under the First Lien Intercreditor Agreement.
ARTICLE IV

Payments
SECTION 4.01.
    Application of Proceeds. (c) Anything contained herein or in any of the Credit Documents to the contrary notwithstanding, so long as the Discharge of First Lien Obligations has not occurred, if (i) a First Lien Event of Default has occurred and is continuing and a First Lien Agent is taking action to enforce rights in respect of any Shared Collateral or (ii)

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any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or otherwise (including pursuant to Section 6.04), then the Proceeds of such Shared Collateral shall be applied:
(1)
    FIRST, to the payment in full in cash of all First Lien Obligations [and, in accordance with the First Lien Intercreditor Agreement and the Existing Intercreditor Agreements, the HY Noteholders Trustee Amounts];
(2)
    SECOND, to the payment in full in cash of all Second Lien Obligations; and
(3)
    THIRD, subject to the Existing Intercreditor Agreements and the payment in full in cash of all other amounts required to be paid thereunder, to the applicable Grantor or as otherwise required by applicable law.
(d)
    Except as otherwise provided herein, all payments received by the First Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations as the First Lien Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First Lien Credit Documents. Except as otherwise provided herein, each Second Lien Representative, on behalf of itself and each other Second Lien Secured Party it represents, assents to any such extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
SECTION 4.02.
    Payment Over. So long as the Discharge of First Lien Obligations has not occurred, any Shared Collateral or Proceeds thereof or payment on account thereof or value allocable thereto, received by any Second Lien Collateral Agent or any other Second Lien Secured Party in connection with any Collateral Enforcement Action, any insurance policy claim or condemnation award (or deed in lieu of condemnation) or any Insolvency or Liquidation Proceeding involving a Grantor (and any payments received due to any Enforcement Action with respect to Second Lien Obligations of Non-US Loan Parties in connection with or following the acceleration or premature demand for payment of all or any part of such Second Lien Obligations) shall be segregated and held in trust (or, to the extent the concept of trust is not recognized in the relevant jurisdiction, held on behalf of and for the benefit of) and promptly transferred or paid over to the Applicable First Lien Representative for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.
SECTION 4.03.
    Certain Agreements with Respect to Invalid or Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any First Priority Lien encumbering any Shared Collateral is not valid, perfected or enforceable for any reason, then the Second Lien Collateral Agents and the Second Lien Secured Parties agree that any distribution or recovery they may receive with respect to, or on account of, the value of the assets intended to constitute such Shared Collateral or any Proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust (or, to the extent the concept of trust is not recognized in the relevant jurisdiction, held on behalf of and for the benefit of) and promptly paid over to the Applicable First Lien Representative for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the applicable Second Lien Collateral Agent or Second Lien Secured Party that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements.
SECTION 4.04.
    First Lien Agents Attorney-in-Fact. Until the Discharge of First Lien Obligations occurs, each Second Lien Representative and Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party it represents, hereby appoints each First Lien Agent, and any officer or agent of such First Lien Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of Sections 4.02 and 4.03 and taking any action and executing any instrument that such First Lien Agent may deem necessary or advisable to accomplish the purposes of Sections 4.02 and 4.03, which appointment is coupled with an interest and is irrevocable.
SECTION 4.05.
    Existence and Amounts of Liens and Obligations. Whenever the Applicable First Lien Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations or Second Lien Obligations [or the HY Noteholders Trustee Amounts], or the Shared Collateral subject to any Lien securing the First Lien Obligations or Second Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Representative [(or in the case of the HY Noteholders Trustee Amounts, by the applicable HY Noteholders Trustee)] and shall be entitled to make such determination on the basis of the information so furnished; provided that if any Representative [or the applicable HY Noteholders Trustee] shall fail or refuse reasonably promptly to provide the requested information, the Applicable First Lien Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance

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upon a certificate of Holdings. The Applicable First Lien Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party, [any HY Noteholders Trustee] or any other person as a result of such determination.
ARTICLE V

Insolvency or Liquidation Proceedings
SECTION 5.01.
    DIP Financing. (a)  This Agreement shall continue in full force and effect notwithstanding the commencement of any proceedings under any Bankruptcy Law by or against any Loan Party or any of its subsidiaries.
(b)    If any Loan Party shall be subject to any Insolvency or Liquidation Proceeding at any time prior to the Discharge of First Lien Obligations, and any First Lien Secured Party shall seek to provide any Loan Party with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or any similar provision of foreign law or consent to any order for the use of cash collateral under Section 363 of the Bankruptcy Code or any similar provision of foreign law (“DIP Financing”), with such DIP Financing to be secured by all or any portion of the Shared Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code or any similar provision of foreign law would be Shared Collateral), then each Second Lien Representative, for and on behalf of itself and the Second Lien Secured Parties represented thereby, agrees that it will raise no objection and will not directly or indirectly support or act in concert with any other party in raising an objection to such DIP Financing or to the Liens securing such DIP Financing on the grounds of a failure to provide “adequate protection” for the Liens of such Second Lien Representative securing the applicable Second Lien Obligations or on any other grounds, and will subordinate its Liens on the Shared Collateral to (i) the Liens securing such DIP Financing (and all obligations relating thereto), (ii) any adequate protection Liens provided to the First Lien Secured Parties, and (iii) any “carve-out” for professional or United States Trustee fees agreed to by the First Lien Representative, so long as (x) such Second Lien Representative retains its Lien on the Shared Collateral to secure the applicable Second Lien Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code), (y) all Liens on Shared Collateral securing any such DIP Financing are senior to or on a parity with the Liens of the First Lien Secured Parties on the Shared Collateral securing the First Lien Obligations and (z) if any First Lien Secured Party receives an adequate protection Lien on post-petition assets of the debtor to secure the First Lien Obligations, such Second Lien Representative may also seek an adequate protection Lien on such post-petition assets of the debtor to secure the related Second Lien Obligations in accordance with Section 5.08; provided that (A) each such Lien in favor of such First Lien Secured Party and such Second Lien Secured Party shall be subject to the provisions of Section 5.01(c) and (B) the foregoing provisions of this Section 5.01(b) shall not prevent any Second Lien Secured Party from objecting to any provision in any DIP Financing relating to any provision or content of a plan of reorganization (including with respect to the treatment therein of any Second Lien Obligations).
(c)    All Liens granted to any First Lien Secured Party or Second Lien Secured Party in any Insolvency or Liquidation Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement; provided that the foregoing shall not alter the super-priority of any Liens securing any DIP Financing consented to by the Applicable First Lien Representative.
(d)    Until the Discharge of First Lien Obligations, without limiting Section 6.04, each Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Lien Secured Parties:
(i)    will be deemed to have consented to, and will not oppose or object to (or support any other Person in opposing or objecting to), any disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code (including, for the avoidance of doubt, any bidding procedures in connection therewith or any other related or ancillary matter, including the retention of any professionals), or any comparable provision of any other Bankruptcy Law, if the Applicable First Lien Representative shall consent to, or not oppose or object to, such disposition so long as the proceeds of such sale are applied in accordance with this Agreement; provided that (a) the Liens of the Second Lien Secured Parties shall attach to any remaining proceeds with the same priority and validity as the Liens held by the Second Lien Secured Parties in the Shared Collateral[,][ and] (b) the net cash Proceeds of any sale under Section 363(b) of the Bankruptcy Code are permanently applied to the DIP Financing or any First Lien Obligations[ and (c) this subsection (i) shall not be deemed to be a waiver of the rights of the Second Lien Secured Parties to credit bid on the Shared Collateral in any such disposition in accordance with Section 363(k) of the Bankruptcy Code in compliance with Section 5.05(a)(ix)];

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(ii)
    except to the extent permitted by and subject to Section 5.08, will not assert any claim (or support any other Person in asserting any claim) under Section 507(b) of the Bankruptcy Code;
(iii)
    shall not, without the prior written consent of the Applicable First Lien Representative, seek or request relief from or modification of the automatic stay or any other moratorium or stay in respect of any part of the Shared Collateral, any Proceeds thereof or any Second Priority Lien;
(iv)
    hereby waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party (a) relating to the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law, or (b) arising out of any use of cash collateral or financing arrangement, or any grant of a security interest in the Shared Collateral, in any Insolvency or Liquidation Proceeding;
(v)
    [will not, without the consent of the Applicable First Lien Representative, propose or enter into any DIP Financing or, except as set forth in Section 5.01(b), support any DIP Financing;] and
(vi)
    shall not contest (or directly or indirectly support any other Person contesting) (A) any request by any First Lien Representative or First Lien Secured Party for adequate protection of its interest in the Collateral (unless in contravention of Section 5.01(b)), or (B) any objection by any First Lien Representative or First Lien Secured Party to any motion, relief, action or proceeding based on a claim by such First Lien Representative or First Lien Secured Party that its interests in the Collateral (unless in contravention of Section 5.01(b)) are not adequately protected (or any other similar request under any law applicable to an Insolvency or Liquidation Proceeding), so long as any Liens granted to such First Lien Representative as adequate protection of its interests are subject to this Agreement.
SECTION 5.02.
    Post-Petition Interest. (a)  Each Second Lien Representative and Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties it represents, agrees that no Second Lien Secured Party shall oppose or seek to challenge (or support any other Person in opposing or challenging) any claim by any First Lien Agent or any other First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees, expenses or charges to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Collateral).
(b)
    Each First Lien Representative and First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties it represents, agrees that no First Lien Secured Party shall oppose or seek to challenge (or support any other Person in opposing or challenging) any claim by any Second Lien Collateral Agent or any other Second Lien Secured Party for allowance in any US Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees, expenses or charges to the extent of the value of the Second Priority Liens (it being understood and agreed that such value shall be determined taking into account the First Priority Liens on the Collateral and the amount of the First Lien Obligations secured thereby); provided that if the First Lien Agent or any other First Lien Secured Party shall have made any claim for post-petition interest, fees or expenses in respect of First Lien Obligations, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by a Second Lien Collateral Agent or any Second Lien Secured Party.
SECTION 5.03.
    Certain Voting Matters. (a)  Each First Lien Representative and First Lien Collateral Agent, on behalf of the First Lien Secured Parties it represents, and each Second Lien Representative and Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties it represents, agrees that, without the written consent of the Applicable First Lien Representative and the Applicable Second Lien Representative, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding. It is understood that any consent to so vote as a single class shall not limit or prejudice the First Lien Secured Parties’ rights under Sections 5.03 and 6.10.
(b)
    Each Second Lien Collateral Agent and Second Lien Representative, for itself and on behalf of each other Second Lien Secured Party it represents, agrees that in any US Insolvency or Liquidation Proceeding, without the prior consent of the Applicable First Lien Representative, none of the Second Lien Collateral Agents, Second Lien Representatives or other Second Lien Secured Parties shall, prior to the Discharge of First Lien Obligations, support or vote to accept any plan of reorganization or disclosure statement of any Grantor unless (i) such plan is accepted by the First Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all First Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees and expenses and cash collateralization of all letters of credit) on the effective date of such plan of reorganization, or

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(ii) such plan provides for the retention by the applicable First Lien Collateral Agent, for the benefit of the First Lien Secured Parties, of the First Priority Liens on the Shared Collateral, and on all proceeds thereof whenever received, and such plan also provides that any Liens retained by, or granted to, any Second Lien Collateral Agents or other Second Lien Secured Parties are only on assets securing the First Lien Obligations and shall have the same relative priority with respect to the Shared Collateral or other assets, respectively, as provided in this Agreement with respect to the Shared Collateral.
(c)
    Except as provided in Sections 5.03(a) and (b), each of the Second Lien Secured Parties shall remain entitled to vote their claims in any Insolvency or Liquidation Proceeding.
SECTION 5.04.
    Enforceability. The provisions of this Agreement are intended to be and shall be enforceable as a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee in bankruptcy for such Person in an Insolvency or Liquidation Proceeding.
SECTION 5.05.
    Certain Actions Permitted. (a) Notwithstanding anything herein to the contrary, (i) each Representative may make such demands or file such claims in respect of the First Lien Obligations or Second Lien Obligations, as applicable, owed to such Representative and the Secured Parties represented thereby as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure at any time, (ii) in any Insolvency or Liquidation Proceeding commenced by or against any Borrower or any other Loan Party, each Second Lien Secured Party may file a proof of claim or statement of interest with respect to its respective Second Lien Obligations, (iii) each Second Lien Secured Party shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of such Second Lien Secured Party, including without limitation any claims secured by the Shared Collateral, if any, in each case if not otherwise in contravention of the terms of this Agreement, (iv) each Second Lien Secured Party shall be entitled to file any proof of claim and other filings and make any arguments and motions in order to preserve or protect its Liens on the Shared Collateral that are, in each case, (A) not adverse to the priority status of the Liens thereon securing the First Lien Obligations, the rights of any First Lien Representative or the other First Lien Secured Parties to exercise rights and remedies in respect thereof or detrimental to the value thereof and (B) not otherwise inconsistent with or in contravention of the terms of this Agreement, with respect to the Second Lien Obligations and the Shared Collateral, (v) each Second Lien Secured Party may take any action in order to create, perfect, preserve or protect (but not enforce) its Lien on the Shared Collateral to the extent (A) not adverse to the priority status of the Liens thereon securing the First Lien Obligations, the rights of any First Lien Representative or the other First Lien Secured Parties to exercise rights and remedies in respect thereof or detrimental to the value thereof, and (B) not otherwise inconsistent with or in contravention of this Agreement, including the automatic release of Liens provided in Section 6.04[,][and] (vi) each Second Lien Secured Party may vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions with respect to the Second Lien Obligations and the Collateral that are, in each case, in accordance with the terms of this Agreement including Section 5.03; provided that no filing of any claim or vote, or pleading relating to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Second Lien Representative or any other Second Lien Secured Party may be inconsistent with the terms of this Agreement [and (vii) each Second Lien Secured Party may bid for or purchase any Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the First Lien Representative, or any sale of any Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Obligations and are applied to so cause the Discharge of First Lien Obligations] (the actions described in clauses (vii) through [(vi)][(vii)], collectively, the “Second Lien Permitted Actions”).
(b)
    Each Second Lien Secured Party (i) shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Loan Parties arising under either the Bankruptcy Law or applicable non-bankruptcy law and (ii) may exercise rights and remedies as unsecured creditors against the Loan Parties that have guaranteed or granted Liens to secure the Second Lien Obligations, in the case of each of clauses (i) and (ii), other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Loan Party, prior to the termination of the Junior Standstill Period; provided that, in the case of each of clauses (i) and (ii), (A) any such exercise shall not be expressly prohibited by the terms of this Agreement or otherwise inconsistent with or in contravention of this Agreement and (B) in the event that any Second Lien Secured Party becomes a judgment Lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.
(v) Each Second Lien Secured Party may exercise any of its rights or remedies with respect to the Shared Collateral after the termination of the Junior Standstill Period to the extent permitted by Section 3.01.

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SECTION 5.06.
    First Lien Obligations Unconditional. All rights of any First Lien Representative hereunder, and all agreements and obligations of the other First Lien Representative, the Second Lien Representatives and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
(a)
    any lack of validity or enforceability of any First Lien Credit Document;
(b)
    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Lien Credit Document;
(c)
    any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the First Lien Obligations or any guarantee thereof;
(d)
    the commencement of any Insolvency or Liquidation Proceeding in respect of any Borrower or any other Loan Party; or
(e)
    any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Lien Obligations, or of any of the Second Lien Representatives or any Loan Party, to the extent applicable, in respect of this Agreement.
SECTION 5.07.
    Junior Priority Obligations Unconditional. All rights of any Second Lien Representative hereunder, and all agreements and obligations of the First Lien Representatives, the other Second Lien Representatives and the Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
(a)
    any lack of validity or enforceability of any Second Lien Credit Document;
(b)
    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Lien Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Lien Credit Document;
(c)
    any exchange, release, voiding, avoidance or non perfection of any security interest in any Collateral, or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding, restatement or increase of all or any portion of the Second Lien Obligations or any guarantee thereof;
(d)
    the commencement of any Insolvency or Liquidation Proceeding in respect of any Borrower or any other Loan Party; or
(e)
    any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Lien Obligations, or of any of the First Lien Representatives or any Loan Party, to the extent applicable, in respect of this Agreement.
SECTION 5.08.
    Adequate Protection. Without limiting Section 5.01(d)(vi), if in connection with any DIP Financing described in Section 5.01(b), (A) if any First Lien Agent or other First Lien Secured Party is granted adequate protection in a US Insolvency or Liquidation Proceeding in the form of a replacement Lien or a Lien on additional collateral, any Second Lien Collateral Agent may, for itself and on behalf of the other Second Lien Secured Parties, seek or request adequate protection in the form of a replacement Lien or a Lien on such additional collateral, all of which Liens will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement and (B) the Second Lien Collateral Agent and other Second Lien Secured Parties may seek

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adequate protection in a US Insolvency or Liquidation Proceeding with respect to their rights in the Shared Collateral in the form of (x) Liens on additional collateral or replacement Liens on the Shared Collateral; provided that as adequate protection for the First Lien Obligations, each appropriate First Lien Collateral Agent, on behalf of the First Lien Secured Parties, is also granted (or has previously been granted) a senior Lien on such additional collateral or senior replacement Liens on the Shared Collateral, as applicable, or (y) an administrative expense claim; provided that, as adequate protection for the First Lien Obligations, each appropriate First Lien Collateral Agent, on behalf of the First Lien Secured Parties, is also granted (or has previously been granted) an administrative expense claim that is senior and prior to the administrative expense claim of the Second Lien Collateral Agent and the Second Lien Secured Parties; provided further that in the case of each of clauses (x) and (y), to the extent the First Lien Secured Parties are not granted such adequate protection in the applicable form, any amounts recovered by or distributed to any Second Lien Secured Party pursuant to or as a result of any such Lien on additional collateral, any such replacement Lien or any such administrative expense claim granted to or for the benefit of the Second Lien Secured Parties shall be subject to Section 4.02.
SECTION 5.09.
    Reorganization Securities and Other Plan-Related Issues. (a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. Nothing in this Agreement prohibits or limits the right of a Second Lien Secured Party to receive and retain any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency or Liquidation Proceeding.
(b)
    Each Second Lien Representative and the other Second Lien Secured Parties (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of or otherwise directly or indirectly support any plan of reorganization in a Non-US Insolvency or Liquidation Proceeding that is inconsistent with the Lien Priority or other provisions of this Agreement, other than with the prior written consent of the Applicable First Lien Representative.
SECTION 5.10.
    Additional Provisions Regarding Non-U.S. Insolvency or Liquidation Proceedings. (a) Each Second Lien Collateral Agent, Second Lien Representative and Second Lien Secured Party irrevocably authorizes each First Lien Agent, on its behalf, to, after the occurrence of a Non-US Insolvency or Liquidation Proceeding in relation to any Loan Party [in order to give effect to Sections 2.03, 4.01, 4.02 and 6.04, to prevent diminution in the value of any Shared Collateral or to provide the First Lien Agents and the other First Lien Secured Parties with the benefits of the Lien Priority set forth herein]: (i) take any Collateral Enforcement Action or, with respect to Obligations of any Non-US Loan Parties, other Enforcement Action (in accordance with the terms of this Agreement) against such Loan Party; (ii) demand, sue, prove and give receipt for any or all of the Obligations of such Loan Party; (iii) collect and receive all distributions on, or on account of, any or all of the Obligations of such Loan Party; and (iv) file claims, take proceedings and do all other things that such First Lien Agent considers reasonably necessary to recover the Obligations of such Loan Party.
(b)
    Each Second Lien Collateral Agent, Second Lien Representative, Second Lien Secured Party and Loan Party shall, to the extent it is able to do so, direct the person responsible for the distribution of the assets of any Loan Party subject to a Non-US Insolvency or Liquidation Proceeding to pay such distribution to the Applicable First Lien Representative for application in accordance with Section 4.01.
(c)
    To the extent that any Loan Party’s Obligations are discharged by way of setoff (mandatory or otherwise) after the occurrence of a Non-US Insolvency or Liquidation Proceeding in relation to such Loan Party, Holdings and each Loan Party that benefited from that setoff shall pay (and Holdings shall ensure that its Restricted Subsidiaries shall pay) an amount equal to the amount of the obligations owed to it which are discharged by that setoff to the Applicable First Lien Representative for application in accordance with Section 4.01.
(d)
    Without limiting Section 4.01, if after the occurrence of a Non-US Insolvency or Liquidation Proceeding, any First Lien Agent or any First Lien Secured Party receives a distribution in a form other than in cash in respect of any of the First Lien Obligations, such First Lien Obligations will not be reduced by that distribution until and except to the extent that the realization proceeds are actually applied towards the First Lien Obligations.
(e)
    Each Second Lien Collateral Agent, Second Lien Representative, Second Lien Secured Party and Loan Party will: (i) do all things that the Applicable First Lien Representative requests in order to give effect to this Section 5.10; and (ii) if any First Lien Agent is not entitled to take any of the actions contemplated by this Section 5.10 or if the Applicable First Lien Representative requests that a Second Lien Collateral Agent, Second Lien Representative, Second Lien Secured Party or Loan Party take any such action, undertake such action itself in accordance with the instructions of the

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Applicable First Lien Representative or grant a power of attorney to each First Lien Agent, on such terms as such First Lien Agent may reasonably require, to enable such First Lien Agent to take such action.
ARTICLE VI

Other Agreements
SECTION 6.01.
    Amendments to First Lien Credit Documents. (c) Each Second Lien Collateral Agent and Second Lien Representative, for and on behalf of itself and the Second Lien Secured Parties represented thereby, hereby agrees that, without affecting the obligations of such Second Lien Secured Party hereunder, each First Lien Collateral Agent, First Lien Representative and the First Lien Secured Parties represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such Second Lien Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement, including Section 8.04), and without incurring any liability to any such Second Lien Secured Party or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the First Lien Credit Documents in any manner whatsoever, including, to:
(i)
    change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the First Lien Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the First Lien Obligations or any of the First Lien Documents;
(ii)
    retain or obtain a Lien on any property of any Person to secure any of the First Lien Obligations, and in connection therewith to enter into any additional First Lien Documents;
(iii)
    amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guarantee or other obligations of any Person obligated in any manner under or in respect of the First Lien Obligations;
(iv)
    release its Lien on any Collateral or other property;
(v)
    exercise or refrain from exercising any rights against any Loan Party or any other Person;
(vi)
    retain or obtain the primary or secondary obligation of any other Person with respect to any of the First Lien Obligations; and
(vii)
    otherwise manage and supervise the First Lien Obligations as the applicable First Lien Representative shall deem appropriate.
SECTION 6.02.
    Amendments to Second Lien Credit Documents. (d) Each First Lien Collateral Agent and First Lien Representative, for and on behalf of itself and the First Lien Secured Parties represented thereby, hereby agrees that, without affecting the rights and obligations of such First Lien Secured Parties hereunder, each Second Lien Collateral Agent, Second Lien Representative and the Second Lien Secured Parties represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such First Lien Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement, including Section 8.04), and without incurring any liability to any such First Lien Secured Party or impairing or releasing the priority provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify any of the Second Lien Documents in any manner whatsoever, including, to:
(i)
    subject to Section 2.03, change the manner, place, time, or terms of payment or renew, alter or increase, all or any of the Second Lien Obligations or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Second Lien Obligations or any of the Second Lien Documents;

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(ii)
    subject to Section 2.03, retain or obtain a Lien on any property of any Person to secure any of the Second Lien Obligations, and in connection therewith to enter into any additional Second Lien Documents;
(iii)
    subject to Section 2.03, amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guarantee or other obligations of any Person obligated in any manner under or in respect of the Second Lien Obligations;
(iv)
    subject to Section 6.04, release its Lien on any Collateral or other property;
(v)
    exercise or refrain from exercising any rights against any Loan Party or any other Person;
(vi)
    subject to Section 2.03, retain or obtain the primary or secondary obligation of any other Person with respect to any of the Second Lien Obligations; and
(vii)
    otherwise manage and supervise the Second Lien Obligations as the Second Lien Representative shall deem appropriate.
(e)
    In the event that the First Lien Collateral Agents, the First Lien Representatives and/or the other First Lien Secured Parties and the relevant Grantor enter into any amendment, modification, waiver or consent in respect of any of the First Lien Security Documents (other than this Agreement) or in connection with a Refinancing enter into new or additional First Lien Security Documents, then such amendment, modification, waiver, consent or change shall apply automatically to any comparable provision of each comparable Second Lien Security Document, in each case, without the consent of any Second Lien Representative, Second Lien Collateral Agent or any other Second Lien Secured Party, or any Grantor, and in connection with any such Refinancing, each Second Lien Representative, each Second Lien Collateral Agent and any other Second Lien Secured Party shall enter into corresponding agreements; provided that no such amendment, modification, waiver or consent shall (i) remove assets from the Second Lien Collateral or release any Second Priority Liens, except to the extent that such release is permitted or required by Section 5.01 or 6.04, (ii) amend, modify or otherwise affect the duties of any Second Lien Representative or Second Lien Collateral Agent in its capacity as such without its prior written consent, or (iii) permit Liens on the Second Lien Collateral which are not permitted under the terms of the Second Lien Credit Documents. Holdings shall deliver written notice of such amendment, modification, waiver or consent to each Second Lien Representative within 10 Business Days after the effectiveness of such amendment, modification, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, modification, waiver or consent and shall not result in the occurrence or continuance of an Event of Default or a default under any Credit Document.
SECTION 6.03.
    Legends. Each of Holdings and each Second Lien Representative and Second Lien Collateral Agent agrees that each Second Lien Credit Document (other than any mortgage) shall contain the applicable provisions set forth on Annex C hereto, or similar provisions approved by the Applicable First Lien Representative, which approval shall not be unreasonably withheld or delayed. Each of Holdings and each Second Lien Representative and Second Lien Collateral Agent further agrees that each Second Lien Security Document that is a mortgage covering any Shared Collateral shall contain such other language as the applicable First Lien Agent may reasonably request to reflect the subordination pursuant to this Agreement of such mortgage to the First Lien Security Document covering such Shared Collateral.
SECTION 6.04.
    Automatic Release of Second Priority Liens; Distressed Disposals. (c)  As among the Secured Parties, the Applicable First Lien Representative will have the exclusive right (subject to the provisions of the First Lien Credit Documents) to make determinations regarding the release or disposition of any Collateral, without consultation with, consent, sanction, authority or further confirmation from, or notice to, any Second Lien Collateral Agent, Second Lien Representative or other Second Lien Secured Party.
(d)
    Without limiting Section 5.01(d), if, in connection with (i) any disposition of any Collateral or any release of any Lien permitted under the terms of the First Lien Credit Documents or otherwise consented to by the Applicable First Lien Representative or (ii) any Collateral Enforcement Action (including any disposition of Collateral under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code), a First Lien Collateral Agent or First Lien Representative, for itself and on behalf of the other First Lien Secured Parties, with the consent of the Applicable First Lien Representative, (x) releases the First Priority Liens on any Collateral or (y) releases any Guarantor from its

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Guarantee of First Lien Obligations, then the Second Priority Liens on such Collateral, and the obligations of such Guarantor under any Guarantee of the Second Lien Obligations, shall, subject to Section 6.04(c) in the case of any Distressed Disposal or Debt Sale, be automatically, unconditionally and simultaneously released, and each Second Lien Collateral Agent and Second Lien Representative shall, for itself and on behalf of the other Second Lien Secured Parties, promptly execute and deliver to the Applicable First Lien Representative and the relevant Loan Party such termination statements, releases and other documents as the Applicable First Lien Representative may reasonably request to effectively confirm such release; provided that (A) in the case of any disposition of Shared Collateral, notwithstanding the release of the Second Priority Liens thereon, the Second Priority Liens shall attach to the Proceeds thereof subject to the relative priorities set forth in Section 2.01 (and, for the avoidance of doubt, nothing in the foregoing shall be deemed to be a release of the Second Priority Liens on any such Proceeds, it being the express intent of the Second Lien Secured Parties that the Second Priority Liens attach to such Proceeds), (B) in the case of a disposition of Shared Collateral or release of Guarantees of Second Lien Obligations (other than any such disposition or release in connection with any Collateral Enforcement Action (including any disposition of Collateral under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code, any Distressed Disposal and any Appropriation)), the Second Priority Liens or Guarantees of Second Lien Obligations, as applicable, shall not be so released if such disposition or release is not permitted under the terms of the Second Lien Credit Documents other than solely as a result of the existence of a default or Event of Default under the Second Lien Credit Documents and (C) in the case of any disposition in connection with a Distressed Disposal or Debt Sale (as defined below), the requirements of Section 6.04(c)(ii) are met.
(e)
    (i) The Applicable First Lien Representative is hereby irrevocably authorized by each Representative, on behalf of itself and the Secured Parties it represents (at the cost of Holdings and without any consent, sanction, authority or further confirmation from any Secured Party), to execute and deliver or enter into any agreement to effect a Debt Sale on behalf of the relevant Secured Parties if, in connection with a Distressed Disposal, the Applicable First Lien Representative determines that it is necessary or desirable to effect a Debt Sale.
(i)
    In the event of a Debt Sale or Distressed Disposal, it is a further condition to the release of (A) any Guarantees of Second Lien Obligations of any Debt Sale Loan Party, (B) any Second Priority Liens on Shared Collateral of any Debt Sale Loan Party or any Shared Collateral subject to such Distressed Disposal and (C) any claims of Second Lien Secured Parties on any Shared Collateral of any Debt Sale Loan Party or any Shared Collateral subject to such Distressed Disposal that the Applicable First Lien Representative has notified the Applicable Second Lien Representative in writing that such releases are permitted to occur and unless otherwise consented to by the Applicable Second Lien Representative, the following conditions are met:

(I)	all or substantially all of the consideration for such sale or other disposal is cash or cash equivalents; and

(II)
the Applicable First Lien Representative has taken reasonable care to obtain a fair market price, based on prevailing market conditions (though the Applicable First Lien Representative shall have no obligation to postpone (or request the postponement of) any Distressed Disposal or Debt Sale in order to achieve a higher price) (it being understood that the Applicable First Lien Representative shall be deemed to have taken such reasonable care if (w) the Distressed Disposal or Debt Sale is made pursuant to a public auction, (x) the Distressed Disposal or Debt Sale is made pursuant to any process or proceedings approved or supervised by or on behalf of any court of law, (y) the Distressed Disposal or Debt Sale is made by, or at the direction of or under the control of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer appointed in respect of the applicable Loan Parties or its assets, or (z) an internationally recognized investment bank selected by the Applicable First Lien Representative has delivered to the Applicable First Lien Representative and the Applicable Second Lien Representative an opinion that the price received in connection with or proceeds of the Distressed Disposal are fair from a financial point of view after taking into account all relevant circumstances).

SECTION 6.05.
    Reinstatement. (f)  If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded, invalidated, avoided, declared to be fraudulent or preferential, set aside or otherwise required to be transferred to a debtor-in-possession, trustee, receiver or similar Person or the estate of any Loan Party (a “Recovery”) for any reason whatsoever, then the First Lien Obligations shall be reinstated to the extent of the amount so subject to a Recovery as if such payment had not occurred and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien Priority and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein. No Second Lien Secured Party may benefit from a Recovery, and any distribution

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made to a Second Lien Secured Party as a result of a Recovery will be paid over to the First Lien Collateral Agent for application to the First Lien Obligations in accordance with Section 4.02.
(g)
    Without limiting Section 6.05(a) above, if, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the Second Lien Obligations previously made shall be subject to a Recovery for any reason whatsoever, then, to the extent such Second Lien Obligations are reinstated, this Agreement, if theretofore terminated, shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien Priority and the relative rights and obligations of the First Lien Secured Parties with respect to the Second Lien Secured Parties provided for herein.
SECTION 6.06.
    Insurance. So long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agents (at the written direction of the Applicable First Lien Representative) and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Credit Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All Proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall be applied, subject to the rights of the Grantors under the applicable Credit Documents, as set forth in Section 4.01. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such Proceeds to the First Lien Collateral Agent in accordance with Section 4.02.
SECTION 6.07.
    Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that (a) the Representative of the holders of any such Refinancing Indebtedness shall have executed a Joinder on behalf of the holders of such Refinancing Indebtedness in their capacity as such, (b) the requirements set forth in Section 8.04 relating to, in the case of any Series of First Lien Obligations being Refinanced, Additional First Lien Obligations and, in the case of any Series of Second Lien Obligations being Refinanced, Additional Second Lien Obligations are met and (c) Holdings has designated in writing to each Representative and Collateral Agent that the Additional First Lien Agreement or Additional Second Lien Agreement, as applicable, is the replacement for the Main Credit Document governing such Series of Obligations. Upon the execution of such Joinder and compliance with the requirements in the immediately preceding sentence, the Secured Parties agree to enter into any documents or take any other actions reasonably necessary to preserve the priorities provided for herein in light of, and after giving effect to, such Refinancing.
SECTION 6.08.
    Possessory Collateral Agent as Gratuitous Bailee for Perfection. (c)  So long as the Discharge of First Lien Obligations has not occurred, each First Lien Collateral Agent shall be entitled to deal with the Possessory or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Credit Documents as if the Second Priority Liens did not exist. The obligations and responsibilities of the First Lien Collateral Agents to the Second Lien Collateral Agents and the other Second Lien Secured Parties under this Section 6.08 shall be limited solely to holding or controlling the Possessory or Controlled Collateral as gratuitous bailee or gratuitous agent for the Second Lien Collateral Agents and the other Second Lien Secured Parties for the purpose of perfecting the Lien held by the Second Lien Secured Parties, and transferring the Possessory or Controlled Collateral, in each case subject to the terms and conditions of this Section 6.08. Without limiting the foregoing, the First Lien Collateral Agents shall have no obligation or responsibility to ensure that any Possessory or Controlled Collateral is genuine or owned by any of the Grantors or, other than holding or controlling such Possessory or Controlled Collateral as gratuitous bailee or gratuitous agent for or on behalf of the Second Lien Collateral Agents and the other Second Lien Secured Parties, to preserve the rights or benefits of any Person. The First Lien Collateral Agents acting pursuant to this Section 6.08 shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any Second Lien Collateral Agent or any other Second Lien Secured Party. The parties recognize that the interest of the First Lien Collateral Agents, on the one hand, and the Second Lien Collateral Agents and the other Second Lien Secured Parties, on the other hand, may differ, and each First Lien Collateral Agent may act in its own interest without taking into account the interest of the Second Lien Collateral Agents or any other Second Lien Secured Party.
(d)
    Upon the Discharge of First Lien Obligations, each First Lien Collateral Agent shall transfer the possession and control of the Possessory or Controlled Collateral, together with any necessary endorsements but without recourse, representation or warranty, (i) if the Second Lien Obligations are outstanding at such time, to the appropriate Second Lien Collateral Agent and (ii) if no Second Lien Obligations are outstanding at such time, to the applicable Grantor, in each case so as to allow such Person to obtain possession and control of such Possessory or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, each First Lien Collateral Agent agrees to take all commercially reasonable actions at the expense of Holdings and the Grantors as shall be reasonably

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requested by the appropriate Second Lien Collateral Agent to permit such Second Lien Collateral Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Possessory or Controlled Collateral.
(e)
    Each Second Lien Collateral Agent agrees that if it shall at any time prior to the Discharge of First Lien Obligations hold a Second Priority Lien on any Possessory or Controlled Collateral and if, notwithstanding the provisions of this Agreement (and disregarding any control the Second Lien Collateral Agent might have solely as a result of the foregoing provisions of this Section 6.08), such Possessory or Controlled Collateral is in fact in the possession or under the control of such Second Lien Collateral Agent, or of agents or bailees of such Second Lien Collateral Agent, such Second Lien Collateral Agent shall (i) solely for the purpose of perfecting the First Priority Liens granted under the First Lien Credit Documents, also hold or control such Possessory or Controlled Collateral as gratuitous bailee or gratuitous agent, as applicable, for the First Lien Collateral Agents and the other First Lien Secured Parties (and hereby acknowledges that it has control of any Possessory or Controlled Collateral in its control for the benefit of the First Lien Collateral Agents and the other First Lien Secured Parties), (ii) promptly inform each First Lien Collateral Agent and the Applicable First Lien Representative thereof and (iii) transfer the possession and control of such Possessory or Controlled Collateral, together with any necessary endorsements but without recourse, representation or warranty, to the appropriate First Lien Collateral Agent and, in connection therewith, take all commercially reasonable actions as shall be reasonably requested by such First Lien Collateral Agent or the Applicable First Lien Representative to permit such First Lien Collateral Agent to obtain, for the benefit of the First Lien Secured Parties, a first priority security interest in such Possessory or Controlled Collateral.
(f)
    [Reserved]
SECTION 6.09.
    Further Assurances. Each First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, and each Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which a First Lien Collateral Agent, the Applicable First Lien Representative, a Second Lien Collateral Agent or the Applicable Second Lien Representative may reasonably request, to effectuate the terms of this Agreement, including the Lien Priority provided for herein.
SECTION 6.10.
    Separate Liens and Classifications. Each Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that (i) the grants of Liens pursuant to the First Lien Security Documents and the Second Lien Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence and without limiting Section 5.03, if it is held that the claims of the First Lien Secured Parties and the Second Lien Secured Parties in respect of the Shared Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to the provisions hereof, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties) to satisfy the First Lien Obligations, the First Lien Secured Parties shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest, fees and other claims constituting First Lien Obligations, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to each First Lien Credit Document, arising from or related to a default, which is included in the First Lien Obligations but which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Secured Parties with respect to, or on account of the value of, the Collateral, and each Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees to turn over to the appropriate First Lien Collateral Agent, for itself and on behalf of the other First Lien Secured Parties, amounts otherwise received or receivable by the Second Lien Secured Parties to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties.
ARTICLE VII

Agents
SECTION 7.01.
    Certain Limitations and Authorizations. (f) None of the Applicable First Lien Representatives or any Collateral Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. None of the Applicable First Lien Representative

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or any Collateral Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party ([or any HY Noteholders Trustee] or any Loan Party) any amounts in violation of the terms of this Agreement, so long as the Applicable First Lien Representative or any Collateral Agent, as the case may be, is acting in good faith. Each party hereto hereby acknowledges and agrees that each of the Applicable First Lien Representative and the Collateral Agents is entering into this Agreement solely in its capacity as such under (a) the First Lien Credit Documents, with respect to the Applicable First Lien Representative, and (b) the Security Documents to which it is a party, with respect to each Collateral Agent, respectively, and not in its individual capacity.
(g)
    The Applicable First Lien Representative and the First Lien Collateral Agents shall not be deemed to owe any fiduciary duty to any Second Lien Representative, Second Lien Collateral Agent or Second Lien Secured Party. The Applicable Second Lien Representative and the Second Lien Collateral Agents shall not be deemed to owe any fiduciary duty to any First Lien Representative, First Lien Collateral Agent or First Lien Secured Party.
(h)
    Each First Lien Representative and, by accepting the benefits of this Agreement, each other First Lien Secured Party (i) authorizes the Applicable First Lien Representative and each First Lien Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Applicable First Lien Representative and such First Lien Collateral Agent hereunder and under the First Lien Intercreditor Agreement and the other First Lien Credit Documents by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all First Priority Liens on Shared Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto and (ii) acknowledges the provisions of Article IV of the First Lien Intercreditor Agreement and reaffirms the appointment of each First Lien Collateral Agent thereunder.
(i)
    Each Second Lien Representative and, by accepting benefits of this Agreement, each Second Lien Secured Party (i) authorizes the Applicable Second Lien Representative and each Second Lien Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Applicable Second Lien Representative and such Second Lien Collateral Agent hereunder and under the other Second Lien Credit Documents by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Second Priority Liens on Shared Collateral granted by any Grantor to secure any of the Second Lien Obligations, together with such powers and discretion as are reasonably incidental thereto and (ii) acknowledges the provisions regarding agency, indemnification, reimbursement and exculpation in the Second Lien Credit Documents and reaffirms the application of such provisions to each Second Lien Collateral Agent.
SECTION 7.02.
    Exculpatory Provisions. (a)  Without limiting Section 7.01, each Collateral Agent:
(i)
    shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
(ii)
    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents that such Collateral Agent is required to exercise as directed in writing by the Applicable Representative; provided that such Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Collateral Agent to liability or that is contrary to any Security Document to which it is a party or applicable law;
(iii)
    shall not, except as expressly set forth herein and in the other Security Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as a Collateral Agent or any of its Affiliates in any capacity;
(iv)
    shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Applicable Representative or (B) in the absence of its own gross negligence, bad faith or willful misconduct or (C) in reliance on a certificate of an authorized officer of Holdings stating that such action is permitted by the terms of this Agreement. No First Lien Collateral Agent shall be deemed to have knowledge of any First Lien Event of Default under any First Lien Credit Documents unless and until written notice describing such First Lien Event of Default and referencing the applicable agreement is given to a Responsible Officer of such First Lien Collateral Agent by the Applicable First Lien Representative, the First Lien Representative related to the applicable First Lien Obligations or a Grantor. No Second Lien Collateral Agent shall be deemed to have

25

knowledge of any Second Lien Event of Default under any Second Lien Credit Documents unless and until notice describing such Second Lien Event of Default and referencing the applicable agreement is given to such Second Lien Collateral Agent by the Applicable Second Lien Representative, the First Lien Representative related to the applicable Second Lien Obligations or a Grantor; and
(v)
    shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement (except for its representations and warranties set forth in Section 8.06(b)) or any Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default under the applicable Credit Documents relating to such Collateral Agent or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (E) the value or the sufficiency of any Collateral or (F) the satisfaction of any condition set forth in any Credit Document, other than to confirm receipt of items expressly required to be delivered to such Collateral Agent.
In addition:
(i)
    The duties and obligations of each Collateral Agent shall be determined solely by the express provisions of this Agreement and the other Security Documents to which is it a party and no Collateral Agent shall be liable except for the performance of such duties and obligations as are specifically set out in this Agreement and the other Security Documents to which it is a party. No Collateral Agent shall be under any liability to any party hereto by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.
(ii)
    No Collateral Agent shall be responsible in any manner for the validity, enforceability or sufficiency of this Agreement, the Security Documents or any Collateral delivered under the Security Documents, or for the value or collectability of any Obligations or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than such Collateral Agent. No Collateral Agent shall be bound to examine or inquire into or be liable for any defect or failure in the right or title of the Grantors to all or any of the assets whether such defect or failure was known to such Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.
(iii)
    No Collateral Agent shall be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other Security Document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other Security Document pertaining to this matter.
(iv)
    No Collateral Agent shall be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything that it may do or refrain from doing in connection herewith, in each case except for its own gross negligence, bad faith or willful misconduct.
(v)
    Each Collateral Agent may seek the advice, at the expense of Holdings, of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder or under any Security Document or applicable law, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or written opinion of such counsel.
(vi)
    No Collateral Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document.
(vii)
    In no event shall any Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action.

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(viii)
    In no event shall any Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services or government action, including any laws, ordinances, regulations, governmental action or the like that delay, restrict or prohibit the providing of the services contemplated by this Agreement.
(ix)
    Each Collateral Agent agrees to accept and act upon facsimile transmission of written instructions pursuant to this Agreement; provided that (i) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to such Collateral Agent in a timely manner, and (ii) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.
(x)
    Each Collateral Agent shall be entitled to seek written directions from the Applicable Representative prior to taking any action under this Agreement, any Credit Documents to which it is a party and any Collateral instrument applicable to such Collateral Agent.
(xi)
    Except with respect to its own gross negligence, bad faith or willful misconduct, no Collateral Agent shall be responsible to any First Lien Secured Party or Second Lien Secured Party, to the extent represented by such Collateral Agent, for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Security Document to which such Collateral Agent is a party or any other instrument or document furnished pursuant thereto.
(xii)
    No Collateral Agent shall have any responsibility for or liability with respect to monitoring compliance of any other party to the Security Documents to which it is a party, this Agreement or any other document related hereto or thereto. No Collateral Agent has any duty to monitor the value or rating of any Collateral on an ongoing basis.
(xiii)
    No provision of this Agreement shall require any Collateral Agent to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and no Collateral Agent shall have any liability to any Person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it.
(xiv)
    Whenever in the administration of this Agreement a Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon instructions from the Applicable Representative.
(xv)
    Each Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, investment banker, appraiser or other expert or adviser, whether retained or employed by the Applicable Representative or by such Collateral Agent.
(xvi)
    Each Collateral Agent may employ or retain such counsel, accountants, sub-agent, agent or attorney-in-fact, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for the actions of any parties it appoints with due care.
(xvii)
    Each Collateral Agent may request that the Applicable Representative or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement.

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(xviii)
    Money held by a Collateral Agent in trust hereunder need not be segregated from other funds except to the extent required by law. No Collateral Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed in writing.
(xix)
    Beyond the exercise of reasonable care in the custody thereof, no Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and no Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.
(xx)
    No Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of such Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. No Collateral Agent shall have any duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of this Agreement or the Credit Documents to which it is a party by any other Person.
(xxi)
    Holdings shall defend, indemnify, and hold harmless each Collateral Agent from and against any claims, demands, penalties, fines, liabilities, settlements, damages or reasonable costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of the following in respect of the Collateral: (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons or animals; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials, including reasonable attorney and consultant fees and expenses, reasonable investigation and laboratory fees, court costs, and reasonable litigation expenses, except, in each case, where such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses arise from the gross negligence, bad faith or willful misconduct of such Collateral Agent as determined in a final, non-appealable order of a court of competent jurisdiction. For purposes of this paragraph, “Hazardous Materials” includes radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances defined in the US Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §§ 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. §§ 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. §§ 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities Holdings may have to any Collateral Agent at common law, and shall survive the termination of this Agreement.
(xxii)
    Each Collateral Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral. Each Collateral Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk.
(xxiii)
    Upon any payment or distribution of assets hereunder, each Collateral Agent and the Secured Parties shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in the Insolvency or Liquidation Proceeding, delivered to such Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

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(xxiv)
    In the event that, following a foreclosure in respect of any Mortgaged Property, a Collateral Agent acquires title to any portion of such Mortgaged Property or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in such Collateral Agent’s sole discretion may cause such Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause such Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, such Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.
(xxv)
    The rights and protections of each Collateral Agent set forth herein shall also be applicable to such Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under the Security Documents to which it is a party.
SECTION 7.03.
    Reliance by Collateral Agents. Each Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Collateral Agent may consult with legal counsel (who may be counsel for Holdings, a Representative or counsel of their choice), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 7.04.
    Delegation of Duties. (h) Each Collateral Agent (each, a “Delegating Collateral Agent”) may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents, delegates or attorneys-in-fact appointed by such Delegating Collateral Agent and shall not be responsible for acts or omissions of any such sub-agents, delegates or attorneys-in-fact appointed by it with due care. Each Delegating Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of each Delegating Collateral Agent and any such sub-agent.
(i)
    Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral subject to or purporting to be subject to the Liens of the Delegating Collateral Agent may at the time be located, the Delegating Collateral Agent shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a separate collateral agent or agent for all or any part of such Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to such Collateral, or any part thereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Delegating Collateral Agent may consider necessary or desirable; provided that any such separate collateral agent or agent executes a joinder as described in the definition of First Lien Collateral Agent or Second Lien Collateral Agent, as appropriate.
(j)
    Every such Person shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
(i)
    all rights, powers, duties and obligations conferred or imposed upon the Delegating Collateral Agent shall be conferred or imposed upon and exercised or performed by the Delegating Collateral Agent and such separate collateral agent or agent jointly (it being understood that they are not authorized to act separately without the Delegating Collateral Agent consenting to such act); and
(ii)
    the Delegating Collateral Agent may at any time accept the resignation of or remove any such separate collateral agent or agents.
(k)
    Any notice, request or other writing given to a Delegating Collateral Agent shall be deemed to have been given to each of the then collateral agent or agents hereunder, as effectively as if given to each of them. Every instrument appointing any separate collateral agent or agent shall refer to this Agreement and the conditions of this Article VII. Each collateral agent or agent, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Delegating Collateral Agent or separately, as may be provided

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therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Delegating Collateral Agent. Every such instrument shall be filed with the Delegating Collateral Agent.
(l)
    Any Collateral Agent [or agent] may at any time constitute the Delegating Collateral Agent, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any Collateral Agent [or agent] shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Delegating Collateral Agent to the extent permitted by law, without the appointment of a new or successor collateral agent.
(m)
    Nothing in this Agreement or in any Security Document shall be deemed to require any Collateral Agent to submit to the jurisdiction of any non-US or non-United Kingdom court.
It is the purpose of this Article VII that there shall be no violation of any law of any jurisdiction (including particularly the law of any sovereign state) denying or restricting the right of any Collateral Agent to transact business or bring legal proceedings in such jurisdiction. It is recognized that in case of litigation under this Agreement, and, in particular, in case of the enforcement thereof on default, or in the case any Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to it or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that a Collateral Agent appoint an individual or institution as a collateral agent or agent. The following provisions of this Section are adopted to these ends.
In the event that any Collateral Agent appoints an additional individual or institution as a collateral agent or agent, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to such Collateral Agent with respect thereto shall be exercisable by and vest in such separate collateral agent or agent but only to the extent necessary to enable such collateral agent or agent to exercise such powers, rights and remedies.
Each Delegating Collateral Agent that is a First Lien Collateral Agent shall furthermore have the rights set forth in the First Lien Intercreditor Agreement.
SECTION 7.05.
    Resignation of Collateral Agents. (f) Subject to the First Lien Intercreditor Agreement and the other Security Documents to which it is a party, any Collateral Agent may resign as a Collateral Agent hereunder; provided that such Collateral Agent provides written notice of its resignation as a Collateral Agent hereunder and under the applicable Security Documents to the Applicable Representatives, Holdings and any other Person required to be notified pursuant to the Second Lien Credit Documents and any successor Collateral Agent becomes a party hereto by executing a joinder in form and substance satisfactory to the Applicable First Lien Representative, Holdings, and in the case of the resignation of a Second Lien Collateral Agent, the Applicable Second Lien Representative. Upon the acceptance of a successor’s appointment as a Collateral Agent hereunder and under the applicable Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring (or retired) Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Security Documents (if not already discharged therefrom as provided above in this Section 7.05).
(g)
    In the event any Collateral Agent retires hereunder and under the other applicable Security Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of any Collateral Agent hereunder and under the other Security Documents, Holdings agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the relevant Security Documents to the successor Collateral Agent. In addition, the retiring (or retired) Collateral Agent agrees to execute any documents required by applicable law to give effect to the transfer of its duties and obligations.
SECTION 7.06.
    Non-Reliance on Information. The consent by the First Lien Secured Parties to the execution and delivery of the Initial Second Lien Agreement and each other Second Lien Credit Document to which the First Lien Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Secured Parties to Holdings or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Lien Collateral Agent and Second Lien Representative, on behalf of itself and each other Second Lien Secured Party it represents, acknowledges that it and such other Second Lien Secured Parties have, independently and without reliance on the Applicable First Lien Representative, any First Lien Collateral Agent, any First Lien Representative or any

30

other First Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Lien Credit Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Lien Credit Documents or this Agreement.
SECTION 7.07.
    Rights as a Secured Party. (g)  Each Person serving as a Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not a Collateral Agent and the Person serving as a Collateral Agent hereunder in its individual capacity may be a Secured Party of any Series in accordance with the applicable Credit Documents. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any subsidiary or other Affiliate thereof as if such Person were not a Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION 7.08.
    Authorization to Release. Each of the First Lien Secured Parties reaffirms its authorization and instruction to the First Lien Collateral Agents under Section 4.08 of the First Lien Intercreditor Agreement with respect to release of First Lien Collateral. Each of the Second Lien Secured Parties irrevocably authorizes and instructs the Second Lien Collateral Agents:
(a)
    to release any Lien on any property granted to or held by the Second Lien Collateral Agent under any Second Lien Security Document in accordance with 5.01(d) and 6.04 or upon receipt of a written request from Holdings stating that the release of such Lien is permitted by the terms of each then extant Second Lien Credit Document; and
(b)
    to release any Grantor from its obligations under the Second Lien Security Documents upon receipt of a written request from Holdings stating that such release is permitted by the terms of each then extant Second Lien Credit Document or in accordance with Sections 5.01(d) and 6.04.
SECTION 7.09.
    Indemnity. Holdings and the other Loan Parties shall reimburse and indemnify each Collateral Agent in accordance with the provisions of this Agreement and the applicable Credit Documents. The provisions of this Section 7.09 shall survive the termination of this Agreement, the First Lien Intercreditor Agreement, [the Existing Intercreditor Agreements,] any other “Intercreditor Agreement” as defined in the First Lien Credit Agreement, any intercreditor agreement to which more than one Series of Second Lien Obligations is subject or the Security Documents or the resignation or removal of any Collateral Agent.
ARTICLE VIII

Miscellaneous
SECTION 8.01.
    Notices. All notices and other communications provided for herein (including all the directions and instructions to be provided to a Collateral Agent herein by the Applicable Representative and the Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(a)
    if to a Collateral Agent, to it as appropriate at [(i) The Bank of New York Mellon, 101 Barclay Street, Floor [7-E], New York, NY 10286, Attention of International Corporate Trust (Telephone: (212) 298-1528, Fax No. (212) 815-5366), (ii) Wilmington Trust (London) Limited, Third Floor, 9 King’s Arms Yard, London EC2R 7AF, Attention: Paul Barton (Facsimile: +44 (0)20 7397 3601)] or (iii) such address set forth in the applicable joinder for any additional Collateral Agent;
(b)
    if to the First Lien Trustee, to it at The Bank of New York Mellon, 101 Barclay Street, Floor 7E, New York, NY 10286, Attention of International Corporate Trust (Telephone: (212) 298-1528, Fax No. (212) 815-5366);
(c)
    if to the First Lien Administrative Agent, to it at Credit Suisse AG, Agency Manager, Eleven Madison Avenue, New York, NY 10010, Fax No. 212-322-2291, Email: agency.loanops@credit-suisse.com;

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(d)
    if to the Initial Second Lien Representative, to it at [●];
(e)
    if to any Additional Representative, to it at the address set forth in the applicable Joinder; and
(f)
    if to any of the Grantors, to Reynolds Group Holdings Limited, 1900 West Field Court, Lake Forest, IL 60045, Attention of Joseph E. Doyle, Group Legal Counsel (Fax No. 847-482-4589), Email: JDoyle@pactiv.com.
Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.01. As agreed to in writing among each Collateral Agent and each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.
SECTION 8.02.
    Waivers; Amendment. (f) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(g)
    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and each Collateral Agent. Notwithstanding the foregoing, except during the pendency of an Insolvency or Liquidation Proceeding, no provision of this Agreement may be terminated, waived, amended or modified without the prior written consent of Holdings if such termination, waiver, amendment or modification would adversely affect any Grantor.
(h)
    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 8.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(i)
    Subject to Section 8.04, this Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the applicable Credit Documents); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires Holdings’ consent or which increases the obligations, reduces the rights of, or otherwise adversely affects, Holdings shall require the consent of Holdings; and provided further that the Applicable First Lien Representative shall promptly furnish a copy of such amendment, supplement or waiver to Holdings. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the First Lien Secured Parties and the Second Lien Secured Parties and their respective successors and assigns.
(j)
    Holdings, the Applicable First Lien Representative and the Applicable Second Lien Representative may amend or supplement this Agreement or the applicable Credit Documents without the consent of any other Representative or Secured Party (i) to make any change that would provide any additional rights or benefits to a Secured Party, (ii) to make, complete or confirm any grant permitted or required by this Agreement or any of the Credit Documents or any release of any Collateral that is otherwise permitted (if addressed therein, or if not addressed, not prohibited) under the terms of this Agreement and the other Credit Documents, (iii) to correct any typographical errors, drafting mistakes or other similar

32

mistakes that do not modify the intended rights and obligations of the parties hereto and to correct administrative or manifest errors or omissions, or to effect administrative changes that are not adverse to any Secured Party and (iv) to incorporate any Additional First Lien Obligations, Additional Second Lien Obligations or any Refinancing, in each case to the extent permitted (if addressed therein, or if not addressed, not prohibited) by the terms of the Credit Documents then in effect, including to reflect such obligations and Liens in the definitions, the relative priority of Liens and payments and the provisions herein regarding voting, consents, amendments and waivers.
SECTION 8.03.
    Additional Loan Party Acknowledgments. Holdings agrees that, if any Subsidiary shall become a Loan Party under any Credit Document after the date hereof, Holdings will, as promptly thereafter as reasonably practicable, cause such Subsidiary to execute a supplemental acknowledgment consistent with the acknowledgment of such Loan Party set forth herein (or in any other form reasonably acceptable to the Applicable First Lien Representative and Applicable Second Lien Representative) and deliver such acknowledgment to the Applicable First Lien Representative, the Applicable Second Lien Representative and each Collateral Agent.
SECTION 8.04.
    Additional Obligations. (h) So long as permitted by the applicable negative covenant restricting Liens contained in each Main Credit Document then in effect, Holdings may from time to time designate Indebtedness and other obligations at the time of incurrence to be Additional First Lien Obligations or Additional Second Lien Obligations by (i) delivering to each then existing Representative and Collateral Agent (A) a certificate signed by a Responsible Officer of Holdings (1) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof, (2) stating that such Indebtedness and other obligations are designated as “Additional First Lien Obligations” or “Additional Second Lien Obligations”, as applicable, for purposes hereof, (3) representing that such Indebtedness complies with the applicable negative covenant restricting Liens contained in each Main Credit Document then outstanding and (4) specifying the name and address of the Representative for such Indebtedness and other obligations and (B) a fully executed Joinder and (ii) in the case of any Additional First Lien Obligations, complying with the requirements in the First Lien Intercreditor Agreement necessary to add such Indebtedness and other obligations as “Additional Obligations” as defined in and under the First Lien Intercreditor Agreement. Each First Lien Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the First Lien Collateral Agents shall act hereunder for the benefit of all First Lien Secured Parties, including any First Lien Secured Parties that hold any Additional First Lien Obligations, and each First Lien Representative agrees to the appointment, and acceptance of the appointment, of the First Lien Collateral Agent as agent for the holders of such Additional First Lien Obligations as set forth in each Joinder and agrees, on behalf of itself and each First Lien Secured Party it represents, to be bound by this Agreement. Each Second Lien Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Second Lien Collateral Agents shall act hereunder for the benefit of all Second Lien Secured Parties, including any Second Lien Secured Parties that hold any Additional Second Lien Obligations, and each Second Lien Representative agrees to the appointment, and acceptance of the appointment, of the Second Lien Collateral Agent as agent for the holders of such Additional Second Lien Obligations as set forth in each Joinder and agrees, on behalf of itself and each Second Lien Secured Party it represents, to be bound by this Agreement.
(i)
    In order to secure any Additional First Lien Obligations or Additional Second Lien Obligations, on the date on which such Additional First Lien Obligation or Additional Second Lien Obligation is incurred, subject to no Event of Default having occurred and being continuing under any Credit Document and without limiting the First Lien Intercreditor Agreement, (i) each First Lien Collateral Agent at the written direction of the Applicable First Lien Representative, and (ii) each Second Lien Collateral Agent, at the direction of the Applicable Second Lien Representative, is authorized to, and shall, at the request of Holdings, enter into such additional security documents and/or any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any First Lien Security Documents or Second Lien Security Documents, as applicable, and related instruments and any agreements relating to any security interest in Possessory or Controlled Collateral, and to make or consent to any filings or take any other actions (including executing and recording any mortgage subordination or similar agreement) as shall be reasonably determined by Holdings to be necessary or reasonably desirable to create valid and perfected Liens securing such Additional First Lien Obligations (subject to the First Lien Intercreditor Agreement) or Additional Second Lien Obligations with the Lien Priority set forth herein; provided that no First Lien Collateral Agent shall be required to release or release and retake security interests in Collateral in order to effectuate any of the foregoing unless consented to in writing by the Applicable First Lien Representative, or in the case of Additional First Lien Obligations, to the extent the requirements in the First Lien Intercreditor Agreement, including in the provisos in Section 5.02(d) thereof, are met.
(j)
    In connection with any designation of an Additional First Lien Obligation or Additional Second Lien Obligation pursuant to this Section 8.04, each First Lien Collateral Agent, each Second Lien Collateral Agent, the Applicable First Lien Representative and the Applicable Second Lien Representative agree to reasonably cooperate to effectuate a designation of such Additional First Lien Obligation or Additional Second Lien Obligation, as applicable, pursuant to this Section 8.04 (including, without limitation, if requested, by executing an acknowledgment of any Joinder).
SECTION 8.05.
    Subrogation. Each Second Lien Representative, on behalf of itself and each other Second Lien Secured Party it

33

represents, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred; provided that, as between Holdings and the other Grantors, on the one hand, and the Second Lien Secured Parties, on the other hand, any such payment that is paid over to the Applicable First Lien Representative pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Priority Debt Obligations shall have occurred and the Applicable First Lien Representative delivers any such payment to the Applicable Second Lien Representative.
SECTION 8.06.
    Agency Capacities.  (h) Except as expressly provided herein, (i) Credit Suisse AG is acting in the capacity of First Lien Administrative Agent solely for the Credit Agreement Secured Parties and (ii) each of The Bank of New York Mellon and Wilmington Trust (London) Limited is acting in the capacity of First Lien Collateral Agent for all of the First Lien Secured Parties. Except as expressly provided herein, [●] is acting in the capacity of Initial Second Lien Representative solely for the Initial Second Lien Secured Parties and each of [●] and [●] is acting in the capacity of Second Lien Collateral Agent for all of the Second Lien Secured Parties. Except as expressly provided herein, each other Representative is acting in the capacity of Representative solely for the Secured Parties under the First Lien Credit Documents or Second Lien Credit Documents for which it is the named Representative, as the case may be, in the applicable Joinder Agreement.
(i)
    Each Representative represents and warrants to the other parties hereto that it has been authorized by the Secured Parties under the Credit Documents to which it is a party to enter into this Agreement.
SECTION 8.07.
    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third-party beneficiaries of, this Agreement. The First Lien Trustee shall have such rights, privileges and immunities as are set forth in the applicable First Lien Credit Documents under which it is acting as trustee.
SECTION 8.08.
    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
SECTION 8.09.
    Binding on Successors and Assigns. This Agreement shall be binding upon each Representative, each Collateral Agent, the First Lien Secured Parties, the Second Lien Secured Parties, Holdings and their respective successors and permitted assigns.
SECTION 8.10.
    No Third Party Beneficiaries; Successors and Assigns. The Lien Priority set forth in this Agreement and the rights and benefits hereunder in respect of such Lien Priority shall inure solely to the benefit of the First Lien Representatives, the other First Lien Secured Parties, the Second Lien Representatives and the other Second Lien Secured Parties, and their respective permitted successors and assigns, and except as expressly set forth herein, no other Person (including the Loan Parties, or any trustee, receiver, debtor-in-possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of Holdings or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.
SECTION 8.11.
    Nature of First Lien Secured Party Claims. Each Second Lien Collateral Agent and Second Lien Representative, on behalf of itself and the Second Lien Secured Parties it represents, and each Grantor acknowledges that the Lien Priority provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Collateral Agent and the other First Lien Secured Parties shall remain in full force and effect irrespective of:
(a)
    any lack of validity or enforceability of any Credit Document;
(b)
    any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the First Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;
(c)
    any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Lien Obligations;

34

(d)
    any amendment, waiver or other modification, whether by course of conduct or otherwise, of any First Lien Credit Document;
(e)
    the securing of any First Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non‑perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any First Lien Obligations; or
(f)
    any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the First Lien Obligations or this Agreement.
SECTION 8.12.
    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or e-mail shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 8.13.
    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8.14.
    Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
SECTION 8.15.
    Submission to Jurisdiction Waivers. Each Collateral Agent and each Representative, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:
(a)
    submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)
    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)
    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.01;
(d)
    agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and
(e)
    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.15 any special, exemplary, punitive or consequential damages.
SECTION 8.16.
    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS

35

AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.16.
SECTION 8.17.
    Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 8.18.
    Conflicts. In the event of a conflict between the terms of any Security Document or other Credit Document and this Agreement, the terms of this Agreement will prevail. As among First Lien Secured Parties, in the event of a conflict between the terms of this Agreement and the First Lien Intercreditor Agreement, the terms of the First Lien Intercreditor Agreement will prevail.
SECTION 8.19.
    Provisions Solely To Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties on the one hand and the Second Lien Secured Parties on the other hand. Holdings shall not have any rights or obligations hereunder, except as expressly provided in this Agreement; provided that nothing in this Agreement (other than Sections 2.03, 5.01, 6.02, 6.04, 6.07 and 6.08 or Article VIII) is intended to or will amend, waive or otherwise modify the provisions of the Credit Documents), and Holdings may not rely on the terms hereof (other than Sections 2.03, 5.01, 6.02, 6.04, 6.07 and 6.08 or Article VIII). No Loan Party (other than Holdings) or any other creditor thereof or of Holdings shall have any rights or obligations hereunder, and no Loan Party (other than Holdings) may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.
SECTION 8.20.
    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
     the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)
    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
The following terms shall for purposes of this Section 8.20 have the meanings set forth below:
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.

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“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(c)
    Holdings’ obligation to indemnify and reimburse the First Lien Trustee and the First Lien Collateral Agents under this Agreement and the other Credit Documents shall survive the exercise of any write-down and conversion powers by the relevant EEA Resolution Authority.
The parties hereto hereby agree that they will not amend, change or modify the agreed language relating to the exercise of any write-down and conversion powers by the relevant EEA Resolution Authority and the related rights, immunities, indemnities and protections of the First Lien Collateral Agents without their written consent and that any such amendment, change or modification will be made in an amendment to this Agreement.
Holdings hereby agrees that any and all amounts due and owing to the First Lien Collateral Agents pursuant to this Agreement shall be payable within six days of the date on which the First Lien Collateral Agents can demand payment.
[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[THE BANK OF NEW YORK MELLON], as First Lien Collateral Agent]
By

Name:
Title:

[WILMINGTON TRUST (LONDON) LIMITED], as First Lien Collateral Agent
By

Name:
Title:

[CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH], as First Lien Administrative Agent [and Applicable First Lien Representative as in effect on the date hereof]
By

Name:
Title:

By

Name:
Title:

38

[THE BANK OF NEW YORK MELLON], as First Lien Trustee with respect to each First Lien Indenture
By

Name:
Title:

[●], as Initial Second Lien Representative [and Applicable Second Lien Representative as in effect on the date hereof]
by

Name:
Title:

[●], as Second Lien Representative
by

Name:
Title:

[●], as Second Lien Collateral Agent
by

Name:
Title:

39

[REYNOLDS GROUP HOLDINGS LIMITED],
By

Name:
Title:

40

ACKNOWLEDGMENT
Each Loan Party hereby acknowledges that it has received a copy of this Agreement and consents thereto, agrees to recognize all rights granted thereby to each First Lien Agent, the First Lien Secured Parties, each Second Lien Collateral Agent, the Second Lien Secured Parties, any additional First Lien Collateral Agent and any Additional First Lien Secured Parties and any additional Second Lien Collateral Agent and any Additional Second Lien Secured Parties, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement. Each Loan Party further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under this Agreement.

[ALL OTHER LOAN PARTIES]
By

Name:
Title:

41

ANNEX A

Annex A
Each of the following terms has the meaning assigned to such term in the First Lien Credit Agreement:

“Affiliate”
“Business Day”
“Cash Management Obligations”
“Dollar Equivalent”
“Equity Interests”
“Hazardous Materials”
“Hedge Provider”
“Hedging Agreement”
“Indebtedness”
“Local Facility”
“Luxembourg Issuer”
“Mortgaged Properties”
“Person”
“Responsible Officer”
“Subsidiary”
“U.S. Issuers”

ANNEX B

Annex B
[Form of Joinder to be in form as shall be reasonably satisfactory to both Holdings and Applicable First Lien Representative]

Annex C
[Legends to be in form as shall be reasonably satisfactory to both Holdings and the Applicable First Lien Representative]

A-1